UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14A-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
Home Federal Bancorp, Inc. of Louisiana

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

PROSPECTUS OF HOME FEDERAL BANCORP, INC. OF LOUISIANA
(A NEW LOUISIANA CORPORATION)
PROXY STATEMENT OF HOME FEDERAL BANCORP, INC. OF LOUISIANA
(A FEDERAL CORPORATION)

Home Federal Bancorp, Inc. of Louisiana, a federal corporation, Home Federal Bank and Home Federal Mutual Holding Company are converting from the mutual holding company structure to a fully public ownership structure. Currently, Home Federal Mutual Holding Company owns approximately 63.8% of the issued and outstanding shares of Home Federal Bancorp’s common stock. The remaining 36.2% of Home Federal Bancorp’s outstanding shares of common stock is owned by public shareholders. In connection with the conversion, Home Federal Bancorp, Inc. of Louisiana, a Louisiana corporation, which we refer to as the “new holding company”, was recently formed by Home Federal Bank, to become the parent holding company for Home Federal Bank.

Each share of Home Federal Bancorp common stock owned by the public shareholders will be exchanged for shares of common stock of the new holding company so that Home Federal Bancorp’s existing public shareholders will own approximately the same percentage of the common stock of the new holding company as they owned immediately prior to the conversion. The actual number of shares that you will receive will depend on the exchange ratio, which will depend on the percentage of Home Federal Bancorp’s common stock held by the public shareholders, the final independent appraisal of the new holding company, and the number of shares of the new holding company common stock sold in the offering described below. It will not depend on the market price of the common stock. See “The Conversion and Offering — Effect of the Conversion on Public Shareholders — Effect on Outstanding Shares of Home Federal Bancorp” for a discussion of the exchange ratio. Based on the $9.70 per share closing price of Home Federal Bancorp’s common stock as of the date of this proxy statement/prospectus, unless at least 2,071,314 shares of the new holding company are sold in the offering (between the midpoint and maximum of the offering range), the initial value of the new holding company common stock you receive in the share exchange would be less than the market value the Home Federal Bancorp common stock that you currently own. See “Risk Factors — The Market Value of the New Holding Company Common Stock Received in the Share Exchange May be Less than the Market Value of Home Federal Bancorp Common Stock Exchanged.”

Concurrently with the share exchange, we are offering shares of common stock of the new holding company, representing the 63.8% ownership interest of Home Federal Mutual Holding Company in Home Federal Bancorp, for sale to eligible depositors and borrowers and the public. The conversion of Home Federal Mutual Holding Company and the offering and exchange of common stock by the new holding company is referred to herein as the “conversion and offering.” After the conversion and offering are completed, Home Federal Bank will be a wholly-owned subsidiary of the new holding company, and both Home Federal Mutual Holding Company and Home Federal Bancorp will cease to exist.

Home Federal Bancorp’s common stock is currently listed on the OTC Bulletin Board under the symbol “HFBL.” We expect that the new holding company’s common stock will be listed for trading on the Nasdaq Capital Market under the symbol “HFBLD” for a period of 20 trading days after completion of the offering. Thereafter, the trading symbol will be “HFBL.”

The conversion and offering cannot be completed unless the shareholders of Home Federal Bancorp approve the Plan of Conversion and Reorganization. Home Federal Bancorp is holding an annual meeting of shareholders at Home Federal Bancorp’s main office, located at 624 Market Street, Shreveport, Louisiana, on Wednesday, December 15, 2010 at 10:00 a.m., Central time, to consider and vote upon the Plan of Conversion and Reorganization, as well as other proposals detailed in this proxy statement/prospectus. The Board of Directors of Home Federal Bancorp unanimously recommends that its shareholders vote “FOR” the Plan of Conversion and Reorganization and “FOR” each of the other proposals set forth in this proxy statement/prospectus.

This document serves as the proxy statement for the annual meeting of shareholders of Home Federal Bancorp and the prospectus for the shares of common stock of the new holding company to be issued in exchange for shares of Home Federal Bancorp’s common stock. We urge you to read this entire document carefully. You can also obtain information about our companies from documents that we have filed with the Securities and Exchange Commission and the Office of Thrift Supervision. This document does not serve as the prospectus relating to the offering of the new holding company’s common stock which will be made pursuant to a separate prospectus.

This investment involves a degree of risk, including the possible loss of principal. Please read “Risk Factors” beginning on page 14.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, the Office of Thrift Supervision or any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this proxy statement/prospectus is November 5, 2010, and is first being mailed to shareholders of Home Federal Bancorp, Inc. of Louisiana on or about November 15, 2010.

HOME FEDERAL BANCORP, INC. OF LOUISIANA
624 Market Street
Shreveport, Louisiana 71101
(318) 222-1145

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on December 15, 2010

NOTICE IS HEREBY GIVEN that a annual meeting of shareholders of Home Federal Bancorp, Inc. of Louisiana, a federal corporation (which we refer to as “Home Federal Bancorp”) will be held at Home Federal Bancorp’s main office, located at 624 Market Street, Shreveport, Louisiana on Wednesday, December 15, 2010 at 10:00 a.m., Central time, to consider and vote upon:

1. The approval of a Plan of Conversion and Reorganization and the transactions contemplated thereby pursuant to which, among other things, Home Federal Bancorp, Inc. of Louisiana, a newly formed Louisiana corporation (which we refer to as the “new holding company”), will offer for sale shares of its common stock, and shares of common stock of Home Federal Bancorp currently held by shareholders other than Home Federal Mutual Holding Company (which we refer to as the “public shareholders”) will be exchanged for shares of common stock of the new holding company upon the conversion of Home Federal Mutual Holding Company, Home Federal Bank and Home Federal Bancorp from the mutual holding company structure to the stock holding company structure;

2. The following informational proposals:

•	2A — Approval of a provision in the articles of incorporation of the new holding company providing for the authorized capital stock of 40,000,000 shares of common stock and 10,000,000 shares of serial preferred stock compared to 8,000,000 shares of common stock and 2,000,000 shares of preferred stock in the charter of Home Federal Bancorp;

•	2B — Approval of a provision in the articles of incorporation of the new holding company requiring a super-majority shareholder approval of amendments to certain provisions in the articles of incorporation and bylaws of the new holding company; and

•	2C — Approval of a provision in the articles of incorporation of the new holding company to limit the voting rights of shares beneficially owned in excess of 10% of the outstanding voting securities of the new holding company;

3. The election of three directors for a three-year term expiring in 2013 and one director for a two-year term expiring in 2012 and until their successors are elected and qualified;

4. The ratification of the appointment of LaPorte Sehrt Romig & Hand as our independent public accounting firm for the fiscal year ending June 30, 2011;

5. The adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the annual meeting to approve the Plan of Conversion and Reorganization; and

6. Any other matters that may properly come before the annual meeting or an adjournment or postponement thereof. Management is not aware of any such other business at this time.

The provisions of the articles of incorporation which are summarized as informational proposals 2A through 2C were approved as part of the process in which the board of directors of Home Federal Bancorp approved the Plan of Conversion and Reorganization. These proposals are informational in nature only, because the Office of Thrift Supervision regulations governing mutual to stock conversion do not provide for votes on matters other than the Plan of Conversion and Reorganization. While we are asking shareholders of Home Federal Bancorp to vote with respect to each of the informational proposals, shareholders are not being asked to approve the proposed provisions for which an informational vote is requested and the proposed provisions will become effective if shareholders approve the Plan of Conversion and Reorganization, regardless of whether shareholders vote to approve any or all of the informational proposals.

Appraisal rights will be available to shareholders who do not vote in favor of the Plan of Conversion and Reorganization and otherwise comply with the procedures set forth in 12 C.F.R. Section 552.14 (a copy of which is attached as Appendix A to proxy statement/prospectus).

The board of directors has fixed October 29, 2010, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at an adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS

DeNell W. Mitchell
Corporate Secretary

Shreveport, Louisiana
November 15, 2010

QUESTIONS AND ANSWERS

FOR SHAREHOLDERS OF HOME FEDERAL BANCORP, INC. OF LOUISIANA

You should read this document and the Plan of Conversion and Reorganization for more information about the conversion and offering. The Plan of Conversion and Reorganization has been conditionally approved by our regulators.

Q. What are shareholders being asked to approve?

A. Home Federal Bancorp’s shareholders as of October 29, 2010 are being asked to vote on the Plan of Conversion and Reorganization. Under the Plan of Conversion and Reorganization, Home Federal Bank will convert from the mutual holding company form of ownership to the fully public stock holding company form of ownership, and as part of such conversion, a new Louisiana company, also named Home Federal Bancorp, Inc. of Louisiana, will offer for sale, in the form of shares of it common stock, Home Federal Mutual Holding Company’s 63.8% ownership interest in Home Federal Bancorp. In addition to the shares of common stock to be issued to those who purchase shares in the stock offering, public shareholders of Home Federal Bancorp as of the completion of the conversion, will receive shares of common stock of the new holding company in exchange for their existing shares.

In addition, informational proposals relating to the articles of incorporation of the new holding company are also described in this proxy statement/prospectus. Due to Office of Thrift Supervision regulations, the proposed provisions of the articles of incorporation described in the informational proposals will become effective if shareholders approve the Plan of Conversion and Reorganization, regardless of whether shareholders vote to approve any or all of the informational proposals.

In addition, shareholders will vote on the election of directors, ratification of the appointment of our independent registered public accounting firm and a proposal to solicit additional proxies in the event that there are not sufficient votes at the annual meeting to approve the Plan of Conversion and Reorganization.

Q. What is the conversion?

A. Home Federal Bank, Home Federal Bancorp and Home Federal Mutual Holding Company are converting from a mutual holding company structure to a fully-public ownership structure. Currently, Home Federal Mutual Holding Company owns approximately 63.8% of Home Federal Bancorp’s common stock. The remaining 36.2% of common stock is owned by public shareholders. As a result of the conversion, our newly formed Louisiana company, also called Home Federal Bancorp, Inc. of Louisiana, will become the parent of Home Federal Bank.

Shares of common stock of the new holding company, representing the 63.8% ownership interest of Home Federal Mutual Holding Company in Home Federal Bancorp, are being offered for sale to eligible depositors and borrowers of Home Federal Bank, and if shares remain, to the public, with a preference given to natural persons, or trusts of natural persons, who reside in Caddo or Bossier Parishes, Louisiana, followed by shareholders of Home Federal Bancorp as of October 29, 2010. At the completion of the conversion and offering, current public shareholders of Home Federal Bancorp will exchange their shares of Home Federal Bancorp common stock for shares of common stock of the new holding company.

After the conversion and offering are completed, Home Federal Bank will become a wholly-owned subsidiary of the new holding company. Upon consummation of the conversion and offering, the outstanding shares of the new holding company will be owned by the public shareholders, who will exchange their shares for shares of the new holding company, as well as those persons who purchase shares in the offering for the purchase price of $10.00 per share. As a result of the conversion and offering, Home Federal Mutual Holding Company and Home Federal Bancorp will cease to exist.

See “The Conversion and Offering” beginning on page 103 of this proxy statement/prospectus, for more information about the conversion.

i

Q. What will shareholders receive for their existing Home Federal Bancorp shares?

A. As more fully described in the section entitled “The Conversion and Offering,” depending on the number of shares sold in the stock offering, each share of common stock that you own upon completion of the conversion and stock offering will be exchanged for between 0.7464 new shares at the minimum and 1.0098 new shares at the maximum of the offering range (cash will be paid in lieu of fractional shares). For example, if you own 100 shares of Home Federal Bancorp common stock and the exchange ratio is 0.8781, after the conversion you will receive 87 shares of common stock of the new holding company and $8.10 in cash, the value of the fractional share, based on the $10.00 per share offering price. Shareholders who hold shares in street-name at a brokerage firm will receive these funds in their brokerage account. Shareholders who have stock certificates will receive checks. The number of shares you will get will depend on the number of shares sold in the offering and will be based on an exchange ratio determined as of the closing of the conversion. The actual number of shares you receive will depend upon the number of shares we sell in our offering, which in turn will depend upon the final appraised value of the new holding company. The exchange ratio will adjust based on the number of shares sold in the offering. It will not depend on the market price of the common stock Home Federal Bancorp.

Q. What are the reasons for the conversion and offering?

A. As more fully described in this proxy statement/prospectus, the primary reasons for the conversion and offering are to increase capital to support the growth of our interest-earning assets, add shares to our employee stock ownership plan and adopt new stock benefit plans to provide competitive compensation for our senior officers, structure our business in a form that will provide improved access to capital markets, eliminate some of the uncertainties associated with the financial regulatory reforms and their impact on mutual to stock conversions, and create a more liquid and active market than currently exists for Home Federal Bancorp common stock.

Q. Why should I vote?

A. You are not required to vote, but your vote is very important. In order for us to implement the Plan of Conversion and Reorganization, we must receive the affirmative vote of the holders of a majority of the outstanding shares of Home Federal Bancorp common stock, other than shares held by Home Federal Mutual Holding Company, in addition to the approval of two-thirds of all the outstanding shares. The board of directors of Home Federal Bancorp recommends that you vote ‘‘FOR” approval of the Plan of Conversion and Reorganization.

Q. What happens if I don’t vote?

A. Your prompt vote is very important. Not voting will have the same effect as voting ‘‘Against” the Plan of Conversion and Reorganization.  Without sufficient favorable votes “FOR the Plan of Conversion and Reorganization, we will not proceed with the conversion and offering.

Q. How do I vote?

A. You should sign your proxy card and return it in the enclosed proxy reply envelope or vote using the Internet or by telephone. Please vote promptly. Not voting has the same effect as voting ‘‘Against” the Plan of Conversion and Reorganization.

Q. If my shares are held in street name, will my broker automatically vote on my behalf?

A. No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, using the directions that your broker provides to you.

Q. What if I do not give voting instructions to my broker?

A. Your vote is important. If you do not instruct your broker to vote your shares by proxy, each unvoted share will have the same effect as a vote against the Plan of Conversion and Reorganization.

ii

Q: If the offering range is changed and all subscribers are given the opportunity to place a new stock order, will I have an opportunity to vote on the new pro forma market value?

A: No. We do not intend to seek any additional approvals from shareholders in connection with setting a new offering range.

Q. How will my existing Home Federal Bancorp shares be exchanged?

A. The conversion of your shares of common stock Home Federal Bancorp into the right to receive shares of common stock of the new holding company will occur automatically on the effective date of the conversion, although you will need to exchange your stock certificate(s) if you hold shares in certificate form. As soon as practicable after the effective date of the conversion and reorganization, our exchange agent will send a transmittal form to you. The transmittal forms are expected to be mailed shortly after the effective date and will contain instructions on how to submit the stock certificate(s) representing existing shares of Home Federal Bancorp common stock. No fractional shares of common stock of the new holding company will be issued to you when the conversion is completed. For each fractional share that would otherwise be issued to a shareholder who holds a certificate, you will be paid by check an amount equal to the product obtained by multiplying the fractional share interest to which you would otherwise be entitled by $10.00. If your shares are held in street name, you will not receive a transmittal form. You will automatically receive the new shares and cash in lieu of fractional shares within your brokerage account.

Q. Should I submit my stock certificates now?

A. No. If you hold your certificate(s), instructions for exchanging the shares will be sent to you after completion of the conversion and offering. If your shares are held in “street name,” rather than in certificate form, the share exchange will occur within your brokerage account automatically upon completion of the conversion and offering.

Q. Do I have dissenters’ and appraisal rights?

A. Yes. Under federal law, dissenters’ rights of appraisal are available to Home Federal Bancorp shareholders in connection with the conversion and reorganization. To exercise your right to dissent, you must file with Home Federal Bancorp a written notice of your intention to dissent prior to the annual meeting. A failure to vote on the Plan of Conversion and Reorganization will not constitute a waiver of your appraisal rights; however, if you vote in favor of the plan, you will be deemed to have waived your dissenters’ rights. Additionally, if you return a signed proxy but do not specify on the proxy a vote against the plan or an abstention from the vote, then you will be deemed to have waived your dissenters’ rights. Within 60 days of the completion of the conversion and stock offering, you must file a petition with the Office of Thrift Supervision to demand a determination of the fair market value of the stock if you have not reached an agreement with the new holding company as to the fair value of such shares. Please refer to the summary under “Rights of Dissenting Shareholders” at page 127 of this proxy statement/prospectus and Appendix A to this proxy statement/prospectus which contains the full text of the section of the Office of Thrift Supervision regulations that governs dissenters’ rights.

Q. May I place an order to purchase shares in the offering, in addition to the shares that I will receive in the exchange?

A. Yes. If you would like to receive a prospectus and stock order form, you may call our Stock Information Center, toll-free, at 1-(877) 643-8196, Monday through Friday between 10:00 a.m. and 4:00 p.m., Central time. The Stock Information Center will be closed weekends and bank holidays.

Please note that properly completed and signed stock order forms with full payment, must be received, not postmarked, by no later than 2:00 p.m., Central time, on December 7, 2010, unless extended.

Further Questions?

For answers to questions about the conversion or voting, please read this proxy statement/prospectus.

Questions about the Plan of Conversion and Reorganization or voting may be directed to our Proxy Information Agent, Phoenix Advisory Partners, LLC, by calling toll-free 1-(800) 576-4314, Monday through Friday from 8:00 a.m. to 4:00 p.m., Central time.

Questions about the stock offering may be directed to the Stock Information Center by calling 1-(877) 643-8196, Monday to Friday, from 9:00 a.m. to 4:00 p.m., Central time. The Stock Information Center will be closed weekends and bank holidays.

iii

SUMMARY

The following summary highlights the material information from this proxy statement/prospectus and may not contain all the information that is important to you. You should read this entire document carefully, including the sections entitled “Risk Factors” and “The Conversion and Offering” and the consolidated financial statements and the notes to the consolidated financial statements.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on December 15, 2010. This proxy statement/prospectus is available on our website at www.homefederalbancorp.com under “Investor Relations.”

What This Document Is About

The boards of directors of Home Federal Bancorp, Home Federal Mutual Holding Company, Home Federal Bank and the new holding company have adopted a Plan of Conversion and Reorganization pursuant to which Home Federal Bank will reorganize from a mutual holding company structure to a stock form holding company structure. As part of the conversion, Home Federal Bank formed the new holding company. Public shareholders of Home Federal Bancorp will receive shares in the new holding company in exchange for their shares of Home Federal Bancorp common stock based on an exchange ratio. This conversion to a stock holding company structure also includes the offering by the new holding company of shares of its common stock to eligible depositors of Home Federal Bank in a subscription offering and, if necessary, to the public in a community offering and syndicated community offering. Following the conversion and offering, Home Federal Mutual Holding Company and Home Federal Bancorp will no longer exist and the new holding company will be the parent company of Home Federal Bank.

The conversion and offering cannot be completed unless the shareholders of Home Federal Bancorp approve the Plan of Conversion and Reorganization. Home Federal Bancorp’s shareholders will vote on the Plan of Conversion and Reorganization at the annual meeting of shareholders of Home Federal Bancorp. This document is the proxy statement used by Home Federal Bancorp’s board of directors to solicit proxies for the annual meeting. It is also the prospectus of the new holding company regarding the shares of common stock of the new holding company to be issued to Home Federal Bancorp’s shareholders in the share exchange. This document does not serve as the prospectus relating to the offering by the new holding company of its shares of common stock in the subscription offering and any community offering or syndicated community offering, both of which will be made pursuant to a separate prospectus.

In addition, informational proposals relating to the articles of incorporation of the new holding company are also described in this proxy statement/prospectus, but, due to Office of Thrift Supervision regulations, are not required to be approved if shareholders approve the Plan of Conversion and Reorganization. While we are asking shareholders of Home Federal Bancorp to vote with respect to each of the informational proposals, we are not required to receive the separate approval of the proposed provisions for which an informational vote is requested. The proposed provisions will become effective if shareholders approve the Plan of Conversion and Reorganization, regardless of whether shareholders vote to approve any or all of the informational proposals.

The Home Federal Bancorp Annual Meeting

Date, Time and Place.  Home Federal Bancorp will hold its annual meeting of shareholders to consider and vote on, among other things, the Plan of Conversion and Reorganization at Home Federal Bancorp’s main office, located at 624 Market Street, Shreveport, Louisiana on December 15, 2010 at 10:00 a.m., Central time.

Record Date.  The record date for shareholders entitled to vote at the annual meeting of shareholders is October 29, 2010. There were 3,343,601 shares of Home Federal Bancorp common stock outstanding on the record date and entitled to vote at the annual meeting.

The Proposals.  Shareholders will be voting on the following proposals at the annual meeting:

1. Approval of the Plan of Conversion and Reorganization;

2. The following informational proposals:

•	2A — Approval of a provision in the articles of incorporation of the new holding company providing for the authorized capital stock of 40,000,000 shares of common stock and 10,000,000 shares of serial preferred stock compared to 8,000,000 shares of common stock and 2,000,000 shares of preferred stock in the charter of Home Federal Bancorp;

•	2B — Approval of a provision in the articles of incorporation of the new holding company requiring a super-majority shareholder approval of amendments to certain provisions in the articles of incorporation and bylaws of the new holding company; and

•	2C — Approval of a provision in the articles of incorporation of the new holding company to limit the voting rights of shares beneficially owned in excess of 10% of the outstanding voting securities of the new holding company;

3. The election of three directors for a three-year term expiring in 2013 and one director for a two-year term expiring in 2012 until their successors are selected and qualified;

4. The ratification of the appointment of LaPorte Sehrt Romig & Hand as our independent registered public accounting firm for the fiscal year ending June 30, 2011;

5. The adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the annual meeting to approve the Plan of Conversion and Reorganization; and

6. Any other matters that may properly come before the annual meeting or any adjournment or postponement thereof (management is not aware of any such matters).

The Informational Proposals.  The provisions of the articles of incorporation of the new holding company which are summarized as informational proposals 2A through 2C were approved as part of the process in which the board of directors of Home Federal Bancorp approved the Plan of Conversion and Reorganization. These proposals are informational in nature only, because the Office of Thrift Supervision regulations governing mutual to stock conversion do not provide for votes on matters other than the Plan of Conversion and Reorganization. The proposed provisions described in the informational proposals will become effective if shareholders approve the Plan of Conversion and Reorganization, regardless of whether shareholders vote to approve any or all of the informational proposals.

Vote Required

Proposal 1: Approval of the Plan of Conversion and Reorganization.  We must obtain the affirmative vote of (i) the holders of a majority of the outstanding shares of common stock of Home Federal Bancorp, other than Home Federal Mutual Holding Company, and (ii) the holders of two-thirds of the votes eligible to be cast by shareholders of Home Federal Bancorp, including Home Federal Mutual Holding Company.

Informational Proposals 2A through 2C Related to the Articles of Incorporation of Home Federal the New Holding Company.  While we are asking you to vote with respect to each of the informational proposals, the proposed provisions will become effective if shareholders approve the Plan of Conversion and Reorganization, regardless of whether shareholders vote to approve any or all of the informational proposals.

Proposal 3: Election of Directors.  Directors are elected by a plurality of the votes cast at the annual meeting. The four nominees for director receiving the most “for” votes will be elected as directors.

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm.  Ratification of our appointment of LaPorte Sehrt Romig & Hand as our independent public accounting firm for the fiscal year ended June 30, 2011 requires the affirmative vote of a majority of the shares present at the annual meeting in person or by proxy.

Proposal 5: Adjournment of the annual meeting, if necessary, to solicit additional proxies.  We must obtain the affirmative vote of a majority of the total votes present at the annual meeting in person and by proxy to approval the proposal to adjourn the annual meeting, if necessary, to solicit additional proxies.

Other Matters.  We must obtain the affirmative vote of a majority of the total votes present at the annual meeting in person or by proxy to approve other proposals.

As of the voting record date, the directors and executive officers of Home Federal Bancorp owned 140,052 shares, or approximately 4.2% of the outstanding shares of Home Federal Bancorp common stock, excluding shares that may be acquired pursuant to the exercise of stock options, and Home Federal Mutual Holding Company owned 2,135,375 shares, or approximately 63.8% of the outstanding shares of Home Federal Bancorp common stock. Home Federal Mutual Holding Company is expected to vote all of its shares “FOR” the Plan of Conversion and Reorganization, “FOR” each of the informational proposals, “FOR” the election of the four nominees for director, “FOR” the ratification of the appointment of LaPorte Sehrt Romig & Hand and “FOR” the proposal to adjourn the annual meeting, if necessary, to solicit additional proxies.

The board of directors of Home Federal Bancorp unanimously recommends that you vote ‘‘FOR” approval of the Plan of Conversion and Reorganization and “FOR” the other proposals described above.

The Companies

Home Federal Bancorp, Inc. of Louisiana (New).  We have formed a new Louisiana corporation called Home Federal Bancorp, Inc. of Louisiana, which will become the holding company for Home Federal Bank following completion of the conversion and offering. The new holding company is conducting this stock offering in connection with the conversion of Home Federal Mutual Holding Company of Louisiana from the mutual to the stock form of organization. Upon completion of the conversion and offering, the current mid-tier stock holding company will cease to exist. The executive offices of Home Federal Bancorp, Inc. are located at 624 Market Street, Shreveport, Louisiana 71101, and its telephone number is (318) 222-1145.

Home Federal Bank.  Home Federal Bank is a federally chartered stock savings bank originally organized in 1924 as Home Federal Savings and Loan Association. The bank reorganized into the mutual holding company structure in January 2005 and changed its name to “Home Federal Bank” in 2009 as part of its business strategy to be recognized as a community bank. Home Federal Bank’s headquarters and main office, two full service branch offices and agency office are located in Shreveport, Louisiana and serve the Shreveport-Bossier City metropolitan area. Home Federal Bank’s business primarily consists of attracting deposits from the general public and using those funds to originate loans. At our agency office, we offer security brokerage and advisory services through a third party provider. Home Federal Bank’s market area is Caddo Parish, Louisiana, which includes the city of Shreveport, and neighboring communities in Bossier Parish, Louisiana.

Following the conversion and offering, we expect to grow Home Federal Bank’s franchise through de novo branch offices. We have acquired land in North Bossier for a branch office expected to open in November 2010. We also expect to open an office in South Bossier at a future time.

Home Federal Mutual Holding Company of Louisiana.  Home Federal Mutual Holding Company of Louisiana currently is the mutual holding company parent of Home Federal Bancorp. The principal business purpose of Home Federal Mutual Holding Company is its ownership of 2,135,375 shares, or 63.8% of the outstanding shares of Home Federal Bancorp common stock. Home Federal Mutual Holding Company will no longer exist upon completion of the conversion and offering.

Home Federal Bancorp, Inc. of Louisiana.  Home Federal Bancorp is a federally chartered corporation and currently is the mid-tier stock holding company for Home Federal Bank. At June 30, 2010, 63.8% of the issued and outstanding shares of Home Federal Bancorp were owned by Home Federal Mutual Holding Company, and the remaining 36.2% of Home Federal Bancorp’s issued and outstanding shares were owned by the public shareholders. The common stock of Home Federal Bancorp is registered under the Securities Exchange Act of 1934, as amended, and is publicly traded on the OTC Bulletin Board. At the conclusion of the offering and the conversion of Home Federal Mutual Holding Company, Home Federal Bancorp will no longer exist. The existing public shareholders of Home Federal Bancorp will have their shares converted into 0.7464 to 1.0098 shares of common stock of the new holding company. The shares of common stock being offered by the new holding company represent Home Federal Mutual Holding Company’s current ownership interest in Home Federal Bancorp. As of June 30, 2010, Home Federal Bancorp had $185.1 million in total assets and $33.4 million in stockholders’ equity.

Our Current and Proposed Organizational Structure

In 2005, we organized Home Federal Bancorp, Inc. of Louisiana, a federally chartered corporation, as the mid-tier stock holding company for Home Federal Bank. The common stock of Home Federal Bancorp is registered under the Securities Exchange Act of 1934, as amended, and is publicly quoted on the OTC Bulletin Board under the symbol “HFBL.” At the conclusion of the stock offering and the conversion of Home Federal Mutual Holding Company, Home Federal Bancorp, the federal corporation, will no longer exist. The existing public shareholders of Home Federal Bancorp will have their shares converted into between 0.7464 and 1.0098 shares of the new holding company’s common stock. As of June 30, 2010, Home Federal Bancorp had total assets of $185.1 million and stockholders’ equity of $33.4 million.

The following chart shows our current ownership structure which is commonly referred to as the “two-tier” mutual holding company structure:

Following the conversion and offering, our ownership structure will be as follows:

The conversion and offering are commonly referred to as a “second-step” conversion.

Terms of the Conversion and Offering

The boards of directors of Home Federal Mutual Holding Company, Home Federal Bancorp and Home Federal Bank unanimously adopted the Plan of Conversion and Reorganization on July 8, 2010. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision, subject to, among other things, approval of the Plan of Conversion and Reorganization by the depositors and certain borrowers of

Home Federal Bank and the shareholders of Home Federal Bancorp. The annual meeting of shareholders has been called for this purpose on December 15, 2010.

The conversion to a stock holding company structure also includes the offering by the new holding company of its outstanding shares to qualifying depositors and borrowers of Home Federal Bank in a subscription offering and to certain other persons in a community offering and/or syndicated community offering. The Plan of Conversion and Reorganization has been included as an exhibit to the registration statement filed with the Securities and Exchange Commission See “Where You Can Find Additional Information” in this proxy statement/prospectus.

After-Market Performance Information

The following table presents for all “second-step” conversions that began trading from January 1, 2009 to August 27, 2010, the percentage change in the trading price from the initial offering price to the dates shown in the table. The table also presents the average and median percentage change in trading prices for the same dates. This information relates to stock performance experienced by other companies that have completed second-step conversions. The companies may have different market capitalization, offering size, earnings quality and growth potential, among other factors than Home Federal Bancorp.

As part of its appraisal of our pro forma market value, Feldman Financial considered the after-market performance of these second-step conversion offerings. None of these companies were included in the peer group of ten publicly traded companies utilized by Feldman Financial in performing its valuation analysis. Because the market for stocks of financial institutions was very volatile over the past two years, a relatively small number of second-step conversion offerings were completed during this period as compared to prior periods.

			Price to	Price Performance from Initial Offering Price
	Closing	Net	Tangible Book				Through
Issuer (Market/Symbol)	Date	Proceeds	Value Ratio	1 Day	1 Week	1 Month	August 27, 2010
		(In millions)

Jacksonville Bancorp, Inc. (Nasdaq/JXSB)	07/15/10	$8.7	59.9%	6.5%	5.8%	3.0%	(0.1)%
Colonial Financial Services, Inc. (Nasdaq/COBK)	07/13/10	19.0	64.7	0.5	(1.6)	(2.6)	(1.5)
Oneida Financial Corp. (Nasdaq/ONFC)	07/07/10	26.5	97.8	(6.3)	(3.1)	(1.3)	(2.8)
ViewPoint Financial Group, Inc. (Nasdaq/VPFG)	07/07/10	166.8	93.9	(5.0)	(2.9)	(3.0)	(8.3)
Fox Chase Bancorp, Inc. (Nasdaq/FXCB)	06/29/10	76.6	72.6	(4.1)	(3.7)	(1.8)	(3.2)
Oritani Financial Corp. (Nasdaq/ORIT)	06/24/10	364.7	90.6	3.1	—	(0.9)	(3.9)
Eagle Bancorp Montana, Inc. (Nasdaq/EBMT)	04/05/10	19.9	81.2	5.5	5.0	4.0	(8.5)
Ocean Shore Holding Co. (Nasdaq/OSHC)	12/21/09	26.9	63.0	7.5	11.9	13.1	33.8
Northwest Bancshares, Inc. (Nasdaq/NWBI)	12/18/09	603.0	103.8	13.5	13.0	14.0	10.3
Average	N/A	145.8	80.8	2.4	2.7	2.7	1.8
Median	N/A	26.9	81.2	3.1	—	(0.9)	(2.8)

There can be no assurance that our stock price will trade similarly to these companies. There can also be no assurance that our stock price will not trade below $10.00 per share, particularly as the proceeds raised as a percentage or pro forma stockholders’ equity may have a negative effect on our stock price performance.

The table is not intended to indicate how our common stock may perform. Data represented in the table reflects a small number of transactions and is not necessarily indicative of general stock market performance trends or of price performance trends of companies that undergo “second-step” conversions. Furthermore, this table presents only short-term price performance and may not be indicative of the longer term stock price performance of these companies.

The Exchange of Home Federal Bancorp Common Stock

Shares of Home Federal Bancorp, the existing publicly traded mid-tier holding company, held on the date of completion of the conversion will be canceled and exchanged for shares of common stock of the new holding company, also named Home Federal Bancorp. The number of new shares you will receive will be based on an exchange ratio determined as of the completion of the conversion. The actual number of shares you receive will depend upon the number of shares we sell in our offering, which in turn will depend upon the final appraisal value of Home Federal Bancorp. The exchange ratio will not depend on the market value of Home Federal Bancorp’s common stock. At November 5, 2010, the date of this prospectus, the closing price of Home Federal Bancorp’s common stock as reported on the OTC Bulletin Board was $9.70 per share. The following table shows how the exchange ratio will adjust, based on the number of shares sold in our offering. The table also shows how many shares a hypothetical current owner of Home Federal Bancorp common stock would receive in the exchange, based on the number of shares sold in the offering.

								New
					Total			Shares
					Shares of			that
			New Shares to be		Common			Would be
	New Shares to be		Exchanged for		Stock to be			Received
	Sold in this		Existing		Outstanding		Equivalent	for 100
	Offering		Common Stock		After the	Exchange	per Share	Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Value(1)	Shares(2)

Minimum	1,593,750	63.8%	904,481	36.2%	2,498,231	0.7464	$7.46	74
Midpoint	1,875,000	63.8	1,064,095	36.2	2,939,095	0.8781	8.78	87
Maximum	2,156,250	63.8	1,223,709	36.2	3,379,959	1.0098	10.10	100
15% above the maximum	2,479,688	63.8	1,407,266	36.2	3,886,954	1.1612	11.61	116

(1)	Represents the value of shares of the new holding company’s common stock received in the conversion by a holder of one share of Home Federal Bancorp’s common stock at the exchange ratio, assuming a value of $10.00 per share.

(2)	Cash will be paid instead of issuing fractional shares. For each fractional share that you would otherwise be issued, we will pay an amount equal to the product obtained by multiplying the fractional share interest by the $10.00 per share purchase price.

If you own shares of Home Federal Bancorp’s common stock which are held in a brokerage account in “street name,” they will be exchanged within the account without any action on your part. If you are the record owner of shares of Home Federal Bancorp’s common stock and hold stock certificates, after the conversion and offering is completed, you will receive a transmittal form with instructions to surrender your stock certificates. Certificates representing the new holding company’s common stock will be mailed within five business days after the exchange agent receives properly executed transmittal forms and certificates. Please do not submit a stock certificate until you receive a transmittal form.

Dissenters’ Rights

Under federal law and regulations, public shareholders of Home Federal Bancorp will have dissenters’ rights. See “Rights of Dissenting Shareholders” on page 127.

Reasons for the Conversion and Offering

We are pursuing the conversion and offering for the following reasons:

•	While Home Federal Bank currently exceeds all regulatory capital requirements, the additional funds resulting from the offering will support continued growth and expansion, including opening new branch offices, particularly in Bossier Parish, hiring and retaining personnel, diversifying into other financial services-related activities and providing enhanced lending capability. Our board of directors considered current market conditions, the amount of capital needed for continued lending and operational growth, the fact that the offering will not raise excessive capital, and the interests of existing shareholders in deciding to conduct the conversion and offering at this time.

•	The additional shares in our employee stock ownership plan and the proposed new stock benefit plans will assist us with retaining and strengthening our management team by providing competitive compensation for our senior officers. Although we have not to date lost the services of any members of senior management without the additional stock benefit plans, being able to offer such stock benefits in the future has been an important part of the structure of compensation packages in seeking to add new lending officers in connection with implementation of our business plan.

•	The full public stock holding company structure, as compared to the mutual holding company structure, is a more familiar form of organization, which we believe will make our common stock more appealing to investors, and will give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans, agreements or understandings regarding any additional securities offerings. The mutual holding company structure is more restrictive due to the requirement that the parent mutual holding company always control a majority of the mid-tier holding company’s common stock.

•	To eliminate some of the uncertainties associated with the recently enacted financial regulatory legislations which will result in changes to our primary bank regulator and holding company regulator, currently the Office of Thrift Supervision, as well as possibly material changes in regulations governing the conversion to a fully public stock holding company structure. Neither the Office of the Comptroller of Currency nor the Federal Reserve Board have adopted regulations addressing second-step conversions and there is no assurance that those agencies will adopt, without material change, the regulations issued by the Office of Thrift Supervision that currently govern second-step conversions. The statutory transfer date of the functions of the Office of Thrift Supervision to the other federal banking agencies is July 21, 2011, subject to extension up to January 21, 2012, during which time it may be difficult to receive regulatory approval for second-step conversions.

•	We believe that our current mutual holding company structure limits our opportunities to acquire other institutions because we cannot now issue stock in an acquisition in an amount that would cause Home Federal Mutual Holding Company to own less than a majority of the outstanding shares of Home Federal Bancorp’s common stock. The conversion will facilitate our ability to acquire other institutions by eliminating the mutual holding company, although we do not currently have any agreements or understandings regarding any specific acquisition transaction.

•	We expect that the conversion will result in greater liquidity for our stock by increasing the number of outstanding shares held by public shareholders and by being listed for trading on the Nasdaq Capital Market.

Our board of directors considered current market conditions for financial institution stock, in particular those issued in second-step conversions and the effect such conditions had on the appraised value of the common stock, and thus the exchange ratio. We believe that the benefits of raising significant additional equity, but not an excessive amount, now is important in order to support and implement our business plan. If we do not raise excess capital in the offering, it will have a positive impact on our return on equity.

In view of Home Federal Bancorp’s current operations and capital level and due to the significant additional capital that will be raised by Home Federal Bancorp in connection with the conversion, Home Federal Mutual Holding Company and Home Federal Bancorp believe that the conversion will result in an institution whose competitive position will be substantially improved. We believe that the conversion will enable us to continue to expand and diversify our loan portfolio, improve our lending platform, retain management and result in an institution which will be able to offer the increasingly sophisticated and broad array of services that are necessary to meet the convenience and needs of Home Federal Bank’s customers.

Conditions to Completion of the Conversion

We cannot complete our conversion and related offering unless:

•	The Plan of Conversion and Reorganization is approved by at least a majority of votes eligible to be cast by members of Home Federal Mutual Holding Company (depositors and certain borrowers of Home Federal Bank);

•	The Plan of Conversion and Reorganization is approved by at least:

-	two-thirds of the outstanding shares of Home Federal Bancorp common stock; and

-	a majority of the outstanding shares of Home Federal Bancorp common stock, not including those shares held by Home Federal Mutual Holding Company;

•	We sell at least the minimum number of shares offered; and

•	We receive the final approval of the Office of Thrift Supervision to complete the conversion and offering and related transactions.

Home Federal Mutual Holding Company intends to vote its approximately 63.8% ownership interest in favor of the Plan of Conversion and Reorganization. In addition, as of October 29, 2010, directors and executive officers of Home Federal Bancorp and their associates owned 140,052 shares of Home Federal Bancorp’s common stock, or 4.2% of the outstanding shares, excluding shares that may be acquired pursuant to the exercise of stock options. They intend to vote those shares in favor of the Plan of Conversion and Reorganization.

How We Determined the Offering Range and the Exchange Ratio

The offering range and the exchange ratio are based on an independent appraisal by Feldman Financial Advisors, Inc., an appraisal firm experienced in appraisals of savings institutions. The pro forma market value is the estimated market value of our common stock assuming the sale of shares in this offering. Feldman Financial has indicated that in its opinion as of August 27, 2010, our common stock’s estimated pro forma market value on a fully converted basis was $29.4 million at the midpoint. In the offering, we are selling shares of common stock of the new holding company representing the approximately 63.8% ownership interest in Home Federal Bancorp, now owned by Home Federal Mutual Holding Company. Feldman Financial estimates that this results in an offering range between $15.9 million and $21.6 million, with a midpoint of $18.75 million.

Three measures that some investors use to analyze whether a stock might be a good investment are the ratio of the offering price to the issuer’s “book value” and “tangible book value” and the ratio of the offering price to the issuer’s earnings. Feldman Financial considered these ratios in preparing its appraisal, among other factors. Book value is the same as total equity and represents the difference in value between the issuer’s assets and liabilities. Tangible book value is equal to total equity minus intangible assets.

The following table presents a summary of selected pricing ratios for Home Federal Bancorp, for the peer group and for all fully converted publicly traded savings banks and savings associations. The figures for Home Federal Bancorp are from Feldman Financial’s appraisal report and they thus do not correspond exactly to the ratios presented in the “Pro Forma Data” section of this prospectus. Compared to the median pricing ratios of the peer group, at the midpoint of the offering range our common stock would be priced at a premium of 180.0% to the peer group on a price-to-earnings basis, a discount of 19.1% to the peer group on a price-to-book basis and a discount of 20.5% to the peer group on a price-to-tangible book basis. This means that, at the maximum of the offering range, a share of our common stock would be more expensive than the peer group on an earnings basis and less expensive than the peer group on a book value and tangible book value basis.

	Price to		Price to	Price to Tangible
	Earnings Multiple		Book Value Ratio	Book Value Ratio

Home Federal Bancorp (pro forma)
Minimum	41.7	x	53.9%	53.9%
Midpoint	50.0	x	60.3	60.3
Maximum	58.8	x	66.1	66.1
Maximum, as adjusted	66.7	x	72.0	72.0
Peer group companies as of August 27, 2010
Elmira Savings Bank, FSB	9.7	x	83.1%	126.7%
First Advantage Bancorp	67.0	x	66.0	66.0
First Capital, Inc.	17.9	x	87.5	99.0
GS Financial Corp.	NM		54.3	54.3
Louisiana Bancorp, Inc.	26.1	x	91.7	91.7
LSB Financial Corp.	18.1	x	44.0	44.0
Newport Bancorp, Inc.	34.6	x	84.8	84.8
North Central Bancshares, Inc.	13.8	x	53.6	53.6
Rome Bancorp, Inc.	16.5	x	102.2	102.2
Wayne Savings Bancshares, Inc.	9.9	x	63.3	66.9
Average	23.7	x	73.0	78.9
Median	17.9	x	74.5	75.9
All publicly traded savings institutions
Average	15.3	x	71.0%	79.2%
Median	13.7	x	71.3	77.0

Because of differences and important factors such as operating characteristics, location, financial performance, asset size, capital structure, and business prospects between Home Federal Bancorp and other fully converted institutions, you should not rely on these comparative valuation ratios as an indication as to whether or not the stock is an appropriate investment for you. The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing the common stock. Because the independent valuation is based on estimates and projections on a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing the common stock will be able to sell their shares at a price equal to or greater than the $10.00 per share purchase price. See “Risk Factors — Our stock price may decline when trading commences” at page 19 and “Pro Forma Data” at page 46.

We Intend to Continue to Pay Quarterly Cash Dividends

Home Federal Bancorp has paid quarterly cash dividends since the third quarter of 2005. For the quarter ended June 30, 2010, the cash dividend was $0.06 per share. We intend to continue to pay quarterly cash dividends after we complete the conversion and offering. We expect that cash dividends per share after the conversion and offering will be consistent with the current amount of dividends of $0.06 per share. However, the dividend rate and the continued payment of dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced or eliminated in the future.

Benefits to Management from the Conversion and Offering

Our employees, officers and directors will benefit from the conversion and offering due to various stock-based benefit plans. See “Management Compensation — New Stock Benefit Plans” beginning on page 94.

•	Full-time employees, including officers, are participants in our existing employee stock ownership plan which will purchase additional shares in connection with the conversion;

•	Following the first anniversary of the completion of the conversion and offering, we intend to implement the following plans which will benefit our employees and directors:

-	a new stock recognition and retention plan; and

-	a new stock option plan.

The following table summarizes, at the minimum and the maximum of the offering range, the total number and value of the shares of common stock that the employee stock ownership plan expects to acquire and the total number and value of all restricted stock awards and stock option grants that are expected to be available under the anticipated new stock recognition and retention plan and stock option plan, respectively, based on shares sold at the offering. We intend to adopt the new recognition and retention plan and stock option plan following the first anniversary of the completion of the conversion and offering.

	Number of Shares to be Granted or Purchased
			As a % of	Dilution
			Common	Resulting	Value of Grants
	At Minimum	At Maximum	Stock to Be	from	At Minimum	At Maximum
	of Offering	of Offering	Sold in the	Issuance of	of Offering	of Offering
	Range	Range	Offering	Shares(3)	Range	Range
					(Dollars in thousands)

Employee stock ownership plan(1)	95,625	129,375	6.00%	—%	$956	$1,294
Recognition and retention plan awards(1)	63,750	86,250	4.00	2.49	638	863
Stock options(2)	159,375	215,625	10.00	6.00	385	521

Total	318,750	431,250	20.00%	8.20%	$1,979	$2,678

(1)	Assumes the value of the new holding company’s common stock is $10.00 per share for purposes of determining the total estimated value of the grants.

(2)	Assumes the value of a stock option is $2.42, which was determined using the Black-Scholes option-pricing formula. See “Pro Forma Data.”

(3)	Represents the dilution of stock ownership interest at the midpoint of the offering range. No dilution is reflected for the employee ownership because such shares are assumed to be purchased in the offering.

Shareholders will experience a reduction or dilution of their ownership interest of approximately 8.20% if we use newly issued shares to fund the awards of stock options and restricted shares under the proposed new stock option and recognition and retention plans expected to be implemented after the conversion and offering, assuming the midpoint of the offering range (or taken individually, 6.00% for the new stock option plan and 2.49% for the new recognition and retention plan). If any options previously granted under the 2005 Stock Option Plan are exercised during the first year following completion of the conversion and offering, they will be funded with newly issued shares as the Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following the completion of this stock offering except to fund the restricted stock plan or under extraordinary circumstances. We have been advised by the staff of the Office of Thrift Supervision that the exercise of outstanding options and cancellation of treasury shares in the conversion and offering will not constitute an extraordinary circumstance for purposes of satisfying an exception to the requirement.

The following table presents information regarding the existing employee stock ownership plan shares, options and restricted stock previously awarded under the 2005 Stock Option Plan and 2005 Recognition and Retention Plan, the new shares to be purchased by the employee stock ownership plan and the proposed new stock option plan and recognition and retention plan. The table below assumes that 3,379,959 shares are outstanding after the conversion and offering, which includes the sale of 2,156,250 shares in the offering at the maximum of the offering range, the issuance of 1,223,709 shares of the new holding company’s common stock in exchange for existing Home Federal Bancorp stock held by shareholders other than Home Federal Mutual Holding Company using an exchange ratio of 1.0098 (based on the maximum of the offering range). It is also assumed that the value of the stock is $10.00 per share.

				Estimated		Percentage of Total
Existing and New Stock Benefit Plans	Participants	Shares(1)		Value		Shares Outstanding
		(Dollars in thousands)

Employee Stock Ownership Plan:	All Employees
Shares purchased in 2005 mutual holding company reorganization		115,005	(2)	$1,150		3.4%
Shares to be purchased in this offering		129,375		1,294		3.8%

Total employee stock ownership plan shares		244,380		2,444		7.2%

Recognition and Retention Plans:	Directors and Officers
2005 Recognition and Retention Plan		70,440	(3)	704		2.1%

Proposed new recognition and retention plan		86,250		863	(4)	2.6%

Total recognition and retention plan shares		156,690		1,567		4.6%

Stock Option Plans:	Directors and Officers
2005 Stock Option Plan		176,098	(5)	426	(6)	5.2%
Proposed new stock option plan		215,625		521	(7)	6.4%

Total stock option plan shares		391,723		947		11.6%

Total stock benefit plans		792,793		$4,958		23.5%

(1)	Shares purchased or awarded and options granted prior to the conversion and offering have been adjusted for the 1.0098 exchange ratio at the maximum of the offering range.
(2)	Approximately 28,751 (28,472 shares prior to adjustment for the exchange ratio) of these shares have been allocated to the accounts of participants. The employee stock ownership plan purchased 8.0% (113,889 shares) of the shares issued to shareholders other than Home Federal Mutual Holding Company (1,423,583 shares) in the mutual holding company reorganization completed in January 2005.
(3)	Home Federal Bancorp reserved 69,756 shares (before applying exchange ratio) which reflected an amount equal to 4.0% of the shares that would have been issued to persons other than Home Federal Mutual Holding Company in the mutual holding company reorganization if Home Federal Bancorp had issued 49% (1,743,889 shares) of the total shares issued in the reorganization (3,558,958 shares) to minority shareholders rather than 40% (1,423,583 shares) actually issued to such persons. As of June 30, 2010, awards covering 54,863 (55,400 shares after adjustment for the exchange ratio) of the 2005 Recognition and Retention Plan awards have vested, and the shares of Home Federal Bancorp common stock subject to these vested awards have been distributed.
(4)	The actual value of new recognition and retention plan awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share.
(5)	Of this amount, no options have been exercised to date. Home Federal Bancorp reserved 174,389 shares (before applying exchange ratio) under this plan which reflected 10.0% of the shares that would have been issued to persons other than Home Federal Mutual Holding Company in the mutual holding company reorganization if Home Federal Bancorp had issued 49% (1,743,889 shares) of the total shares issued in the reorganization (3,558,958 shares) to minority shareholders rather than the 40% (1,423,583 shares) actually issued to such persons. As of June 30, 2010, options covering 158,134 shares (before applying the exchange ratio) were issued and outstanding.
(6)	The weighted-average fair value of stock options under the 2005 Stock Option Plan has been estimated at $2.42 using the Black-Scholes option pricing model and assumes that all options have been granted and are outstanding. Prior to the adjustment for exchange ratio, the 2005 Stock Option Plan covered a total of 174,389 shares. The weighted-average assumptions used for the options issued under the 2005 Stock Option Plan were the following: exercise price, $10.00; dividend yield, 2.4%; expected life, 10 years; expected volatility, 23.23%; and risk-free interest rate, 2.97%.
(7)	The fair value of stock options to be granted under the new stock option plan has been estimated at $2.42 per option using the Black-Scholes option pricing model with the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 2.4%; expected life, 10 years; expected volatility, 23.23%; and risk-free interest rate, 2.97%.

As noted above, existing options granted under the 2005 Stock Option Plan will remain outstanding upon completion of the conversion, adjusted for the exchange ratio. In the event that any stock options under the 2005 Stock Option Plan are exercised during the first year after completion of the conversion, the shares issued upon exercise will be from authorized but unissued shares. Our new holding company will take steps to file a registration statement registering the shares issuable under the 2005 Stock Option Plan within 10 business days of the completion of the conversion and the offering.

Market For Our Common Stock

Home Federal Bancorp’s common stock is currently quoted on the OTC Bulletin Board under the symbol “HFBL.” We expect the new holding company’s common stock will be listed for trading on the Nasdaq Capital Market under the symbol “HFBLD” for the first 20 trading days after the conversion and offering is completed. Thereafter it will trade under the symbol “HFBL.

Material Income Tax Consequences

We have received the opinions of Elias, Matz, Tiernan & Herrick L.L.P. and LaPorte Sehrt Romig & Hand, respectively, that under federal and Louisiana income tax law and regulation, the tax basis to the shareholders of the common stock purchased in the offering will be the amount paid for the common stock, and that the conversion will not be a taxable event for us. These opinions, however, are not binding on the Internal Revenue Service. The full texts of the opinions are filed as exhibits to the Registration Statement of which this prospectus is a part, and copies may be obtained from the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Restrictions on Acquisitions of Home Federal Bancorp (New) and Home Federal Bank

Federal regulations, as well as provisions contained in the articles of incorporation and bylaws of the new holding company, contain certain restrictions on acquisitions of the new holding company or its capital stock. These regulatory restrictions include the requirement that a potential acquirer of common stock obtain the prior approval of the Office of Thrift Supervision before acquiring in excess of 10% of the outstanding common stock. Additionally, Office of Thrift Supervision approval would be required for the new holding company to be acquired within three years after the conversion and offering.

In addition, the new holding company’s articles of incorporation and bylaws contain provisions that may discourage takeover attempts and prevent you from receiving a premium over the market price of your shares as part of a takeover. These provisions include:

•	restrictions on the acquisition of more than 10% of our common stock and limitations on voting rights of shares held in excess of 10%;

•	staggered election of only approximately one-third of our board of directors each year;

•	the absence of cumulative voting by shareholders in the election of directors;

•	limitations on the ability of shareholders to call special meetings;

•	advance notice requirements for shareholder nominations and new business;

•	removal of directors without cause by a 75% vote of shareholders and with cause by a majority vote of all shareholders;

•	requirement of a 75% vote of shareholders for certain amendments to the bylaws and certain provisions of the articles of incorporation; and

•	the right of the board of directors to issue shares of preferred or common stock without shareholder approval.

For further information, see “Restrictions on Acquisitions of Home Federal Bancorp (New) and Home Federal Bank and Related Anti-Takeover Provisions.”

Interest of Management and Directors in Matters to be Acted Upon

Management and directors of Home Federal Bancorp have an interest in the matters that will be acted upon because the new holding company intends to acquire additional stock for its employee stock ownership plan, to consider the implementation of a new stock recognition and retention plan and a new stock option plan. See “Interests of Certain Persons in Matters To be Acted Upon.”

Common Stock Purchase Limitation

The number of shares of common stock that you may purchase in the offering individually, and together with associates or persons acting in concert, plus any exchange shares you and they receive may not exceed 5% of the total shares of common stock of the new holding company to be issued and outstanding at the completion of the conversion and offering, provided, however, that you will not be required to divest any of your shares or be limited in the number of shares you may receive in the exchange offer.

Differences in Shareholders’ Rights

As a result of the conversion and offering, each Home Federal Bancorp shareholder will become a shareholder of the new holding company. Certain rights of shareholders of the new holding company will differ from the rights Home Federal Bancorp’s shareholders currently have. See “Proposal 2. Informational Proposals Related to the Articles of Incorporation of the New Holding Company” and “Comparison of Shareholders’ Rights” for a discussion of these differences.

How You Can Obtain Additional Information — Stock Information Center

For answers to questions about the conversion or voting, please read this proxy statement/prospectus.

Questions about voting may be directed to our Proxy Information Agent, Phoenix Advisory Partners, LLC, by calling toll-free 1-(800) 576-4314, Monday through Friday from 8:00 a.m. to 4:00 p.m., Central time.

Our banking personnel may not, by law, assist with investment — related questions about the offering. If you have questions regarding the offering, please contact our Stock Information Center. The toll-free phone number is 1-(877) 643-8196. The Stock Information Center’s hours of operation are Monday through Friday, from 10:00 a.m. to 4:00 p.m., Central time. The Stock Information Center will be closed weekends and bank holidays.

RISK FACTORS

You should consider carefully the following risk factors in deciding how to vote.

Risks Related to Our Business

Increased emphasis on commercial real estate lending may expose us to increased lending risks.  We intend to continue to emphasize commercial lending which includes loans secured by owner occupied and non-owner occupied commercial real estate, investment real estate with guarantor support. At June 30, 2010, commercial real estate loans totaled $15.4 million, or 16.4% of our total loan portfolio compared to $8.2 million, or 17.2%, at June 30, 2009. Such lending activities generally are considered to involve a higher degree of risk than single-family residential lending due to a variety of factors, including generally larger loan balances, shorter terms to maturity and loan terms which often do not require full amortization of the loan over its term and, instead, provide for a balloon payment at stated maturity. Several of our borrowers have more than one commercial real estate loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan. Finally, if we foreclose on a commercial real estate loan, our holding period for the collateral, if any, typically is longer than for one- to four-family residential property because there are fewer potential purchasers of the collateral. Since we plan to continue to emphasize our originations of these loans, it may be necessary to increase the level of our allowance for loan losses due to the increased risk characteristics associated with these types of loans. Any increase to our allowance for loan losses would adversely affect our earnings. Any delinquent payments or the failure to repay these loans would hurt our earnings.

Increased emphasis on commercial business lending may expose us to increased lending risks.  We intend to continue to emphasize commercial business lending which includes lines of credit, inventory financing and equipment loans. At June 30, 2010, our commercial business loans were $9.5 million, or 10.1% of our total loan portfolio compared to $3.9 million or 8.2% of our total loans at June 30, 2009. Although commercial business loans generally have shorter terms and higher interests rates than mortgage loans, they generally involve more risk than mortgage loans because of the nature of, or in certain cases the absence of, the collateral which secures such loans.

The loans in our commercial loan portfolio are unseasoned which means that we do not have a history of payments which would assist us in predicting future performance.  As a result of our increasing emphasis on commercial lending over the past year, a large portion of our commercial real estate and commercial non-mortgage loan portfolios is relatively unseasoned. As a result, we may not have enough payment history upon which to judge future collectibility or to predict the future performance of this part of our loan portfolio. These loans may have delinquency or charge-off levels above our historical experience, which could adversely affect our future performance. We attempt to mitigate such risks by lending to known borrowers in our market area. Many of our commercial loans originated in fiscal 2010, were to borrowers who had prior lending relationships with our loan officers.

If we do not achieve profitability on new branches, the new branches may hurt our earnings and negatively impact our expense ratio.  We intend to open a new branch office in North Bossier in November 2010 and expect to open an office in South Bossier at a future time. Our branch expansion strategy and our branch upgrading may not increase our earnings in the short term or within a reasonable period of time, if at all. Numerous factors will affect our branch expansion strategy, including our ability to attract new customers, select suitable branch locations and hire and retain qualified managers and personnel. It takes time for a new branch to generate significant deposits and loan volume to offset expenses, some of which like salaries, occupancy expense and depreciation of real property, are relatively fixed costs. We may not be able to increase the volume of our loans and deposits by expanding our branch network. We also may not be able to manage the costs and implementation risks associated with this strategy so that expansion of our branch network will be profitable.

Recently, we have increased our concentrations in land loans and commercial construction loans, including loans secured by speculative property and land loans.  At June 30, 2010, $8.4 million, or 9.0%, of our loan portfolio consisted of land loans and $7.8 million, or 8.3% of our loan portfolio, consisted of construction loans, including $3.4 million in loans secured by speculative property. Speculative construction loans are loans made to builders who have not identified a buyer for the completed property at the time of loan origination. We intend to continue to originate land loans and commercial construction loans. It is our policy to only originate construction loans with a permanent takeout. These loan types generally expose a lender to greater risk of non-payment and loss than one-to-four family mortgage loans because the repayment of such loans often depends on the successful operation or sale of the property and the income stream of the borrowers and such loans typically involve larger balances to a single borrower or groups of related borrowers. In addition, many borrowers of these types of loans have more than one loan outstanding with us so an adverse development with respect to one loan or credit relationship can expose us to significantly greater risk of non-payment and loss. We may need to increase our allowance for loan losses through future charges to income as the portfolio of these types of loans grows, which would hurt our earnings. Additionally, as a result of our increasing emphasis on this type of lending over the past year, a large portion of our land and construction loan portfolios is relatively unseasoned. As a result, we may not have enough payment history upon which to judge future collectibility or to predict the future performance of these parts of our loan portfolio. These loans may have delinquency or charge-off levels above our historical experience, which could adversely affect our future performance.

An expansion of gaming activities in other states, may lead to a decline in gaming revenue in Shreveport and Bossier City, Louisiana, which could hurt our business and our prospects.  Shreveport and Bossier City, Louisiana compete with other areas of the country for gaming revenue, and it is possible that the expansion of gaming operations in other states, as a result of changes in laws or otherwise, could significantly reduce gaming revenue in the Shreveport and Bossier City metropolitan area. This is particularly true if gaming operations are expanded in Oklahoma or were to be authorized in Texas, a state from which the Shreveport casino industry generally draws substantial year-round clientele. The expansion of casinos in Oklahoma or establishment of casino gaming in Texas, or other states, could have a substantial adverse effect on gaming revenue in Shreveport and Bossier City which would adversely affect the Shreveport economy and our business.

If our allowance for losses on loans is not adequate to cover losses, our earnings could decrease.  We have established an allowance for loan losses which we believe is adequate to offset probable losses on our existing loans. We anticipate originating more commercial real estate loans for which we will require additional provisions for loan losses. Material additions to our allowance would materially decrease our net income. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. We rely on our loan quality reviews, our experience and our evaluation of economic conditions, among other factors, in determining the amount of the allowance for loan losses. While we are not aware of any specific factors indicating a deficiency in the amount of our allowance for loan losses, in light of the current economic slowdown, the increased number of foreclosures and lower real estate values, one of the most pressing current issues faced by financial institutions is the adequacy of their allowance for loan losses. Federal bank regulators have increased their scrutiny of the level of the allowance for losses maintained by regulated institutions. Many banks and other lenders are reporting significantly higher provisions to their allowance for loan losses, which are materially impacting their earnings. In the event that we have to increase our allowance for loan losses, it would have an adverse effect on our results in future periods. At June 30, 2010, our allowance for loan losses amounted to $489,000, or 0.52% of our total loan portfolio at such date.

The recent economic recession could result in increases in our level of non-performing loans and/or reduce demand for our products and services, which could have an adverse effect on our results of operations.  In recent periods, there has been a decline in the housing and real estate markets and the national economy has recently experienced a recession. Although improving, housing market conditions had deteriorated nationally as evidenced by reduced levels of sales, increasing inventories of houses on the market, declining house prices and an increase in the length of time houses remain on the market. These conditions may not continue to improve or may worsen in the near term. Concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the mortgage market and a declining real estate market have contributed to increased volatility and diminished expectations for the economy and markets going forward. This turbulence in the markets also has been largely attributable to the fallout associated with a deteriorating market for subprime mortgage loans and securities backed by such loans.

Dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, resulted in significant asset write-downs by financial institutions, which have caused many financial institutions to seek additional capital, to merge with other institutions and, in some cases, to fail. These developments also have contributed to a substantial decrease in both lending activities by banks and other financial institutions and activity in the secondary residential mortgage loan market. If these conditions do not improve or worsen, they could adversely affect our results of operations.

Our business is geographically concentrated in northern Louisiana, which makes us vulnerable to downturns in the local and regional economy.  Most of our loans are to individuals and businesses located in northern Louisiana. Regional economic conditions affect the demand for our products and services as well as the ability of our customers to repay loans. While economic conditions in northern Louisiana have been relatively good in recent periods, the concentration of our business operations makes us particularly vulnerable to downturns in the local economy. According to the US Department of Labor’s Bureau of Labor Statistics, unemployment in the Shreveport/Bossier metropolitan statistical area has increased from 6.2% in 2005 to 7.8% in June 2010. The population of Caddo Parish is projected to decline 1.3% from 2010 to 2015 according to the Louisiana Parish Population Projection Series, 2010-2030 available at www.louisiana.gov/Explore/Population_Projections/. Declines in local real estate values, both residential and commercial, could adversely affect the value of property used as collateral for the loans we make. Historically, the oil and gas industry has constituted a significant component of the local economy. The oil and gas industry remains an important factor in the regional economy in the markets that Home Federal Bank operates in and downturns in the local oil and gas industry could adversely affect Home Federal Bank.

Changes in interest rates could have a material adverse effect on our operations.  Our profitability is dependent to a large extent on net interest income, which is the difference between the interest income earned on interest-earning assets such as loans and investment securities and the interest expense paid on interest-bearing liabilities such as deposits and borrowings. Changes in the general level of interest rates can affect our net interest income by affecting the difference between the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our interest-bearing liabilities, or interest rate spread, and the average life of our interest-earning assets and interest-bearing liabilities. For the year ended June 30, 2010, our average interest rate spread was 3.03% compared to 1.89% for the year ended June 30, 2009. We continue to monitor our interest rate sensitivity and expect to emphasize higher yielding types of lending and grow our lower cost transaction deposit accounts, but may not be able to effectively do so.

We are dependent upon the services of key officers.  We rely heavily on our President and Chief Operating Officer, James R. Barlow, and our senior commercial lending team. The loss of Mr. Barlow or our other senior commercial loan officers could have a material adverse impact on our operations because, as a small company, we have fewer management-level personnel that have the experience and expertise to readily replace these individuals who were responsible for the increase in our commercial loan portfolio. In addition, competition with respect to hiring and retaining commercial loan officers in our market area is intense. Changes in key personnel and their responsibilities may be disruptive to our business and could have a material adverse effect on our business, financial condition, and results of operations.

Increased and/or special Federal Deposit Insurance Corporation assessments will hurt our earnings.  The recent economic recession has caused a high level of bank failures, which has dramatically increased Federal Deposit Insurance Corporation resolution costs and led to a significant reduction in the balance of the Deposit Insurance Fund. As a result, the Federal Deposit Insurance Corporation has significantly increased the initial base assessment rates paid by financial institutions for deposit insurance. Increases in the base assessment rate have increased our deposit insurance costs and negatively impacted our earnings. In addition, in May 2009, the Federal Deposit Insurance Corporation imposed a special assessment on all insured institutions. Our special assessment, which was reflected in earnings for the year ended June 30, 2009, was $65,000. In lieu of imposing an additional special assessment, the Federal Deposit Insurance Corporation required all institutions to prepay their assessments for the fourth quarter of 2009 and all of 2010, 2011 and 2012. Additional increases in the base assessment rate or special assessments would negatively impact our earnings.

We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.  We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision, our primary federal regulator, and by the Federal Deposit Insurance Corporation, as insurer of our deposits. Such regulation and supervision governs the activities in which an institution and its holding company may engage and are intended primarily for the protection of the insurance fund and the depositors and borrowers of Home Federal Bank rather than for holders of our common stock. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

Recently enacted regulatory reform may have a material impact on our operations.  On July 21, 2010, the President signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act that, among other things, imposes new restrictions and an expanded framework of regulatory oversight for financial institutions and their holding companies, including Home Federal Bank and Home Federal Bancorp. Under the new law, Home Federal Bank’s primary regulator, the Office of Thrift Supervision, will be eliminated and existing federal thrifts will be subject to regulation and supervision by the Office of Comptroller of the Currency, which currently supervises and regulates all national banks. Savings and loan holding companies will be regulated by the Federal Reserve Board, which will have the authority to promulgate new regulations governing Home Federal Bancorp that will impose additional capital requirements and may result in additional restrictions on investments and other holding company activities. The law also creates a new consumer financial protection bureau that will have the authority to promulgate rules intended to protect consumers in the financial products and services market. The creation of this independent bureau could result in new regulatory requirements and raise the cost of regulatory compliance. The federal preemption of state laws currently accorded federally chartered financial institutions will be reduced. In addition, regulation mandated by the new law could require changes in regulatory capital requirements, loan loss provisioning practices, and compensation practices which may have a material impact on our operations. Because the regulations under the new law have not been promulgated, we cannot determine the full impact on our business and operations at this time. See “Regulation — Recently Enacted Regulatory Reform.”

We face strong competition in our primary market area which may adversely affect our profitability.  We are subject to vigorous competition in all aspects and areas of our business from commercial banks, mortgage banking companies, credit unions and other providers of financial services, such as money market mutual funds, brokerage firms, consumer finance companies and insurance companies. Based on data from the Federal Deposit Insurance Corporation, as of June 30, 2009, the most recent date for which data is available, we had 1.6% of the total deposits in the Shreveport/Bossier metropolitan statistical area. The financial resources of our larger competitors may permit them to pay higher interest rates on their deposits and to be more aggressive in new loan originations. We also compete with non-financial institutions, including retail stores that maintain their own credit programs and governmental agencies that make available low cost or guaranteed loans to certain borrowers. Competition from both bank and non-bank organizations will continue.

Risks Related to the Conversion and the Exchange Offering

The market value of the common stock of the New Holding Company to be received in the share exchange may be less than the market value of Home Federal Bancorp common stock exchanged.  The number of shares of common stock of the new holding company you receive will be based on an exchange ratio which will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Home Federal Bancorp common stock held by the public prior to the conversion, the final independent appraisal of the new holding company common stock prepared by Feldman

Financial and the number of shares of common stock sold in the offering. The exchange ratio will ensure that existing public shareholders of Home Federal Bancorp common stock will own approximately the same percentage of common stock of the new holding company after the conversion and offering as they owned of Home Federal Bancorp common stock immediately prior to completion of the conversion and offering, exclusive of the effect of their purchase of additional shares in the offering and the receipt of cash in lieu of fractional shares. The exchange ratio will not depend on the market price of Home Federal Bancorp’s common stock.

The exchange ratio ranges from a minimum of 0.7464 to a maximum of 1.0098 shares of common stock of the new holding company per share of Home Federal Bancorp common stock. Under certain circumstances, the pro forma market value can be adjusted upward by 15.0% to reflect changes in market conditions, and, at the adjusted maximum, the exchange ratio would be 1.1612 shares of common stock of the new holding company per share of Home Federal Bancorp common stock. Shares of common stock of the new holding company issued in the share exchange will have an initial value of $10.00 per share. The exchange ratio and the number of shares of the new holding company you would receive in exchange for your Home Federal Bancorp shares will be determined by the number of shares we sell in the offering. The higher the number of shares sold, the higher the exchange ratio. If the offering closes at the minimum of the offering range and you own 100 shares of Home Federal Bancorp common stock, you would receive 74 shares of common stock of the new holding company, which would have an initial value of $740 based on the offering price, plus $6.40 cash. If the offering closes at 15% above the maximum of the offering range, you would receive 116 shares of common stock of the new holding company for each 100 shares of Home Federal Bancorp stock, with an initial value of $1,160 based on the offering price, plus $1.20 cash. We cannot tell you today whether the offering will close at the minimum or some other point in the valuation range. Depending on the exchange ratio and the market value of Home Federal Bancorp common stock at the time of the exchange, the initial market value of the common stock of the new holding company that you receive in the share exchange could be less than the market value of the Home Federal Bancorp common stock that you currently own. Based on the $9.70 per share closing price of Home Federal Bancorp common stock as of the date of this proxy statement/prospectus, unless at least 2,071,314 shares of common stock of the new holding company are sold in the offering (between the mid point and maximum of the offering range), the initial value of the common stock of the new holding company you receive in the share exchange would be less than the market value of the Home Federal Bancorp common stock you currently own. See “The Conversion and Offering — Delivery and Exchange of Home Federal Bancorp Stock Certificates” and “The Conversion and Offering — Effects of the Conversion on Public Shareholders.”

The implementation of stock-based benefit plans will increase our future compensation and may adversely affect our net income.  Following the offering, we will recognize additional employee compensation and benefit expenses stemming from options and shares granted to employees, directors and executives under our proposed new stock benefit plans. These additional expenses will adversely affect our net income. We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time because applicable accounting practices generally require that they be based on the fair market value of the options or shares of common stock at the date of the grant; however, we expect them to be significant. We will recognize expenses for our employee stock ownership plan when additional shares are committed to be released to participants’ accounts and will recognize expenses for restricted stock awards and stock options generally over the vesting period of awards made to recipients under our new plans. These benefit expenses in the first year following the offering have been estimated to be approximately $261,000, in the aggregate, at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock at that time. For further discussion of these plans, see “Management Compensation — New Stock Benefit Plans.”

A limited market for our common stock may depress our market price and make it difficult to buy or sell our stock.  We expect our stock to be listed on the Nasdaq Capital Market. If an active and liquid trading market for our stock does not develop, you may not be able to buy or sell our common stock immediately following the close of the offering or at or above the $10.00 per share offering price. There may be a wide spread between the bid and asked price for our common stock after the conversion. You should consider the potentially long-term nature of an investment in our common stock.

Our stock price may decline when trading commences.  We are offering shares of our common stock at a uniform price of $10.00 per share. After the offering is completed, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions. Publicly traded stock, including stocks of financial institutions, often experience substantial market price volatility. Market fluctuations in the price of our common stock may not be related to the operating performance of Home Federal Bancorp.

We intend to remain independent, which may mean you will not receive a premium for your common stock.  We intend to remain independent for the foreseeable future. Because we do not plan on seeking possible acquirors, it is unlikely that we will be acquired in the foreseeable future. Accordingly, you should not purchase our common stock with any expectation that a takeover premium will be paid to you in the near term.

We have broad discretion in investing the net proceeds of the offering.  Home Federal Bancorp intends to contribute 50% of the net proceeds as equity capital to Home Federal Bank for the purchase of all of Home Federal Bank’s capital stock and the remaining 50% of the net proceeds will be retained by Home Federal Bancorp. Initially, Home Federal Bancorp intends to use the proceeds that it retains to loan funds to the employee stock ownership plan to purchase 6.0% of the shares sold in the offering and will invest the remaining amount in a deposit account at Home Federal Bank. Under applicable regulations, Home Federal Bancorp may during the first year following the conversion, assuming shareholder approval, use a portion of the net proceeds it retains to fund the recognition and retention plan. After one year following the conversion, we may repurchase shares of common stock, subject to regulatory restriction. Home Federal Bank initially intends to use the net proceeds it receives as a contribution of capital from Home Federal Bancorp to fund loans and to invest in securities. We have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. There is a risk that we may fail to effectively use the net proceeds which could have a negative effect on our future profitability ratios.

Our stock-based benefit plans will be dilutive.  If the offering is completed and shareholders subsequently approve a new recognition and retention plan and a new stock option plan, we will allocate stock to our officers, employees and directors through these plans. If the shares for the recognition and retention plan are issued from our authorized but unissued stock, the ownership percentage of outstanding shares of Home Federal Bancorp would be diluted by approximately 2.49%. However, it is our intention to purchase shares of our common stock in the open market to fund the recognition and retention plan. Assuming the shares of our common stock to be awarded under the recognition and retention plan are purchased at a price equal to the offering price in the offering, the reduction to stockholders’ equity from the recognition and retention plan would be between $638,000 and $992,000 at the minimum and the maximum, as adjusted, of the offering range. The ownership percentage of Home Federal Bancorp shareholders would also decrease by approximately 6.00% if all potential stock options under our proposed stock option plan are exercised and are filled using shares issued from authorized but unissued common stock, assuming the offering closes at the maximum of the offering range. See “Pro Forma Data” for data on the dilutive effect of the recognition and retention plan and the stock option plan and “Management Compensation — New Stock Benefit Plans” for a description of the plans.

Our stock value may suffer from anti-takeover provisions in our articles of incorporation and bylaws that may impede potential takeovers that management opposes.  Provisions in our corporate documents, as well as certain federal regulations, may make it difficult and expensive to pursue a tender offer, change in control or takeover attempt that our board of directors opposes. As a result, our shareholders may not have an opportunity to participate in such a transaction, and the trading price of our stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. Anti-takeover provisions contained in our corporate documents include:

•	restrictions on acquiring more than 10% of our common stock by any person and limitations on voting rights;

•	the election of members of the board of directors to staggered three-year terms;

•	the absence of cumulative voting by shareholders in the election of directors;

•	provisions restricting the calling of special meetings of shareholders; and

•	our ability to issue preferred stock and additional shares of common stock without shareholder approval.

See “Restrictions on Acquisitions of Home Federal Bancorp (New) and Home Federal Bank and Related Anti-Takeover Provisions” for a description of anti-takeover provisions in our corporate documents and federal regulations.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements, which can be identified by the use of words such as “would be,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions. These forward-looking statements include:

•	statements of goals, intentions and expectations;

•	statements regarding prospects and business strategy;

•	statements regarding asset quality and market risk; and

•	estimates of future costs, benefits and results.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the factors discussed under the heading “Risk Factors” beginning on page 14 that could affect the actual outcome of future events and the following factors:

•	general economic conditions, either nationally or in our market area, that are worse than expected;

•	changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	legislative or regulatory changes that adversely affect our business;

•	adverse changes in the securities markets;

•	our ability to grow and successfully manage such growth;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Securities and Exchange Commission or the Financial Accounting Standards Board; and

•	our ability to successfully implement our branch expansion strategy, enter into new markets and/or expand product offerings successfully and take advantage of growth opportunities.

Any of the forward-looking statements that we make in this prospectus and in other public statements we make may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements and you should not rely on such statements.

INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held on December 15, 2010

General

This proxy statement/prospectus is being furnished to you in connection with the solicitation by the board of directors of Home Federal Bancorp of proxies to be voted at the annual meeting of shareholders to be held at Home Federal Bancorp’s main office, located at 624 Market Street, Shreveport, Louisiana on Wednesday, December 15, 2010 at 10:00 a.m., Central time, and any adjournment or postponement thereof.

The purpose of the annual meeting is to consider and vote upon, among other things, the Plan of Conversion and Reorganization of Home Federal Mutual Holding Company, Home Federal Bancorp, Home Federal Bank and the new holding company.

The Plan of Conversion and Reorganization provides for a series of transactions, referred to as the conversion and offering, which will result in the elimination of the mutual holding company. The Plan of Conversion and Reorganization will also result in the creation of a new stock form holding company which will own all of the outstanding shares of Home Federal Bank, the exchange of shares of common stock of Home Federal Bancorp by shareholders other than Home Federal Mutual Holding Company, who are referred to as the “public shareholders,” for shares of the new stock form holding company, the issuance and the sale of additional shares to depositors of Home Federal Bank and others in an offering. The conversion and offering will be accomplished through a series of substantially simultaneous and interdependent transactions as follows:

•	Home Federal Mutual Holding Company will convert from mutual to stock form and simultaneously merge with and into Home Federal Bancorp, pursuant to which the mutual holding company will cease to exist and the shares of Home Federal Bancorp common stock held by the mutual holding company will be canceled; and

•	Home Federal Bancorp then will merge with and into the new holding company with the new holding company being the survivor of such merger.

As a result of the above transactions, Home Federal Bank will become a wholly-owned subsidiary of the new holding company, and the outstanding shares of Home Federal Bancorp common stock will be converted into the shares of common stock of the new holding company pursuant to the exchange ratio, which will result in the holders of such shares owning in the aggregate approximately the same percentage of the common stock of the new holding company to be outstanding upon the completion of the conversion and offering as the percentage of common stock of Home Federal Bancorp owned by them in the aggregate immediately prior to consummation of the conversion and offering before giving effect to (a) the payment of cash in lieu of issuing fractional exchange shares, and (b) any shares of common stock purchased by public shareholders in the offering.

In addition to the Plan of Conversion and Reorganization, you will be asked to vote on informational proposals regarding the new holding company’s articles of incorporation, the election of directors and the ratification of the appointment of our independent public accounting firm for fiscal 2011. You may also be asked to vote on a proposal to adjourn the annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the Plan of Conversion and Reorganization.

This proxy statement/prospectus, together with the accompanying proxy card(s), is first being mailed or delivered to shareholders of Home Federal Bancorp on or about November 15, 2010.

Voting in favor of or against the Plan of Conversion and Reorganization includes a vote for or against the conversion of Home Federal Mutual Holding Company to a stock form holding company as contemplated by the Plan of Conversion and Reorganization. Voting in favor of the Plan of Conversion and Reorganization will not obligate you to purchase any common stock in the offering and will not affect the balance, interest rate or federal deposit insurance of any deposits at Home Federal Bank.

Record Date and Voting Rights

You are entitled to one vote at the annual meeting for each share of Home Federal Bancorp common stock that you owned of record at the close of business on October 29, 2010 (the “Record Date.”) On the Record Date, there were 3,343,601 shares of common stock outstanding.

Shareholders of record may vote by attending the annual meeting and voting in person, as well as by appointing a proxy by telephone, via the Internet or by mail. Our telephone and Internet voting procedures are designed to authenticate shareholders. The telephone and Internet voting facilities will close at 2:00 a.m., Central time, on December 15, 2010.

•	Voting by Telephone: You can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

•	Voting via the Internet: You can vote via the Internet by accessing the web site listed on your proxy card and following the instructions you will find on the web site. Internet voting is available 24 hours a day. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

•	Voting by Mail: If you choose to vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot, which we will provide to you at the annual meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares “FOR” all the proposals identified in the Notice of Annual Meeting.

If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the board of directors determines. As of the date of this proxy statement/prospectus, we know of no other matters that may be presented at the annual meeting, other than those listed in the Notice of Annual Meeting.

Quorum

A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the annual meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the annual meeting.

Vote Required

Proposal 1: Approval of the Plan of Conversion and Reorganization.  We must obtain the affirmative vote of (i) the holders of a majority of the outstanding shares of common stock of Home Federal Bancorp, other than Home Federal Mutual Holding Company, and (ii) the holders of two-thirds of the votes eligible to be cast by all shareholders of Home Federal Bancorp, including Home Federal Mutual Holding Company.

Informational Proposals 2A — 2C: Related to Certain Provisions in the Articles of Incorporation of the New Holding Company.  The provisions of the articles of incorporation of the new holding company which are summarized as informational proposals 2A through 2C were approved by the board of directors of Home Federal Bancorp as part of the process to approve the Plan of Conversion and Reorganization. These proposals are informational in nature only, because the Office of Thrift Supervision regulations governing mutual to stock conversion do not provide for votes on matters other than the Plan of Conversion and Reorganization. While we are asking you to vote with respect to each of the informational proposals, we are not required to receive the approval of shareholders of the proposed provisions for which an informational vote is being requested. The proposed provisions will become effective if shareholders approve the Plan of Conversion and Reorganization, regardless of whether shareholders vote to approve any or all of the informational proposals.

Proposal 3. Election of Directors.  Directors are elected by a plurality of the votes cast at the annual meeting. The four nominees receiving the most “for” votes will be elected as directors.

Proposal 4. Ratification of Appointment of Independent Registered Public Accounting Firm.  Ratification of our appointment of LaPorte Sehrt Romig & Hand as our independent public accounting firm for the fiscal year ended June 30, 2011 requires the affirmative vote of a majority of the shares present in person or by proxy at the annual meeting.

Proposal 5: Adjournment of the annual meeting, if necessary, to solicit additional proxies.  We must obtain the affirmative vote of a majority of the total votes present at the annual meeting in person and by proxy to approval the proposal to adjourn the annual meeting, if necessary, to solicit additional proxies.

Other Matters.  We must obtain the affirmative vote of a majority of the total votes present at the annual meeting in person or by proxy to approve other proposals.

We expect that Home Federal Mutual Holding Company will vote all of the shares of Home Federal Bancorp common stock that it owns in favor of the proposals to approve of the Plan of Conversion and Reorganization, the informational proposals, the election of directors, ratification of the appointment of our independent public accounting firm and the proposal to adjourn the annual meeting, if necessary, to solicit additional proxies.

Effect of Abstentions and Broker Non-Votes

If you do not instruct your broker how to vote on the proposals, your broker is not permitted to vote on the proposals to approve the Plan of Conversion and Reorganization or the informational proposals on your behalf and this will constitute a “broker non-vote.” Broker non-votes and abstentions will have the same effect as a vote “Against” the proposal to approve the Plan of Conversion and Reorganization and the other proposals. Home Federal Mutual Holding Company is expected to vote all of its shares to approve the Plan of Conversion and Reorganization and the other proposals.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted by:

•	filing a written revocation of the proxy with the corporate secretary of Home Federal Bancorp;

•	submitting a signed proxy card bearing a later date;

•	voting on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted); or

•	attending and voting in person at the annual meeting, but you also must file a written revocation at the meeting with the corporate secretary of Home Federal Bancorp prior to the voting.

If your shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the annual meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of Home Federal Bancorp common stock.

Solicitation of Proxies

This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the annual meeting by the Home Federal Bancorp board of directors. Home Federal Bancorp will pay the costs of soliciting proxies from its shareholders. To the extent necessary to permit approval of the Plan of Conversion and Reorganization and the other proposals being considered, directors, officers or employees of Home Federal Bancorp and Home Federal Bank may solicit proxies by mail, telephone and other forms of communication. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation.

We have retained Phoenix Advisory Partners, LLC, a professional proxy solicitation firm, to assist in the solicitation of proxies for the special meeting and to serve as our Proxy Information Agent. The fee payable to such firm is $6,000, plus reimbursement for reasonable out-of-pocket expenses and other charges in connection with the proxy solicitation, which shall not exceed $10,000 without our prior approval. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of the proxy statement/prospectus to the beneficial owners of common stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

The board of directors of Home Federal Bancorp recommends that you promptly sign, date and mark the enclosed proxy card in favor of the adoption of the Plan of Conversion and Reorganization and “for” each of the other proposals being presented at the annual meeting promptly return it in the enclosed self-addressed, postage-prepaid proxy reply envelope. Returning the proxy card will not prevent you from voting in person at the annual meeting.

Your prompt vote is very important. Failure to vote will have the same effect as voting against the Plan of Conversion and Reorganization.

PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

The Boards of Directors of Home Federal Bancorp, the new holding company, Home Federal Mutual Holding Company and Home Federal Bank all have approved the Plan of Conversion and Reorganization. The Plan of Conversion and Reorganization also has been conditionally approved by the Office of Thrift Supervision, subject to approval by the depositors and certain borrowers of Home Federal Bank and the shareholders of Home Federal Bancorp. Such approval by the Office of Thrift Supervision, however, does not constitute a recommendation or endorsement of the Plan of Conversion and Reorganization by such agency.

General

The boards of directors of Home Federal Mutual Holding Company, Home Federal Bancorp and Home Federal Bank unanimously adopted the Plan of Conversion and Reorganization on July 8, 2010. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision subject to, among other things, approval of the Plan of Conversion and Reorganization by the depositors and certain depositors of Home Federal Bank and the shareholders of Home Federal Bancorp. The special meeting of depositors and certain borrowers of Home Federal Bank and the annual meeting of shareholders of Home Federal Bancorp have been called for this purpose on December 15, 2010.

The second-step conversion that we are now undertaking involves a series of transactions by which we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure. Under the Plan of Conversion and Reorganization, Home Federal Bank will convert from the mutual holding company form of organization to the stock holding company form of organization and become a wholly owned subsidiary of the new holding company. Current shareholders of Home Federal Bancorp, other than Home Federal Mutual Holding Company, will receive shares of common stock of the new holding company, also using the corporate title “Home Federal Bancorp, Inc. of Louisiana,” in exchange for their existing shares of Home Federal Bancorp common stock. Following the conversion and offering, Home Federal Bancorp and Home Federal Mutual Holding Company will no longer exist.

A copy of the Plan of Conversion and Reorganization is available for inspection at each branch office of Home Federal Bank and at the Western Regional Office (in Dallas, Texas) and Washington D.C. office of the Office of Thrift Supervision. The Plan of Conversion and Reorganization also is filed as an exhibit to the registration statement of which this document is a part, copies of which may be obtained from the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Purposes of the Conversion and Offering

Home Federal Mutual Holding Company, as a mutual holding company, does not have shareholders and has no authority to issue capital stock. As a result of the conversion and offering, Home Federal Bank will be structured in the form used by holding companies of commercial banks, most business entities and most stock savings institutions. The conversion to the fully public form of ownership will remove the uncertainties associated with the mutual holding company structure created by the recently enacted financial reform legislation. The conversion and offering will also be important to our future growth and performance by providing a larger capital base to support our operations and by enhancing our future access to capital markets, ability to continue to grow our asset base, through additional new branches, further acquisitions or otherwise, and enhancing our ability to diversify into other financial services related activities and to provide additional services to the public. Although Home Federal Bancorp currently has the ability to raise additional capital through the sale of additional shares of Home Federal Bancorp common stock, that ability is limited by the mutual holding company structure which, among other things, requires that Home Federal Mutual Holding Company always hold a majority of the outstanding shares of Home Federal Bancorp’s common stock.

The conversion and offering also will result in an increase in the number of shares of common stock held by public shareholders, as compared to the current number of outstanding shares of Home Federal Bancorp common stock, which we expect will facilitate development of a more active and liquid trading market for our common stock. See “Market for Our Common Stock.”

Home Federal Bank remains committed to controlled growth and diversification. The additional funds received in the conversion and reorganization will facilitate Home Federal Bank’s ability to continue to grow in accordance with its business plan, through both internal growth and possible acquisitions of other institutions or through the expansion of its branch office network. We believe that the conversion and reorganization will enhance Home Federal Bank’s ability to continue its growth through possible acquisitions and will support its ability to more fully serve the borrowing and other financial needs of the communities it serves.

In light of the foregoing, the boards of directors of Home Federal Mutual Holding Company, Home Federal Bancorp and Home Federal Bank as well as the new holding company believe that it is in the best interests of such companies, the depositors and borrowers of Home Federal Bank and shareholders of Home Federal Bancorp to continue to implement our strategic business plan, and that the most feasible way to do so is through the conversion and reorganization.

For information regarding the effects of the conversion and offering on public shareholders, see “The Conversion and Offering — Effect of the Conversion and Offering on Public Shareholders” and “— Ownership of Home Federal Bancorp after the Conversion and Offering.”

Exchange of Shares

The conversion of your shares of common stock of Home Federal Bancorp into the right to receive shares of common stock of the new holding company will occur automatically on the effective date of the conversion, although you will need to exchange your stock certificate(s) if you hold shares in certificate form. As soon as practicable after the effective date of the conversion, our exchange agent will send a transmittal form to you. The transmittal forms are expected to be mailed promptly after the effective date and will contain instructions on how to submit the stock certificate(s) representing existing shares of common stock of Home Federal Bancorp.

No fractional shares of common stock of the new holding company will be issued to you when the conversion is completed. For each fractional share that would otherwise be issued to a shareholder who holds a certificate, you will be paid by check an amount equal to the product obtained by multiplying the fractional share interest to which you would otherwise be entitled by $10.00. If your shares are held in street name, you will automatically receive cash in lieu of fractional shares. For more information regarding the exchange of your shares see “The Conversion and Offering — Delivery and Exchange of Home Federal Bancorp Stock Certificates.”

Conditions to the Conversion and Offering

Consummation of the conversion and stock offering are subject to the receipt of all requisite regulatory approvals, including various approvals of the Office of Thrift Supervision. No assurance can be given that all regulatory approvals will be received. Receipt of such approvals from the Office of Thrift Supervision will not constitute a recommendation or endorsement of the Plan of Conversion and Reorganization or the stock offering by the Office of Thrift Supervision. Consummation of the conversion and stock offering also are subject to approval by the shareholders of Home Federal Bancorp at the annual meeting of shareholders of Home Federal Bancorp and of depositors and certain borrowers of Home Federal Bank at a special meeting of depositors and certain borrowers to be held the same day as the annual meeting of shareholders.

The board of directors of Home Federal Bancorp unanimously recommends that you vote ‘‘FOR” approval of the Plan of Conversion and Reorganization.

PROPOSALS 2A TO 2C — INFORMATIONAL PROPOSALS RELATED
TO THE ARTICLES OF INCORPORATION OF THE NEW HOLDING COMPANY.

By their approval of the Plan of Conversion and Reorganization as set forth in Proposal 1, the board of directors of Home Federal Bancorp has approved each of the informational proposals numbered 2A through 2C, all of which relate to provisions included in the articles of incorporation of the new holding company. Each of these informational proposals is discussed in more detail below.

As a result of the conversion, the public shareholders of Home Federal Bancorp, whose rights are presently governed by the charter and bylaws of Home Federal Bancorp, will become shareholders of the new holding company, whose rights will be governed by the articles of incorporation and bylaws of the new holding company. The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the charter of Home Federal Bancorp and the articles of incorporation of the new holding company. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.

The provisions of the articles of incorporation of the new holding company which are summarized as informational proposals 2A through 2C were approved as part of the process in which the board of directors of Home Federal Bancorp approved the Plan of Conversion and Reorganization. These proposals are informational in nature only, because the Office of Thrift Supervision regulations governing mutual to stock conversion do not provide for votes on matters other than the Plan of Conversion and Reorganization. While we are asking shareholders of Home Federal Bancorp to vote with respect to each of the informational proposals, shareholders are not being asked to approve the proposed provisions for which an informational vote is requested and the proposed provisions will become effective if shareholders approve the Plan of Conversion and Reorganization, regardless of whether shareholders vote to approve any or all of the informational proposals.

Informational Proposal 2A — Approval of a Provision in the Articles of Incorporation of the New Holding Company Providing for the Authorized Capital Stock of 40,000,000 shares of Common Stock and 10,000,000 Shares of Serial Preferred Stock Compared to 8,000,000 Shares of Common Stock and 2,000,000 Shares of Preferred Stock in the Charter of Home Federal Bancorp.

Home Federal Bancorp’s authorized capital stock consists of 8,000,000 shares of common stock and 2,000,000 shares of preferred stock. The articles of incorporation of the new holding company authorize 40,000,000 shares of common stock and 10,000,000 shares of serial preferred stock.

At June 30, 2010, there were 3,348,237 issued and outstanding shares of common stock of Home Federal Bancorp and no outstanding shares of preferred stock. At the maximum of the offering range, we expect to issue an aggregate of 3,379,959 shares of common stock of the new holding company in the offering and as Exchange Shares. At the maximum of the offering range, an additional 215,625 shares of common stock of the new holding company will be reserved for issuance under the new stock option plan which is contemplated.

All authorized and unissued shares of common stock of the new holding company and preferred stock following the conversion and offering will be available for issuance without further action of the shareholders, unless such action is required by applicable law or the listing standards of The Nasdaq Stock Market or the listing standards of any other stock exchange on which securities of the new holding company may then be listed. The board of directors of the new holding company currently has no plans for the issuance of additional shares of common stock, other than the issuance of shares of pursuant to the terms of the proposed new stock option plan.

This increase in the number of authorized shares of capital stock may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of the new holding company, if such attempts are not approved by the board of directors. In the event that a tender offer or other takeover attempt is threatened, the board of directors could issue shares of stock from authorized and unissued shares in order to dilute the stock ownership of persons seeking to take control of the company.

Informational Proposal 2B — Approval of a Provision in the Articles of Incorporation of the New Holding Company Requiring Super-Majority Shareholder Approval of Amendments to Certain Provisions in the Articles of Incorporation and Bylaws of the New Holding Company.

No amendment of the current charter of Home Federal Bancorp may be made unless it is first proposed by the board of directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of the new holding company generally provide that no amendment of the articles of incorporation may be made unless it is first approved by the board of directors and thereafter approved by the holders of a majority of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required by the provisions of any series thereof, provided, however, any amendment which is inconsistent with Articles 5 (directors), 6 (preemptive rights), 7 (liability of directors and officers), 8 (meetings of shareholders, actions without a meeting), 9 (restrictions on offers and acquisitions) and 10 (amendments to the articles of incorporation and bylaws) must be approved by the affirmative vote of the holders of not less than 75% of the voting power of the shares entitled to vote thereon.

The current bylaws of Home Federal Bancorp may be amended by a majority vote of the full board of directors or by a majority vote of the votes cast by the shareholders at any legal meeting. The bylaws of the new holding company may similarly be amended by the majority vote of the full board of directors at a regular or annual meeting of the board of directors or by a majority vote of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote the preferred stock as may be required by the provisions of any series thereof, provided, however, that the shareholder vote requirement for any amendment to the bylaws which is inconsistent with Articles II (shareholder meetings), IV (board of directors), VII (personal liability of directors) and XII (amendments) is the affirmative vote of the holders of not less than 75% of the voting power of the shares entitled to vote thereon.

These limitations on amendments to specified provisions of the articles of incorporation and bylaws of the new holding company are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote. While this limits the ability of shareholders of the new holding company to amend those provisions, Home Federal Mutual Holding Company, as a 63.8% shareholder of Home Federal Bancorp, currently can effectively block any shareholder proposed change to the charter or bylaws of Home Federal Bancorp.

These provisions in the articles of incorporation of the new holding company could have the effect of discouraging a tender offer or other takeover attempt where to ability to make fundamental changes through amendments to the articles of incorporation or bylaws is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provisions limiting certain amendments to the articles of incorporation and bylaws will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of the new holding company and the fundamental rights of its shareholders, and to preserve the ability of all shareholders to have an effective voice in the outcome of such matters.

Informational Proposal 2C — Approval of a provision in the Articles of Incorporation of the New Holding Company to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of the Outstanding Voting Securities of the New Holding Company.

The articles of incorporation of the new holding company provide that no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of (a) more than 10% of the issued and outstanding shares of any class of an equity security of the new holding company or (b) any securities convertible into, or exercisable for, any equity securities of the new holding company if, assuming conversion or exercise by such person of all securities of which such person is the beneficial owner which are convertible into, or exercisable for such equity securities, such person would be the beneficial owner of more than 10% of any class of an equity security of the new holding company. The term “person” is broadly defined in the articles of incorporation to prevent circumvention of this restriction.

The foregoing restrictions do not apply to (a) any offer with a view toward public resale made exclusively to the new holding company by underwriters or a selling group acting on its behalf, (b) any employee benefit plan established by the new holding company or Home Federal Bank and (c) any other offer or acquisition approved in advance by the affirmative vote of 80% of the board of directors. In the event that shares are acquired in violation of this restriction, all shares beneficially owned by any person in excess of 10% will not be counted as shares entitled to vote and will not be voted by any person or counted as voting shares in connection with any matters submitted to shareholders for a vote, and the board of directors may cause the excess shares to be transferred to an independent trustee for sale.

This provision is intended to limit the ability of any person to acquire a significant number of shares of common stock of the new holding company and thereby gain sufficient voting control so as to cause the new holding company to effect a transaction that may not be in the best interests of the new holding company and its shareholders generally. This provision will not prevent a shareholder from seeking to acquire a controlling interest in the new holding company, but it will prevent a shareholder from voting more than 10% of the outstanding shares of common stock unless that shareholder has first persuaded the board of directors of the merits of the course of action proposed by the shareholder. The board of directors believes that fundamental transactions generally should be first considered and approved by the board of directors as the board generally believes that it is in the best position to make an initial assessment of the merits of any such transactions and that the board of directors’ ability to make the initial assessment could be impeded if a single shareholder could acquire a sufficiently large voting interest so as to control a shareholder vote on any given proposal. This provision in the articles of incorporation of the new holding company makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most shareholders, because it can prevent a holder of shares in excess of the 10% limit from voting the excess shares in favor of the transaction. Thus, it may be deemed to have an anti-takeover effect.

The board of directors of Home Federal Bancorp unanimously recommends that you vote ‘‘FOR’’ approval of the Informational Proposals 2A through 2C.

PROPOSAL 3 — ELECTION OF DIRECTORS

Our bylaws provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The directors are elected by our shareholders for staggered terms and until their successors are elected and qualified. One class shall be elected annually. At this meeting, you will be asked to elect one class of directors, consisting of three directors, for a three-year term expiring in 2013 as well as one nominee for a two-year term expiring in 2012 and until their successors are elected and qualified. Mr. Wilhite, the nominee for the two-year term, is being presented for election because under Home Federal Bancorp’s bylaws, a director appointed to fill a vacancy can only serve until the next annual meeting of shareholders.

Our Board of Directors has recommended the re-election of Messrs. Colquitt, Herndon, Lawrence and Wilhite as directors. No director or nominee for director is related to any other director or executive officer by blood, marriage or adoption, except Daniel Herndon and David Herndon III who are brothers. Shareholders are not permitted to use cumulative voting for the election of directors.

Unless otherwise directed, each proxy signed and returned by a shareholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by our Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

The following tables present information concerning the nominees for director, and our continuing directors, all of whom also serve as directors of Home Federal Bank. The indicated period of service as a director includes service as a director of Home Federal Bank prior to the organization of Home Federal Bancorp in 2005. Ages are reflected as of June 30, 2010.

Nominees for Director for Three-Year Terms Expiring in 2013

		Position with Home Federal Bancorp and	Director
Name	Age	Principal Occupation During the Past Five Years	Since

Walter T. Colquitt III	65	Director. Dentist, Shreveport, Louisiana.	1993

		Dr. Colquitt brings extensive knowledge to the board of the professional community through his dental practice in Shreveport, Louisiana..

Daniel R. Herndon	70	Chairman of the Board, President and Chief Executive Officer of Home Federal Bancorp since 2005. Chairman of the Board of Directors of Home Federal Bank since January 1998. Chief Executive Officer of Home Federal Bank since September 1993 and President from 1993 to February 2009.	1980

		Mr. Daniel Herndon brings valuable insight and knowledge to the board from his service as President and Chief Executive Officer of Home Federal Bancorp and as one of the longest serving members of the Board. Mr. Herndon has gained valuable banking and institutional knowledge from his years of service and his ties to the local business community in the greater Shreveport area.

Scott D. Lawrence	64	Director. President of Southwestern Wholesale, Shreveport, Louisiana since 1980.	1994

		Mr. Lawrence brings significant business enterprise and managerial oversight skills to the board as President and owner of a dry goods wholesale supplier in Shreveport, Louisiana.

Nominee for Director for Two-Year Term Expiring in 2012

		Position with Home Federal Bancorp and	Director
Name	Age	Principal Occupation During the Past Five Years	Since

Timothy W. Wilhite, Esq.	41	Director. Chief Financial Officer of Wilhite Electric Co. Chairman of the Greater Bossier Economic Development Foundation. Of Counsel for the firm Downer, Huguet & Wilhite, LLC. Serves on the Executive Committee of the Bossier Chamber of Commerce and as Executive Committee and Board Member of the Greater Bossier Economic Development Foundation. Previously, a Partner Attorney for the firm Downer, Huguet & Wilhite, LLC.	2010

		Mr. Wilhite brings knowledge of the local business and legal community to the board through his service as Chairman of the Greater Bossier Economic Development Foundation and as a member of the Executive Committee of the Bossier Chamber of Commerce.

The Board of Directors recommends that you vote FOR election of the nominees for director.

Members of the Board of Directors Continuing in Office

Directors Whose Terms Expire in 2011

		Position with Home Federal Bancorp and	Director
Name	Age	Principal Occupation During the Past Five Years	Since

David A. Herndon III	73	Director. Retired geologist.	1998

		Mr. David Herndon brings valuable institutional knowledge to the board which he has gained through his years of service as a director, as well as knowledge of oil and gas industry customers through his work as a geologist in that industry.

Woodus K. Humphrey	70	Director. Insurance executive, Woodus Humphrey Insurance, Inc., Shreveport, Louisiana.	2001

		Mr. Humphrey brings entrepreneurial experience to the board as former owner of an insurance agency that focuses on property and liability insurance for woodworking plants and operations with field representatives in six states.

Mark Malloy Harrison	51	Director. Co-owner of House of Carpets and Lighting, a floor coverings and lighting fixtures business in Shreveport, Louisiana, since September 2007, and co-owner of Roly Poly sandwich franchises located in Shreveport and West Monroe, Louisiana since 2005.	2007

		Mr. Harrison brings substantial business and entrepreneurial experience to the board as co-owner of a local carpet and lighting business in Shreveport, Louisiana and sandwich franchises in the greater Shreveport area.

Directors Whose Terms Expire in 2012

		Position with Home Federal Bancorp and	Director
Name	Age	Principal Occupation During the Past Five Years	Since

James R. Barlow	41	Director. President and Chief Operating Officer of Home Federal Bank since February 2009. Previously, Mr. Barlow served as Executive Vice President and Area Manager for the Arkansas-Louisiana-Texas area commercial real estate operations of Regions Bank from August 2006 until February 2009. From 2005 until August 2006, Mr. Barlow was a Regions Bank City President for the Shreveport-Bossier area and from February 2003 to 2005 he served as Commercial Loan Manager for Regions Bank for the Shreveport-Bossier area. Mr. Barlow served in various positions at Regions Bank since 1997.	2009

		Mr. Barlow brings substantial managerial, banking and lending experience to the board, as well as significant knowledge of the local commercial real estate market from his years of service as manager and is regional President of a regional bank.

Clyde D. Patterson	68	Director. Executive Vice President of Home Federal Bank and Home Federal Bancorp since September 1993 and January 2005, respectively.	1990

		Mr. Patterson brings significant banking and institutional experience to the board having served in various positions with Home Federal Bank since 1964.

Amos L. Wedgeworth, Jr.	84	Director. Retired physician.	1980

		Mr. Wedgeworth brings significant institutional knowledge to the board as one of our longest serving directors and whose father served as the first manager of Home Federal Bank in 1924.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of Home Federal Bancorp has appointed LaPorte Sehrt Romig & Hand, independent registered public accounting firm, to perform the audit of our financial statements for the year ending June 30, 2011, and further directed that the selection of auditors be submitted for ratification by the shareholders at the annual meeting.

We have been advised by LaPorte Sehrt Romig & Hand that neither that firm nor any of its associates has any relationship with Home Federal Bancorp or its subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients. LaPorte Sehrt Romig & Hand will have one or more representatives at the annual meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

In determining whether to appoint LaPorte Sehrt Romig & Hand as our independent registered public accounting firm, the Audit Committee considered whether the provision of services, other than auditing services, by LaPorte Sehrt Romig & Hand is compatible with maintaining their independence. In fiscal 2010 and 2009, LaPorte Sehrt Romig & Hand performed auditing services as well as reviewed our public filings. The Audit Committee believes that LaPorte Sehrt Romig & Hand’s performance of these services is compatible with maintaining the independent registered public accounting firm’s independence.

Audit Fees

The following table sets forth the aggregate fees paid by us to LaPorte Sehrt Romig & Hand for professional services rendered by LaPorte Sehrt Romig & Hand in connection with the audit of Home Federal Bancorp’s consolidated financial statements for fiscal 2010 and 2009, as well as the fees paid by us to LaPorte

Sehrt Romig & Hand for audit-related services, tax services and all other services rendered by LaPorte Sehrt Romig & Hand to us during fiscal 2010 and 2009.

	Year Ended June 30,
	2010	2009

Audit fees(1)	$71,606	$63,950
Audit-related fees(2)	5,596	5,443
Tax fees	—	—
All other fees(3)	—	—

Total	$77,202	$69,393

(1)	Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the Securities and Exchange Commission, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)	Audit related fees consist of fees incurred in connection with the provision of due diligence services and consultations regarding financial and accounting standards.

(3)	All other fees consist of fees incurred in connection with services rendered to review certain operational aspects of an employee benefit plan.

The Audit Committee selects our independent registered public accounting firm and pre-approves all audit services to be provided by it to Home Federal Bancorp. The Audit Committee also reviews and pre-approves all audit-related and non-audit related services rendered by our independent registered public accounting firm in accordance with the Audit Committee’s charter. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. The Audit Committee pre-approves certain audit-related services and certain non-audit related tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary.

Each new engagement of LaPorte Sehrt Romig & Hand was approved in advance by the Audit Committee or its Chair, and none of those engagements made use of the de minimis exception to pre-approval contained in the Securities and Exchange Commission’s rules.

The Board of Directors recommends that you vote FOR the ratification of the appointment of LaPorte Sehrt Romig & Hand
for the fiscal year ending June 30, 2011.

PROPOSAL 5 — ADJOURNMENT OF THE ANNUAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the Plan of Conversion and Reorganization at the time of the annual meeting, the Plan of Conversion and Reorganization may not be approved unless the annual meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Home Federal Bancorp at the time of the annual meeting to be voted for an adjournment, if necessary, Home Federal Bancorp has submitted the question of adjournment to its shareholders as a separate matter for their consideration. If it is necessary to adjourn the annual meeting, no notice of the adjourned annual meeting is required to be given to shareholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the annual meeting of the hour, date and place to which the annual meeting is adjourned.

The board of directors of Home Federal Bancorp recommends that you vote “FOR” approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the proposal to approve the Plan of Conversion and Reorganization.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

Set forth below is selected consolidated financial and other data of Home Federal Bancorp. The information at or for the years ended June 30, 2010 and 2009 is derived in part from the audited financial statements that appear in this prospectus. The information at or for the years ended June 30, 2008, 2007 and 2006, is also derived from audited financial statements that do not appear in this prospectus. You should read the consolidated financial statements and related notes contained at the end of this prospectus which provide more detailed information.

	At June 30,
	2010	2009	2008	2007	2006
	(In thousands)

Selected Financial and Other Data:
Total assets	$185,145	$154,766	$137,715	$118,785	$114,000
Cash and cash equivalents	8,837	10,007	7,363	3,972	4,930
Securities available for sale	63,688	92,647	96,324	83,752	83,694
Securities held to maturity	2,138	2,184	1,688	1,408	1,425
Loans held-for-sale	13,403	1,277	852	1,478	—
Loans receivable, net	93,056	46,948	28,263	25,211	20,866
Deposits	117,722	86,146	78,359	77,710	71,279
Federal Home Loan Bank advances	31,507	35,997	26,876	12,368	13,417
Total Stockholders’ equity	33,365	31,310	27,874	27,812	28,539

	As of or for the Year Ended June 30,
	2010	2009	2008	2007	2006
	(In thousands, except per share amounts)

Selected Operating Data:
Total interest income	$9,169	$7,596	$7,004	$6,590	$5,664
Total interest expense	3,458	3,838	3,968	3,448	2,433

Net interest income	5,711	3,758	3,036	3,142	3,231
Provision for loan losses	36	240	—	1	—

Net interest income after provision for loan losses	5,675	3,518	3,036	3,141	3,231
Total non-interest income	864	363	198	240	144
Total non-interest expense(1)	5,196	3,113	3,359	2,417	2,414

Income (loss) before income tax expense (benefit)	1,343	768	(125)	964	961
Income tax expense (benefit)	673	253	(43)	327	327

Net income (loss)	$670	$515	$(82)	$637	$634

Earnings (loss) per share of common stock:
Basic	$0.21	$0.16	$(0.03)	$0.19	$0.19
Diluted	$0.21	$0.16	$(0.03)	$0.19	$0.19

(Footnotes on following page)

	As of or for the Year Ended June 30,
	2010	2009	2008	2007	2006

Selected Operating Ratios(2):
Average yield on interest-earning assets	5.59%	5.21%	5.39%	5.69%	5.35%
Average rate on interest-bearing liabilities	2.56	3.32	4.00	3.84	2.98
Average interest rate spread(3)	3.03	1.89	1.39	1.85	2.37
Net interest margin(3)	3.48	2.58	2.33	2.71	3.05
Average interest-earning assets to average interest-bearing liabilities	121.43	126.37	131.06	128.93	129.49
Net interest income after provision for loan losses to non-interest expense	109.22	113.01	90.38	129.95	133.82
Total non-interest expense to average assets	3.08	2.09	2.52	2.00	2.14
Efficiency ratio(4)	79.46	80.21	103.87	71.49	71.53
Return on average assets	0.40	0.35	(0.06)	0.53	0.56
Return on average equity	2.09	1.70	(0.25)	2.13	2.10
Average equity to average assets	18.98	20.35	24.83	24.82	26.81
Dividend payout ratio(5)	43.73	57.86	—	52.90	49.37
Asset Quality Ratios(6):
Non-performing loans as a percent of total loans receivable	0.38%	0.72%	—%	0.46%	—%
Non-performing assets as a percent of total assets	0.19	0.23	0.04	0.10	—
Allowance for loan losses as a percent of total loans receivable	0.52	0.98	0.82	0.92	1.11
Net charge-offs to average loans receivable	—	—	—	—	—
Allowance for loan losses as a percent of non-performing loans	135.83	133.52	—	202.59	—
Bank Capital Ratios(6):
Tangible capital ratio	16.47%	18.93%	20.21%	22.79%	23.48%
Core capital ratio	16.47	18.93	20.21	22.79	23.48
Total capital ratio	33.67	54.77	73.08	80.63	87.78
Other Data:
Full service offices	4	4	3	3	3
Employees (full-time)	39	22	17	17	17

(1)	Includes merger and stock issuance related expense of $133,000 and $883,000 for the years ended June 30, 2009 and 2008, respectively.

(2)	With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods.

(3)	Average interest rate spread represents the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities, and net interest margin represents net interest income as a percentage of average interest-earning assets.

(4)	The efficiency ratio represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income.

(5)	Based on dividends paid on outstanding shares. Excludes the effect of dividends declared on shares owned by Home Federal Mutual Holding Company, as Home Federal Mutual Holding Company waived the receipt of dividends.

(6)	Asset quality ratios and capital ratios are end of period ratios, except for net charge-offs to average loans receivable.

RECENT DEVELOPMENTS OF HOME FEDERAL BANCORP

The following tables contain certain information concerning the financial position and results of operations of Home Federal Bancorp at and for the three months ended September 30, 2010 as well as the prior comparison periods. You should read this information in conjunction with the audited financial statements included in this prospectus. The financial information as of and for the three months ended September 30, 2010 and 2009 are unaudited and are derived from our interim condensed consolidated financial statements. The balance sheet data as of June 30, 2010 is derived from Home Federal Bancorp’s audited consolidated financial statements. In the opinion of management, financial information at September 30, 2010 and for the three months ended September 30, 2010 and 2009 reflect all adjustments, consisting only of normal recurring accruals, which are necessary to present fairly the results for such periods. Results for the three-month period ended September 30, 2010 may not be indicative of operations of Home Federal Bancorp for the year ending June 30, 2011.

	At	At
	September 30, 2010	June 30, 2010
	(Unaudited)
	(In thousands)

Selected Financial and Other Data:
Total assets	$193,393	$185,145
Cash and cash equivalents	24,645	8,837
Securities available for sale	55,512	63,688
Securities held to maturity	1,833	2,138
Loans held-for-sale	7,385	13,403
Loans receivable, net	99,580	93,056
Deposits	128,888	117,722
Federal Home Loan Bank advances	27,995	31,507
Total Stockholders’ equity	33,759	33,365

	As of or For the Three Months Ended September 30,
	2010	2009
	(Unaudited)
	(In thousands, except per share amounts)

Selected Operating Data:
Total interest income	$2,537	$2,190
Total interest expense	831	909

Net interest income	1,706	1,281
Provision for loan losses	72	—

Net interest income after provision for loan losses	1,634	1,281
Total non-interest income	834	54
Total non-interest expense	1,490	953

Income before income tax expense	978	382
Income tax expense	332	130

Net income	$646	$252

Earnings per share of common stock:
Basic	$0.20	$0.08
Diluted	$0.20	$0.08

(Footnotes on following page)

	As of or For the Three Months Ended September 30,
	2010	2009
	(Unaudited)

Selected Operating Ratios(1):
Average yield on interest-earning assets	5.64%	5.38%
Average rate on interest-bearing liabilities	2.17	2.88
Average interest rate spread(2)	3.47	2.50
Net interest margin(2)	3.79	3.04
Average interest-earning assets to average interest-bearing liabilities	117.47	123.07
Net interest income after provision for loan losses to non-interest expense	109.66	134.42
Total non-interest expense to average assets	0.79	0.60
Efficiency ratio(3)	58.66	71.39
Return on average assets	1.37	0.64
Return on average equity	8.21	3.29
Average equity to average assets	16.69	19.34
Dividend payout ratio(4)	11.27	29.52

Asset Quality Ratios(5):
Non-performing loans as a percent of total loans receivable	0.12%	0.03%
Non-performing assets as a percent of total assets	0.06	0.01
Allowance for loan losses as a percent of total loans receivable	0.56	0.72
Net charge-offs to average loans receivable	—	0.02
Allowance for loan losses as a percent of non-performing loans	487.83	2,940.51

Bank Capital Ratios(5):
Tangible capital ratio	16.08%	18.41%
Core capital ratio	16.08	18.41
Total capital ratio	33.66	48.69

Other Data:
Full service offices	4	4
Employees (full-time)	39	22

(1)	With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods. Ratios for the three month periods are annualized.

(2)	Average interest rate spread represents the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities, and net interest margin represents net interest income as a percentage of average interest-earning assets.

(3)	The efficiency ratio represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income.

(4)	Based on dividends paid on outstanding shares. Excludes the effect of dividends declared on shares owned by Home Federal Mutual Holding Company, as Home Federal Mutual Holding Company waived the receipt of dividends.

(5)	Asset quality ratios and capital ratios are end of period ratios, except for net charge-offs to average loans receivable.

Comparison of Financial Condition at September 30, 2010 and June 30, 2010

Home Federal Bancorp’s total assets increased $8.3 million, or 4.5%, to $193.4 million at September 30, 2010, compared to $185.1 million at June 30, 2010. This increase was primarily due to an increase in cash and cash equivalents of $15.8 million, an increase in loans receivable and loans held-for-sale of $506,000, partially offset by a decrease in available-for-sale securities of $8.2 million at September 30, 2010 compared to June 30, 2010.

Loans receivable, net, excluding loans-held-for sale, increased $6.5 million, or 7.0%, from $93.1 million at June 30, 2010, to $99.6 million at September 30, 2010. The increase in loans receivable, net was attributable primarily to increases in commercial real estate loans, land loans and one-to four family residential loans.

Commercial real estate loans increased $1.1 million, one-to-four family residential loans increased $2.6 million, land loans increased $2.8 million and commercial business loans increased $570,000 at September 30, 2010, compared to June 30, 2010. Although we primarily originate one-to-four family residential loans for sale, certain lending relationships are retained for portfolio. Home equity and second mortgage loans decreased $902,000 and construction loans decreased $221,000 at September 30, 2010 compared to the year ended June 30, 2010. Loans held-for-sale decreased $6.0 million at September 30, 2010 compared to June 30, 2010. During the quarter ended September 30, 2010, originations of loans held-for-sale declined to $41.0 million, a decrease of $3.0 million from $44.0 million originated during the previous quarter ended June 30, 2010. Originations of all other loans for portfolio declined to $8.0 million from $28.0 million in the previous quarter. The originations in the previous quarter of $28.0 million were the result of hiring several new loan officers who moved relationships to Home Federal Bank. The $8.0 million of originations during the quarter ended September 30, 2010 is a normalized level that is more in line with our business plan.

Securities available-for-sale decreased $8.2 million, or 12.8%, from $63.7 million at June 30, 2010 to $55.5 million at September 30, 2010. This decrease resulted primarily from the reduction of new investment acquisitions, the sale of securities and normal principal paydowns, offset by market value increases in the portfolio. In recent periods, there have been significant loan prepayments due to the heavy volume of loan refinancing.

Cash and cash equivalents increased $15.8 million, or 178.9%, from $8.8 million at June 30, 2010 to $24.6 million at September 30, 2010. The net increase in cash and cash equivalents was attributable primarily to the growth in our deposits and sales and principal payments from our securities, offset by the funding of our loan growth and repayment of advances from Federal Home Loan Bank.

Total liabilities increased $7.8 million, or 5.2%, from $151.8 million at June 30, 2010 to $159.6 million at September 30, 2010 due primarily to an increase of $11.2 million, or 9.5%, in our deposits, offset by a decrease in advances from the Federal Home Loan Bank of $3.5 million, or 11.1%. The increase in deposits was attributable primarily to increases in our NOW accounts, certificates of deposit accounts, and savings accounts. NOW accounts increased $5.9 million as the result of an expansion of commercial deposit accounts. Certificate accounts increased $4.4 million, or 5.9%, from $73.9 million at June 30, 2010 to $78.2 million at September 30, 2010. Savings accounts increased $703,000 from $5.3 million at June 30, 2010 to $6.0 million at September 30, 2010.

Stockholders’ equity increased $394,000, or 1.2%, to $33.8 million at September 30, 2010 from $33.4 million at June 30, 2010, due primarily to net income of 646,000 for the three months ended September 30, 2010, and the distribution of shares associated with Home Federal Bancorp’s Recognition Plan of $116,000, less dividends of $73,000 paid during the three months ended September 30, 2010, treasury stock acquisitions of $46,000, and a decrease of $270,000 in Home Federal Bancorp’s accumulated other comprehensive income. The change in accumulated other comprehensive income was primarily due to the change in net unrealized gain on securities available for sale due to recent declines in interest rates. The net unrealized loss on securities available-for-sale is affected by interest rate fluctuations. Generally, an increase in interest rates will have an adverse impact while a decrease in interest rates will have a positive impact.

Comparison of Operating Results for the Three Months Ended September 30, 2010 and 2009

General.  Net income amounted to $646,000 for the three months ended September 30, 2010, reflecting an increase of $394,000 compared to net income of $252,000 for the three months ended September 30, 2009. This change was due to an increase of $780,000 in non-interest income and a $425,000 increase in net interest income, partially offset by an increase of $537,000 in non-interest expense and an increase of $202,000 in the provision for income taxes and an increase in the provision for loan losses of $72,000.

Net Interest Income.  Net interest income after provision for loan losses amounted to $1.6 million for the three months ended September 30, 2010, an increase of $353,000, or 27.6%, compared to $1.3 million for the three months ended September 30, 2009. The increase was due primarily to an increase of $347,000 in total interest income, and a $78,000 decrease in interest expense.

The average interest rate spread increased from 2.50% for the three months ended September 30, 2009 to 3.47% for the three months ended September 30, 2010 while the average balance of net interest-earning assets increased from $155.7 million to $180.0 million during the same periods. The percentage of average interest-earning assets to average interest-bearing liabilities decreased to 117.47% for the three months ended September 30, 2010 compared to 123.07% for the three months ended September 30, 2009. The increase in the average interest rate spread reflects the lower interest rates paid on interest bearing liabilities. Additionally, Home Federal Bancorp’s average cost of funds decreased 71 basis points for the three months ended September 30, 2010, compared to the three months ended September 30, 2009, as the Federal Reserve continued to reduce short-term rates. Lower certificate of deposit interest rates in our market area led us to decrease the average rates paid on certificates of deposit 74 basis points for the three months ended September 30, 2010 compared to the three months ended September 30, 2009. Net interest margin increased to 3.79% for the three months ended September 30, 2010 compared to 3.04% for the three months ended September 30, 2009.

Interest income increased $347,000, or 15.8%, to $2.5 million for the three months ended September 30, 2010 compared to $2.2 million for the three months ended September 30, 2009. Such increase was primarily due to an increase in the average balance of total interest earning assets as well as an increase in the average yield. The increase in average yields on interest earning assets reflects an increase in higher yielding loans during the three months ended September 30, 2010. The decrease in the average balance of investment securities was due to security sales and normal principal payments while no purchase of new securities were made. The increase in the average balance of loans receivable was primarily due to new loans originated by our new commercial lending activities.

Interest expense decreased $78,000, or 8.5%, to $831,000 for the three months ended September 30, 2010, compared to $909,000 for the three months ended September 30, 2009, primarily as a result of decreases in the average rates paid on interest-bearing liabilities, partially offset by increases in the average balance of interest-bearing deposits.

Provision for Loan Losses.  A provision of $72,000 was made to the allowance in the first quarter of fiscal 2011, primarily in response to the increase in commercial lending during the period. No provision for loan losses was made in the first quarter of fiscal 2010. We held two residential mortgage loans at September 30, 2010 classified as substandard compared to one at September 30, 2009.

Non-Interest Income.  Non-interest income amounted to $834,000 for the three months ended September 30, 2010, an increase of $780,000 compared to non-interest income of $54,000 for the three months ended September 30, 2009. The increase was primarily due to a $229,000 increase in gain on sale of securities, and a $535,000 increase in gain on sale of loans.

Non-Interest Expense.  Non-interest expense increased $537,000, or 56.3%, for the three months ended September 30, 2010, largely due to increases in compensation and benefits of $405,000, legal and examination fees of $33,000, occupancy expenses of $31,000 and miscellaneous non-interest expenses of $68,000. The increase in compensation and benefits expense was primarily attributable to the hiring of additional personnel and operating costs associated with our new and expanding commercial loan activities. Non-interest expense also increased as a result of increases in advertising expense, and other general overhead expenses, including printing and office supplies expense.

Provision for Income Tax Expense.  The provision for income taxes amounted to $332,000 and $130,000 for the three months ended September 30, 2010 and 2009, respectively. Our effective tax rate was 33.9% for the three months ended September 30, 2010 and 34.0% for the three months Ended September 30, 2009.

HOW OUR NET PROCEEDS WILL BE USED

The following table shows how we intend to use the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering. Payments for shares made through withdrawals from deposit accounts at Home Federal Bank will reduce Home Federal Bank’s deposits and will not result in the receipt of new funds for investment. See “Pro Forma Data” for the assumptions used to arrive at these amounts.

							15% Above
	Minimum of		Midpoint of		Maximum of		Maximum of
	Offering Range		Offering Range		Offering Range		Offering Range
	1,593,750		1,875,000		2,156,250		2,479,688
	Shares at	Percent	Shares at	Percent	Shares at	Percent	Shares at	Percent
	$10.00	of Net	$10.00	of Net	$10.00	of Net	$10.00	of Net
	per Share	Proceeds	per Share	Proceeds	per Share	Proceeds	per Share	Proceeds
	(Dollars in thousands)

Offering proceeds	$15,938	100.00%	$18,750	100.00%	$21,563	100.00%	$24,797	100.00%
Less: offering expenses	(1,496)	(9.38)	(1,592)	(8.49)	(1,689)	(7.83)	(1,800)	(7.26)

Net offering proceeds	$14,442	90.62%	$17,158	91.51%	$19,873	92.17%	$22,996	92.74%

Plus: MHC capital contribution	100	0.63%	100	0.53%	100	0.46%	100	0.40%
Less:
Proceeds contributed to Home Federal Bank	$(7,221)	(45.31)%	$(8,579)	(45.75)%	$(9,937)	(46.08)%	$(11,498)	(46.37)%
Proceeds used for loan to employee stock ownership plan	(956)	(6.00)	(1,125)	(6.00)	(1,294)	(6.00)	(1,488)	(6.00)
Proceeds used to repurchase shares for stock recognition plan	(638)	(4.01)	(750)	(4.00)	(863)	(4.00)	(992)	(4.00)

Proceeds remaining for Home Federal Bancorp	$5,727	35.93%	$6,804	36.29%	$7,880	36.54%	$9,118	36.77%

The new holding company will retain 50% of the net proceeds of the offering, with the remaining 50% being contributed to Home Federal Bank, and intends to initially invest 100% of the proceeds it retains (other than the amount used to fund the employee stock ownership plan loan) in short-term, liquid investments. The actual amounts to be invested in different instruments will depend on the interest rate environment and the new holding company’s liquidity needs. Although there can be no assurance that we will invest the net proceeds in anything other than short-term, liquid investments, over time, the new holding company may use the proceeds it retains from the offering:

•	to invest in securities;

•	to pay dividends to shareholders;

•	to repurchase shares of its common stock, subject to regulatory restrictions;

•	to finance the possible acquisition of financial institutions or branch offices or other businesses that are related to banking; and

•	for general corporate purposes.

Under current Office of Thrift Supervision regulations, the new holding company may not repurchase shares of its common stock during the first year following the conversion and offering, except to fund recognition plans that have been ratified by shareholders or tax qualified employee stock benefit plans or, with prior regulatory approval, when extraordinary circumstances exist.

Home Federal Bank intends to use the net proceeds it receives to purchase investment and mortgage-backed securities and in the future, may use the additional proceeds that it receives from the offering to fund new loans, both residential and commercial, or for other general corporate purposes.

We may need regulatory approvals to engage in some of the activities listed above. We currently have no specific plans or agreements regarding any expansion activities or acquisitions. Except as described above, neither the new holding company nor Home Federal Bank has any specific plans for the investment of the proceeds of this offering and has not allocated a specific portion of the proceeds to any particular use.

WE INTEND TO CONTINUE TO PAY QUARTERLY CASH DIVIDENDS

Home Federal Bancorp has paid quarterly cash dividends since the third quarter of fiscal 2005. Home Federal Bancorp’s current quarterly dividend is $0.06 per share. After we complete the conversion and offering, dividends will be paid by the new holding company on its outstanding shares of common stock. We currently expect that the level of cash dividends per share after the conversion and offering will be substantially consistent with the current amount of dividends of $0.06 per share. However, the rate of such dividends and the initial or continued payment thereof will be in the discretion of the board of directors of the new holding company and will depend upon a number of factors, including the amount of net proceeds retained by us in the offering, investment opportunities available to us, capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced or eliminated in the future. In addition, during the first three years after the conversion and offering, no dividend will be declared or paid if it would be classified as a return of capital.

Dividends from the new holding company may eventually depend, primarily upon receipt of dividends from Home Federal Bank, because the new holding company initially will have no source of income other than dividends from Home Federal Bank, earnings from the investment of proceeds from the sale of common stock retained by us, and interest payments with respect to our loan to our employee stock ownership plan.

Home Federal Bank’s ability to pay dividends to the new holding company will be governed by the Home Owners’ Loan Act, as amended, and the regulations of the Office of Thrift Supervision. In addition, the prior approval of the Office of Thrift Supervision will be required for the payment of a dividend if the total of all dividends declared by Home Federal Bank in any calendar year would exceed the total of its net profits for the year combined with its net profits for the two preceding years, less any required transfers to surplus or a fund for the retirement of any preferred stock. In addition, Home Federal Bank will be prohibited from paying cash dividends to the new holding company to the extent that any such payment would reduce Home Federal Bank’s regulatory capital below required capital levels or would impair the liquidation account to be established for the benefit of Home Federal Bank’s eligible account holders and supplemental eligible account holders. See “The Conversion and Offering — Liquidation Rights.”

Any payment of dividends by Home Federal Bank to the new holding company which would be deemed to be drawn out of Home Federal Bank’s bad debt reserves would require a payment of taxes at the then-current tax rate by Home Federal Bank on the amount of earnings deemed to be removed from the reserves for such distribution. Home Federal Bank does not intend to make any distribution to the new holding company that would create such a federal tax liability. See “Taxation.”

Unlike Home Federal Bank, the new holding company is not subject to the above regulatory restrictions on the payment of dividends to our shareholders. Under Louisiana law, the new holding company generally may pay dividends out of surplus, or if no surplus is available, may pay dividends out of its net profits for the current or preceding fiscal year or both.

MARKET FOR OUR COMMON STOCK

Home Federal Bancorp’s common stock is currently quoted on the OTC Bulletin Board under the symbol “HFBL.” We expect that the new holding company’s commons stock will be listed for trading on the Nasdaq Capital Market under the symbol “HFBLD” for a period of 20 trading days after completion of the offering. Thereafter, the trading symbol will be “HFBL.” We cannot assure you that our common stock will be approved for listing on the Nasdaq Capital Market.

Making a market may include the solicitation of potential buyers and sellers in order to match buy and sell orders. The development of a liquid public market depends upon the existence of willing buyers and sellers, the presence of which is not within our control or the control of any market maker. You should view the common stock as a long-term investment. Furthermore, there can be no assurance that you will be able to sell your shares at or above the $10.00 per share purchase price.

Presented below is the high and low bid information for Home Federal Bancorp’s common stock and cash dividends declared for the periods indicated. The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. Information relating to bid quotations has been obtained from the Nasdaq Stock Market, Inc.

	Stock Price per Share		Cash Dividends
Quarter Ended:	High Bid	Low Bid	per Share

Fiscal 2010:
June 30, 2010	$9.00	$7.55	$0.06
March 31, 2010	8.55	8.55	0.06
December 31, 2009	8.55	7.25	0.06
June 30, 2009	7.75	6.25	0.06
Fiscal 2009:
June 30, 2009	7.50	5.60	0.06
March 31, 2009	7.00	5.60	0.06
December 31, 2008	7.15	5.00	0.05
September 30, 2008	9.30	6.85	0.05

At July 7, 2010, the business day immediately preceding the public announcement of the conversion and offering, and at November 5, 2010, the date of this prospectus, the closing prices of Home Federal Bancorp common stock as reported on the OTC Bulletin Board were $8.00 per share and $9.70 per share, respectively. At November 5, 2010, Home Federal Bancorp had approximately 149 shareholders of record.

REGULATORY CAPITAL REQUIREMENTS

At June 30, 2010, Home Federal Bank exceeded all of its regulatory capital requirements. The table below sets forth Home Federal Bank’s historical capital under accounting principles generally accepted in the United States of America and regulatory capital at June 30, 2010, and pro forma capital after giving effect to the offering. The pro forma capital amounts reflect the receipt by Home Federal Bank of 50.0% of the net offering proceeds. The pro forma risk-based capital amounts assume the investment of the net proceeds received by Home Federal Bank in assets which have a risk-weight of 20% under applicable regulations, as if such net proceeds had been received and so applied at June 30, 2010.

			Pro Forma Capital at June 30, 2010, Based Upon the Sale at $10.00 per Share
	Home Federal Bank		Minimum		Midpoint		Maximum		15% Above
	Historical at		1,593,750		1,875,000		2,156,250		Maximum
	June 30, 2010		Shares		Shares		Shares		2,479,688 Shares
		Percent of		Percent of		Percent of		Percent of		Percent of
	Amount	Assets(1)	Amount	Assets	Amount	Assets	Amount	Assets	Amount	Assets
	(Dollars in thousands)

GAAP capital	$32,206	17.38%	$37,833	19.81%	$38,910	20.26%	$39,986	20.70%	$41,224	21.21%

Tier 1 leverage capital:
Actual	$29,989	16.47%	$35,616	18.98%	$36,693	19.44%	$37,769	19.90%	$39,007	20.41%
Requirement	7,282	4.00	7,507	4.00	7,550	4.00	7,593	4.00	7,643	4.00

Excess	$22,707	12.47%	$28,109	14.98%	$29,143	15.44%	$30,176	15.90%	$31,364	16.41%

Tier 1 risk-based capital:
Actual	$29,989	33.13%	$35,616	38.87%	$36,693	39.95%	$37,769	41.02%	$39,007	42.25%
Requirement	3,621	4.00	3,666	4.00	3,674	4.00	3,683	4.00	3,693	4.00

Excess	$26,368	29.13%	$31,950	34.87%	$33,019	35.95%	$34,086	37.02%	$35,314	38.25%

Total risk-based capital:
Actual	$30,478	33.67%	$36,105	39.40%	$37,182	40.48%	$38,258	41.55%	$39,496	42.78%
Requirement	7,241	8.00	7,331	8.00	7,348	8.00	7,366	8.00	7,385	8.00

Excess	$23,237	25.67%	$28,774	31.40%	$29,834	32.48%	$30,892	33.55%	$32,111	34.78%

Reconciliation of capital contributed to Home Federal Bank:
Net proceeds contributed to Home Federal Bank			$7,221		$8,579		$9,937		$11,498
Less common stock
acquired by employee stock ownership plan			(956)		(1,125)		(1,294)		(1,488)
acquired by restricted stock plan			(638)		(750)		(863)		(992)

Pro forma increase in GAAP and regulatory capital			$5,627		$6,704		$7,780		$9,018

(1)	Tier 1 leverage capital level is shown as a percentage of adjusted total assets of $182.1 million. Risk-based capital levels are shown as a percentage of risk-weighted assets of $90.5 million.

CAPITALIZATION

The following table presents the historical capitalization of Home Federal Bancorp at June 30, 2010 and the capitalization of Home Federal Bancorp after giving effect to the offering proceeds (referred to as “pro forma” information). The table depicts Home Federal Bancorp’s capitalization following the offering at the minimum, midpoint, maximum and maximum, as adjusted, of the offering range. The pro forma capitalization gives effect to the assumptions listed under “Pro Forma Data,” based on the sale of the number of shares of common stock indicated in the table. A change in the number of shares to be issued in the offering may materially affect pro forma capitalization. We are offering our common stock on a best efforts basis. We must sell a minimum of 1,593,750 shares to complete the offering.

		Pro Forma Capital Based Upon the Sale at $10.00 per Share
	Home				Maximum as
	Federal	Minimum	Midpoint	Maximum	Adjusted,
	Bancorp	1,593,750	1,875,000	2,156,250	2,479,688
	Historical	Shares	Shares	Shares	Shares
			(Dollars in thousands)

Deposits(1)	$117,722	$117,722	$117,722	$117,722	$117,722
Borrowings	31,507	31,507	31,507	31,507	31,507

Total deposits and borrowed funds	$149,229	$149,229	$149,229	$149,229	$149,229

Stockholders’ equity:
Preferred stock $.01 par value, 10,000,000 shares authorized (post conversion)(2)	—	—	—	—	—
Common stock $.01 par value, 40,000,000 shares authorized (post conversion)(2)(3)	14	25	29	34	39
Additional paid-in capital(3)	13,655	28,086	30,797	33,508	36,627
Retained earnings(4)	20,665	20,665	20,665	20,665	20,665
Mutual Holding Company Capital Consideration	—	100	100	100	100
Accumulated other comprehensive income	2,096	2,096	2,096	2,096	2,096
Treasury shares	(2,094)	(2,094)	(2,094)	(2,094)	(2,094)
Less:
Common stock already acquired by employee stock ownership plan(5)	(826)	(826)	(826)	(826)	(826)
Common stock already acquired for restricted stock awards(6)	(145)	(145)	(145)	(145)	(145)

Less:
Common stock acquired by employee stock ownership plan	—	(956)	(1,125)	(1,294)	(1,488)
Common stock acquired for restricted stock awards	—	(638)	(750)	(863)	(992)

Total stockholders’ equity	$33,365	$46,313	$48,748	$51,182	$53,982

Total stockholders’ equity/assets	18.02%	23.38%	24.31%	25.22%	26.24%

(1)	Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Such withdrawals would reduce pro forma deposits and assets by the amount of such withdrawals.

(2)	Home Federal Bancorp currently has 2,000,000 authorized shares of preferred stock and 8,000,000 authorized shares of common stock, $.01 par value.

(3)	The pro forma amounts of common stock and additional paid-in capital have been increased to reflect the number of shares of common stock to be outstanding, which includes the exchange of all of the currently outstanding shares of Home Federal Bancorp common stock pursuant to the exchange ratio. No effect has been given to the issuance of additional shares of common stock pursuant to our proposed stock option plan. We intend to adopt a new stock option plan and to submit such plan to shareholders at a meeting of shareholders to be held at least six months following completion of the conversion and offering. If the stock option plan is approved by shareholders, an amount equal to approximately 10.0% of the shares of Home Federal Bancorp common stock sold in the offering will be reserved for the stock option plan. Your ownership percentage would decrease by approximately 6.00% if all potential stock options are exercised from our authorized but unissued stock. See “Pro Forma Data” and “Management Compensation — New Stock

(Footnotes continue on the following page)

Benefit Plans — Stock Option Plan.” In addition, all treasury stock of Home Federal Bancorp will be cancelled in connection with the consummation of the conversion and the offering.

(4)	The retained earnings of Home Federal Bank will be partially restricted after the offering. Home Federal Bank will be prohibited from paying cash dividends to Home Federal Bancorp to the extent that any such payment would reduce Home Federal Bank’s regulatory capital levels below its minimum regulatory capital levels or would impair the liquidation account to be established for the benefit of eligible account holders and supplemental eligible account holders of Home Federal Bank. See “Regulation — Regulation of Home Federal Bank — Capital Distributions.”

(5)	Assumes that 6.0% of Home Federal Bancorp’s common stock sold in the offering will be purchased by our employee stock ownership plan in addition to the shares already owned by the employee stock ownership plan. The common stock acquired by our employee stock ownership plan is reflected as a reduction of stockholders’ equity. Assumes the funds used to acquire our employee stock ownership plan shares will be borrowed from Home Federal Bancorp. See Footnote 1 to the table set forth under “Pro Forma Data” and see also “Management Compensation — New Stock Benefit Plans — Employee Stock Ownership Plan.”

(6)	Gives effect to the recognition and retention plan which we expect to adopt after the conversion and offering and present to shareholders for approval at a meeting of shareholders to be held at least six months after we complete the offering. No shares will be purchased by the recognition and retention plan in the conversion and offering, and such plan cannot purchase any shares until shareholder approval has been obtained. If the recognition and retention plan is approved by our shareholders, the plan intends to acquire an amount of common stock equal to approximately 4.0% of the shares of Home Federal Bancorp common stock sold in the offering. The funds to enable such purchases will be provided by Home Federal Bancorp. The table assumes that shareholder approval has been obtained and that such shares are purchased in the open market at $10.00 per share. The common stock so acquired by the recognition plan is reflected as a reduction in stockholders’ equity. If the shares are purchased at prices higher or lower than the initial purchase price of $10.00 per share, such purchases would have a greater or lesser impact, respectively, on stockholders’ equity. If the recognition and retention plan purchases authorized but unissued shares from Home Federal Bancorp such issuance would dilute the voting interests of existing shareholders by approximately 2.49%. See “Pro Forma Data” and “Management Compensation — New Stock Benefit Plans — Recognition and Retention Plan.”

PRO FORMA DATA

The following table shows information about Home Federal Bancorp’s historical combined consolidated net income and stockholders’ equity prior to the conversion and offering and the new holding company’s pro forma consolidated net income and stockholders’ equity following the conversion and offering. The information provided illustrates our consolidated pro forma net income and stockholders’ equity based on the sale of common stock at the minimum, midpoint, maximum and 15% above the maximum of the offering range, respectively. The actual net proceeds from the sale of the new holding company common stock in the offering cannot be determined until the offering is completed. However, the net proceeds are currently estimated to be between $14.4 million and $19.9 million, or up to $23.0 million in the event the offering range is increased by approximately 15%, based upon the following assumptions:

•	The new holding company will sell 50% of the shares of common stock in the subscription offering and community offering and 50% of the shares will be sold in a syndicated community offering;

•	The new holding company’s employee stock ownership plan will purchase an amount equal to 6.0% of the shares sold in the offering at a price of $10.00 per share with a loan from Home Federal Bancorp;

•	Expenses of the conversion and offering, other than the fees to be paid to Stifel Nicolaus & Company, Incorporated are estimated to be $950,000;

•	25,200 shares of common stock will be purchased by Home Federal Bancorp’s executive officers and directors and their immediate families; and

•	Stifel Nicolaus & Company, Incorporated will receive a fee equal to 1.0% of the aggregate purchase price of the shares of common stock sold in the offering, excluding any shares purchased by any employee benefit plans, and any of our directors, officers or employees or members of their immediate families.

We have prepared the following tables, which set forth our historical consolidated net income and stockholders’ equity prior to the conversion and offering and our pro forma consolidated net income and stockholders’ equity following the conversion and offering. In preparing these tables and in calculating pro forma data, the following assumptions have been made:

•	Pro forma earnings have been calculated assuming the stock had been sold at the beginning of the period and the net proceeds had been invested at a yield of 1.79% for the year ended June 30, 2010. This represents the yield on a five-year U.S. Treasury note as of June 30, 2010, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by Office of Thrift Supervision regulations.

•	The pro forma after-tax yields on the net proceeds from the offering were assumed to be 1.18% for the year ended June 30, 2010.

•	No withdrawals were made from Home Federal Bank’s deposit accounts for the purchase of shares in the offering.

•	Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock, as adjusted in the pro forma net income per share to give effect to the purchase of shares by the employee stock ownership plan.

•	Pro forma stockholders’ equity amounts have been calculated as if the conversion and offering had been completed on June 30, 2010 and no effect has been given to the assumed earnings effect of the transactions.

The following pro forma information may not be representative of the financial effects of the conversion and offering at the date on which the offering actually occurs and should not be taken as indicative of future results of operations. Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities computed in accordance with generally accepted accounting principles. Stockholders’ equity does not give effect to intangible assets in the event of a liquidation, to Home Federal Bank’s bad debt reserve or to the liquidation accounts to be maintained by Home Federal Bank and the new holding company. The pro forma stockholders’ equity is not intended to represent the fair market value of the common stock and may be different than amounts that would be available for distribution to shareholders in the event of liquidation.

We are offering our common stock on a best efforts basis. We must issue a minimum of 1,593,750 shares in the conversion and offering to complete the transactions.

The table on the following page summarizes historical consolidated data of Home Federal Bancorp and Home Federal Bancorp’s pro forma data at or for the dates and periods indicated based on the assumptions set forth above and in the table and should not be used as a basis for projection of the market value of the common stock following the conversion and offering.

At or for the Year Ended June 30, 2010
1,593,750	1,875,000	2,156,250	2,479,688
Shares Sold	Shares Sold	Shares Sold	Shares Sold
at $10.00	at $10.00	at $10.00	at $10.00
per Share	per Share	per Share	per Share
(Minimum	(Midpoint	(Maximum	(15% Above
of Range)	of Range)	of Range)	Maximum)
(Dollars in thousands)

Gross proceeds of offering	$15,938	$18,750	$21,563	$24,797
Fair value of shares issued in exchange to Home Federal Bancorp shareholders	9,045	10,641	12,237	14,073

Pro forma value	$24,983	$29,391	$33,800	$38,870

Gross proceeds	$15,938	$18,750	$21,563	$24,797
Less: estimated offering expenses	(1,496)	(1,592)	(1,689)	(1,800)

Estimated net proceeds	14,442	17,158	19,874	22,997
Plus: assets received from mutual holding company	100	100	100	100
Less: common stock acquired by employee stock ownership plan(1)	(956)	(1,125)	(1,294)	(1,488)
Less: common stock to be acquired by recognition and retention plan(2)	(638)	(750)	(863)	(992)

Net investable proceeds, as adjusted	$12,948	$15,383	$17,816	$20,617
Consolidated Pro Forma Net Income:
Historical	$670	$670	$670	$670
Pro forma income on net investable proceeds(3)	153	182	210	243
Pro forma Louisiana shares tax(4)	(42)	(50)	(58)	(66)
Less: pro forma employee stock ownership plan adjustments(1)	(32)	(37)	(43)	(49)
Less: pro forma restricted stock award expense(2)	(84)	(99)	(114)	(131)
Less: pro forma stock option expense(5)	(77)	(91)	(104)	(120)

Pro forma net income	$588	$575	$561	$547
Pro forma net income per share:
Historical, as adjusted(5)	$0.28	$0.24	$0.21	$0.18
Pro forma income on net investable proceeds	0.06	0.06	0.06	0.07
Pro forma state shares tax(4)	(0.02)	(0.02)	(0.02)	(0.02)
Less: pro forma employee stock ownership plan adjustments(1)	(0.01)	(0.01)	(0.01)	(0.01)
Less: pro forma restricted stock award expense(2)	(0.03)	(0.03)	(0.04)	(0.03)
Less: pro forma stock option expense(5)	(0.03)	(0.03)	(0.03)	(0.03)

Pro forma net income per share	$0.24	$0.20	$0.17	$0.15
Offering price as a multiple of pro forma net income per share	41.7	x	50.0	x	58.8	x	66.7	x
Number of shares used to calculate pro forma net income per share(7)	2,407,387	2,832,220	3,257,053	3,745,612
Pro forma stockholders’ equity (book value)(5):
Historical	$33,365	$33,365	$33,365	$33,365
Estimated net proceeds	14,442	17,158	19,874	22,997
Plus: assets received from mutual holding company	100	100	100	100
Less: common stock acquired by employee stock ownership plan(1)	(956)	(1,125)	(1,294)	(1,488)
Less: common stock to be acquired by recognition and retention plan(2)	(638)	(750)	(863)	(992)

Pro forma stockholders’ equity	$46,313	$48,748	$51,182	$53,982
Pro forma stockholders’ equity per share(6):
Historical	$13.36	$11.35	$9.87	$8.58
Estimated net proceeds	5.78	5.84	5.88	5.92
Plus: assets received from mutual holding company	0.04	0.03	0.03	0.03
Less: common stock acquired by employee stock ownership plan(1)	(0.38)	(0.38)	(0.38)	(0.38)
Less: common stock to be acquired by recognition and retention plan(2)	(0.26)	(0.26)	(0.26)	(0.26)

Pro forma stockholders’ equity per share	$18.54	$16.59	$15.14	$13.89

Offering price as a percentage of pro forma stockholders’ equity per share	53.9%	60.3%	66.1%	72.0%
Number of shares used to calculate pro forma stockholders’ equity per share	2,498,231	2,939,095	3,379,959	3,886,954

(Footnotes on following page)

(1)	Assumes that the employee stock ownership plan will acquire a number of shares equal to 6.0% of Home Federal Bancorp’s common stock to be sold in the conversion and offering. The employee stock ownership plan will borrow the funds used to acquire these shares from the net proceeds of the offering retained by Home Federal Bancorp. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. This borrowing will have an interest rate of 3.25%, and a term of 20 years. Home Federal Bank intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. Interest income that Home Federal Bancorp will earn on the loan will offset the interest paid on the loan by Home Federal Bank. As the debt is paid down, shares will be released for allocation to participants’ accounts and shareholders’ equity will be increased.

The adjustment to pro forma net income for the employee stock ownership plan reflects the after-tax compensation expense associated with the plan, based on an assumed effective tax rate of 34.0%. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. An equal number of shares (1/15% of the total, based on a 15-year loan) will be released each year over the term of the loan. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. If the average market value per share is greater than $10.00 per share, total employee stock ownership plan expense would be greater.

(2)	Assumes that Home Federal Bancorp will purchase in the open market a number of shares equal to 4.0% of the shares of Home Federal Bancorp common stock sold in the offering, that will be reissued as restricted stock awards under the recognition and retention plan proposed to be adopted following the conversion and offering. Repurchases will be funded with cash on hand at Home Federal Bancorp or with dividends paid to Home Federal Bancorp by Home Federal Bank. The cost of these shares has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. In calculating the pro forma effect of the restricted stock awards, it is assumed that the required shareholder approval has been received, that the shares used to fund the awards were acquired at the beginning of the respective period and that the shares were acquired at the $10.00 per share purchase price. The issuance of authorized but unissued shares of common stock instead of shares repurchased in the open market would dilute the ownership interests of existing shareholders, by approximately 2.49%, assuming the midpoint of the offering range. The adjustment to pro forma net income for the restricted stock awards reflects the after-tax compensation expense associated with the awards. It is assumed that the fair market value of a share of Home Federal Bancorp common stock was $10.00 at the time the awards were made, that all shares were granted in the first year after the conversion and offering, that shares of restricted stock issued under the recognition and retention plan vest over a five-year period, or 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the shares awarded was an amortized expense during each year, and that the combined federal and state income tax rate was 34.0%. If the fair market value per share is greater than $10.00 per share on the date shares are awarded then, total recognition and retention plan expense would be greater.

(3)	Pro forma income on net investable proceeds is equal to the net proceeds less the cost of acquiring shares in the open market at the $10.00 per share purchase price to fund the employee stock ownership plan and the restricted stock awards under the recognition and retention plan multiplied by the after-tax reinvestment rate. The after-tax reinvestment rate is equal to 1.18% for the year ended June 30, 2010 based on the following assumptions: combined federal and state income tax rate of 34.0% and a pre-tax reinvestment rate of 1.79% for the year ended June 30, 2010.

(4)	Following the offering, Home Federal Bank will be subject to the Louisiana shares tax. The shares tax is based upon capitalized earnings and taxable stockholders’ equity minus certain real and personal property credits. The amount shown is an estimate. For additional information, see “Taxation — State Taxation.”

(Footnotes continue on the following page)

(5)	The adjustment to pro forma net income for stock options reflects the compensation expense associated with the stock options (assuming no federal tax benefit) that may be granted under the new stock option plan to be adopted following the conversion and offering. If the new stock option plan is approved by shareholders, a number of shares equal to 10.0% of Home Federal Bancorp’s common stock sold in the offering will be reserved for future issuance upon the exercise of stock options that may be granted under the plan. Using the Black-Scholes option-pricing formula, each option is assumed to have a value of $2.42 based on the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 2.4%; expected life, six years; expected volatility, 23.23%; and risk-free interest rate, 2.97%. It is assumed that all stock options were granted in the first year after the offering, that stock options granted under the stock option plan vest over a five-year period, or 20.0% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20.0% of the value of the options awarded was an amortized expense during each year. If the fair market value per share is different than $10.00 per share on the date options are awarded under the stock option plan, or if the assumptions used in the option-pricing formula are different from those used in preparing this pro forma data, the value of the stock options and the related expense would be different. Applicable accounting standards do not prescribe a specific valuation technique to be used to estimate the fair value of employee stock options. Home Federal Bancorp may use a valuation technique other than the Black-Scholes option-pricing formula and that technique may produce a different value. The issuance of authorized but unissued shares of common stock to satisfy option exercises instead of shares repurchased in the open market would dilute the ownership interests of existing shareholders by approximately 6.00%, assuming the midpoint of the offering range.

(6)	The historical net income per share has been adjusted to reflect the exchange ratio of the additional shares to be issued by Home Federal Bancorp in exchange for the shares of Home Federal Bancorp common stock. As reported, the basic net income per share of Home Federal Bancorp for the year ended June 30, 2010 was $0.21.

(7)	The number of shares used to calculate pro forma net income per share is equal to the total number of shares to be outstanding upon completion of the conversion and offering, less the number of shares purchased by the employee stock ownership plan not committed to be released within one year following the conversion and offering. The number of shares used to calculate pro forma shareholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the conversion and offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

Our profitability depends primarily on our net interest income, which is the difference between interest and dividend income on interest-earning assets, principally loans, investment securities and interest-earning deposits in other institutions, and interest expense on interest-bearing deposits and borrowings from the Federal Home Loan Bank of Dallas. Net interest income is dependent upon the level of interest rates and the extent to which such rates are changing. Our profitability also depends, to a lesser extent, on non-interest income, provision for loan losses, non-interest expenses and federal income taxes. Home Federal Bancorp, Inc. of Louisiana had net income of $670,000 in fiscal 2010 and net income of $515,000 in fiscal 2009.

Historically, our business consisted primarily of originating single-family real estate loans secured by property in our market area. Typically, single-family loans involve a lower degree of risk and carry a lower yield than commercial real estate, construction, commercial business and consumer loans. During fiscal 2009, we hired three commercial loan officers and began to offer commercial real estate loans, commercial business loans and real estate secured lines of credit which typically have higher rates and shorter terms than single-family loans. Although our loans continue to be primarily funded by certificates of deposit, which typically have a higher interest rate than passbook accounts, it is now our policy to require commercial customers to have a deposit relationship with us, which has increased our balance of NOW accounts in recent periods. The combination of these factors has resulted in higher interest rate spreads in fiscal 2010. Due to the low interest rate environment, we have sold substantially all of our fixed rate single-family residential loan originations in recent periods. We have also sold investment securities as available-for-sale to realize gains in the portfolio. Because of a decrease in our cost of funds and the volume increase of interest earning assets, our net interest margin increased during fiscal 2010 and our net interest income increased to $5.7 million for fiscal 2010 as compared to $3.8 million for fiscal 2009. We expect to continue to emphasize consumer and commercial lending in the future in order to improve the yield on our portfolio. In July, 2009, we began offering security brokerage and advisory services at our new agency office through Tipton Wealth Management, a registered representative of LPL Financial Corporation. In the future, we expect to continue to diversify our services by adding an annuity product at our branch offices and brokered certificates of deposit also offered through Tipton Wealth Management. We are offering these services as an accommodation to our customers and have not received, nor do we expect to receive, significant revenue from fees and commissions paid through LPL Financial.

During fiscal 2008, Home Federal Bancorp entered into an Agreement and Plan of Merger with First Louisiana Bancshares, Inc., pursuant to which Home Federal Bancorp would acquire First Louisiana Bancshares and its wholly-owned subsidiary, First Louisiana Bank. Simultaneously with the adoption of the Agreement and Plan of Merger, Home Federal Mutual Holding Company adopted a Plan of Conversion and Reorganization whereby Home Federal Mutual Holding Company would convert from the mutual holding company form of organization to the fully public stock holding company form of organization and offer shares of a new holding company to its members and the general public in a subscription and community offering. At the close of the offering period in August 2008, as a result of market conditions at that time, the orders received were not sufficient to reach the required minimum of the offering range. As a result, Home Federal Bancorp’s second-step conversion and offering terminated and, as of August 14, 2008, Home Federal Bancorp and First Louisiana Bancshares mutually agreed to terminate the Agreement and Plan of Merger. Completion of the merger was contingent on completion of the second-step conversion. During fiscal 2009, Home Federal Bancorp incurred related merger and stock issuance expenses of $133,000.

Home Federal Bancorp’s operations and profitability are subject to changes in interest rates, applicable statutes and regulations and general economic conditions, as well as other factors beyond our control.

Business Strategy

Our business strategy is focused on operating a growing and profitable community-oriented financial institution. Following the conversion and offering, we expect to:

•	Continue to Grow and Diversify Our Loan Portfolio by, among other things, emphasizing our origination of commercial real estate and business loans. Home Federal Bancorp’s traditional lending activity historically had been concentrated on the origination of single-family residential loans and, to a lesser degree, consumer loans. Beginning in 2009, we hired three senior commercial loan officers to develop a loan portfolio more consistent with that of a community bank. At June 30, 2010, our commercial real estate loans amounted to $15.4 million, or 16.4% of the total loan portfolio, compared to $8.2 million, or 17.2% at June 30, 2009. Our commercial business loans at June 30, 2010 amounted to $9.5 million or 10.1% of the total loan portfolio compared to $3.9 million, or 8.2% at June 30, 2009. Commercial real estate, commercial business, construction and development and consumer loans all typically have higher yields and are more interest sensitive than long-term single-family residential mortgage loans. We plan to continue to grow and diversify our loan portfolio, and we intend to continue to grow our holdings of commercial real estate and business loans. In addition, the net proceeds to be received from the conversion and offering will increase our loan-to-one borrower limits, which will permit us to originate and retain larger balance, commercial real estate and business loans.

•	Diversify Our Products and Services. We intend to continue to emphasize increasing the amount of our commercial business products to provide a full-service banking relationship to our commercial customers. We have also introduced mobile and Internet banking and remote deposit capture, to better serve our commercial clients. Additionally, we have developed new deposit products focused on expanding our deposit base to new types of customers.

•	Managing Our Expenses. In recent periods, we have incurred significant additional expenses related to personnel and infrastructure as we updated and remodeled our existing offices, hired new loan officers and new staff to serve at our Bossier location. While our total non-interest expense increased $2.1 million in fiscal 2010 compared to 2009, we expect such increases will moderate in the future.

•	Enhancing Core Earnings. We expect to improve our interest rate spread by emphasizing commercial real estate and business loans which generally bear interest rates higher than residential real estate loans and selling most of our fixed rate residential mortgage loan originations. The weighted average yield on our loan portfolio for the year ended June 30, 2010 was 6.7% and average interest rate spread for the year ended June 30, 2010 was 3.0% as compared to 1.9% for the year ended June 30, 2009. Likewise, we have increased the amount of low cost deposits including non-interest-bearing checking accounts which resulted in a reduction in Home Federal Bancorp’s weighted average cost of its deposits, the primary component of its interest expense for fiscal 2010.

•	Expanding Our Franchise in our Market Area and Contiguous Communities. We intend to pursue opportunities to expand our market area by opening additional de novo banking offices and possibly, through acquisitions of other financial institutions and banking related businesses (although we have no current plans, understandings or agreements with respect to any specific acquisitions). We expect to focus on contiguous areas to our current locations in Caddo and Bossier Parishes. Our first branch office in North Bossier is expected to open in November 2010 and may develop a site in South Bossier in the future. While we intend to expand in our market area, our operations and the location of the collateral securing our loans are expected to remain primarily in northwest Louisiana. See the Risk Factor “Our business is geographically concentrated in northern Louisiana, which makes us vulnerable to downturns in the local and regional economy.”

•	Maintain Our Asset Quality. At June 30, 2010, our non-performing assets totaled $360,000 or 0.19% of total assets. We had no real estate owned or troubled debt restructurings at June 30, 2010. We intend to continue to stress maintaining high asset quality after the conversion and offering even as we continue to grow our institution and diversity our loan portfolio. Home Federal Bancorp does not, nor has it in the past, originated or purchased sub-prime mortgage loans.

•	Cross-Selling Products and Services and Emphasizing Local Decision. We have promoted cross-selling products and services in our branch offices and emphasized our local decision making and streamlined loan approval process. We presently have two full-time loan underwriters at Home Federal Bank.

Critical Accounting Policies

In reviewing and understanding financial information for Home Federal Bancorp, you are encouraged to read and understand the significant accounting policies used in preparing our consolidated financial statements. These policies are described in Note 1 of the notes to our consolidated financial statements included in this document. Our accounting and financial reporting policies conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. Accordingly, the consolidated financial statements require certain estimates, judgments, and assumptions, which are believed to be reasonable, based upon the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the periods presented. The following accounting policies comprise those that management believes are the most critical to aid in fully understanding and evaluating our reported financial results. These policies require numerous estimates or economic assumptions that may prove inaccurate or may be subject to variations which may significantly affect our reported results and financial condition for the period or in future periods.

Allowance for Loan Losses.  We have identified the evaluation of the allowance for loan losses as a critical accounting policy where amounts are sensitive to material variation. The allowance for loan losses represents management’s estimate for probable losses that are inherent in our loan portfolio but which have not yet been realized as of the date of our consolidated balance sheet. It is established through a provision for loan losses charged to earnings. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is unlikely. Subsequent recoveries are added to the allowance. The allowance is an amount that management believes will cover known and inherent losses in the loan portfolio, based on evaluations of the collectability of loans. The evaluations take into consideration such factors as changes in the types and amount of loans in the loan portfolio, historical loss experience, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, estimated losses relating to specifically identified loans, and current economic conditions. This evaluation is inherently subjective as it requires material estimates including, among others, exposure at default, the amount and timing of expected future cash flows on impacted loans, value of collateral, estimated losses on our commercial and residential loan portfolios and general amounts for historical loss experience. All of these estimates may be susceptible to significant changes as more information becomes available.

While management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions or changes in accounting guidance. Historically, our estimates of the allowance for loan loss have not required significant adjustments from management’s initial estimates. In addition, the Office of Thrift Supervision, as an integral part of their examination processes, periodically reviews our allowance for loan losses. The Office of Thrift Supervision may require the recognition of adjustments to the allowance for loan losses based on their judgment of information available to them at the time of their examinations. To the extent that actual outcomes differ from management’s estimates, additional provisions to the allowance for loan losses may be required that would adversely impact earnings in future periods.

Income Taxes.  Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various assets and liabilities and gives current recognition to changes in tax rates and laws. Realizing our deferred tax assets principally depends upon our achieving projected future taxable income. We may change our judgments regarding future profitability due to future market conditions and other factors. We may adjust our deferred tax asset balances if our judgments change.

Changes in Financial Condition

Home Federal Bancorp’s total assets increased $30.4 million, or 19.6%, to $185.1 million at June 30, 2010 compared to $154.8 million at June 30, 2009. This increase was primarily due to an increase in loans receivable and loans held-for-sale of $58.2 million, an increase in premises and equipment of $2.1 million, a decrease in available-for-sale securities of $29.0 million, and a decrease in cash and cash equivalents of $1.2 million, compared to the prior year period.

Loans receivable, net increased $46.2 million, or 98.5%, from $46.9 million at June 30, 2009 to $93.1 million at June 30, 2010. The increase in loans receivable, net was attributable primarily to increases in commercial real estate and commercial business loans, land loans and construction loans which in the aggregate totaled $41.1 million at June 30, 2010 compared to $14.8 million at June 30, 2009, an increase of $26.3 million. One-to-four family residential loans increased $14.2 million, and home equity and second mortgage loans increased $1.7 million at June 30, 2010 compared to the prior year period. At June 30, 2010, the balance of purchased loans approximated $8.9 million, which consisted solely of one-to-four family residential loans, including $8.8 million of loans from the mortgage originator in Arkansas. We did not purchase any loans in fiscal 2009 or 2010. Our loans are primarily originated in Caddo and Bossier Parishes in northwest Louisiana.

As part of implementing our business strategy, during the second half of fiscal 2009 we diversified the loan products we offer and increased our efforts to originate higher yielding commercial real estate loans and lines of credit and commercial business loans. In February 2009, we hired three commercial loan officers, including Home Federal Bank’s President and Chief Operating Officer, Mr. Barlow, with over 16 years of commercial lending experience and 21 years of total banking experience, particularly in the local Shreveport market. Commercial real estate loans and lines of credit and commercial business loans were deemed attractive due to their generally higher yields and shorter anticipated lives compared to single-family residential mortgage loans. As of June 30, 2010, Home Federal Bank had $15.4 million of commercial real estate loans and $9.5 million of commercial business loans compared to $8.2 million of commercial real estate loans and $3.9 million of commercial business loans at June 30, 2009. Although commercial loans are generally considered to have greater credit risk than other certain types of loans, management expects to mitigate such risk by originating such loans in our market area to known borrowers.

Securities available-for-sale decreased $28.9 million, or 31.2%, from $92.6 million at June 30, 2009 to $63.7 million at June 30, 2010. This decrease resulted primarily from the reduction of new investment acquisitions, the sale of securities and normal principal paydowns, offset by market value increases in the portfolio. During the past two years, there have been significant loan prepayments due to the heavy volume of loan refinancing. However, when interest rates were at their cyclical lows, management was reluctant to invest in long-term, fixed rate mortgage loans for the portfolio and instead sold the majority of the long-term, fixed rate mortgage loan production. Prior to fiscal 2010, we attempted to strengthen our interest-rate risk position and favorably structure our balance sheet to take advantage of a rising rate environment by purchasing investment securities classified as available-for-sale.

Cash and cash equivalents decreased $1.2 million, or 12.0%, from $10.0 million at June 30, 2009 to $8.8 million at June 30, 2010. The net decrease in cash and cash equivalents was attributable primarily to the growth in our deposits and sales and principal payments from our securities, offset by the funding of our loan growth and repayment of advances from Federal Home Loan Bank.

Premises and equipment increased $2.1 million, or 210.5%, from $982,000 at June 30, 2009 to $3.0 million at June 30, 2010. The increase resulted primarily from the branch office addition in North Bossier, which is expected to open in November 2010.

Total liabilities increased $28.3 million, or 22.9%, from $123.5 million at June 30, 2009 to $151.8 million at June 30, 2010 due primarily to an increase of $31.5 million, or 36.5%, in our deposits, offset by a decrease in advances from the Federal Home Loan Bank of $4.5 million, or 12.5%. The increase in deposits was attributable primarily to increases in our NOW Accounts, money market accounts and certificates of deposit. Money market accounts increased $11.6 million as the result of an expansion of commercial deposit accounts. Certificates of deposit increased $11.1 million, or 17.7%, from $62.8 million at June 30, 2009 to $73.9 million at June 30, 2010. NOW Accounts increased $9.6 million from $8.5 million at June 30, 2009 to $18.1 million at June 30, 2010. We also received deposits from other financial institutions participating in the U.S. Department of the Treasury’s Troubled Asset Relief Program.

Stockholders’ equity increased $2.1 million, or 6.7%, to $33.4 million at June 30, 2010 from $31.3 million at June 30, 2009, due primarily to a change of $1.7 million in Home Federal Bancorp’s accumulated other comprehensive income, net income of $670,000 for the year ended June 30, 2010 and the vesting of restricted stock awards, stock options and release of employee stock ownership plan shares totaling $228,000. This was partially offset by dividends paid of $293,000 and treasury stock acquisitions of $207,000 during the year ended June 30, 2010. The change in accumulated other comprehensive income was primarily due to the change in net unrealized loss on securities available for sale due to recent declines in interest rates. The net unrealized loss on securities available-for-sale is affected by interest rate fluctuations. Generally, an increase in interest rates will have an adverse impact while a decrease in interest rates will have a positive impact. The repurchases of capital stock were primarily intended to enhance shareholder value and, to a lesser extent, accommodate employee tax withholding obligations on the vesting of recognition plan share awards. All shares of treasury stock will be cancelled in the conversion.

Average Balances, Net Interest Income, Yields Earned and Rates Paid.  The following table shows for the periods indicated the total dollar amount of interest from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. Tax-exempt income and yields have not been adjusted to a tax-equivalent basis. All average balances are based on monthly balances. Management does not believe that the monthly averages differ significantly from what the daily averages would be.

		June 30,
	Yield/	2010			2009
	Rate			Average			Average
	at June 30,	Average		Yield/	Average		Yield/
	2010	Balance	Interest	Rate	Balance	Interest	Rate
				(Dollars in thousands)

Interest-earning assets:
Investment securities	4.78%	$78,880	$3,942	5.00%	$107,683	$5,333	4.95%
Loans receivable	5.70	77,879	5,218	6.70	32,630	2,238	6.86
Interest-earning deposits	0.07	7,163	9	0.13	5,578	25	0.45

Total interest-earning assets	5.20%	163,922	9,169	5.59%	145,891	7,596	5.21%

Non-interest-earning assets		4,787			2,730

Total assets		$168,709			$148,621

Interest-bearing liabilities:
Savings accounts	0.42%	5,588	23	0.41%	5,653	26	0.46%
NOW accounts	0.12	11,523	22	0.19	7,896	21	0.27
Money market accounts	1.19	14,377	183	1.27	4,268	38	0.89
Certificate accounts	2.66	67,981	2,010	2.96	61,780	2,378	3.85

Total deposits	1.90	99,469	2,238	2.25	79,597	2,463	3.09
FHLB advances	3.47	35,529	1,219	3.43	35,853	1,375	3.84

Total interest-bearing liabilities	2.23%	134,998	3,457	2.56%	115,450	3,838	3.32%

Non-interest-bearing liabilities		1,696			2,927

Total liabilities		136,694			118,377
Total Stockholders’ Equity(1)		32,015			30,244

Total liabilities and equity		$168,709			$148,621

Net interest-earning assets		$28,924			$30,441

Net interest income; average interest rate spread(2)			$5,712	3.03%		$3,758	1.89%

Net interest margin(3)				3.48%			2.58%

Average interest-earning assets to average interest-bearing liabilities				121.43%			126.37%

(1)	Includes retained earnings and accumulated other comprehensive loss.

(2)	Interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average rate on interest-bearing liabilities.

(3)	Net interest margin is net interest income divided by net average interest-earning assets.

Rate/Volume Analysis.  The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected Home Federal Bancorp’s interest income and interest expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (change in volume multiplied by prior year rate), (ii) changes in rate (change in rate multiplied by current year volume), and (iii) total change in rate and volume. The combined effect of changes in both rate and volume has been allocated proportionately to the change due to rate and the change due to volume.

	2010 vs. 2009			2009 vs. 2008
	Increase (Decrease)		Total	Increase (Decrease)		Total
	Due to		Increase	Due to		Increase
	Rate	Volume	(Decrease)	Rate	Volume	(Decrease)
	(In thousands)

Interest income:
Investment securities	$39	$(1,427)	$(1,388)	$(98)	$651	$553
Loans receivable, net	(126)	3,103	2,977	(118)	284	166
Interest-earning deposits	(23)	7	(16)	(104)	(23)	(127)

Total interest-earning assets	(110)	1,683	1,573	(320)	912	592

Interest expense:
Savings accounts	(3)	(1)	(4)	(1)	5	4
NOW accounts	(9)	10	1	3	2	5
Money market accounts	55	90	145	21	5	26
Certificate accounts	(605)	239	(366)	(508)	(99)	(607)

Total deposits	(562)	338	(224)	(485)	(87)	(572)
FHLB advances	(145)	(12)	(157)	(249)	691	442

Total interest-bearing liabilities	(707)	326	(381)	(734)	604	(130)

Increase (Decrease) in net interest income	$597	$1,357	$1,954	$414	$308	$722

Comparison of Operating Results for the Years Ended June 30, 2010 and 2009

General.  Net income amounted to $670,000 for the year ended June 30, 2010, reflecting a change of $155,000 compared to net income of $515,000 for the year ended June 30, 2009. This change was due to an increase of $501,000 in non-interest income and a $2.2 million increase in net interest income after provision for loan losses, offset by an increase of $2.1 million in non-interest expense and an increase of $420,000 in the provision for income taxes.

Net Interest Income.  Net interest income amounted to $5.7 million for fiscal year 2010, an increase of $1.9 million, or 52.0%, compared to $3.8 million for fiscal year 2009. The increase was due primarily to an increase of $1.6 million in total interest income, and a $380,000 decrease in interest expense.

The average interest rate spread increased from 1.89% for fiscal 2009 to 3.03% for fiscal 2010 while the average balance of net interest-earning assets decreased from $30.4 million to $28.9 million during the same periods. The percentage of average interest-earning assets to average interest-bearing liabilities decreased to 121.4% for fiscal 2010 compared to 126.4% for fiscal 2009. The increase in the average interest rate spread reflects the lower interest rates paid on interest bearing liabilities and management’s decision to temporarily invest in lower rate securities available for sale rather than long-term, fixed rate residential mortgage loans. Additionally, Home Federal Bancorp’s average cost of funds decreased 76 basis points in fiscal 2010 compared to fiscal 2009 as the Federal Reserve was reducing short-term rates. Lower certificate of deposit interest rates in our market area led us to decrease the average rates paid on certificates of deposit 89 basis points in fiscal 2010 compared to fiscal 2009. Net interest margin increased to 3.4% in fiscal 2010 compared to 2.58% for fiscal 2009.

Interest income increased $1.6 million, or 21.1%, to $9.2 million for fiscal 2010 compared to $7.6 million for fiscal 2009. Such increase was primarily due to an increase in the average balance of total interest earning assets as well as an increase in the average yield. The increase in average yields on interest earning assets reflects an increase in higher yielding loans during fiscal 2010. The decrease in the average balance of investment securities was due to security sales and normal principal payments while no purchase of new securities were made. The increase in the average balance of loans receivable was primarily due to new loans originated by our new commercial lending activities.

Interest expense decreased $380,000, or 9.9%, to $3.5 million for fiscal 2010 compared to fiscal 2009 primarily as a result of decreases in the average rates paid on interest-bearing liabilities, partially offset by increases in the average balance of interest-bearing deposits.

Provision for Loan Losses.  The allowance for loan losses is established through a provision for loan losses charged to earnings as losses are estimated to have occurred in our loan portfolio. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of the underlying collateral and prevailing economic conditions. The evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information or events, it is probable that we will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. When a loan is impaired, the measurement of such impairment is based upon the fair value of the collateral of the loan. If the fair value of the collateral is less than the recorded investment in the loan, we will recognize the impairment by creating a valuation allowance with a corresponding charge against earnings.

An allowance is also established for uncollectible interest on loans classified as substandard. Substandard loans are those loans which are in excess of ninety days delinquent. The allowance is established by a charge to interest income equal to all interest previously accrued and income is subsequently recognized only to the extent that cash payments are received. When, in management’s judgment, the borrower’s ability to make interest and principal payments is back to normal, the loan is returned to accrual status.

A provision of $240,000 was made to the allowance in the last quarter of fiscal 2009, primarily in response to the increase in commercial lending during the period. A provision of $36,000 was made to the allowance in the last quarter of fiscal 2010, also in response to our increase in commercial lending during this period. We held two residential mortgage loans at June 30, 2010 classified as substandard compared to one at June 30, 2009.

Non-Interest Income.  Non-interest income amounted to $864,000 for the year ended June 30, 2010, an increase of $501,000, or 138.0%, compared to non-interest income of $363,000 for the year ended June 30, 2009. The increase was primarily due to a $471,000 increase in gain on sale of securities, and a $642,000 increase in gain on sale of loans, partially offset by an impairment charge on investment securities of $627,000. The impairment charge related to Home Federal Bancorp’s investment in equity securities consisting of shares of an adjustable rate mortgage loan mutual fund. During the year ended June 30, 2010, management determined that the impairment of this investment was other-than-temporary based on conditions which indicated that a significant recovery in fair value of the mutual fund investment was unlikely to occur.

Non-Interest Expense.  Non-interest expense increased $2.1 million, or 67.7%, in fiscal 2010, largely due to increases in compensation and benefits of $1.6 million, legal and examination fees of $124,000, occupancy expenses of $176,000 and miscellaneous non-interest expenses of $295,000. The increase in compensation and benefits expense was primarily attributable to the hiring of new loan officers, additional personnel and operating costs associated with our new and expanding commercial loan activities. Non-interest expense also increased as a result of increases in advertising expense, and other general overhead expenses, including printing and office supplies expense. Occupancy expense increased primarily due to our new agency office which opened in July 2009.

Provision for Income Tax Expense.  The provision for income taxes amounted to $673,000 and $253,000 for the fiscal years ended June 30, 2010 and 2009, respectively. Our effective tax rate was 50.11% for fiscal 2010 and 32.75% for fiscal 2009. The effective tax rate for fiscal 2010 was above the maximum 34% corporation tax rate because no future deferred tax benefit on investment losses could be recognized.

Exposure to Changes in Interest Rates

Our ability to maintain net interest income depends upon our ability to earn a higher yield on interest-earning assets than the rates we pay on deposits and borrowings. Our interest-earning assets consist primarily of securities available-for-sale and long-term residential and commercial mortgage loans which have fixed rates of interest. Consequently, our ability to maintain a positive spread between the interest earned on assets and the interest paid on deposits and borrowings can be adversely affected when market rates of interest rise.

Although long-term, fixed rate mortgage loans made up a significant portion of our interest-earning assets at June 30, 2010, we sold a substantial amount of our loans we originated for sale and maintained a significant portfolio of securities available-for-sale during the past few years in order to better position Home Federal Bancorp for a rising rate environment. At June 30, 2010 and 2009, securities available-for-sale amounted to $63.7 million and $92.6 million, respectively, or 34.4% and 59.9%, respectively, of total assets at such dates. Although this asset/liability management strategy has adversely impacted short-term net income, it provides us with greater flexibility to reinvest such assets in higher-yielding single-family, consumer and commercial business loans in a rising interest rate environment.

Quantitative Analysis.  The Office of Thrift Supervision provides a quarterly report on the potential impact of interest rate changes upon the market value of portfolio equity. Management reviews the quarterly reports from the Office of Thrift Supervision which show the impact of changing interest rates on net portfolio value. Net portfolio value is the difference between incoming and outgoing discounted cash flows from assets, liabilities, and off-balance sheet contracts.

Net Portfolio Value.  Our interest rate sensitivity is monitored by management through the use of a model which internally generates estimates of the change in our net portfolio value (“NPV”) over a range of interest rate scenarios. NPV is the present value of expected cash flows from assets, liabilities, and off-balance sheet contracts. The NPV ratio, under any interest rate scenario, is defined as the NPV in that scenario divided by the market value of assets in the same scenario. The following table sets forth our NPV as of June 30, 2010:

				NPV as % of Portfolio
Change in Interest Rates in	Net Portfolio Value			Value of Assets
Basis Points (Rate Shock)	Amount	$ Change	% Change	NPV Ratio	Change
	(Dollars in thousands)

300	$30,323	$(7,943)	(20.76)%	16.84%	(2.82)%
200	33,578	(4,688)	(12.25)	18.11	(1.55)
100	36,349	(1,917)	(5.01)	19.09	(0.57)
Static	38,266	—	—	19.66	—
(50)	38,636	370	0.97	19.69	0.03
(100)	38,661	396	1.03	19.60	(0.05)

Qualitative Analysis.  Our ability to maintain a positive “spread” between the interest earned on assets and the interest paid on deposits and borrowings is affected by changes in interest rates. Our fixed-rate loans generally are profitable if interest rates are stable or declining since these loans have yields that exceed our cost of funds. If interest rates increase, however, we would have to pay more on our deposits and new borrowings, which would adversely affect our interest rate spread. In order to counter the potential effects of dramatic increases in market rates of interest, we have underwritten our mortgage loans to allow for their sale in the secondary market. Total loan originations amounted to $168.7 million for fiscal 2010 and $50.7 million for fiscal 2009, while loans sold amounted to $71.6 million and $16.2 million during the same respective periods. More significantly, we have invested excess funds from loan payments and prepayments and loan sales in investment securities classified as available-for-sale. As a result, Home Federal Bancorp is not as susceptible to rising interest rates as it would be if its interest-earning assets were primarily comprised of long-term, fixed rate mortgage loans. With respect to its floating or adjustable rate loans, Home Federal Bancorp writes interest rate floors and caps into such loan documents. Interest rate floors limit our interest rate risk by limiting potential decreases in the interest yield on an adjustable rate loan to a certain level. As a result, we receive a minimum yield even if rates decline farther and the interest rate on the particular loan would otherwise adjust to a lower amount. Conversely, interest rate ceilings limit the amount by which the yield on an adjustable rate loan may increase to no more than six percentage points over the rate at the time of origination. Finally, we intend to place a greater emphasis on shorter-term consumer loans and commercial business loans in the future.

Liquidity and Capital Resources

Home Federal Bancorp maintains levels of liquid assets deemed adequate by management. Our liquidity ratio averaged 53.21% for the quarter ended June 30, 2010. We adjust our liquidity levels to fund deposit outflows, repay our borrowings and to fund loan commitments. We also adjust liquidity as appropriate to meet asset and liability management objectives.

Our primary sources of funds are deposits, amortization and prepayment of loans and mortgage-backed securities, maturities of investment securities and other short-term investments, loan sales and earnings and funds provided from operations. While scheduled principal repayments on loans and mortgage-backed securities are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. We set the interest rates on our deposits to maintain a desired level of total deposits. In addition, we invest excess funds in short-term interest-earning accounts and other assets, which provide liquidity to meet lending requirements. Our deposit accounts with the Federal Home Loan Bank of Dallas amounted to $2.8 million and $3.8 million at June 30, 2010 and 2009, respectively.

A significant portion of our liquidity consists of securities classified as available-for-sale and cash and cash equivalents. Our primary sources of cash are net income, principal repayments on loans and mortgage-backed securities and increases in deposit accounts. If we require funds beyond our ability to generate them internally, we have borrowing agreements with the Federal Home Loan Bank of Dallas which provide an additional source of funds. At June 30, 2010, we had $31.5 million in advances from the Federal Home Loan Bank of Dallas and had $61.1 million in additional borrowing capacity.

At June 30, 2010, Home Federal Bancorp had outstanding loan commitments of $14.2 million to originate loans. At June 30, 2010, certificates of deposit scheduled to mature in less than one year, totaled $38.4 million. Based on prior experience, management believes that a significant portion of such deposits will remain with us, although there can be no assurance that this will be the case. In addition, the cost of such deposits could be significantly higher upon renewal, in a rising interest rate environment. We intend to utilize our high levels of liquidity to fund our lending activities. If additional funds are required to fund lending activities, we intend to sell our securities classified as available-for-sale as needed.

Home Federal Bank is required to maintain regulatory capital sufficient to meet tangible, core and risk-based capital ratios of at least 1.5%, 3.0% and 8.0%, respectively. At June 30, 2010, Home Federal Bank exceeded each of its capital requirements with ratios of 16.47%, 16.47% and 33.67%, respectively.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, as defined by Securities and Exchange Commission rules, and have not had any such arrangements during the two years ended June 30, 2010. See Notes 8 and 15 to the Notes to Consolidated Financial Statements contained in this Annual Report.

Impact of Inflation and Changing Prices

The consolidated financial statements and related financial data presented herein regarding Home Federal Bancorp have been prepared in accordance with accounting principles generally accepted in the United States of America which generally require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation. Unlike most industrial companies, virtually all of our assets and liabilities are monetary in nature. As a result, interest rates generally have a more significant impact on Home Federal Bancorp’s performance than does the effect of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services, since such prices are affected by inflation to a larger extent than interest rates.

OUR BUSINESS

Market Area

Home Federal Bancorp’s primary market area for loans and deposits is in northwest Louisiana, particularly Caddo Parish and neighboring communities in Bossier Parish, which are located in the Shreveport-Bossier City metropolitan statistical area.

Shreveport and Bossier City are located in northern Louisiana on Interstate 20, approximately fifteen miles from the Texas state border and 185 miles east of Dallas Texas. Our primary market area has a diversified economy with employment in services, government and wholesale/retail trade constituting the basis of the local economy, with service jobs being the largest component. The majority of the services are health care related as Shreveport has become a regional hub for health care. The casino gaming industry also supports a significant number of the service jobs. The energy sector has a prominent role in the regional economy, resulting from oil and gas exploration and drilling. According to the U.S. Census Bureau, Caddo Parish and Bossier Parish had estimated populations of approximately 254,000 and 111,000 people, respectively, in 2009. Between 2000 and 2009, the population of Caddo Parish grew 0.6% and Bossier Parish grew 13.4%, compared to an increase in the overall population of Louisiana of 6.5% for the same period.

In 2008, the median household income in Caddo Parish and Bossier Parish was $37,000 and $49,000, respectively. According to the U.S. Department of Labor, the unemployment rate as of June 2010 was 8.4% in Caddo Parish and 6.3% in Bossier Parish, compared to 7.0% for the entire state of Louisiana and 9.5% nationwide.

The Shreveport-Bossier City metropolitan statistical area is considered the economic and healthcare center for northwest Louisiana, east Texas and southwest Arkansas. The primary employers in our market area are the Louisiana Department of Civil Service, Barksdale Air Force Base, Louisiana State University Medical Center and the Willis-Knighton Health System. The gaming industry also supports service sector employment.

General.  On January 18, 2005, Home Federal Bank, completed its reorganization to the mutual holding company form of organization and formed Home Federal Bancorp, Inc. of Louisiana to serve as the stock holding company for Home Federal Bank. In connection with the reorganization, Home Federal Bancorp sold 1,423,583 shares of its common stock in a subscription and community offering at a price of $10.00 per share. Home Federal Bank also issued 60% of its then outstanding common stock in the reorganization to Home Federal Mutual Holding Company of Louisiana, or 2,135,375 shares. As of June 30, 2010, Home Federal Mutual Holding Company held 63.8% of Home Federal Bancorp’s issued and outstanding common stock. Home Federal Bank is a federally chartered, stock savings bank and is subject to federal regulation by the Federal Deposit Insurance Corporation and the Office of Thrift Supervision. Effective April 8, 2009, Home Federal Savings and Loan Association changed its name to Home Federal Bank.

Services are provided to Home Federal Bank’s customers by three branch offices and one agency office, all of which are located in the City of Shreveport, Louisiana. The area served by Home Federal Bank is primarily the Shreveport-Bossier City metropolitan area; however, loan and deposit customers are found dispersed in a wider geographical area covering much of northwest Louisiana. Home Federal Bank has purchased packages of single family loans for its portfolio from a mortgage originator in Arkansas that are secured by properties primarily located in predominantly rural areas of Texas and to a lesser extent, Tennessee, Arkansas, Alabama, Louisiana and Mississippi, however, no such purchases were made during fiscal 2009 or 2010. Under the terms of the loan agreements, the seller must repurchase any loan that becomes more than 90 days delinquent.

Home Federal Bancorp’s only business activities are to hold all of the outstanding common stock of Home Federal Bank. Home Federal Bancorp is authorized to pursue other business activities permitted by applicable laws and regulations for savings and loan holding companies, which may include the issuance of additional shares of common stock to raise capital or to support mergers or acquisitions and borrowing funds for reinvestment in Home Federal Bank.

Home Federal Bancorp does not own or lease any property, but instead uses the premises, equipment and furniture of Home Federal Bank. At the present time, Home Federal Bancorp employs only persons who are officers of Home Federal Bank to serve as officers of Home Federal Bancorp and may also use the support staff of Home Federal Bank from time to time. These persons are not separately compensated by Home Federal Bancorp.

Pursuant to the regulations under Sections 23A and 23B of the Federal Reserve Act, Home Federal Bank and Home Federal Bancorp have entered into an expense sharing agreement. Under this agreement, Home Federal Bancorp will reimburse Home Federal Bank for the time that employees of Home Federal Bank devote to activities of Home Federal Bancorp, the portion of the expense of the annual independent audit attributable to Home Federal Bancorp and all expenses attributable to Home Federal Bancorp’s public filing obligations under the Securities Exchange Act of 1934. If Home Federal Bancorp commences any significant activities other than holding all of the outstanding common stock of Home Federal Bank, Home Federal Bancorp and Home Federal Bank will amend the expense sharing agreement to provide for the equitable sharing of all expenses of such other activities that may be attributable to Home Federal Bancorp.

Home Federal Bank is a federally chartered savings and loan association located in Shreveport, Louisiana, which is the parish seat of Caddo Parish. Home Federal Bank’s business consists primarily of attracting deposits from the general public and using those funds to invest in securities and originate single-family and consumer loans. Historically, Home Federal Bank has been a traditional thrift institution with an emphasis on fixed-rate long-term single-family residential first mortgage loans. As part of implementing our business strategy, we diversified the loan products we offer and increased our efforts to originate higher yielding commercial real estate loans and lines of credit and, to a lesser extent commercial business loans, in the last half of fiscal 2009. We recently hired senior management officers with significant commercial lending experience in our market area. Commercial real estate loans and lines of credit were deemed attractive due to their generally higher yields and shorter anticipated lives compared to single-family residential mortgage loans. In July 2009, Home Federal Bank began offering security brokerage and advisory services through its agency office located in Shreveport, Louisiana.

Competition.  We face significant competition both in attracting deposits and in making loans. Our most direct competition for deposits has come historically from commercial banks, credit unions and other savings institutions located in the primary market area, including many large financial institutions which have greater financial and marketing resources available to them. In addition, we face significant competition for investors’ funds from short-term money market securities, mutual funds and other corporate and government securities. We do not rely upon any individual group or entity for a material portion of our deposits. Our ability to attract and retain deposits depends on our ability to generally provide a rate of return, liquidity and risk comparable to that offered by competing investment opportunities.

Our competition for real estate loans comes principally from mortgage banking companies, commercial banks, other savings institutions and credit unions. We compete for loan originations primarily through the interest rates and loan fees we charge, and the efficiency and quality of services we provide borrowers. Factors which affect competition include general and local economic conditions, current interest rate levels and volatility in the mortgage markets. Competition may increase as a result of the continuing reduction of restrictions on the interstate operations of financial institutions.

Lending Activities

General.  At June 30, 2010, our net loan portfolio amounted to $93.1 million, representing approximately 50.3% of total assets at that date. Historically, our principal lending activity was the origination of one- to four-family residential loans. At June 30, 2010, one- to four-family residential loans amounted to

$36.3 million, or 38.7% of the total loan portfolio. As part of our desire to diversify the loan portfolio, we began to offer commercial real estate loans and commercial business loans in fiscal 2009, which amounted to $15.4 million and $9.5 million, respectively, at June 30, 2010.

The types of loans that we may originate are subject to federal and state laws and regulations. Interest rates charged on loans are affected principally by the demand for such loans and the supply of money available for lending purposes and the rates offered by our competitors. These factors are, in turn, affected by general and economic conditions, the monetary policy of the federal government, including the Federal Reserve Board, legislative and tax policies, and governmental budgetary matters.

A savings institution generally may not make loans to one borrower and related entities in an amount which exceeds 15% of its unimpaired capital and surplus, although loans in an amount equal to an additional 10% of unimpaired capital and surplus may be made to a borrower if the loans are fully secured by readily marketable securities. In addition, upon application the Office of Thrift Supervision permits a savings institution to lend up to an additional 15% of unimpaired capital and surplus to one borrower to develop domestic residential housing units. At June 30, 2010, our regulatory limit on loans-to-one borrower was $4.6 million and the five largest loans or groups of loans-to-one borrower, including related entities, aggregated $4.4 million, $4.2 million, $3.9 million, $3.8 million and $2.9 million. Each of our five largest loans or groups of loans was originated with strong guarantor support to known borrowers in our market area and performing in accordance with its terms at June 30, 2010. For our largest loan to one borrower, during fiscal 2010 we utilized the higher limit applicable for domestic residential housing units upon approval by the Office of Thrift Supervision. The $4.4 million group of loans is to a limited partnership established by the Housing Authority of Bossier City, Louisiana. The loans are secured by a first mortgage lien on real estate and low to moderate income rental units in Bossier City, Louisiana as well as a conditional assignment of rents.

Loans to or guaranteed by general obligations of a state or political subdivision are not subject to the foregoing lending limits.

Loan Portfolio Composition.  The following table shows the composition of our loan portfolio by type of loan at the dates indicated.

	June 30,
	2010		2009
		Percent of		Percent of
	Amount	Total Loans	Amount	Total Loans
	(Dollars in thousands)

Real estate loans:
One- to four-family residential(1)	$36,257	38.65%	$22,106	46.50%
Commercial-real estate secured:
Owner occupied	14,550	15.51	8,193	17.24
Non-owner occupied	872	0.93	—	—

Total commercial-real estate secured	15,422	16.44	8,193	17.24

Multi-family residential	9,079	9.68	4,884	10.27
Commercial business	9,454	10.08	3,904	8.21
Land	8,442	9.00	2,348	4.94
Construction	7,793	8.31	338	0.71
Home equity loans and second mortgage loans	2,963	3.16	4,914	10.34
Equity lines of credit	4,069	4.33	451	0.95

Total real estate loans	93,479	99.65	47,138	99.16

Non-real estate loans:
Savings accounts	285	0.30	359	0.76
Automobile	48	0.05	40	0.08

Total non-real estate loans	333	0.35	399	0.84

Total loans	93,812	100.00%	47,537	100.00%

Less:
Allowance for loan losses	(489)		(466)
Deferred loan fees	(267)		(123)

Net loans receivable(1)	$93,056		$46,948

(1)	Does not include loans held for sale amounting to $13.4 million and $1.3 million at June 30, 2010 and June 30, 2009, respectively.

Origination of Loans.  Our lending activities are subject to the written underwriting standards and loan origination procedures established by the board of directors and management. Loan originations are obtained through a variety of sources, primarily from existing customers and referrals from existing customers. Written loan applications are taken by one of our loan officers. The loan officer also supervises the procurement of credit reports, appraisals and other documentation involved with a loan. As a matter of practice, we obtain independent outside appraisals on substantially all of our loans although we may prepare an in-house valuation depending on the characteristics of the loan and the profile of the borrower. Under our lending policy, a title opinion must be obtained for each real estate loan. We also require fire and extended coverage casualty insurance in order to protect the properties securing the real estate loans. Borrowers must also obtain flood insurance policies when the property is in a flood hazard area.

Our loan approval process is intended to assess the borrower’s ability to repay the loan, the viability of the loan and the value of the property that will secure the loan. Residential loans up to $417,000, the Fannie Mae conforming loan limit for single-family mortgage loans for 2010, must be approved by our Residential Loan Committee which currently consists of the Chief Executive Officer, the President, the Chief Financial

Officer, the Senior Vice President Mortgage Lending and the Vice President of Lending. Residential loans in excess of $417,000 must be approved by the board of directors. Commercial real estate secured loans and lines of credit and commercial business loans up to $1.0 million must be approved by the President or the Chief Executive Officer, up to $2.0 million by both the President and the Chief Executive Officer, up to $3.0 million by the Commercial Loan Committee and in excess of $3.0 million by the Executive Loan Committee. In accordance with past practice, all loans are ratified by our board of directors.

Historically, we purchased loans from a mortgage originator secured by single-family housing primarily located in predominantly rural areas of Texas and to a lesser extent, Tennessee, Arkansas, Alabama, Louisiana and Mississippi. No such mortgage loans were purchased during fiscal 2009 or fiscal 2010. The loans were generally secured by rural properties and the seller retained servicing rights. Although the loans were originated with fixed-rates, Home Federal Bank receives an adjustable-rate of interest equal to the Federal Housing Finance Board rate, with rate floors and ceilings of approximately 5.0% and 8.0%, respectively. Under the terms of the loan agreements, the seller must repurchase any loan that becomes more than 90 days delinquent. At June 30, 2010, we had approximately $8.8 million of such loans in our portfolio with an average age of approximately seven years.

In recent periods, we have originated and sold substantially all of our fixed-rate conforming mortgages to correspondent banks. For the year ended June 30, 2010, we originated $113.8 million of one- to four-family residential loans and sold $71.6 million of such loans. Our residential loan originations primarily consist of rural development, FHA and VA loans.

The following table shows total loans originated, sold and repaid during the periods indicated.

	Year Ended June 30,
	2010	2009
	(In thousands)

Loan originations:
One- to four-family residential	$113,753	$32,160
Commercial — real estate secured (owner occupied and non-owner occupied)	8,645	8,217
Multi-family residential	7,780	—
Commercial business	12,877	2,770
Land	7,561	3,502
Construction	11,569	339
Home equity loans and lines of credit and other consumer	6,488	3,702

Total loan originations	168,673	50,690
Loans purchased	—	—

Total loan originations and loans purchased	168,673	50,690
Loans sold	(71,554)	(16,157)
Loan principal repayments	(50,844)	(15,609)

Total loans sold and principal repayments	(122,398)	(31,766)
Increase (decrease) due to other items, net(1)	(167)	(239)

Net increase in loan portfolio	$46,108	$18,685

(1)	Other items consist of deferred loan fees, the allowance for loan losses and loans held for sale at year end.

Although federal laws and regulations permit savings institutions to originate and purchase loans secured by real estate located throughout the United States, we concentrate our lending activity in our primary market area in Caddo Parish, Louisiana and the surrounding area. Subject to our loans-to-one borrower limitation, we are permitted to invest without limitation in residential mortgage loans and up to 400% of our capital in loans secured by non-residential or commercial real estate. We also may invest in secured and unsecured consumer loans in an amount not exceeding 35% of total assets. This 35% limitation may be exceeded for certain types of consumer loans, such as home equity and property improvement loans secured by residential real property. In addition, we may invest up to 10% of our total assets in secured and unsecured loans for commercial, corporate, business or agricultural purposes. At June 30, 2010, we were within each of the above lending limits.

During fiscal 2010 and 2009, we sold $71.6 million and $16.2 million of loans, respectively. We recognized gain on sale of loans of $644,000 during fiscal 2010 and $1,567 during fiscal 2009. Loans were sold during these periods primarily to other financial institutions. Such loans were sold against forward sales commitments with servicing released and without recourse after a certain amount of time, typically 90 days. The loans sold primarily consisted of long-term, fixed rate residential real estate loans. These loans were originated during a period of historically low interest rates and were sold to reduce our interest rate risk. We will continue to sell loans in the future to the extent we believe the interest rate environment is unfavorable and interest rate risk is unacceptable.

Contractual Terms to Final Maturities.  The following table shows the scheduled contractual maturities of our loans as of June 30, 2010, before giving effect to net items. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. The amounts shown below do not take into account loan prepayments.

							Home
							Equity Loans
							and Lines
	One- to	Commercial	Multi-				of Credit
	Four-Family	Real Estate	Family	Commercial			and Other
	Residential	Secured	Residential	Business	Land	Construction	Consumer	Total
	(In thousands)

Amounts due after June 30, 2010 in:
One year or less	$1,275	$1,071	$115	$2,882	$3,398	$4,355	$2,862	$15,958
After one year through two years	1,419	520	3,909	846	4,735	2,751	245	14,425
After two years through three years	2,414	434	—	1,354	—	—	83	4,285
After three years through five years	13,198	11,770	633	4,080	309	687	4,042	34,719
After five years through ten years	1,258	1,230	—	292	—	—	133	2,913
After ten years through fifteen years	1,529	—	788	—	—	—	—	2,317
After fifteen years	15,164	397	3,634	—	—	—	—	19,195

Total	$36,257	$15,422	$9,079	$9,454	$8,442	$7,793	$7,365	$93,812

The following table sets forth the dollar amount of all loans, before net items, due after June 30, 2010 which have fixed interest rates or which have floating or adjustable interest rates.

		Floating or
	Fixed-Rate	Adjustable-Rate	Total
	(In thousands)

One-to four-family residential	$27,351	$8,906	$36,257
Commercial — real estate secured	15,422	—	15,422
Multi-family residential	9,079	—	9,079
Commercial business	9,454	—	9,454
Land	8,442	—	8,442
Construction	7,793	—	7,793
Home equity loans and lines of credit and other consumer	7,365	—	7,365

Total	$84,906	$8,906	$93,812

Scheduled contractual maturities of loans do not necessarily reflect the actual expected term of the loan portfolio. The average life of mortgage loans is substantially less than their average contractual terms because of prepayments. The average life of mortgage loans tends to increase when current mortgage loan rates are higher than rates on existing mortgage loans and, conversely, decrease when rates on current mortgage loans are lower than existing mortgage loan rates (due to refinancing of adjustable-rate and fixed-rate loans at lower rates). Under the latter circumstance, the weighted average yield on loans decreases as higher yielding loans are repaid or refinanced at lower rates.

One- to Four-Family Residential Real Estate Loans.  At June 30, 2010, $36.3 million, or 38.7%, of the total loan portfolio, before net items, consisted of one- to four-family residential loans.

The loan-to-value ratio, maturity and other provisions of the loans made by us generally have reflected the policy of making less than the maximum loan permissible under applicable regulations, in accordance with sound lending practices, market conditions and underwriting standards established by us. Our current lending policy on one- to four-family residential loans generally limits the maximum loan-to-value ratio to 90% or less of the appraised value of the property although we will lend up to a 100% loan-to-value ratio with private mortgage insurance. These loans are amortized on a monthly basis with principal and interest due each month, with terms not in excess of 30 years and generally include “due-on-sale” clauses.

At June 30, 2010, $27.4 million, or 75.4%, of our one- to four-family residential mortgage loans were fixed-rate loans. Fixed-rate loans generally have maturities ranging from 15 to 30 years and are fully amortizing with monthly loan payments sufficient to repay the total amount of the loan with interest by the end of the loan term. Our fixed-rate loans generally are originated under terms, conditions and documentation which permit them to be sold to U.S. Government-sponsored agencies, such as the Federal Home Loan Mortgage Corporation, and other investors in the secondary mortgage market. Consistent with our asset/liability management, we have sold a significant portion of our long-term, fixed rate loans over the past two years.

Although we offer adjustable rate loans, substantially all of the single-family loan originations over the last few years have consisted of fixed-rate loans due to the low interest rate environment. The adjustable-rate loans held in portfolio typically have interest rates which adjust on an annual basis. These loans generally have an annual cap of 2% on any increase or decrease and a cap of 6% above or below the initial rate over the life of the loan. Such loans are underwritten based on the initial rate plus 2%.

Commercial and Multi-Family Residential Loans — General.  In February 2009, we hired three commercial loan officers, including our President, Mr. Barlow, with over 16 years of commercial lending experience, particularly in the local Shreveport market. Although commercial loans are generally considered to have greater credit risk than other certain types of loans, management expects to mitigate such risk by originating such loans in its market area to known borrowers.

Commercial Real Estate Loans.  As of June 30, 2010, Home Federal Bank had outstanding $15.4 million of loans secured by commercial real estate. It is the current policy of Home Federal Bank to lend in a first lien position on real property occupied as a commercial business property. Home Federal Bank offers fixed rate commercial real estate loans. Home Federal Bank’s commercial real estate loans are limited to a maximum of 80% of the appraised value and have terms up to 15 years, however, the terms are generally no more than 5 years with amortization periods of 20 years or less. It is our policy that commercial real estate secured lines of credit are limited to a maximum of 80% of the appraised value of the property and shall not exceed 3 to 5 year amortizations.

Multi-Family Residential Loans.  At June 30, 2010, we had outstanding approximately $9.1 million of multi-family residential loans. Our multi-family residential loan portfolio includes income producing properties of 50 or more units and low income housing developments. We obtain personal guarantees on all properties other than those of the public housing authority for which they are not permitted.

Commercial Business Loans.  In conjunction with our introduction of loans and lines of credit secured by commercial real estate, we initiated non-real estate secured commercial lending. At June 30, 2010, we had outstanding approximately $9.5 million of non-real estate secured commercial loans. The business lending products we offer include lines of credit, inventory financing and equipment loans. Commercial business loans and lines of credit carry more credit risk than other types of commercial loans. We attempt to limit such risk by making loans predominantly to small- and mid-sized businesses located within our market area and having the loans personally guaranteed by the principals involved. We have established underwriting standards in regard to business loans which set forth the criteria for sources of repayment, borrower’s capacity to repay, specific financial and collateral margins and financial enhancements such as guarantees. Generally, the primary source of repayment is cash flow from the business and the financial strength of the borrower.

Land Loans.  As of June 30, 2010, land loans were $8.4 million, or 9.0% of the total loan portfolio. Land loans include land which has been acquired for the purpose of development and unimproved land. Our loan policy provides for loan-to-value ratios of 50% for unimproved land loans. Land loans are originated with fixed rates and terms up to five years with longer amortizations. Although land loans generally are considered to have greater credit risk than certain other types of loans, we expect to mitigate such risk by requiring personal guarantees and identifying other secondary source of repayment for the land loan other than the sale of the collateral. It is our practice to only originate a limited amount of loans for speculative development to borrowers with whom our lenders have a prior relationship.

Construction Loans.  At June 30, 2010, we had outstanding approximately $7.8 million of construction loans which included loans for the construction of residential and commercial property. Our residential construction loans typically have terms of 6 to eleven months with a takeout letter from Home Federal for the permanent mortgage. Our commercial construction loans include owner occupied commercial properties, pre-sold property and speculative office property. As of June 30, 2010, we held $3.4 million of speculative construction loans, $2.3 million of which related to speculative office condominium projects, which are limited to eight units at any one time.

Home Equity and Second Mortgage Loans.  At June 30, 2010, we held $3.0 million of home equity and second mortgage loans compared to $4.9 million of home equity and second mortgage loans at June 30, 2009. These loans are secured by the underlying equity in the borrower’s residence. We do not require that we hold the first mortgage on the properties that secure the second mortgage loans. The amount of our second mortgage loans generally cannot exceed a loan-to-value ratio of 90% after taking into consideration the first mortgage loan. These loans are typically three-to-five year balloon loans with fixed rates and terms that will not exceed 10 years and contain an on-demand clause that allows us to call the loan in at any time.

Equity Lines of Credit.  We offer lines of credit secured by a borrower’s equity in real estate which loans amounted to $4.1 million, or 4.3% of the total loan portfolio, at June 30, 2010. The rates and terms of such lines of credit depend on the history and income of the borrower, purpose of the loan and collateral. Lines of credit will not exceed 90% of the value of the equity in the collateral.

Non-real Estate Loans — General.  We are authorized to make loans for a wide variety of personal or consumer purposes. We originate consumer loans in order to accommodate our customers and because such loans generally have shorter terms and higher interest rates than residential mortgage loans. The consumer loans we offer consist of loans secured by deposit accounts with us, automobile loans and other unsecured loans.

Non-real estate loans generally have shorter terms and higher interest rates than residential mortgage loans, and generally entail greater credit risk than residential mortgage loans, particularly those loans secured by assets that depreciate rapidly, such as automobiles, boats and recreational vehicles. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In particular, amounts realizable on the sale of repossessed automobiles may be significantly reduced based upon the condition of the automobiles and the fluctuating demand for used automobiles.

We offer loans secured by deposit accounts held with us, which loans amounted to $285,000, or .30% of the total loan portfolio, at June 30, 2010. Such loans are originated for up to 100% of the account balance, with a hold placed on the account restricting the withdrawal of the account balance. The interest rate on the loan is equal to the interest rate paid on the account plus 2%. These loans typically are payable on demand with a maturity date of one year.

Loan Origination and Other Fees.  In addition to interest earned on loans, we generally receive loan origination fees or “points” for originating loans. Loan points are a percentage of the principal amount of the mortgage loan and are charged to the borrower in connection with the origination of the loan. In accordance with accounting guidance, loan origination fees and points are deferred and amortized into income as an adjustment of yield over the life of the loan.

Asset Quality

General.  During fiscal 2010, we engaged a third party to review loans, policies, and procedures. The scope of the services to be provided includes credit underwriting, adherence to our loan policies as well as regulatory policies, and recommendations regarding reserve allocations. We expect to have such reviews done annually.

Our collection procedures provide that when a loan is 10 days past due, personal contact efforts are attempted, either in person or by telephone. At 15 days past due, a late charge notice is sent to the borrower requesting payment. If the loan is still past due at 30 days, a formal letter is sent to the borrower stating that the loan is past due and that legal action, including foreclosure proceedings, may be necessary. If a loan becomes 60 days past due and no progress has been made in resolving the delinquency, a collection letter from legal counsel is sent and personal contact is attempted. When a loan continues in a delinquent status for 90 days or more, and a repayment schedule has not been made or kept by the borrower, generally a notice of intent to foreclose is sent to the borrower. If the delinquency is not cured, foreclosure proceedings are initiated. In most cases, deficiencies are cured promptly. While we generally prefer to work with borrowers to resolve such problems, we will institute foreclosure or other collection proceedings when necessary to minimize any potential loss.

Loans are placed on non-accrual status when management believes the probability of collection of interest is doubtful. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income. We generally discontinue the accrual of interest income when the loan becomes 90 days past due as to principal or interest unless the credit is well secured and we believe we will fully collect.

Real estate and other assets we acquire as a result of foreclosure or by deed-in-lieu of foreclosure are classified as real estate owned until sold. We held no real estate owned at June 30, 2010 and June 30, 2009.

Delinquent Loans.  The following table shows the delinquencies in our loan portfolio as of the dates indicated.

	June 30, 2010				June 30, 2009
	30-89		90 or More Days		30-89		90 or More Days
	Days Overdue		Overdue		Days Overdue		Overdue
	Number	Principal	Number	Principal	Number	Principal	Number	Principal
	of Loans	Balance	of Loans	Balance	of Loans	Balance	of Loans	Balance
	(Dollars in thousands)

One- to four-family residential	4	$265	1	$15	1	$75	2	$349
Commercial — real estate secured	—	—	—	—	—	—	—	—
Multi-family residential	—	—	—	—	—	—	—	—
Commercial business	—	—	—	—	—	—	—	—
Land	—	—	—	—	—	—	—	—
Construction	—	—	1	345	—	—	—	—
Home equity loans and lines of credit and other consumer	—	—	—	—	—	—	—	—

Total delinquent loans	4	$265	2	$360	1	$75	2	$349

Delinquent loans to total net loans		0.28%		0.39%		0.16%		0.74%
Delinquent loans to total loans		0.28%		0.38%		0.16%		0.73%

Non-Performing Assets.  The following table shows the amounts of our non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due and real estate owned) at the dates indicated.

We did not have accruing loans 90 days or more past due, real estate owned or troubled debt restructurings at either of the dates indicated.

	June 30,
	2010	2009
	(Dollars in thousands)

Non-accruing loans:
One- to four-family residential	$15	$349
Commercial — real estate secured	—	—
Multi-family residential	—	—
Commercial business	—	—
Land	—	—
Construction	345	—
Home equity loans and lines of credit and other consumer	—	—

Total non-accruing loans	360	349

Accruing loans 90 days or more past due	—	—
Total non-performing loans(1)	360	349

Real estate owned, net	—	—

Total non-performing assets	$360	$349

Total non-performing loans as a percent of loans, net	0.39%	0.74%
Total non-performing assets as a percent of total assets	0.19%	0.23%

(1)	Non-performing loans consist of non-accruing loans plus accruing loans 90 days or more past due.

Classified Assets.  Federal regulations require that each insured savings institution classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, federal examiners have authority to identify problem assets and, if appropriate, classify them. There are three classifications for problem assets: “substandard,” “doubtful” and “loss.” Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a higher possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. Another category designated “special mention” also must be established and maintained for assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification as substandard, doubtful or loss. Assets classified as substandard or doubtful require the institution to establish general allowances for loan losses. If an asset or portion thereof is classified as loss, the insured institution must either establish specific allowances for loan losses in the amount of 100% of the portion of the asset classified loss, or charge-off such amount. General loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution’s regulatory capital, while specific valuation allowances for loan losses do not qualify as regulatory capital. Federal examiners may disagree with an insured institution’s classifications and amounts reserved. At June 30, 2010, we held $227,000 of assets classified special mention and $563,000 classified as substandard. The classified assets are related to one mutual fund investment, three mortgage loans and one construction loan. The construction loan is included in the non-performing assets as of June 30, 2010 in the amount of $345,000. No specific allowance for loan losses has been made with respect to the classified assets.

Allowance for Loan Losses.  At June 30, 2010, our allowance for loan losses amounted to $489,000. The allowance for loan losses is maintained at a level believed, to the best of our knowledge, to cover all known and inherent losses in the portfolio both probable and reasonable to estimate at each reporting date. The level of allowance for loan losses is based on our periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing conditions. We are primarily engaged in originating single-family residential loans. Our management considers the deficiencies of all classified loans in determining the amount of allowance for loan losses required at each reporting date. Our management analyzes the probability of the correction of the substandard loans’ weaknesses and the extent of any known or inherent losses that we might sustain on them. During the fiscal year 2010, we recorded a provision for loan losses of $36,000 as compared to $240,000 recorded for the fiscal year 2009. The 2010 provision reflects our estimate to maintain the allowance for loan losses at a level to cover probable losses inherent in the loan portfolio.

The increase in the provision for fiscal year 2010 reflects the increased risk associated with our commercial lending (both real estate secured and non-real estate secured), as well our consideration of the downturn in the national economy. As noted previously, total non-performing assets increased by approximately $11,000 over the prior year.

While management believes that it determines the size of the allowance based on the best information available at the time, the allowance will need to be adjusted as circumstances change and assumptions are updated. Future adjustments to the allowance could significantly affect net income.

The following table shows changes in our allowance for loan losses during the periods presented. We had $13,000 and $9,000 of loan charge-offs during fiscal 2010 and 2009, respectively.

	At or for the Year Ended
	June 30,
	2010	2009
	(Dollars in thousands)

Total loans outstanding at end of period	$93,812	$47,537
Average loans outstanding	77,879	32,630
Allowance for loan losses, beginning of period	$466	$235
Provision for loan losses	36	240
Charge-offs	(13)	(9)

Allowance for loan losses, end of period	$489	$466

Allowance for loan losses as a percent of non-performing loans	135.83%	133.52%
Allowance for loan losses as a percent of loans outstanding	0.52%	0.98%

The following table shows how our allowance for loan losses is allocated by type of loan at each of the dates indicated.

	June 30,
	2010		2009
		Loan		Loan
		Category		Category
	Amount of	as a % of	Amount of	as a % of
	Allowance	Total Loans	Allowance	Total Loans
	(Dollars in thousands)

One- to four-family residential	$30	38.65%	$29	46.50%
Commercial real estate	95	16.44	91	17.23
Multi-family residential	70	9.68	67	10.27
Commercial business	140	10.08	133	8.21
Land	75	9.00	71	4.94
Construction	74	8.31	71	0.71
Home equity loans and lines of credit and other consumer	5	7.85	4	12.13

Total	$489	100.00%	$466	100.00%

Investment Securities

We have authority to invest in various types of securities, including mortgage-backed securities, U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, certificates of deposit at federally insured banks and savings institutions, certain bankers’ acceptances and federal funds. Our investment strategy is established by the board of directors.

The following table sets forth certain information relating to our investment securities portfolio at the dates indicated.

	June 30,
	2010		2009
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
	(In thousands)

Securities Held-to-Maturity:
FHLB stock	$1,840	$1,840	$1,806	$1,806
Mortgage-backed securities	298	323	378	389

Total Securities Held-to-Maturity	2,138	2,163	2,184	2,195

Securities Available-for-Sale:
Corporate securities	1,538	1,559	2,415	1,727
Mortgage-backed securities	58,974	62,129	89,567	90,920

Total Securities Available-for-Sale	60,512	63,688	91,982	92,647

Total Investment Securities	$62,650	$65,851	$94,166	$94,842

The following table sets forth the amount of investment securities which contractually mature during each of the periods indicated and the weighted average yields for each range of maturities at June 30, 2010. The amounts reflect the fair value of our securities at June 30, 2010.

	Amounts at June 30, 2010 which Mature in
			Over One
		Weighted	Year	Weighted	Over Five	Weighted		Weighted
	One Year	Average	Through	Average	Through	Average	Over	Average
	or Less	Yield	Five Years	Yield	Ten Years	Yield	Ten Years	Yield
	(Dollars in thousands)

Bonds and other debt securities:
Mortgage-backed securities	$8	6.08%	$5	6.41%	$866	3.52%	$61,573	4.95%
Equity securities(1):
ARM Fund	—	—	—	—	—	—	1,559	3.54
FHLB stock	—	—	—	—	—	—	1,840	.37

Total investment securities and FHLB stock	$8	6.08%	$5	6.41%	$866	3.52%	$64,972	4.78%

(1)	None of the listed equity securities has a stated maturity.

Our investment in equity securities consists primarily of FHLB stock and a $1.5 million (book value) investment in an adjustable-rate mortgage fund (referred to as the ARM Fund). The fair value of the ARM Fund has traditionally correlated with the interest rate environment. At June 30, 2010, the unrealized gain on this investment was $21,000. During fiscal 2010, we evaluated our position in the ARM Fund to determine if the impairment was other than temporary. Based on the assessment of the underlying assets of the ARM Fund, as well our ability and intent to hold the investment until it recovers its value, we determined that the investment’s impairment was other than temporary resulting in an impairment charge against earning of $627,000. Management will continue to monitor its investment portfolio to determine whether any investment securities which have unrealized losses should be considered other than temporarily impaired.

Mortgage-backed securities represent a participation interest in a pool of one- to four-family or multi-family mortgages. The mortgage originators use intermediaries (generally U.S. Government agencies and government-sponsored enterprises) to pool and repackage the participation interests in the form of securities, with investors receiving the principal and interest payments on the mortgages. Such U.S. Government agencies and government-sponsored enterprises guarantee the payment of principal and interest to investors.

Mortgage-backed securities are typically issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a range and have varying maturities. The underlying pool of mortgages, i.e., fixed-rate or adjustable-rate, as well as prepayment risk, are passed on to the certificate holder. The life of a mortgage-backed pass-through security approximates the life of the underlying mortgages.

Our mortgage-backed securities consist of Ginnie Mae securities (“GNMA”), Freddie Mac securities (“FHLMC”) and Fannie Mae securities (“FNMA”). Ginnie Mae is a government agency within the Department of Housing and Urban Development which is intended to help finance government-assisted housing programs. Ginnie Mae securities are backed by loans insured by the Federal Housing Administration, or guaranteed by the Veterans Administration. The timely payment of principal and interest on Ginnie Mae securities is guaranteed by Ginnie Mae and backed by the full faith and credit of the U.S. Government. Freddie Mac is a private corporation chartered by the U.S. Government. Freddie Mac issues participation certificates backed principally by conventional mortgage loans. Freddie Mac guarantees the timely payment of interest and the ultimate return of principal on participation certificates. Fannie Mae is a private corporation chartered by the U.S. Congress with a mandate to establish a secondary market for mortgage loans. Fannie Mae guarantees the timely payment of principal and interest on Fannie Mae securities. Freddie Mac and Fannie Mae securities are not backed by the full faith and credit of the U.S. Government. In September 2008, the Federal Housing Finance Agency was appointed as conservator of Fannie Mae and Freddie Mac. The U.S. Department of the Treasury agreed to provide capital as needed to ensure that Fannie Mae and Freddie Mac continue to provide liquidity to the housing and mortgage markets.

Mortgage-backed securities generally yield less than the loans which underlie such securities because of their payment guarantees or credit enhancements which offer nominal credit risk. In addition, mortgage-backed securities are more liquid than individual mortgage loans and may be used to collateralize our borrowings or other obligations.

The following table sets forth the composition of our mortgage-backed securities portfolio at each of the dates indicated. The amounts reflect the fair value of our mortgage-backed securities at June 30, 2010 and 2009.

	June 30,
	2010	2009
	(In thousands)

Fixed rate:
GNMA	$205	$251
FHLMC	2,812	14,087
FNMA	58,004	75,301
Total fixed rate	61,021	89,639
Adjustable rate:
GNMA	128	155
FNMA	881	1,013
FHLMC	422	502
Total adjustable-rate	1,431	1,670

Total mortgage-backed securities	$62,452	$91,309

Information regarding the contractual maturities and weighted average yield of our mortgage-backed securities portfolio at June 30, 2010 is presented below. Due to repayments of the underlying loans, the actual maturities of mortgage-backed securities generally are substantially less than the scheduled maturities. The amounts reflect the fair value of our mortgage-backed securities at June 30, 2010.

	Amounts at June 30, 2010 which Mature in
		Weighted	Over One	Weighted		Weighted
	One Year	Average	through	Average	Over	Average
	or Less	Yield	Five Years	Yield	Five Years	Yield
	(In thousands)

Fixed rate:
GNMA	$8	6.08%	$—	—%	$197	7.99%
FHLMC	—	—	—	—	2,812	5.00
FNMA	—	—	—	—	58,004	4.99

Total fixed-rate	8	6.08	—	—	61,013	5.00%

Adjustable rate:
GNMA	—	—	—	—	128	3.14%
FNMA	—	—	5	6.41	876	3.26
FHLMC	—	—	—	—	422	3.27

Total adjustable-rate	—	—	5	6.41	1,426	3.25

Total	$8	6.08%	$5	6.41%	$62,439	4.93%

The following table sets forth the purchases, sales and principal repayments of our mortgage-backed securities during the periods indicated.

	At or For the
	Year Ended June 30,
	2010	2009
	(Dollars in thousands)

Mortgage-backed securities at beginning of period	$89,945	$98,407
Purchases	—	24,253
Repayments	(14,555)	(13,957)
Sales	(16,420)	(19,048)
Amortizations of premiums and discounts, net	302	290

Mortgage-backed securities at end of period	59,272	89,945

Weighted average yield at end of period	4.95%	5.09%

Sources of Funds

General.  Deposits are our primary source of funds for lending and other investment purposes. In addition to deposits, principal and interest payments on loans and investment securities are a source of funds. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may also be used on a short-term basis to compensate for reductions in the availability of funds from other sources and on a longer-term basis for general business purposes.

Deposits.  We attract deposits principally from residents of Louisiana and particularly from Caddo Parish and Bossier Parish. Deposit account terms vary, with the principal differences being the minimum balance required, the time periods the funds must remain on deposit and the interest rate. We have not solicited deposits from outside Louisiana or paid fees to brokers to solicit funds for deposit. With the introduction of commercial lending in fiscal 2009, we commenced a policy of requiring commercial loan customers to have a deposit account relationship with us. This policy resulted in a significant increase in NOW accounts in fiscal 2010.

We establish interest rates paid, maturity terms, service fees and withdrawal penalties on a periodic basis. Management determines the rates and terms based on rates paid by competitors, the need for funds or liquidity, growth goals and federal regulations. We attempt to control the flow of deposits by pricing our accounts to remain generally competitive with other financial institutions in the market area.

The following table shows the distribution of, and certain other information relating to, our deposits by type of deposit, as of the dates indicated.

	June 30,
	2010		2009
		Percent of		Percent of
	Amount	Total Deposits	Amount	Total Deposits
	(Dollars in thousands)

Certificate accounts:
0.00% - 0.99%	$12	0.01%	$134	0.14%
1.00% - 1.99%	30,309	25.75	11,970	13.90
2.00% - 2.99%	16,734	14.22	13,030	15.13
3.00% - 3.99%	17,497	14.86	21,405	24.85
4.00% - 4.99%	7,865	6.68	12,990	15.08
5.00% - 5.99%	1,473	1.25	3,272	3.80

Total certificate accounts	73,890	62.77	62,801	72.90

Transaction accounts:
Savings	5,266	4.47	6,056	7.03
NOW	18,130	15.40	8,537	9.91
Money market	20,436	17.36	8,752	10.16

Total transaction accounts	43,832	37.23	23,345	27.10

Total deposits	$117,722	100.00%	$86,146	100.00%

The following table shows the average balance of each type of deposit and the average rate paid on each type of deposit for the periods indicated.

	Year Ended June 30,
	2010			2009
			Average			Average
	Average	Interest	Rate	Average	Interest	Rate
	Balance	Expense	Paid	Balance	Expense	Paid
	(Dollars in thousands)

Savings	$5,588	$23	0.41%	$5,653	$26	0.46%
NOW	11,523	22	0.19	7,896	21	0.27
Money market	14,377	183	1.27	4,268	38	0.89
Certificates of deposit	67,981	2,010	2.96	61,780	2,378	3.85

Total deposits	$99,469	$2,238	2.25%	$79,597	$2,463	3.09%

The following table shows our savings flows during the periods indicated.

	Year Ended June 30,
	2010	2009
	(In thousands)

Total deposits at beginning of period	$86,146	$78,359
Net deposits (withdrawals)	30,059	6,212
Interest credited	1,517	1,575

Total increase in deposits	$31,576	$7,787

The following table presents, by various interest rate categories and maturities, the amount of certificates of deposit at June 30, 2010.

	Balance at June 30, 2010
	Maturing in the 12 Months Ending June 30,
Certificates of Deposit	2011	2012	2013	Thereafter	Total
	(In thousands)

0.00% - 0.99%	$12	$—	$—	$—	$12
1.00% - 1.99%	29,338	971	—	—	30,309
2.00% - 2.99%	3,173	11,359	1,732	471	16,735
3.00% - 3.99%	1,851	1,059	3,728	10,858	17,496
4.00% - 4.99%	3,474	2,932	1,401	58	7,865
5.00% - 5.99%	521	751	201		1,473

Total certificate accounts	$38,369	$17,072	$7,062	$11,387	$73,890

The following table shows the maturities of our certificates of deposit in excess of $100,000 at June 30, 2010 by time remaining to maturity.

		Weighted
Quarter Ending:	Amount	Average Rate
	(Dollars in thousands)

September 30, 2010	$3,928	2.61%
December 31, 2010	4,771	1.75
March 31, 2011	1,965	2.36
June 30, 2011	3,663	1.89
After June 30, 2011	9,808	2.96

Total certificates of deposit with balances in excess of $100,000	$24,135	2.45%

Borrowings.  We may obtain advances from the Federal Home Loan Bank of Dallas upon the security of the common stock we own in that bank and certain of our residential mortgage loans and mortgage-backed and other investment securities, provided certain standards related to creditworthiness have been met. These advances are made pursuant to several credit programs, each of which has its own interest rate and range of maturities. Federal Home Loan Bank advances are generally available to meet seasonal and other withdrawals of deposit accounts and to permit increased lending.

As of June 30, 2010, we were permitted to borrow up to an aggregate total of $92.6 million from the Federal Home Loan Bank of Dallas. We had $31.5 million and $36.0 million of Federal Home Loan Bank advances outstanding at June 30, 2010 and 2009, respectively.

The following table shows certain information regarding our borrowings at or for the dates indicated:

	At or For the Year
	Ended June 30,
	2010	2009
	(Dollars in thousands)

FHLB advances:
Average balance outstanding	$35,529	$35,853
Maximum amount outstanding at any month-end during the period	42,542	41,134
Balance outstanding at end of period	31,507	35,997
Average interest rate during the period	3.43%	3.84%
Weighted average interest rate at end of period	3.47%	3.81%

At June 30, 2010, $9.6 million of our borrowings were short-term (maturities of one year or less). Such short-term borrowings had a weighted average interest rate of 3.45% at June 30, 2010.

The following table shows maturities of Federal Home Loan Bank advances at June 30, 2010, for the years indicated:

Years Ended June 30,	Amount
(In thousands)

2011	$9,616
2012	11,422
2013	5,907
2014	1,915
2015	236
Thereafter	2,411

Total	$31,507

Subsidiaries

At June 30, 2010, Home Federal Bancorp had one subsidiary, Home Federal Bank. Home Federal Bank’s only subsidiary at such date was Metro Financial Services, Inc., an inactive, wholly-owned subsidiary.

Employees

Home Federal Bank had 39 full-time employees and 3 part-time employees at June 30, 2010. None of these employees are covered by a collective bargaining agreement, and we believe that we enjoy good relations with our personnel.

Properties

We currently conduct business from our main office, two full-service banking offices and one agency office located in Shreveport, Louisiana. The following table sets forth certain information relating to Home Federal Bank’s offices and two parcels of land for future branch offices at June 30, 2010.

			Net Book Value	Amount of
Description/Address	Leased/Owned		of Property	Deposits
			(In thousands)

Building
624 Market Street Shreveport, LA	Owned		$241	$45,241
Building/ATM
6363 Youree Dr. Shreveport, LA	Owned	(1)	328	51,497
Building/ATM
9300 Mansfield Rd., Suite 101 Shreveport, LA	Leased		—	20,984
Agency Office
6425 Youree Drive, Suite 100 Shreveport, LA	Leased		—	—
Lot 2 (Site of future South Bossier office)
River Crest, Unit #1 Bossier Parish, LA	Owned		436	—
Future Bossier office (opening November 2010)
2555 Viking Drive Bossier City, LA	Owned		1,526	—

(1)	The building is owned but the land is subject to an operating lease which was renewed on November 30, 2008 for a five year period.

Legal Proceedings

We are not presently involved in any legal proceedings of a material nature. From time to time, we are a party to legal proceedings incidental to our business to enforce our security interest in collateral pledged to secure loans made by Home Federal Bank.

REGULATION

Set forth below is a brief description of certain laws relating to the regulation of Home Federal Bancorp, Home Federal Mutual Holding Company and Home Federal Bank. This description is limited to certain material aspects of the statutes and regulations addressed and does not purport to be a complete description of such statutes and regulations.

General

Home Federal Bank, as a federally chartered savings bank, is subject to federal regulation and oversight by the Office of Thrift Supervision extending to all aspects of its operations. Home Federal Bank also is subject to regulation and examination by the Federal Deposit Insurance Corporation, which insures the deposits of Home Federal Bank to the maximum extent permitted by law, and requirements established by the Federal Reserve Board. Federally chartered savings institutions are required to file periodic reports with the Office of Thrift Supervision and are subject to periodic examinations by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. The investment and lending authority of savings institutions is prescribed by federal laws and regulations, and such institutions are prohibited from engaging in any activities not permitted by such laws and regulations. Such regulation and supervision primarily are intended for the protection of depositors and not for the purpose of protecting shareholders.

Federal law provides the federal banking regulators, including the Office of Thrift Supervision and Federal Deposit Insurance Corporation, with substantial enforcement powers. The Office of Thrift Supervision’s enforcement authority over all savings institutions and their holding companies includes, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the Office of Thrift Supervision. Any change in these laws and regulations, whether by the Federal Deposit Insurance Corporation, Office of Thrift Supervision or Congress, could have a material adverse impact on Home Federal Mutual Holding Company, Home Federal Bancorp and Home Federal Bank and our operations.

Under the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act, the powers of the Office of Thrift Supervision regarding Home Federal Bank, Home Federal Mutual Holding Company and Home Federal Bancorp will transfer to other federal financial institution regulatory agencies on July 21, 2011, unless extended up to an additional six months. See “— Recently Enacted Regulatory Reform.” As of the transfer date, all of the regulatory functions related to Home Federal Bank that are currently under the jurisdiction of the Office of Thrift Supervision will transfer to the Office of the Comptroller of the Currency. In addition, as of that same date, all of the regulatory functions related to Home Federal Bancorp and Home Federal Mutual Holding Company, as savings and loan holding companies that are currently under the jurisdiction of the Office of Thrift Supervision, will transfer to the Federal Reserve Board.

Recently Enacted Regulatory Reform

On July 21, 2010, the President signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act. The financial reform and consumer protection act imposes new restrictions and an expanded framework of regulatory oversight for financial institutions, including depository institutions. In addition, the new law changes the jurisdictions of existing bank regulatory agencies and in particular transfers the regulation of federal savings associations from the Office of Thrift Supervision to the Office of Comptroller of the Currency, effective one year from the effective date of the legislation, with a potential extension up to six months. Savings and loan holding companies will be regulated by the Federal Reserve Board. The new law also establishes an independent federal consumer protection bureau within the Federal Reserve Board. The following discussion summarizes significant aspects of the new law that may affect Home Federal Bank, Home Federal Mutual Holding Company and Home Federal Bancorp. Regulations implementing these changes have not been promulgated, so we cannot determine the full impact on our business and operations at this time.

The following aspects of the financial reform and consumer protection act are related to the operations of Home Federal Bank:

•	The Office of Thrift Supervision will be merged into the Office of the Comptroller of the Currency and the authority of the other remaining bank regulatory agencies restructured. The federal thrift charter will be preserved under the jurisdiction of the Office of the Comptroller of the Currency.

•	A new independent consumer financial protection bureau will be established within the Federal Reserve Board, empowered to exercise broad regulatory, supervisory and enforcement authority with respect to both new and existing consumer financial protection laws. Smaller financial institutions, like Home Federal Bank, will be subject to the supervision and enforcement of their primary federal banking regulator with respect to the federal consumer financial protection laws.

•	Tier 1 capital treatment for “hybrid” capital items like trust preferred securities is eliminated subject to various grandfathering and transition rules.

•	The current prohibition on payment of interest on demand deposits was repealed, effective July 21, 2011.

•	State law is preempted only if it would have a discriminatory effect on a federal savings association or is preempted by any other federal law. The Office of the Comptroller of the Currency must make a preemption determination on a case-by-case basis with respect to a particular state law or other state law with substantively equivalent terms.

•	Deposit insurance is permanently increased to $250,000 and unlimited deposit insurance for noninterest-bearing transaction accounts extended through January 1, 2013.

•	Deposit insurance assessment base calculation will equal the depository institution’s total assets minus the sum of its average tangible equity during the assessment period.

•	The minimum reserve ratio of the Deposit Insurance Fund increased to 1.35 percent of estimated annual insured deposits or assessment base; however, the Federal Deposit Insurance Corporation is directed to “offset the effect” of the increased reserve ratio for insured depository institutions with total consolidated assets of less than $10 billion.

The following aspects of the financial reform and consumer protection act are related to the operations of Home Federal Bancorp and Home Federal Mutual Holding Company:

•	Authority over savings and loan holding companies will transfer to the Federal Reserve Board.

•	Leverage capital requirements and risk based capital requirements applicable to depository institutions and bank holding companies will be extended to thrift holding companies.

•	The Federal Deposit Insurance Act was amended to direct federal regulators to require depository institution holding companies to serve as a source of strength for their depository institution subsidiaries.

•	The Securities and Exchange Commission is authorized to adopt rules requiring public companies to make their proxy materials available to shareholders for nomination of their own candidates for election to the board of directors.

•	Public companies will be required to provide their shareholders with a non-binding vote: (i) at least once every three years on the compensation paid to executive officers, and (ii) at least once every six years on whether they should have a “say on pay” vote every one, two or three years.

•	A separate, non-binding shareholder vote will be required regarding golden parachutes for named executive officers when a shareholder vote takes place on mergers, acquisitions, dispositions or other transactions that would trigger the parachute payments.

•	Securities exchanges will be required to prohibit brokers from using their own discretion to vote shares not beneficially owned by them for certain “significant” matters, which include votes on the election of directors, executive compensation matters, and any other matter determined to be significant.

•	Stock exchanges, which do not include the OTC Bulletin Board, will be prohibited from listing the securities of any issuer that does not have a policy providing for (i) disclosure of its policy on incentive compensation payable on the basis of financial information reportable under the securities laws, and (ii) the recovery from current or former executive officers, following an accounting restatement triggered by material noncompliance with securities law reporting requirements, of any incentive compensation paid erroneously during the three-year period preceding the date on which the restatement was required that exceeds the amount that would have been paid on the basis of the restated financial information.

•	Disclosure in annual proxy materials will be required concerning the relationship between the executive compensation paid and the financial performance of the issuer.

•	Item 402 of Regulation S-K will be amended to require companies to disclose the ratio of the Chief Executive Officer’s annual total compensation to the median annual total compensation of all other employees.

•	Smaller reporting companies are exempt from complying with the internal control auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act.

Regulation of Home Federal Bancorp and Home Federal Mutual Holding Company

Upon completion of the conversion and offering, Home Federal Bancorp, the proposed new holding company which is a Louisiana corporation, will be a registered savings and loan holding company within the meaning of Section 10 of the Home Owners’ Loan Act and will be subject to Office of Thrift Supervision examination and supervision as well as certain reporting requirements. The existing federally chartered holding company, which also is named Home Federal Bancorp, currently is a registered savings and loan holding company. In addition, because Home Federal Bank is a subsidiary of a savings and loan holding company, it is, and will continue to be, subject to certain restrictions in dealing with us and with other persons affiliated with the Bank.

Holding Company Acquisitions.  Home Federal Bancorp and Home Federal Mutual Holding Company are savings and loan holding companies under the Home Owners’ Loan Act, as amended, and are registered with the Office of Thrift Supervision. The proposed new holding company will also be required to register as a savings and loan holding company after the conversion and offering. Federal law generally prohibits a savings and loan holding company, without prior Office of Thrift Supervision approval, from acquiring the ownership or control of any other savings institution or savings and loan holding company, or all, or substantially all, of the assets or more than 5% of the voting shares of the savings institution or savings and loan holding company. These provisions also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings institution not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the Office of Thrift Supervision.

The Office of Thrift Supervision may not approve any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions: (1) the approval of interstate supervisory acquisitions by savings and loan holding companies; and (2) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Restrictions Applicable to Home Bancorp and Home Federal Mutual Holding Company.  Because Home Federal Bancorp and Home Federal Mutual Holding Company operate under federal charters issued by the Office of Thrift Supervision under Section 10(o) of the Home Owners’ Loan Act, they are permitted to engage only in the following activities:

•	investing in the stock of a savings institution;

•	acquiring a mutual association through the merger of such association into a savings institution subsidiary of such holding company or an interim savings institution subsidiary of such holding company;

•	merging with or acquiring another holding company, one of whose subsidiaries is a savings institution;

•	investing in a corporation, the capital stock of which is available for purchase by a savings institution under federal law or under the law of any state where the subsidiary savings institution or association is located; and

•	the permissible activities described below for non-grandfathered savings and loan holding companies.

Generally, companies that become savings and loan holding companies following the May 4, 1999 grandfather date in the Gramm-Leach-Bliley Act of 1999 may engage only in the activities permitted for financial institution holding companies or for multiple savings and loan holding companies. Multiple savings and loan holding companies are permitted to engage in the following activities: (i) activities permitted for a bank holding company under section 4(c) of the Bank Holding Company Act (unless the Director of the Office of Thrift Supervision prohibits or limits such 4(c) activities); (ii) furnishing or performing management services for a subsidiary savings association; (iii) conducting any insurance agency or escrow business; (iv) holding, managing, or liquidating assets owned by or acquired from a subsidiary savings association; (v) holding or managing properties used or occupied by a subsidiary savings association; (vi) acting as trustee under deeds of trust; or (vii) activities authorized by regulation as of March 5, 1987, to be engaged in by multiple savings and loan holding companies. Although savings and loan holding companies are not currently subject to specific capital requirements or specific restrictions on the payment of dividends or other capital distributions, federal regulations do prescribe such restrictions on subsidiary savings institutions, as described below. Home Federal Bank will be required to notify the Office of Thrift Supervision 30 days before declaring any dividend. In addition, the financial impact of a holding company on its subsidiary institution is a matter that is evaluated by the Office of Thrift Supervision and the agency has authority to order cessation of activities or divestiture of subsidiaries deemed to pose a threat to the safety and soundness of the institution.

If a mutual holding company or a mutual holding company subsidiary holding company acquires, is acquired by, or merges with another holding company that engages in any impermissible activity or holds any impermissible investment, it has a period of two years to cease any non-conforming activities and divest any non-conforming investments. As of the date hereof, neither Home Federal Mutual Holding Company nor Home Federal Bancorp was engaged in any non-conforming activities and neither had any non-conforming investments.

All savings associations subsidiaries of savings and loan holding companies are required to meet a qualified thrift lender, or QTL, test to avoid certain restrictions on their operations. If the subsidiary savings institution fails to meet the QTL, as discussed below, then the savings and loan holding company must register with the Federal Reserve Board as a bank holding company, unless the savings institution requalifies as a QTL within one year thereafter.

Federal Securities Laws.  Home Federal Bancorp registered its common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934. Home Federal Bancorp is subject to the proxy and tender offer rules, insider trading reporting requirements and restrictions, and certain other requirements under the Securities Exchange Act of 1934. We have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933 for our common stock to be issued in the conversion and offering. If our new common stock is listed on the Nasdaq Capital Market, our common stock will be deemed registered under Section 12(b) of the Securities and Exchange Act of 1934. Pursuant to Office of Thrift Supervision regulations and our Plan of Conversion and reorganization, we have agreed to maintain such registration for a minimum of three years following the conversion and offering.

The Sarbanes-Oxley Act.  As a public company, Home Federal Bancorp is subject to the Sarbanes-Oxley Act of 2002 which addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our principal executive officer and principal financial officer are required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the audit committee of the board of directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting.

Regulation of Home Federal Bank

General.  Home Federal Bank is subject to the regulation of the Office of Thrift Supervision, as its primary federal regulator and the Federal Deposit Insurance Corporation, as the insurer of its deposit accounts, and, to a limited extent, the Federal Reserve Board. Following the conversion and offering, Home Federal Bank will continue to be subject to the rules and regulations of these same regulators.

Insurance of Accounts.  The deposits of Home Federal Bank are insured to the maximum extent permitted by the Deposit Insurance Fund and are backed by the full faith and credit of the U.S. Government. As insurer, the Federal Deposit Insurance Corporation is authorized to conduct examinations of, and to require reporting by, insured institutions. It also may prohibit any insured institution from engaging in any activity determined by regulation or order to pose a serious threat to the Federal Deposit Insurance Corporation. The Federal Deposit Insurance Corporation also has the authority to initiate enforcement actions against savings institutions, after giving the Office of Thrift Supervision an opportunity to take such action.

The recently enacted financial institution reform legislation permanently increased deposit insurance on most accounts to $250,000. In addition, pursuant to Section 13(c)(4)(G) of the Federal Deposit Insurance Act, the Federal Deposit Insurance Corporation has implemented two temporary programs to provide deposit insurance for the full amount of most noninterest bearing transaction deposit accounts through the end of 2013 and to guarantee certain unsecured debt of financial institutions and their holding companies through December 2012. For noninterest bearing transaction deposit accounts, including accounts swept from a noninterest bearing transaction account into a noninterest bearing savings deposit account, a 10 basis point annual rate surcharge is applied to deposit amounts in excess of $250,000. Financial institutions could have opted out of either or both of these programs. Home Federal Bank participates in the temporary liquidity guarantee program; however, we do not expect that the assessment surcharge will have a material impact on our results of operation.

The Federal Deposit Insurance Corporation’s risk-based premium system provides for quarterly assessments. Each insured institution is placed in one of four risk categories depending on supervisory and capital considerations. Within its risk category, an institution is assigned to an initial base assessment rate which is then adjusted to determine its final assessment rate based on its brokered deposits, secured liabilities and unsecured debt. Assessment rates range from seven to 77.5 basis points, with less risky institutions paying lower assessments. In 2009, the Federal Deposit Insurance Corporation collected a five basis point special assessment on each insured depository institution’s assets minus its Tier 1 capital as of June 30, 2009. The amount of our special assessment, which was paid on September 30, 2009, was $65,000. In 2009, the Federal Deposit Insurance Corporation also required insured deposit institutions on December 30, 2009 to prepay 13 quarters of estimated insurance assessments. Our prepayment totaled $326,000. Unlike a special assessment, this prepayment did not immediately affect bank earnings. Banks will book the prepaid assessment as a non-earning asset and record the actual risk-based premium payments at the end of each quarter. In addition, all institutions with deposits insured by the Federal Deposit Insurance Corporation are required to pay assessments to fund interest payments on bonds issued by the Financing Corporation, a mixed-ownership government corporation established to recapitalize the predecessor to the Deposit Insurance Fund. These assessments will continue until the Financing Corporation bonds mature in 2019.

The Federal Deposit Insurance Corporation may terminate the deposit insurance of any insured depository institution, including Home Federal Bank, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the Federal Deposit Insurance Corporation. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the Federal Deposit Insurance Corporation. Management is aware of no existing circumstances which would result in termination of Home Federal Bank’s deposit insurance.

Regulatory Capital Requirements.  Federally insured savings institutions are required to maintain minimum levels of regulatory capital. Current Office of Thrift Supervision capital standards require savings institutions to satisfy a tangible capital requirement, a leverage capital requirement and a risk-based capital requirement. The tangible capital must equal at least 1.5% of adjusted total assets. Leverage capital, also known as “core” capital, must equal at least 3.0% of adjusted total assets for the most highly rated savings associations. An additional cushion of at least 100 basis points is required for all other savings associations, which effectively increases their minimum Tier 1 leverage ratio to 4.0% or more. Under the Office of Thrift Supervision’s regulation, the most highly-rated banks are those that the Office of Thrift Supervision determines are strong associations that are not anticipating or experiencing significant growth and have well-diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity and good earnings. Under the risk-based capital requested, “total” capital (a combination of core and “supplementary” capital)

must equal at least 8.0% of “risk-weighted” assets. The Office of Thrift Supervision also is authorized to impose capital requirements in excess of these standards on individual institutions on a case-by-case basis.

Core capital generally consists of common stockholders’ equity (including retained earnings). Tangible capital generally equals core capital minus intangible assets, with only a limited exception for purchased mortgage servicing rights. Home Federal Bank had no intangible assets at June 30, 2010. Both core and tangible capital are further reduced by an amount equal to a savings institution’s debt and equity investments in subsidiaries engaged in activities not permissible to national banks (other than subsidiaries engaged in activities undertaken as agent for customers or in mortgage banking activities and subsidiary depository institutions or their holding companies). These adjustments do not affect Home Federal Bank’s regulatory capital.

In determining compliance with the risk-based capital requirement, a savings institution is allowed to include both core capital and supplementary capital in its total capital, provided that the amount of supplementary capital included does not exceed the savings institution’s core capital. Supplementary capital generally consists of general allowances for loan losses up to a maximum of 1.25% of risk-weighted assets, together with certain other items. In determining the required amount of risk-based capital, total assets, including certain off-balance sheet items, are multiplied by a risk weight based on the risks inherent in the type of assets. The risk weights range from 0% for cash and securities issued by the U.S. Government or unconditionally backed by the full faith and credit of the U.S. Government to 100% for loans (other than qualifying residential loans weighted at 80%) and repossessed assets.

Savings institutions must value securities available for sale at amortized cost for regulatory capital purposes. This means that in computing regulatory capital, savings institutions should add back any unrealized losses and deduct any unrealized gains, net of income taxes, on debt securities reported as a separate component of capital, as defined by generally accepted accounting principles.

At June 30, 2010, Home Federal Bank exceeded all of its regulatory capital requirements, with tangible, core and risk-based capital ratios of 16.47%, 16.47% and 33.67%, respectively.

Any savings institution that fails any of the capital requirements is subject to possible enforcement actions by the Office of Thrift Supervision or the Federal Deposit Insurance Corporation. Such actions could include a capital directive, a cease and desist order, civil money penalties, the establishment of restrictions on the institution’s operations, termination of federal deposit insurance and the appointment of a conservator or receiver. The Office of Thrift Supervision’s capital regulation provides that such actions, through enforcement proceedings or otherwise, could require one or more of a variety of corrective actions.

Prompt Corrective Action.  The following table shows the amount of capital associated with the different capital categories set forth in the prompt corrective action regulations.

	Total Risk-Based	Tier 1 Risk-Based	Tier 1 Leverage
Capital Category	Capital	Capital	Capital

Well capitalized	10% or more	6% or more	5% or more
Adequately capitalized	8% or more	4% or more	4% or more
Undercapitalized	Less than 8%	Less than 4%	Less than 4%
Significantly undercapitalized	Less than 6%	Less than 3%	Less than 3%

In addition, an institution is “critically undercapitalized” if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Under specified circumstances, a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category (except that the Federal Deposit Insurance Corporation may not reclassify a significantly undercapitalized institution as critically undercapitalized).

An institution generally must file a written capital restoration plan which meets specified requirements within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. A federal banking agency must provide the institution with written notice of approval or disapproval within 60 days after receiving a capital restoration plan, subject to extensions by the agency. An institution which is required to submit a capital restoration plan must concurrently submit a performance guaranty by each company that controls the institution. In addition, undercapitalized institutions are subject to various regulatory restrictions, and the appropriate federal banking agency also may take any number of discretionary supervisory actions.

At June 30, 2010, Home Federal Bank was deemed a well capitalized institution for purposes of the prompt corrective action regulations and as such is not subject to the above mentioned restrictions.

Capital Distributions.  Office of Thrift Supervision regulations govern capital distributions by savings institutions, which include cash dividends, stock repurchases and other transactions charged to the capital account of a savings institution to make capital distributions. A savings institution must file an application for Office of Thrift Supervision approval of the capital distribution if either (1) the total capital distributions for the applicable calendar year exceed the sum of the institution’s net income for that year to date plus the institution’s retained net income for the preceding two years, (2) the institution would not be at least adequately capitalized following the distribution, (3) the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition, or (4) the institution is not eligible for expedited treatment of its filings. If an application is not required to be filed, savings institutions which are a subsidiary of a savings and loan holding company (as well as certain other institutions) must still file a notice with the Office of Thrift Supervision at least 30 days before the board of directors declares a dividend or approves a capital distribution.

An institution that either before or after a proposed capital distribution fails to meet its then applicable minimum capital requirement or that has been notified that it needs more than normal supervision may not make any capital distributions without the prior written approval of the Office of Thrift Supervision. In addition, the Office of Thrift Supervision may prohibit a proposed capital distribution, which would otherwise be permitted by Office of Thrift Supervision regulations, if the Office of Thrift Supervision determines that such distribution would constitute an unsafe or unsound practice.

Under federal rules, an insured depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it is already undercapitalized. In addition, federal regulators have the authority to restrict or prohibit the payment of dividends for safety and soundness reasons. The Federal Deposit Insurance Corporation also prohibits an insured depository institution from paying dividends on its capital stock or interest on its capital notes or debentures (if such interest is required to be paid only out of net profits) or distributing any of its capital assets while it remains in default in the payment of any assessment due the Federal Deposit Insurance Corporation. Home Federal Bank is currently not in default in any assessment payment to the Federal Deposit Insurance Corporation.

Qualified Thrift Lender Test.  All savings institution subsidiaries of savings and loan holding companies are required to meet a qualified thrift lender, or QTL, test to avoid certain restrictions on their operations. A savings institution can comply with the QTL test by either qualifying as a domestic building and loan association as defined in the Internal Revenue Code or meeting the Office of Thrift Supervision QTL test. Currently, the Office of Thrift Supervision QTL test requires that 65% of an institution’s “portfolio assets” (as defined) consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. To be a qualified thrift lender under the IRS test, the savings institution must meet a “business operations test” and a “60 percent assets test,” each defined in the Internal Revenue Code.

If a savings association fails to remain a QTL, it is immediately prohibited from the following:

•	Making any new investments or engaging in any new activity not allowed for both a national bank and a savings association;

•	Establishing any new branch office unless allowable for a national bank; and

•	Paying dividends unless allowable for a national bank.

Any company that controls a savings institution that is not a qualified thrift lender must register as a bank holding company within one year of the savings institution’s failure to meet the QTL test. Three years from the date a savings association should have become or ceases to be a QTL, the institution must dispose of any investment or not engage in any activity unless the investment or activity is allowed for both a national bank and a savings association. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, a savings institution not in compliance with the QTL test is also prohibited from paying dividends and is subject to an enforcement action for violation of the Home Owners’ Loan Act, as amended.

At June 30, 2010, Home Federal Bank believes that it meets the requirements of the QTL test.

Community Reinvestment Act.  All federal savings associations have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. An institution’s failure to comply with the provisions of the Community Reinvestment Act could result in restrictions on its activities. Home Federal Bank received a “satisfactory” Community Reinvestment Act rating in its most recently completed examination.

Limitations on Transactions with Affiliates.  Transactions between savings associations and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act as made applicable to savings associations by Section 11 of the Home Owners’ Loan Act. An affiliate of a savings association is any company or entity which controls, is controlled by or is under common control with the savings association. In a holding company context, the holding company of a savings association (such as Home Federal Bancorp) and any companies which are controlled by such holding company are affiliates of the savings association. Generally, Section 23A limits the extent to which the savings association or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10% of such association’s capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus. Section 23B applies to “covered transactions” as well as certain other transactions and requires that all transactions be on terms substantially the same, or at least as favorable, to the savings association as those provided to a non-affiliate. The term “covered transaction” includes the making of loans to, purchase of assets from and issuance of a guarantee to an affiliate and similar transactions. Section 23B transactions also include the provision of services and the sale of assets by a savings association to an affiliate. In addition to the restrictions imposed by Sections 23A and 23B, a savings association is prohibited from (i) making a loan or other extension of credit to an affiliate, except for any affiliate which engages only in certain activities which are permissible for bank holding companies, or (ii) purchasing or investing in any stocks, bonds, debentures, notes or similar obligations of any affiliate, except for affiliates which are subsidiaries of the savings association.

In addition, Sections 22(g) and (h) of the Federal Reserve Act as made applicable to savings associations by Section 11 of the Home Owners’ Loan Act place restrictions on loans to executive officers, directors and principal shareholders of the savings association and its affiliates. Under Section 22(h), loans to a director, an executive officer and to a greater than 10% shareholder of a savings association, and certain affiliated interests of either, may not exceed, together with all other outstanding loans to such person and affiliated interests, the savings association’s loans to one borrower limit (generally equal to 15% of the association’s unimpaired capital and surplus). Section 22(h) also requires that loans to directors, executive officers and principal shareholders be made on terms substantially the same as offered in comparable transactions to other persons unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the association and (ii) does not give preference to any director, executive officer or principal shareholder, or certain affiliated interests of either, over other employees of the savings association. Section 22(h) also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a savings association to all insiders cannot exceed the association’s unimpaired capital and surplus. Furthermore, Section 22(g) places additional restrictions on loans to executive officers. Home Federal Bank currently is subject to Section 22(g) and (h) of the Federal Reserve Act and at June 30, 2010, was in compliance with the above restrictions.

Anti-Money Laundering.  All financial institutions, including savings associations, are subject to federal laws that are designed to prevent the use of the U.S. financial system to fund terrorist activities. Financial institutions operating in the United States must develop anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such compliance programs are intended to supplement compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control Regulations. Home Federal Bank has established policies and procedures to ensure compliance with these provisions.

Federal Home Loan Bank System.  Home Federal Bank is a member of the Federal Home Loan Bank of Dallas, which is one of 12 regional Federal Home Loan Banks that administers a home financing credit function primarily for its members. Each Federal Home Loan Bank serves as a reserve or central bank for its members within its assigned region. The Federal Home Loan Bank of Dallas is funded primarily from proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the board of directors of the Federal Home Loan Bank. At June 30, 2010, Home Federal Bank had $31.5 million of Federal Home Loan Bank advances and $61.1 million available on its credit line with the Federal Home Loan Bank.

As a member, Home Federal Bank is required to purchase and maintain stock in the Federal Home Loan Bank of Dallas in an amount in accordance with the Federal Home Loan Bank’s capital plan and sufficient to ensure that the Federal Home Loan Bank remains in compliance with its minimum capital requirements. At June 30, 2010, Home Federal Bank had $1.8 million in Federal Home Loan Bank stock, which was in compliance with the applicable requirement.

The Federal Home Loan Banks are required to provide funds for the resolution of troubled savings institutions and to contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of Federal Home Loan Bank dividends paid in the past and could do so in the future. These contributions also could have an adverse effect on the value of Federal Home Loan Bank stock in the future.

Federal Reserve System.  The Federal Reserve Board requires all depository institutions to maintain reserves against their transaction accounts (primarily NOW and Super NOW checking accounts) and non-personal time deposits. The required reserves must be maintained in the form of vault cash or an account at a Federal Reserve Bank. At June 30, 2010, Home Federal Bank had met its reserve requirement.

TAXATION

Federal Taxation

General.  Home Federal Bancorp, Home Federal Mutual Holding Company and Home Federal Bank are subject to federal income taxation in the same general manner as other corporations with some exceptions listed below. The following discussion of federal and state income taxation is only intended to summarize certain pertinent income tax matters and is not a comprehensive description of the applicable tax rules. Home Federal Bank’s tax returns have not been audited during the past five years.

Method of Accounting.  For federal income tax purposes, Home Federal Bank reports income and expenses on the accrual method of accounting and used a June 30 tax year in 2009 for filing its federal income tax return.

Bad Debt Reserves.  The Small Business Job Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings associations, effective for taxable years beginning after 1995. Prior to that time, Home Federal Bank was permitted to establish a reserve for bad debts and to make additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at taxable income. As a result of the Small Business Job Protection Act of 1996, savings associations must use the experience method in computing their bad debt deduction beginning with their 1996 federal tax return. In addition, federal legislation required the recapture over a six year period of the excess of tax bad debt reserves at December 31, 1995 over those established as of December 31, 1987.

Taxable Distributions and Recapture.  Prior to the Small Business Job Protection Act of 1996, bad debt reserves created prior to January 1, 1988 were subject to recapture into taxable income if Home Federal

Bank failed to meet certain thrift asset and definitional tests. New federal legislation eliminated these savings association related recapture rules. However, under current law, pre-1988 reserves remain subject to recapture should Home Federal Bank make certain non-dividend distributions or cease to maintain a bank charter.

At June 30, 2009, the total federal pre-1988 reserve was approximately $3.3 million. The reserve reflects the cumulative effects of federal tax deductions by Home Federal Bank for which no federal income tax provisions have been made.

Alternative Minimum Tax.  The Internal Revenue Code imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences. The alternative minimum tax is payable to the extent such alternative minimum tax income is in excess of the regular income tax. Net operating losses, of which Home Federal Bank has none, can offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. Home Federal Bank has not been subject to the alternative minimum tax or any such amounts available as credits for carryover.

Corporate Dividends-Received Deduction.  Home Federal Bancorp may exclude from its income 100% of dividends received from Home Federal Bank as a member of the same affiliated group of corporations. The corporate dividends received deduction is 80% in the case of dividends received from corporations which a corporate recipient owns less than 80%, but at least 20% of the distribution corporation. Corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received.

State Taxation

Home Federal Bancorp is subject to the Louisiana Corporation Income Tax based on our Louisiana taxable income. The Corporation Income Tax applies at graduated rates from 4% upon the first $25,000 of Louisiana taxable income to 8% on all Louisiana taxable income in excess of $200,000. For these purposes, “Louisiana taxable income” means net income which is earned by us within or derived from sources within the State of Louisiana, after adjustments permitted under Louisiana law, including a federal income tax deduction. In addition, Home Federal Bank will be subject to the Louisiana Shares Tax which is imposed on the assessed value of a company’s stock. The formula for deriving the assessed value is to calculate 15% of the sum of:

(a) 20% of our capitalized earnings, plus

(b) 80% of our taxable stockholders’ equity, minus

(c) 50% of our real and personal property assessment.

Various items may also be subtracted in calculating a company’s capitalized earnings.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Compensation

During fiscal 2010, members of Home Federal Bank’s board of directors received $750 per regular Board meeting held. Members of Home Federal Bank’s committees received $50 per committee meeting, only if attended. Members of the board of directors or committees generally do not require compensation for meetings held telephonically, although exceptions may be made to this policy. The members of the board of directors may also receive bonuses in June and December of each year. Board fees are subject to periodic adjustment by the board of directors. We do not pay separate compensation to directors for their service on the board of directors of Home Federal Bancorp.

The table below summarizes the total compensation paid to our non-employee directors for the fiscal year ended June 30, 2010.

	Fees Earned or	Stock	Option	All Other
Name	Paid in Cash	Awards(1)	Awards(1)	Compensation(2)	Total

Walter T. Colquitt III	$9,000	$—	$—	$1,431	$10,431
Mark Malloy Harrison	8,600	—	—	1,000	9,600
Henry M. Hearne(3)	4,850	—	—	1,431	6,281
David A. Herndon III	8,400	—	—	1,431	9,831
Woodus K. Humphrey	7,500	—	—	1,431	8,931
Scott D. Lawrence	9,350	—	—	1,431	10,781
Amos L. Wedgeworth, Jr.	9,000	—	—	1,431	10,431
Timothy W. Wilhite(3)	2,250	—	—	—	2,250

(1)	As of June 30, 2010, each of our non-employee directors, other than Messrs. Harrison and Wilhite, held 597 shares of unvested restricted stock and 7,473 stock options. The stock options have an exercise price of $9.85 per share and are vesting at a rate of 20% per year commencing on August 18, 2006.

(2)	Includes dividends paid on shares awarded pursuant to the 2005 Recognition and Retention Plan that vested during fiscal 2010, for each director other than Messrs. Harrison and Wilhite. Dividends paid on the restricted common stock are held in the Recognition Plan Trust and paid to the recipient when the restricted stock is earned. Also includes bonuses paid in June and December 2009.

(3)	Mr. Hearne resigned as a director in January 2010. Mr. Wilhite has served as a director since March 2010.

Directors of the proposed new holding company who also serve as directors of Home Federal Bank initially will not be compensated by the new holding company but will be compensated by Home Federal Bank for such service. It is not anticipated that separate compensation will be paid to the new holding company’s directors who also serve as directors of Home Federal Bank until such time as such persons devote significant time to the separate management of the new holding company’s affairs, which is not expected to occur unless we become actively engaged in additional businesses other than holding the stock of Home Federal Bank. We may determine that such compensation is appropriate in the future. The primary elements of Home Federal Bank’s non-employee director compensation program consist of equity compensation and cash compensation.

Director Independence

A majority of Home Federal Bancorp’s directors are independent directors as defined in the rules of the Nasdaq Stock Market. The board of directors has determined that Messrs. Colquitt, Harrison, Humphrey, Lawrence, Wedgeworth and Wilhite are independent directors.

Committees and Meetings of the Board of Directors

Home Federal Bancorp is not currently subject to the listing requirements of the Nasdaq Stock Market and has not established a standing Nominating Committee. The board of directors currently approves nominations to the Board pursuant to our Federal charter. Home Federal Bancorp has established an Audit Committee consisting of Messrs. Wilhite, Lawrence and David Herndon and a Compensation Committee consisting of Messrs. Harrison, Humphrey and Wilhite, formed in July 2010. The Audit Committee reviews with management and the independent registered public accounting firm the systems of internal control, reviews the annual financial statements, including the Annual Report on Form 10-K and monitors Home Federal Bancorp’s adherence in accounting and financial reporting to generally accepted accounting principles. The Audit Committee is comprised of three directors who are independent directors as defined in the Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission, except for David Herndon, who is the brother of Daniel Herndon. The board of directors has determined that no members of the Audit Committee meet the qualifications established for an audit committee financial expert in the regulations of the Securities and Exchange Commission. The Audit Committee met three times in fiscal 2010.

During the fiscal year ended June 30, 2010, the board of directors of Home Federal Bancorp met 12 times. No director of Home Federal Bancorp attended fewer than 75% of the aggregate of the total number of Board meetings held during the period for which he has been a director and the total number of meetings held by all committees of the Board on which he served during the periods that he served.

Director Nominations

Nominations for director of Home Federal Bancorp are made by the full board of directors which acts as the nominating committee pursuant to our federal stock bylaws. All of our directors participate in the consideration of director nominees and will consider candidates for director suggested by other directors, as well as our management and shareholders. A shareholder who desires to recommend a prospective nominee for the Board should notify our Secretary in writing with whatever supporting material the shareholder considers appropriate. Any shareholder wishing to make a nomination must follow our procedures for shareholder nominations, which are described under “Shareholder Proposals and Nominations for the 2011 Annual Meeting.”

Membership on Certain Board Committees after the Conversion and Offering

Following completion of the conversion and offering, we expect the board of directors of the new holding company to establish an audit committee, compensation committee and nominating and corporate governance committee. All of the members of these committees will be independent directors as defined in the listing standards of The Nasdaq Stock Market. Such committees will operate in accordance with written charters which we expect to have available on our website. We do not expect that any members of the audit committee will meet the qualifications established for an audit committee financial expert in the regulations of the Securities and Exchange Commission, however the members will have the requisite financial and accounting background to meet the Nasdaq listing standards. The following table sets forth the proposed membership of such committees.

Nominating and
Corporate
Directors	Audit	Compensation	Governance

Mark Malloy Harrison	*	*
Woodus K. Humphrey		*
Scott D. Lawrence	*		*
Timothy W. Wilhite	*	*	*

Board Leadership Structure

Our board of directors is led by a Chairman selected by the board from time to time. Presently, Mr. Daniel Herndon, our President and Chief Executive Officer also serves as Chairman of the Board. The board has determined that selecting our Chief Executive Officer as Chairman is in our best interests because it promotes unity of vision for the leadership of Home Federal Bancorp and avoids potential conflicts among directors. In addition, the Chief Executive Officer is the director most familiar with our business and operations and is best situated to lead discussions on important matters affecting the business of Home Federal Bancorp. By combining the Chief Executive Officer and Chairman positions there is a firm link between management and the Board which promotes the development and implementation of our corporate strategy.

The board of directors is aware of the potential conflicts that may arise when an insider chairs the Board, but believes these are limited by existing safeguards which include the fact that as a financial institution holding company, much of our operations are highly regulated.

Board’s Role in Risk Oversight

Risk is inherent with every business, particularly financial institutions. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputational risk. Management is responsible for the day-to-day management of the risks Home Federal Bancorp faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors ensures that the risk management processes designed and implemented by management are adequate and functioning as designed.

Directors’ Attendance at Annual Meetings

Directors are expected to attend the annual meeting absent a valid reason for not doing so. Nine of our ten directors attended the 2009 annual meeting of shareholders.

Executive Officers Who Are Not Directors

The following individuals currently serve as executive officers of Home Federal Bancorp and will serve in the same positions with Home Federal Bancorp following the conversion and offering. Ages are reflected as of June 30, 2010.

Name	Age	Principal Occupation During the Past Five Years

David S. Barber	41	Senior Vice President Mortgage Lending of Home Federal Bank since June 2009. Prior thereto, Vice President, Director of Branch Operations, First Family Mortgage, Inc. from July 2004 to May 2009.
K. Matthew Sawrie	35	Senior Vice President Commercial Lending of Home Federal Bank since February 2009.
		Prior thereto, Vice President Commercial Real Estate, Regions Bank from 2006 to 2009, and previously, Assistant Vice President Business Banking Relationship Manager, Regions Bank from 2003 to 2006.

In accordance with the new holding company’s Louisiana bylaws, our executive officers will be elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the board of directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed Home Federal Bancorp’s audited financial statements with management. The Audit Committee has discussed with Home Federal Bancorp’s independent registered public accounting firm, LaPorte Sehrt Romig and Hand, the matters required to be discussed by the Statement on Auditing Standards (“SAS”) No. 61, “Communication with Audit Committees,” as amended by SAS No. 90, “Audit Committee Communications” as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with LaPorte Sehrt Romig & Hand, the independent auditor’s independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Home Federal Bancorp’s Annual Report on Form 10-K for fiscal year 2010 for filing with the Securities and Exchange Commission.

Members of the Audit Committee
David A. Herndon III
Scott D. Lawrence
Timothy W. Wilhite, Esq.

MANAGEMENT COMPENSATION

Summary Compensation Table

The following table sets forth a summary of certain information concerning the compensation paid by Home Federal Bank for services rendered in all capacities during the fiscal years ended June 30, 2010 and 2009 to the principal executive officer and the two other executive officers whose total compensation exceeded $100,000 during fiscal 2010. Home Federal Bancorp, the holding company of Home Federal Bank, has not paid separate cash compensation to its executive officers.

	Fiscal			Stock	Option	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation(1)	Total

Daniel R. Herndon	2010	$137,550	$38,550	—	—	$54,345	$230,445
President and Chief Executive Officer	2009	133,525	13,155	—	—	53,049	199,729
James R. Barlow	2010	152,500	62,945	—	—	35,074	250,519
Executive Vice President and Chief	2009	56,246	—	—	—	18,679	74,925
Operating Officer
Clyde D. Patterson	2010	109,013	25,740	—	—	38,324	173,077
Executive Vice President and Chief	2009	105,850	10,430	—	—	37,877	154,157
Financial Officer

(1)	Includes contributions by Home Federal Bank of $10,382, $4,684 and $6,776 to the accounts of Messrs. Herndon, Barlow and Patterson, respectively, under the Home Federal Bank 401(k) Plan during fiscal 2010, the fair market value ($9.00) on December 31, 2009, the date shares of Home Federal Bancorp common stock were allocated, multiplied by the 1,001 and 750 shares allocated to the employee stock ownership plan accounts of Messrs. Herndon and Patterson, respectively, during fiscal 2010 and $10,200, $10,200 and $10,750 in directors’ fees paid to Messrs. Herndon, Barlow and Patterson, respectively, during fiscal 2010. Also includes health insurance premiums paid on behalf of Messrs. Herndon, Barlow and Patterson, dividends paid on restricted stock awards in fiscal 2010 and use of a company-owned automobile and club dues for Mr. Barlow.

Outstanding Equity Awards at Fiscal Year-End

Home Federal did not grant any awards of restricted stock or stock options during fiscal 2010 to its executive officers named above in the summary compensation table. The table below sets forth outstanding equity awards at our fiscal year-end, June 30, 2010, to Messrs. Herndon and Patterson. Mr. Barlow did not have any outstanding equity awards at June 30, 2010.

Stock Awards
	Option Awards					Market Value of
	Number of Securities				Number of Shares or	Shares or
	Underlying		Option	Option	Units of Stock	Units of Stock
	Unexercised Options		Exercise	Expiration	That Have Not	That Have Not
Name	Exercisable	Unexercisable	Price	Date	Vested	Vested

Daniel R. Herndon	34,800	8,700	$9.85	8/18/2015	3,486	$27,888
Clyde D. Patterson	20,928	5,232	9.85	8/18/2015	1,860	14,880

Loan Officer Incentive Plan

Home Federal Bank has adopted a Loan Officer Incentive Plan which will become effective commencing in 2011. The Loan Officer Incentive Plan is an annual incentive compensation plan that rewards participating loan officers with variable cash awards that are contingent upon the net interest income produced from the loan officer’s identified loan portfolio. Participants in the Loan Officer Incentive Plan are selected by the chief executive officer and president at the beginning of each fiscal year and recommended for approval by the compensation committee of the board of directors which administers the plan.

Participants in the LOIP will receive a cash reward equal to 4% of the income base from loans originated by the particular loan officer prior to the beginning of the current fiscal year. Participants will also receive a cash reward equal to 6% of the income base from new loans originated by the particular loan officer during the 12-month performance period which coincides with the current fiscal year.

Each fiscal year, the cumulative interest income from loans existing at the beginning of the performance period will be calculated. Interest expense, equal to loan volume times our most recent average cost of funds, will be deducted from interest income to arrive at the loan officer’s contribution amount for existing loans. The loan officer’s contribution is then multiplied by a loan portfolio rating (up to 100%) to calculate an income base. The income base for existing loans is then multiplied by 4% to determine the cash incentive award from existing loans.

The cumulative interest income from new loans originated during the performance period will then be calculated. Interest expense, equal to loan volume multiplied by our most recent average cost of funds, will be deducted from interest income to arrive at net interest income. Loan initiation fees associated with such newly originated loans shall be added to net interest income to arrive at the loan officer’s contribution amount for newly originated loans. The loan officer’s contribution is then multiplied by a loan portfolio rating (up to 100%) to calculate an income base. The income base for new loans is then multiplied by 6% to determine the cash incentive award from loans originated during the performance period. The incentive awards from existing loans and new loans are added to determine the total award payment. Upon the approval of the compensation committee, cash incentive awards are calculated and paid on a semi-annual basis to participants who are employed and in good standing on the date of such payments.

Employment Agreements

Home Federal Bank entered into employment agreements with Messrs. Herndon and Barlow effective February 21, 2009. The board of directors approved an amended and restated agreement with Mr. Barlow, effective January 13, 2010, which amended and restated the prior agreement. Pursuant to the employment agreements, Messrs. Herndon and Barlow serve as Chairman of the Board and Chief Executive Officer and as President and Chief Operating Officer, respectively, of Home Federal Bank for a term of three years commencing on the effective date and renewable on each February 21 thereafter. The term of each agreement is extended for an additional year on February 21, unless Home Federal Bank or the executive gives notice to the other party not to extend the agreements. At least annually, the board of directors of Home Federal Bank will consider whether to continue to renew the employment agreements. The agreements provide for initial base salaries of $135,500 and $155,000 per year for each of Messrs. Herndon and Barlow, respectively. Such base salaries may be increased at the discretion of the board of directors of Home Federal Bank but may not be decreased during the term of the agreements without the prior written consent of the executives. Home Federal Bank also agreed to provide each of Messrs. Herndon and Barlow with an automobile during the term of the agreements.

The agreements are terminable with or without cause by Home Federal Bank. The agreements provide that in the event of (A) a wrongful termination of employment (including a voluntary termination by Messrs. Herndon or Barlow for “good reason” which includes (i) a material diminution in the executive’s base compensation, authorities, duties or responsibilities without his consent (ii) a requirement that the executive report to a corporate officer or employee instead of reporting directly to the board of directors, or (iii) a material change in the executive’s geographic location of employment), (B) a change in control of Home Federal Bank or Home Federal Bancorp, or (C) the executive’s termination of employment by Home Federal Bank for other than cause, disability, retirement or the executive’s death, each of the executives would be entitled to (1) an amount of cash severance which is equal to three times the sum of his base salary as of the date of termination plus his prior calendar year’s bonus and (2) continued participation in certain employee benefit plans of Home Federal Bank until the earlier of 36 months or the date the executive receives substantially similar benefits from full-time employment with another employer. The agreements with Home Federal Bank provide that in the event any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, then such payments and benefits received thereunder shall be reduced by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible by Home Federal Bank for federal income tax purposes.

Home Federal Bancorp entered into an employment agreement with Mr. Herndon, effective February 21, 2009, to serve as Chairman of the Board, President and Chief Executive Officer of Home Federal Bancorp which is on terms substantially similar to Mr. Herndon’s agreement with Home Federal Bank, except as follows. The agreement provides that severance payments payable to Mr. Herndon by Home Federal Bancorp shall include the amount by which the severance benefits payable by Home Federal Bank are reduced as a result of Section 280G of the Internal Revenue Code, if the parachute payments exceed 105% of three times the executive’s “base amount” as defined in Section 280G of the Internal Revenue Code. If the parachute payments are not more than 105% of the amount equal to three times the executive’s base amount, the severance benefits payable by Home Federal Bancorp will be reduced so they do not constitute “parachute payments” under Section 280G of the Internal Revenue Code. In addition, the agreement provides that Home Federal Bancorp shall reimburse Mr. Herndon for any resulting excise taxes payable by him, plus such additional amount as may be necessary to compensate him for the payment of state and federal income, excise and other employment-related taxes on the additional payments. Under the agreement, Mr. Herndon’s compensation, benefits and expenses will be paid by Home Federal Bancorp and Home Federal Bank in the same proportion as the time and services actually expended by the executive on behalf of each company.

Related Party Transactions

Home Federal Bank offers extensions of credit to its directors, officers and employees as well as members of their immediate families for the financing of their primary residences and other proposes. These loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Home Federal Bank and none of such loans involve more than the normal risk of collectability or present other unfavorable features.

Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution, such as Home Federal Bank, to its executive officers, directors and, to the extent otherwise permitted, principal shareholder(s), or any related interest of the foregoing, must be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings institution with non-affiliated parties; unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal shareholder, or certain affiliated interests of either, over other employees of the savings institution, and must not involve more than the normal risk of repayment or present other unfavorable features.

New Stock Benefit Plans

Employee Stock Ownership Plan.  Home Federal Bank has established an employee stock ownership plan for its employees which previously acquired 113,887 shares of Home Federal Bancorp’s common stock on behalf of participants. Employees who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 are eligible to participate in Home Federal Bank’s employee stock ownership plan.

As part of the conversion and offering, the employee stock ownership plan intends to purchase a number of shares of the new holding company’s common stock equal to 6.0% of the shares sold in the offering, or 112,500 shares and 129,375 shares based on the midpoint and maximum of the offering range, respectively. We anticipate that the employee stock ownership plan will borrow funds from the new holding company, and that such loan will equal 100% of the aggregate purchase price of the common stock acquired by the employee stock ownership plan and have a term of 20 years. The new holding company has agreed to loan the employee stock ownership plan the funds necessary to purchase shares. The loan to the employee stock ownership plan will be repaid principally from Home Federal Bank’s contributions to the employee stock ownership plan and the collateral for the loan will be the common stock purchased by the employee stock ownership plan. The interest rate for the employee stock ownership plan loan will be fixed and is expected to be at the prime rate published in the Wall Street Journal at the date the employee stock ownership plan enters into the loan. The new holding company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual shareholders, upon the original issuance of additional shares by the new holding company or upon the sale of treasury shares by the new holding company. Such purchases, if made, would be funded through additional borrowings by the employee stock ownership plan or additional contributions from the new holding company or from Home Federal Bank. The timing, amount and manner of future contributions to the employee stock ownership plan will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

Shares purchased by the employee stock ownership plan with the loan proceeds will be held in a suspense account and released for allocation to participants on a pro rata basis as debt service payments are made. Shares released from the employee stock ownership plan suspense account will be allocated to each eligible participant’s plan account based on the ratio of each such participant’s compensation to the total compensation of all eligible employee stock ownership plan participants. Forfeitures may be used for several purposes such as the payment of expenses or be reallocated among remaining participating employees. Upon the completion of three years of service, the account balances of participants within the employee stock ownership plan become 100% vested. In the case of a “change in control,” as defined in the plan, however, participants will become immediately fully vested in their account balances. Participants also become fully vested in their account balances upon death, disability or retirement. Benefits may be payable upon retirement or separation from service.

Generally accepted accounting principles require that any third party borrowing by the new holding company be reflected as a liability on its statement of financial condition. Since the employee stock ownership plan is borrowing from the new holding company, the loan will not be treated as a liability but instead will be excluded from stockholders’ equity. If the employee stock ownership plan purchases newly issued shares from the new holding company, total stockholders’ equity would neither increase nor decrease, but per share stockholders’ equity and per share net earnings would decrease as the newly issued shares are allocated to the employee stock ownership plan participants.

Home Federal Bank’s employee stock ownership plan is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations of the Internal Revenue Service and the Department of Labor.

Stock Option Plan.  Following consummation of the conversion and offering, we intend to adopt a new stock option plan, which will be designed to attract and retain qualified personnel in key positions, provide directors, officers and key employees with a proprietary interest in the new holding company as an incentive to contribute to its success and reward key employees for outstanding performance. The new stock option plan will provide for the grant of incentive stock options, intended to comply with the requirements of Section 422 of the Internal Revenue Code, and non-incentive or compensatory stock options. Options may be granted to our directors and key employees. The new stock option plan will be administered and interpreted by a committee of the board of directors. Unless sooner terminated, the new stock option plan shall continue in effect for a period of 10 years from the date the stock option plan is adopted by the board of directors.

Under the new stock option plan, the committee will determine which directors, officers and key employees will be granted options, whether options will be incentive or compensatory options, the number of shares subject to each option, the exercise price of each option, whether options may be exercised by delivering other shares of common stock and when such options become exercisable. The per share exercise price of an incentive stock option must at least equal the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to employees who are 5% shareholders).

At a meeting of the new holding company’s shareholders after the conversion and offering, which under applicable Office of Thrift Supervision policies may be held no earlier than one year after the completion of the conversion and offering, we intend to present the stock option plan to shareholders for approval and to reserve an amount equal to 10.0% of the shares of the new holding company common stock sold in the offering, which is 187,500 shares or 215,625 shares based on the midpoint and maximum of the offering range, respectively, for issuance under the new stock option plan. Office of Thrift Supervision regulations provide that, in the event such plan is implemented within one year after the conversion and offering, no individual officer or employee of the new holding company may receive more than 25% of the options granted under the new stock option plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate of the options granted under the new stock option plan. Office of Thrift Supervision regulations also provide that the exercise price of any options granted under any such plan must be at least equal to the fair market value of the common stock as of the date of grant. Further, options under such plan generally are required to vest over a five year period at 20% per year. Each stock option or portion thereof will be exercisable at any time on or after it vests and will be exercisable until 10 years after its date of grant or for periods of up to five years following the death, disability or other termination of the optionee’s employment or service as a director. However, failure to exercise incentive stock options within three months after the date on which the optionee’s employment terminates may result in the loss of incentive stock option treatment. We currently anticipate that the new stock option plan will be submitted to shareholders of the new holding company within one year, but not earlier than six months from, the date of completion of the conversion and offering. Accordingly, we expect that the above described limitations imposed by regulations of the Office of Thrift Supervision would be applicable. However, we reserve the right to submit the new stock option plan to shareholders more than one year from the date of the conversion and offering, in which event the above-described Office of Thrift Supervision regulations may not be fully applicable. The Office of Thrift Supervision requires that stock option plans implemented by institutions within one year of a conversion and offering must be approved by a majority of the outstanding shares of voting stock. Stock option plans implemented more than one year after a conversion and offering could be approved by the affirmative vote of the shares present and voting at the meeting of shareholders called to consider such plans.

At the time an option is granted pursuant to the new stock option plan, the recipient will not be required to make any payment in consideration for such grant. With respect to incentive or compensatory stock options, the optionee will be required to pay the applicable exercise price at the time of exercise in order to receive the underlying shares of common stock. The shares reserved for issuance under the new stock option plan may be authorized but previously unissued shares, treasury shares, or shares purchased by the new holding company on the open market or from private sources. In the event of a stock split, reverse stock split or stock dividend, the number of shares of common stock under the new stock option plan, the number of shares to which any option relates and the exercise price per share under any option shall be adjusted to reflect such increase or decrease in the total number of shares of common stock outstanding.

Under current provisions of the Internal Revenue Code, the federal income tax treatment of incentive stock options and compensatory stock options is different. A holder of incentive stock options who meets certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to the new holding company at any time as a result of such grant or exercise. With respect to compensatory stock options, the difference between the fair market value on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and the new holding company will be entitled to a deduction in the amount of income so recognized by the optionee.

The following table presents the total value of all stock options expected to be made available for grant under the new stock option plan, based on a range of market prices from $8.00 per share to $14.00 per share. For purposes of this table, the value of the stock options was determined using the Black-Scholes option-pricing formula. See “Pro Forma Data.” Ultimately, financial gains can be realized on a stock option only if the market price of the common stock increases above the price at which the option is granted. The tables presented below are provided for information purposes only. Our shares of common stock may trade below $10.00 per share. Before you make an investment decision, we urge you to read this entire prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 14.

		Value of
		159,375	187,500	215,625	247,969
		Options	Options	Options	Options
		Granted at	Granted at	Granted at	Granted at 15%
	Per Share	Minimum of	Midpoint of	Maximum of	Above Maximum of
Per Share Exercise Price	Option Value	Offering Range	Offering Range	Offering Range	Offering Range
		(Dollars in thousands, except per share amounts)

$8.00	$1.93	$308	$362	$416	$479
10.00	2.42	386	454	522	600
12.00	2.90	462	544	625	719
14.00	3.38	539	634	729	838

Recognition and Retention Plan.  After the conversion and offering, the new holding company intends to adopt a stock recognition and retention plan for its directors, officers and employees. The objective of the stock recognition and retention plan will be to enable us to provide directors, officers and employees with a proprietary interest in the new holding company as an incentive to contribute to its success. We intend to present the stock recognition and retention plan to the new holding company’s shareholders for their approval at a meeting of shareholders which, pursuant to applicable Office of Thrift Supervision regulations, may be held no earlier than one year after the conversion and offering.

The recognition and retention plan will be administered by a committee of Home Federal Bancorp’s board of directors, which will have the responsibility to invest all funds contributed to the trust created for the stock recognition and retention plan. The new holding company will contribute sufficient funds to the trust so that it can purchase, following the receipt of shareholder approval, a number of shares equal to 4.0% of the shares of Home Federal Bancorp common stock sold in the offering, which is 75,000 shares or 86,250 shares based on the midpoint and maximum of the offering range, respectively. Shares of common stock granted pursuant to the recognition and retention plan generally will be in the form of restricted stock vesting at a rate to be determined by Home Federal Bancorp’s board of directors or a board committee. Currently, we expect that shares granted under the recognition and retention plan will vest over a five-year period at a rate no faster than 20% per year. For accounting purposes, compensation expense in the amount of the fair market value of the common stock at the date of the grant to the recipient will be recognized pro rata over the period during which the shares vest. A recipient will be entitled to all voting and other shareholder rights, except that the shares, while restricted, may not be sold, pledged or otherwise disposed of and are required to be held in the trust. Under the terms of the recognition and retention plan, recipients of awards will be entitled to instruct the trustees of the recognition and retention plan as to how the underlying shares should be voted, and the trustees will be entitled to vote all unallocated shares in their discretion. If a recipient’s employment is terminated as a result of death or disability, all restrictions will expire and all allocated shares will become unrestricted. We will be able to terminate the recognition and retention plan at any time, and if we do so, any shares not allocated will revert to the new holding company. Recipients of grants under the recognition and retention plan will not be required to make any payment at the time of grant or when the underlying shares of common stock become vested, other than payment of withholding taxes.

We currently anticipate that the stock recognition and retention plan will be submitted to shareholders of the new holding company within one year, but not earlier than six months from, the date of completion of the conversion and offering. Accordingly, we expect that the above described limitations imposed by regulations of the Office of Thrift Supervision would be applicable. However, we reserve the right to submit the stock recognition and retention plan to shareholders more than one year from the date of the conversion and offering, in which event the above-described Office of Thrift Supervision regulations may not be fully applicable.

The following table presents the total value of all shares expected to be available for restricted stock awards under the new stock recognition and retention plan, based on a range of market prices from $8.00 per share to $14.00 per share. Ultimately, the value of the grants will depend on the actual trading price of our common stock, which depends on numerous factors.

	Value of
	63,750 Shares	75,000 Shares	86,250 Shares	99,188 Shares
	Awarded	Awarded	Awarded at	Awarded at 15% Above
	at Minimum	at Midpoint	Maximum	Maximum
Share Price	of Offering Range	of Offering Range	of Offering Range	of Offering Range
	(Dollars in thousands)

$8.00	$510	$600	$690	$794
10.00	638	750	863	992
12.00	765	900	1,035	1,190
14.00	893	1,050	1,208	1,389

BENEFICIAL OWNERSHIP OF HOME FEDERAL BANCORP COMMON STOCK

The following table sets forth as of October 29, 2010, certain information as to the common stock beneficially owned by (1) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock, (2) the directors of Home Federal Bancorp and (3) all directors and executive officers of Home Federal Bancorp as a group.

	Amount and Nature of
	Beneficial Ownership		Percent of
Name of Beneficial Owner or Number of Persons in Group	as of October 29, 2010(1)		Common Stock(2)

Home Federal Mutual Holding Company of Louisiana	2,135,375		63.8%
624 Market Street Shreveport, Louisiana 71101
Third Avenue Management LLC	274,157	(3)	8.2
622 Third Avenue, 32nd Floor New York, New York 10017
Directors:
James R. Barlow	5,195	(4)	*
Walter T. Colquitt III	9,424	(4)	*
Mark Malloy Harrison	6,500	(5)	*
Daniel R. Herndon	102,398	(4)(6)	3.0
David A. Herndon III	38,922	(4)(7)	1.2
Woodus K. Humphrey	9,324	(4)	*
Scott D. Lawrence	20,462	(4)(8)	*
Clyde D. Patterson	40,765	(4)(9)	1.2
Amos L. Wedgeworth, Jr.	11,462	(4)	*
Timothy W. Wilhite	2,500		*
Executive Officers:
David S. Barber	—		—
K. Matthew Sawrie	125	(10)	—
All Directors and Executive Officers as a Group (12 persons)	247,077		7.2%

*	Represents less than 1% of our outstanding common stock.

(1)	Based upon filings made pursuant to the Securities Exchange Act of 1934 and information furnished by the respective individuals. Under regulations promulgated pursuant to the Securities Exchange Act of 1934, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)	Each beneficial owner’s percentage ownership is determined by assuming that options held by such person (but not those held by any other person) and that are exercisable within 60 days of the voting record date have been exercised.

(3)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission by Third Avenue Management LLC on February 13, 2009. Third Avenue reports sole voting and dispositive power over all the shares.

(4)	Includes 3,083 shares which are held in the 2005 Recognition and Retention Plan Trust on behalf of Mr. Barlow, that represent a grant award that is vesting at a rate or 20% per year commencing on August 19, 2011. Mr. Barlow does not have voting or dispositive power over such shares. Includes a total of 107,025 shares subject to stock options granted pursuant to the 2005 Stock Option Plan that are exercisable within 60 days of the voting record date. Each non-employee director, other than Messrs. Harrison

(Footnotes continue on the following page)

and Wilhite, holds 7,473 of such stock options and Messrs. Daniel Herndon and Clyde Patterson hold 43,500 and 26,160 stock options, respectively.

(5)	Includes 1,000 shares held jointly with Mr. Harrison’s spouse, 3,000 shares held in his individual retirement account and 1,250 shares held by his daughters.

(6)	Includes 19,961 shares held in Home Federal Bank’s 401(k) Plan for the benefit of Mr. Herndon, 5,025 shares allocated to Mr. Herndon’s account in the Home Federal Bank employee stock ownership plan and 22,460 shares held by Herndon Investment Company LLC over which Mr. Herndon disclaims beneficial ownership except with respect to his 50% ownership interest therein.

(7)	Includes 22,460 shares held by Herndon Investment Company LLC, of which Mr. Herndon is a 50% owner, and over which he disclaims beneficial ownership except with respect to his pecuniary interest therein.

(8)	Includes 5,000 shares held in Mr. Lawrence’s individual retirement account and 5,000 shares held jointly with his spouse.

(9)	Includes 5,057 shares are held in Home Federal Bank’s 401(k) Plan for the benefit of Mr. Patterson and 3,838 shares allocated to Mr. Patterson’s account in the employee stock ownership plan.

(10)	The 125 shares are held in Mr. Sawrie’s account in Home Federal Bank’s 401(k) Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors, and persons who own more than 10% of Home Federal Bancorp’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation to furnish Home Federal Bancorp with copies of all Section 16(a) forms they file. We know of no person who owns 10% or more of our common stock other than Home Federal Mutual Holding Company.

Based solely on our review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that during, and with respect to, the fiscal year ended June 30, 2010, our officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Securities Exchange Act of 1934 other than Mr. Wilhite who was late in reporting the purchase of 500 shares on May 21, 2010.

PROPOSED MANAGEMENT PURCHASES

The following table sets forth, for each of our directors and for all of our directors and executive officers as a group, (1) the number of exchange shares to be held upon consummation of the conversion and offering, based upon their beneficial ownership of shares of common stock of Home Federal Bancorp as of the date of this prospectus, (2) the proposed purchases of subscription shares, assuming sufficient shares are available to satisfy their subscriptions, and (3) the total amount of Home Federal Bancorp common stock to be held upon consummation of the conversion and offering, in each case assuming that 1,875,000 shares of our stock are sold, and the exchange ratio is calculated at the midpoint of the offering range. The shares being acquired by these directors and executive officers are being acquired for investment and not for re-sale. At the midpoint of the offering range after completion of the conversion and offering, current directors and executive officers as a group will hold 5.0% of the common stock outstanding.

				Total Shares of
				Home Federal Bancorp
	Number of New Shares to be	Proposed Purchases of		(New) Common
	Received in Exchange for	Common Stock		Stock to be Held
	Existing Shares of	Dollar	Number of	Dollar	Number of
Name	Home Federal Bancorp(1)(2)	Amount	Shares	Amount	Shares

Directors:
James R. Barlow	4,562	$100,000	10,000	$145,617	14,562
Walter T. Colquitt III	1,713	2,000	200	19,132	1,913
Mark Malloy Harrison.	5,708	—	—	57,077	5,708
Daniel R. Herndon	51,718	50,000	5,000	567,183	56,718
David A. Herndon III.	27,615	10,000	1,000	286,154	28,615
Woodus K. Humphrey	1,625	10,000	1,000	26,254	2,625
Scott D. Lawrence.	11,406	10,000	1,000	124,056	12,406
Clyde D. Patterson	12,825	10,000	1,000	138,247	13,825
Amos L. Wedgeworth, Jr	3,503	—	—	35,027	3,503
Timothy W. Wilhite	2,195	10,000	1,000	31,953	3,195
Executive Officers:
David S. Barber	—	—	—	—	—
K. Matthew Sawrie	110	50,000	5,000	51,098	5,110

All Directors and Executive Officers as a Group (12 persons)	122,980	$252,000	25,200	$1,481,797	148,180

(1)	Excludes shares which may be received upon the exercise of outstanding and exercisable stock options. Based upon the exchange ratio of 0.8781 of the new holding company shares for each share of Home Federal Bancorp common stock at the midpoint of the estimated valuation range, the persons named in the table would have options to purchase our common stock as follows: 6,562 shares for each of Messrs. Colquitt, David Herndon, Humphrey, Lawrence and Wedgeworth, and for Messrs. Daniel Herndon, Patterson, Barlow, Barber and Sawrie, 38,197, 22,264, 4,632 and 4,632 shares, respectively.

(2)	Excludes stock options and awards that may be granted under the proposed new stock option plan and recognition and retention plan if such plans are approved by shareholders at an annual or special meeting of shareholders at least six months following the conversion and offering. See “Management Compensation — New Stock Benefit Plans.”

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the directors or executive officers of Home Federal Bancorp or the new holding company, nor any person who has held such a position since June 30, 2009, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the annual meeting of shareholders of Home Federal Bancorp other than the interests described below that certain persons may receive if Proposal 1 — Approval of the Plan of Conversion and Reorganization is approved and the conversion and offering is completed.

Our employees, officers and directors will benefit from the conversion and offering due to various stock-based benefit plans. See “Management Compensation — New Stock Benefit Plans.”

•	Full-time employees, including officers, are participants in our existing employee stock ownership plan which will purchase additional shares in connection with the conversion;

•	Following the first anniversary of the completion of the conversion and offering, we intend to implement the following plans which will benefit our employees and directors:

-	a new stock recognition and retention plan; and

-	a new stock option plan.

The following table summarizes, at the minimum and the maximum of the offering range, the total number and value of the shares of common stock that the employee stock ownership plan expects to acquire and the total number and value of all restricted stock awards and stock option grants that are expected to be available under the anticipated new stock recognition and retention plan and stock option plan, respectively, based on shares sold at the offering. We intend to adopt the new recognition and retention plan and stock option plan following the first anniversary of the completion of the conversion and offering.

	Number of Shares to be Granted or Purchased
			As a % of	Dilution
			Common	Resulting	Value of Grants
	At Minimum	At Maximum	Stock to Be	from	At Minimum	At Maximum
	of Offering	of Offering	Sold in the	Issuance of	of Offering	of Offering
	Range	Range	Offering	Shares(3)	Range	Range
					(Dollars in thousands)

Employee stock ownership plan(1)	95,625	129,375	6.00%	—%	$956	$1,294
Recognition and retention plan awards(1)	63,750	86,250	4.00	2.49	638	863
Stock options(2)	159,375	215,625	10.00	6.00	385	521

Total	318,750	431,250	20.00%	8.20%	$1,979	$2,678

(1)	Assumes the value of the new holding company’s common stock is $10.00 per share for purposes of determining the total estimated value of the grants.

(2)	Assumes the value of a stock option is $2.42, which was determined using the Black-Scholes option-pricing formula. See “Pro Forma Data.”

(3)	Represents the dilution of stock ownership interest at the midpoint of the offering range. No dilution is reflected for the employee ownership because such shares are assumed to be purchased in the offering.

Shareholders will experience a reduction or dilution of their ownership interest of approximately 8.20% if we use newly issued shares to fund the awards of stock options and restricted shares under the proposed new stock option and recognition and retention plans expected to be implemented after the conversion and offering, assuming the midpoint of the offering range (or taken individually, 6.00% for the new stock option plan and 2.49% for the new recognition and retention plan). If any options previously granted under the 2005 Stock Option Plan are exercised during the first year following completion of the conversion and offering, they will be funded with newly issued shares as the Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following the completion of this stock offering except to fund the restricted stock plan or under extraordinary circumstances. We have been advised by the staff of the Office of Thrift Supervision that the exercise of outstanding options and cancellation of treasury shares in the conversion and offering will not constitute an extraordinary circumstance for purposes of satisfying an exception to the requirement.

The following table presents information regarding the existing employee stock ownership plan shares, options and restricted stock previously awarded under the 2005 Stock Option Plan and 2005 Recognition and Retention Plan, the new shares to be purchased by the employee stock ownership plan and the proposed new stock option plan and recognition and retention plan. The table below assumes that 3,379,959 shares are outstanding after the conversion and offering, which includes the sale of 2,156,250 shares in the offering at the maximum of the offering range, the issuance of 1,223,709 shares of the new holding company’s common stock in exchange for existing Home Federal Bancorp stock held by shareholders other than Home Federal Mutual Holding Company using an exchange ratio of 1.0098 (based on the maximum of the offering range). It is also assumed that the value of the stock is $10.00 per share.

				Estimated		Percentage of Total
Existing and New Stock Benefit Plans	Participants	Shares(1)		Value		Shares Outstanding
		(Dollars in thousands)

Employee Stock Ownership Plan:	All Employees
Shares purchased in 2005 mutual holding company reorganization		115,005	(2)	$1,150		3.4%
Shares to be purchased in this offering		129,375		1,294		3.8%

Total employee stock ownership plan shares		244,380		2,444		7.2%

Recognition and Retention Plans:	Directors and Officers
2005 Recognition and Retention Plan		70,440	(3)	704		2.1%

Proposed new recognition and retention plan		86,250		863	(4)	2.6%

Total recognition and retention plan shares		156,690		1,567		4.6%

Stock Option Plans:	Directors and Officers
2005 Stock Option Plan		176,098	(5)	426	(6)	5.2%
Proposed new stock option plan		215,625		521	(7)	6.4%

Total stock option plan shares		391,723		947		11.6%

Total stock benefit plans		792,793		$4,958		23.5%

(1)	Shares purchased or awarded and options granted prior to the conversion and offering have been adjusted for the 1.0098 exchange ratio at the maximum of the offering range.
(2)	Approximately 28,751 (28,472 shares prior to adjustment for the exchange ratio) of these shares have been allocated to the accounts of participants. The employee stock ownership plan purchased 8.0% (113,889 shares) of the shares issued to shareholders other than Home Federal Mutual Holding Company (1,423,583 shares) in the mutual holding company reorganization completed in January 2005.
(3)	Home Federal Bancorp reserved 69,756 shares (before applying exchange ratio) which reflected an amount equal to 4.0% of the shares that would have been issued to persons other than Home Federal Mutual Holding Company in the mutual holding company reorganization if Home Federal Bancorp had issued 49% (1,743,889 shares) of the total shares issued in the reorganization (3,558,958 shares) to minority shareholders rather than 40% (1,423,583 shares) actually issued to such persons. As of June 30, 2010, awards covering 54,863 (55,400 shares after adjustment for the exchange ratio) of the 2005 Recognition and Retention Plan awards have vested, and the shares of Home Federal Bancorp common stock subject to these vested awards have been distributed.
(4)	The actual value of new recognition and retention plan awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share.
(5)	Of this amount, no options have been exercised to date. Home Federal Bancorp reserved 174,389 shares (before applying exchange ratio) under this plan which reflected 10.0% of the shares that would have been issued to persons other than Home Federal Mutual Holding Company in the mutual holding company reorganization if Home Federal Bancorp had issued 49% (1,743,889 shares) of the total shares issued in the reorganization (3,558,958 shares) to minority shareholders rather than the 40% (1,423,583 shares) actually issued to such persons. As of June 30, 2010, options covering 158,134 shares (before applying the exchange ratio) were issued and outstanding.
(6)	The weighted-average fair value of stock options under the 2005 Stock Option Plan has been estimated at $2.42 using the Black-Scholes option pricing model and assumes that all options have been granted and are outstanding. Prior to the adjustment for exchange ratio, the 2005 Stock Option Plan covered a total of 174,389 shares. The weighted-average assumptions used for the options issued under the 2005 Stock Option Plan were the following: exercise price, $10.00; dividend yield, 2.4%; expected life, 10 years; expected volatility, 23.23%; and risk-free interest rate, 2.97%.
(7)	The fair value of stock options to be granted under the new stock option plan has been estimated at $2.42 per option using the Black-Scholes option pricing model with the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 2.4%; expected life, 10 years; expected volatility, 23.23%; and risk-free interest rate, 2.97%.

As noted above, existing options granted under the 2005 Stock Option Plan will remain outstanding upon completion of the conversion, adjusted for the exchange ratio. In the event that any stock options under the 2005 Stock Option Plan are exercised during the first year after completion of the conversion, the shares issued upon exercise will be from authorized but unissued shares. Our new holding company will take steps to file a registration statement registering the shares issuable under the 2005 Stock Option Plan within 10 business days of the completion of the conversion and the offering.

THE CONVERSION AND OFFERING

The boards of directors of Home Federal Bancorp, Home Federal Mutual Holding Company and Home Federal Bank all have approved the Plan of Conversion and Reorganization. The Plan of Conversion and Reorganization also has been conditionally approved by the Office of Thrift Supervision, subject to approval by the members of Home Federal Mutual Holding Company and the shareholders of Home Federal Bancorp. Such Office of Thrift Supervision approval, however, does not constitute a recommendation or endorsement of the Plan of Conversion and Reorganization by such agency.

General

The boards of directors of Home Federal Mutual Holding Company, Home Federal Bancorp and Home Federal Bank unanimously adopted the Plan of Conversion and Reorganization effective July 8, 2010. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision, subject to, among other things, approval of the Plan of Conversion and Reorganization by the members of Home Federal Mutual Holding Company and the shareholders of Home Federal Bancorp. The special meeting of members, who are depositors and certain borrowers of Home Federal Bank, and annual meeting of shareholders have been called for this purpose on December 15, 2010.

The second-step conversion that we are now undertaking involves a series of transactions by which we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure. Under the Plan of Conversion and Reorganization, Home Federal Bank will convert from the mutual holding company form of organization to the stock holding company form of organization and become a wholly owned subsidiary of a newly formed Louisiana corporation. Shareholders of the existing Home Federal Bancorp as of the completion of the conversion, other than Home Federal Mutual Holding Company, will receive shares of common stock of the new holding company, in exchange for their shares of existing Home Federal Bancorp common stock. Following the conversion and offering, Home Federal Bancorp and Home Federal Mutual Holding Company will no longer exist.

The following is a brief summary of the conversion and offering and is qualified in its entirety by reference to the provisions of the Plan of Conversion and Reorganization. A copy of the Plan of Conversion and Reorganization is available for inspection at each branch office of Home Federal Bank and at the Western Regional (in Dallas, Texas) and Washington D.C. offices of the Office of Thrift Supervision. The Plan of Conversion and Reorganization also is filed as an exhibit to the registration statement of which this document is a part, copies of which may be obtained from the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Reasons for the Conversion and Offering

Home Federal Mutual Holding Company, as a mutual holding company, does not have shareholders and has no authority to issue capital stock. As a result of the conversion and offering, Home Federal Bancorp will be structured in the form used by holding companies of commercial banks, most business entities and most stock savings institutions. Although Home Federal Bancorp currently has the ability to raise additional capital through the sale of additional shares of Home Federal Bancorp common stock, that ability is limited by the mutual holding company structure which, among other things, requires that Home Federal Mutual Holding Company always hold a majority of the outstanding shares of Home Federal Bancorp common stock.

The conversion and offering also will result in an increase in the number of shares of common stock held by public shareholders, as compared to the current number of outstanding shares of Home Federal Bancorp common stock, which we expect will facilitate development of a more active and liquid trading market for our common stock. See “Market for Our Common Stock.”

Home Federal Bank remains committed to controlled growth and diversification. The additional funds received in the conversion and offering will facilitate Home Federal Bank’s ability to continue to grow in accordance with its business plan by providing a larger capital base to support our operations, enhancing our future access to capital markets and continuing to grow our asset base through additional new branches, possible acquisitions or otherwise. We believe that the conversion and offering will also enhance Home Federal Bank’s ability to diversify into other financial services-related activities and to more fully serve the borrowing and other financial needs of the communities it serves.

Our board of directors considered current market conditions for financial institution stock, in particular those issued in second-step conversions and the effect such conditions had on the appraised value of the common stock, and thus the exchange ratio. We believe that the benefits of raising significant additional equity, but not an excessive amount, now is important in order to support and implement our business plan. If we do not raise excess capital in the offering, it will have a positive impact on our return on equity.

In light of the foregoing, the boards of directors of Home Federal Mutual Holding Company, Home Federal Bancorp and Home Federal Bank believe that it is in the best interests of such companies and their respective members and shareholders to continue to implement our strategic business plan, and that the most feasible way to do so is through the conversion and offering.

Description of the Conversion and Offering

The conversion and offering will result in the elimination of the mutual holding company, the creation of a new stock holding company which will own all of the outstanding shares of Home Federal Bank, the exchange of shares of common stock of Home Federal Bancorp by public shareholders for shares of the new stock holding company, the issuance and sale of common stock to depositors and certain borrowers of Home Federal Bank and others in the offering. The conversion and offering will be accomplished through a series of substantially simultaneous and interdependent transactions as follows:

•	Home Federal Mutual Holding Company will convert from mutual to stock form and simultaneously merge with and into Home Federal Bancorp, pursuant to which the mutual holding company will cease to exist and the shares of Home Federal Bancorp common stock held by the mutual holding company will be canceled; and

•	Home Federal Bancorp then will merge with and into the new holding company with the new holding company being the survivor of the merger.

As a result of the above transactions, Home Federal Bank will become a wholly owned subsidiary of the new holding company, and the outstanding shares of Home Federal Bancorp common stock will be converted into the shares of the new holding company’s common stock pursuant to an exchange ratio, which will result in Home Federal Bancorp’s public shareholders owning in the aggregate approximately the same percentage of the new holding company’s common stock to be outstanding upon the completion of the conversion and offering as the percentage of Home Federal Bancorp common stock owned by them in the aggregate immediately prior to completion of the conversion and offering before giving effect to (a) the payment of cash in lieu of issuing fractional exchange shares, and (b) any shares of common stock purchased by public shareholders in the offering.

Required Approvals

Consummation of the conversion and offering is conditioned upon the approval of the Plan of Conversion and Reorganization by (1) the Office of Thrift Supervision, (2) at least a majority of the total number of votes eligible to be cast by members of Home Federal Mutual Holding Company, (3) holders of at least two-thirds of the shares of the outstanding Home Federal Bancorp common stock and (4) holders of at least a majority of the outstanding shares of Home Federal Bancorp common stock excluding shares owned by Home Federal Mutual Holding Company.

Effect of the Conversion and Offering on Public Shareholders

Federal regulations provide that in a conversion of a mutual holding company to stock form, the public shareholders of Home Federal Bancorp will be entitled to exchange their shares of common stock for shares of the new holding company’s common stock, provided that Home Federal Bank and Home Federal Mutual Holding Company demonstrate to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. Each publicly held share of Home Federal Bancorp common stock will, on the date of completion of the conversion and offering, be automatically converted into and become the right to receive a number of shares of common stock of the new holding company determined pursuant to the exchange ratio, which we refer to as the “exchange shares.” The public shareholders of Home Federal Bancorp common stock will own the same percentage of common stock in the new holding company after the conversion and offering as they held in Home Federal Bancorp immediately prior to the completion of the conversion, before giving effect to their purchases in the offering and their receipt of cash in lieu of fractional exchange shares.

Based on the independent valuation, the 63.8% of the outstanding shares of Home Federal Bancorp common stock held by Home Federal Mutual Holding Company as of the date of the independent valuation and the 36.2% public ownership interest of Home Federal Bancorp, the following table shows how the exchange ratio will adjust, based on the number of shares sold in our offering. The exchange ratio will not adjust based on the market value of Home Federal Bancorp’s common stock. At November 5, 2010, the date of this prospectus, the closing price of Home Federal Bancorp’s common stock was $9.70 per share. The table also shows how many shares a hypothetical current owner of Home Federal Bancorp common stock would receive in the exchange, based on the number of shares sold in the offering.

								New
					Total			Shares
					Shares of			that
			New Shares to be		Common			Would be
			Exchanged for		Stock to be			Received
	New Shares to be		Existing		Outstanding		Equivalent	for 100
	Sold in this Offering		Common Stock		After the	Exchange	per Share	Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Value(1)	Shares(2)

Minimum	1,593,750	63.8%	904,481	36.2%	2,498,231	0.7464	$7.46	74
Midpoint	1,875,000	63.8	1,064,095	36.2	2,939,095	0.8781	8.78	87
Maximum	2,156,250	63.8	1,223,709	36.2	3,379,959	1.0098	10.10	100
15% above the maximum	2,479,688	63.8	1,407,266	36.2	3,886,954	1.1612	11.61	116

(1)	Represents the value of shares of the new holding company’s common stock received in the conversion by a holder of one share of Home Federal Bancorp’s common stock at the exchange ratio, assuming a value of $10.00 per share.

(2)	Cash will be paid instead of issuing fractional shares.

As indicated in the table above, the exchange ratio ranges from a minimum of 1,593,750 shares to a maximum of 2,156,250 shares of the new holding company common stock for each share of Home Federal Bancorp common stock. Under certain circumstances, the pro forma market value may be adjusted upward to reflect changes in market conditions, and, at the adjusted maximum, the exchange ratio would be 1.1612 shares of the new holding company common stock for each share of Home Federal Bancorp common stock. Shares of the new holding company common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of Home Federal Bancorp common stock at the time of the exchange, the initial market value of the new holding company common stock that existing Home Federal Bancorp shareholders receive in the share exchange could be less than the market value of the Home Federal Bancorp common stock that such persons currently own. If the conversion and offering is completed at the minimum of the offering range, each share of Home Federal Bancorp would be converted into 0.7464 shares of the new holding company common stock with an initial value of $7.46 based on the $10.00 offering price in the conversion. This compares to the closing sale price of $9.70 per share price for Home Federal Bancorp common stock on November 5, 2010, as reported on the OTC Bulletin Board. In addition, as discussed in “— Effect on Shareholders’ Equity per Share of the Shares Exchanged” below, pro forma stockholders’ equity following the conversion and offering will range between $18.55 and $15.15 at the minimum and the maximum of the offering range, respectively. As a result of the exchange ratio, the estimated pro forma stockholders’ equity per share that existing Home Federal Bancorp shareholders would range from $13.85 to $15.30 at the minimum and the maximum, respectively, of the offering range.

Ownership of Home Federal Bancorp after the Conversion and Offering

The following table shows information regarding the shares of common stock that Home Federal Bancorp will issue in the conversion and offering. The table also shows the number of shares that will be owned by Home Federal Bancorp’s public shareholders at the completion of the conversion and offering who will receive the new holding company’s common stock in exchange for their existing shares of Home Federal Bancorp common stock. The number of shares of common stock to be issued is based on our independent appraisal.

	1,593,750 Shares		1,875,000 Shares				2,479,688 Shares
	Issued at		Issued at		2,156,250 Shares Issued at		Issued at Adjusted
	Minimum of		Midpoint of		Maximum of		Maximum of
	Offering Range		Offering Range		Offering Range		Offering Range(1)
		Percent of		Percent of		Percent		Percent
	Amount	Total	Amount	Total	Amount	of Total	Amount	of Total

Shares outstanding after conversion and offering	2,498,231	100.0%	2,939,095	100.0%	3,379,959	100.0%	3,886,954	100.0%
Purchasers in the stock offering	1,593,750	63.8	1,875,000	63.8	2,156,250	63.8	2,479,688	63.8
Home Federal Bancorp public shareholders in the exchange	904,481	36.2	1,064,095	36.2	1,223,709	36.2	1,407,266	36.2

Total shares outstanding after the conversion and offering	2,498,231	100.0%	2,939,095	100.0%	3,379,959	100.0%	3,886,954	100.0%

(1)	As adjusted to give effect to an increase in the number of shares that could occur due to an increase in the offering range up to approximately 15% to reflect changes in market and financial conditions before the conversion and offering is completed.

Effect on Shareholders’ Equity per Share of the Shares Exchanged.  As adjusted for the exchange ratio, the conversion and offering will increase the stockholders’ equity per share of the current shareholders of Home Federal Bancorp common stock. At June 30, 2010, the stockholders’ equity per share of Home Federal Bancorp common stock including shares held by Home Federal Mutual Holding Company was $9.96. Based on the pro forma information set forth for June 30, 2010, in “Pro Forma Data,” pro forma stockholders’ equity per share following the conversion and offering will be $18.55, $16.60, $15.15 and $13.90 at the minimum, midpoint, maximum and adjusted maximum, respectively, of the offering range. As adjusted at that date for the exchange ratio, the effective stockholders’ equity per share for current shareholders would be $13.85, $14.58, $15.30 and $16.14 at the minimum, midpoint, maximum and adjusted maximum, respectively, of the offering range.

Effect on Earnings per Share of the Shares Exchanged.  As adjusted for exchange ratio, the conversion and offering will also increase the pro forma earnings per share. For the year ended June 30, 2010, basic earnings per share of Home Federal Bancorp common stock was $0.21, including shares held by Home Federal Mutual Holding Company. Based on the pro forma information set forth for the year ended June 30, 2010, in “Pro Forma Data,” earnings per share of common stock following the conversion and offering will range from $0.24 to $0.17, respectively, for the minimum to the adjusted maximum of the offering range. As adjusted at that date for the exchange ratio, the effective annualized earnings per share for current shareholders would range from $0.18 to $0.17, respectively, for the minimum to the adjusted maximum of the offering range.

Effect on the Market and Appraised Value of the Shares Exchanged.  The aggregate value of the shares of common stock received in exchange for the publicly held shares of Home Federal Bancorp common stock is $904,000, $1.0 million, $1.2 million and $1.4 million at the minimum, midpoint, maximum and adjusted maximum, respectively, of the offering range. The last trade of Home Federal Bancorp common stock on June 29, 2010, the last trading day on which a trade occurred immediately preceding the announcement of the conversion and offering, was $8.00 per share, and the price at which Home Federal Bancorp common stock last traded on November 5, 2010 was $9.70 per share. The equivalent price per share for each share of Home Federal Bancorp exchanged by existing Home Federal Bancorp shareholders will be $7.46, $8.78, $10.10 and $11.61 at the minimum, midpoint, maximum and adjusted maximum, respectively, of the offering range.

Effect on Existing Stock Benefit Plans

Under the Plan of Conversion and Reorganization, the existing 2005 Stock Option Plan and 2005 Recognition and Retention Plan of Home Federal Bancorp will become stock benefit plans of the new holding company and shares of the new holding company’s common stock will be issued (or reserved for issuance) pursuant to such benefit plans and not shares of the current Home Federal Bancorp common stock. Upon consummation of the conversion and offering, the common stock currently reserved for or held by these benefit plans will be converted into options or new holding company common stock based upon the exchange ratio. Upon completion of the conversion and offering, (i) all rights to purchase, sell or receive Home Federal Bancorp common stock currently under any agreement between Home Federal Bancorp and Home Federal Bank and any director, officer or employee of Home Federal Bank or under any plan or program of Home Federal Bancorp or Home Federal Bank (including, without limitation, the 2005 Recognition and Retention Plan), shall automatically, by operation of law, be converted into and shall become an identical right to purchase, sell or receive shares of the new holding company’s common stock and an identical right to make payment in common stock under any such agreement between Home Federal Bancorp or Home Federal Bank and any director, officer or employee or under such plan or program of Home Federal Bancorp or Home Federal Bank, and (ii) rights outstanding under the 2005 Stock Option Plan shall be assumed by the new holding company and thereafter shall be rights only for shares of the new holding company’s common stock, with each such right being for a number of shares of the new holding company’s common stock based upon the exchange ratio and the number of shares of Home Federal Bancorp that were available thereunder immediately prior to consummation of the conversion and offering, with the price adjusted to reflect the exchange ratio but with no change in any other term or condition of such right.

The Offering

Subscription Offering.  In accordance with the Plan of Conversion and Reorganization, nontransferable rights to subscribe for common stock in the subscription offering have been granted to the following persons in the following order of descending priority:

FIRST:  Eligible account holders, who are depositors at Home Federal Bank with $50 or more on deposit as of June 30, 2009.

SECOND:  Home Federal Bank’s employee stock ownership plan.

THIRD:  Supplemental eligible account holders, who are depositors at Home Federal Bank with $50 or more on deposit as of September 30, 2010.

FOURTH:  Other members, who are depositors at Home Federal Bank as of October 27, 2010 and borrowers of Home Federal Bank as of January 18, 2005, whose loans continued to be outstanding as of October 27, 2010.

All subscriptions received will be subject to the availability of common stock after satisfaction of subscriptions of all persons having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the Plan of Conversion and Reorganization and as described below and under “— Limitations on Common Stock Purchases.”

Priority 1:  Eligible Account Holders.  Each Home Federal Bank depositor with aggregate qualifying deposit account balances of at least $50 at the close of business on June 30, 2009 will receive, without payment therefor, first priority, nontransferable subscription rights to subscribe for, in the subscription offering, up to the greater of:

•	$500,000 (50,000 shares) of common stock; or

•	15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock offered in the subscription offering by a fraction, of which the numerator is the amount of the eligible account holder’s qualifying deposits and the denominator of which is the total amount of qualifying deposits of all eligible account holders, in each case as of the close of business on the eligibility record date, June 30, 2009, subject to the overall purchase and ownership limitations. See “— Limitations on Common Stock Purchases.”

If there are not sufficient shares available to satisfy all subscriptions, shares first will be allocated so as to permit each subscribing eligible account holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, unallocated shares will be allocated to subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amount of their respective qualifying deposits bears to the total amount of qualifying deposits of all subscribing eligible account holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued. The subscription rights of eligible account holders who are also directors or officers of Home Federal Mutual Holding Company, Home Federal Bancorp or Home Federal Bank and their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to their increased deposits in the year preceding June 30, 2009.

To ensure proper allocations of stock, each eligible account holder must list on his stock order form all deposit accounts in which he had an ownership interest at June 30, 2009. In the event of an oversubscription, failure to list an account or providing incomplete or incorrect information could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 2:  Employee Stock Ownership Plan.  The employee stock ownership plan will receive, without payment therefor, second priority, nontransferable subscription rights to purchase, in the aggregate, up to 8.0% of the common stock sold in the offering, including any increase in the number of shares of common stock as a result of an increase of up to 15% in the maximum of the estimated valuation range. The employee stock ownership plan intends to purchase 6.0% of the shares of common stock sold in this offering, or 112,500 shares based on the midpoint of the offering range. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased directly by, or which are otherwise attributable to, any other participants in the subscription and community offering, including subscriptions of any of Home Federal Bank’s directors, officers, employees or associates. See “Management Compensation — New Stock Benefit Plans — Employee Stock Ownership Plan.” In the event that the total number of shares of common stock sold in the offering is increased to an amount greater than the number of shares representing the maximum of the offering range, the employee stock ownership plan will have a priority right to purchase any such shares exceeding the maximum of the offering range up to an aggregate of 8.0% of new Home Federal Bancorp common stock sold in the offering, however, we intend to purchase 6.0% of the shares of common stock sold in the offering. See “— Limitations on Common Stock Purchases” and “Risk Factors — Our stock-based benefit plans will be dilutive.” Alternatively, our employee stock ownership plan may purchase some or all of our shares that it intends to acquire in the open market after the offering is completed, subject to the approval of the Office of Thrift Supervision.

Priority 3:  Supplemental Eligible Account Holders.  Each Home Federal Bank depositor with qualifying deposit account balances of at least $50 at the close of business on September 30, 2010 will receive, without payment therefor, third priority, nontransferable subscription rights to subscribe for, in the subscription offering, up to the greater of:

•	$500,000 (50,000 shares) of common stock; or

•	15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock offered in the subscription offering by a fraction, of which the numerator is the amount of the supplemental eligible account holder’s qualifying deposits and the denominator of which is the total amount of qualifying deposits of all supplemental eligible account holders, in each case as of the close of business on the supplemental eligibility record date, September 30, 2010, subject to the overall purchase and ownership limitations. See “— Limitations on Common Stock Purchases.”

If there are not sufficient shares available to satisfy all subscriptions of supplemental eligible account holders, shares first will be allocated so as to permit each subscribing supplemental eligible account holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, unallocated shares will be allocated to subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amount of their respective qualifying deposits bears to the total amount of qualifying deposits of all such subscribing supplemental eligible account holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued.

To ensure proper allocation of stock, each supplemental eligible account holder must list on his stock order form all deposit accounts in which he had an ownership interest at September 30, 2010. In the event of an oversubscription, failure to list an account or providing incomplete or incorrect information could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4:  Other Members.  To the extent that there are shares remaining after satisfaction of subscriptions by eligible account holders, the employee stock ownership plan and supplemental eligible account holders, each depositor of Home Federal Bank as of the close of business on October 27, 2010 and borrowers as of January 18, 2005 whose loans continued to be outstanding as of the close of business on October 27, 2010 will receive, without payment therefor, fourth priority, nontransferable subscription rights to subscribe for, in the subscription offering, up to $500,000 (50,000 shares) of common stock subject to the overall purchase and ownership limitations. See “— Limitations on Common Stock Purchases.”

In the event the other members subscribe for a number of shares which, when added to the shares subscribed for by eligible account holders, the employee stock ownership plan and supplemental eligible account holders, is in excess of the total number of shares of common stock offered in the subscription offering, shares first will be allocated so as to permit each subscribing other member to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any remaining shares will be allocated among subscribing other members whose subscriptions remain unfilled on a pro rata basis in the same proportion as each such other member’s subscription bears to the total subscriptions of all such other members, provided that no fractional shares shall be issued.

To ensure proper allocation of stock, each other member must list on his stock order form all deposit or loan accounts in which he had an ownership interest at October 27, 2010. In the event of oversubscription, failure to list an account or providing incomplete or incorrect information could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date for the Subscription Offering.  The subscription offering will expire at 2:00 p.m., Central time, on December 7, 2010, unless we extend the offering up to 45 days or additional periods, with the approval of the Office of Thrift Supervision. No single extension may exceed 90 days and we must complete the offering by December 15, 2012. We may extend the subscription offering until January 21, 2011, without notice to you. We will be required to notify you of any extension beyond January 21, 2011 and of rights subscribers would have to confirm, modify or rescind their subscriptions as described below. Subscription rights which have not been exercised prior to the expiration date will become void.

Community Offering.  To the extent that shares remain available for purchase after satisfaction of all subscriptions of eligible account holders, the employee stock ownership plan, supplemental eligible account holders and other members, we expect to offer shares pursuant to the Plan of Conversion and Reorganization to the public, with preference given first to natural persons and trusts of natural persons residing in Caddo and Bossier Parishes, referred to as “community residents,” then to public shareholders of Home Federal Bancorp as of October 29, 2010 and finally to members of the general public. Such persons may purchase up to

$500,000 (50,000 shares) of common stock subject to overall purchase and ownership limitations. See “— Limitations on Common Stock Purchases.”

If there are not sufficient shares available to fill all the orders in the community offering, available shares will be allocated first to each community resident whose order is accepted by us, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such community resident, if possible. Thereafter, unallocated shares will be allocated among the community residents whose orders remain unsatisfied on an equal number of shares per order basis until all available shares have been allocated. If oversubscription is due to the orders of public shareholders or the general public, shares will be allocated to public shareholders or members of the general public, applying the same allocation procedure described above.

We, in our absolute discretion, reserve the right to reject any or all orders in whole or in part which are received in the community offering, at the time of receipt or as soon as practicable following the completion of the community offering. Furthermore, in determining whether a person is a resident of a particular parish and thus is eligible for priority treatment, we will consider whether he or she occupies a dwelling therein, has the intent to remain for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence, together with an indication that such presence is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to make a determination as to a person’s resident status. In all cases, the determination of residence status will be made by us in our sole discretion.

Expiration of the Community Offering.  The community offering, if any, may commence simultaneously with the subscription offering. The community offering must be completed within 45 days after the termination of the subscription offering, unless otherwise extended by the Office of Thrift Supervision.

Syndicated Community Offering.  The Plan of Conversion and Reorganization provides that, if feasible, shares of common stock not purchased in the subscription and community offerings may be offered for sale to the general public in a syndicated community offering through a syndicate of registered broker-dealers managed by Stifel, Nicolaus & Company, Incorporated. Persons will be permitted to purchase in the syndicated community offering $500,000 (50,000 shares) of common stock, subject to overall purchase and ownership limitations. See “— Limitations on Common Stock Purchases.” We have the right to reject orders in whole or part in our sole discretion in the syndicated community offering. Neither Stifel, Nicolaus & Company, Incorporated nor any registered broker-dealer will have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Stifel, Nicolaus & Company has agreed to use its best efforts in the sale of shares in a syndicated community offering. The syndicated community offering will terminate no more than 45 days following termination of the subscription offering, unless we extend the offering with the approval of the Office of Thrift Supervision. We may begin the syndicated community offering at any time following the commencement of the subscription offering.

Orders received in connection with the syndicated community offering, if any, will receive a lower priority than orders received in the subscription offering and community offering. Common stock sold in the syndicated community offering will be sold at the same $10.00 per share purchase price as all other shares in the offering. A syndicated community offering would be open to the general public, however, we have the right to reject orders, in whole or in part, in our sole discretion in the syndicated community offering.

The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Under these rules, Stifel, Nicolaus & Company, Incorporated or the other broker-dealers participating in the syndicated community offering generally will accept payment for shares of common stock to be purchased in the syndicated community offering through a sweep arrangement, provided we have received subscriptions to meet the minimum of the offering range, under which a customer’s brokerage account at the applicable participating broker-dealer will be debited in the amount of the purchase price for the shares of common stock that such customer wishes to purchase in the syndicated community offering on the settlement date. Participating broker-dealers will only sell to customers who have accounts at the participating broker-dealer and who authorize the broker-dealer to debit their accounts. Customers who authorize participating broker-dealers to debit their brokerage accounts are required to have the funds for the payment in their accounts on, but not before, the settlement date. Institutional investors will pay Stifel, Nicolaus & Company, Incorporated, in its capacity as sole book running manager, for shares purchased in the syndicated community offering on the settlement date through the services of the Depository Trust Company on a delivery versus payment basis. The closing of the syndicated community offering is subject to conditions set forth in an agency agreement among Home Federal Bancorp, Home Federal Mutual Holding Company and Home Federal Bank on one hand and Stifel, Nicolaus & Company, Incorporated on the other hand. If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering, less fees and commission payable by us, will be delivered promptly to us. If the offering is consummated, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly after closing, without interest. If the offering is not consummated, funds in the account will be returned promptly, without interest, to the potential investor. Normal customer ticketing will be used for order placement. In the syndicated community offering, order forms will not be used.

If for any reason we cannot effect a syndicated community offering or underwritten public offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there is a significant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Office of Thrift Supervision must approve any such arrangements. If such other arrangements are approved by the Office of Thrift Supervision, we will be required to submit a post-effective amendment with the Securities and Exchange Commission must review and approve such other arrangements.

Execution of Orders.  We will not execute orders until at least the minimum number of shares of common stock (1,593,750 shares) have been subscribed for or otherwise sold. If the minimum number of shares have not been subscribed for or sold by January 21, 2011, unless such period is extended with the consent of the Office of Thrift Supervision, all funds received in the offering will be returned promptly to the subscribers with interest, and all withdrawal authorizations will be canceled. If an extension beyond January 21, 2011 is granted, we will notify subscribers of the extension of time and subscribers will have the right to confirm, modify or rescind their subscriptions. If we do not receive a response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be returned promptly with interest, or withdrawal authorizations will be canceled.

How We Determined the Offering Range and the Exchange Ratio

The Plan of Conversion and Reorganization requires that the aggregate purchase price of the new holding company’s common stock must be based on the appraised pro forma market value of the common stock, as determined on the basis of an independent valuation. We have retained Feldman Financial Advisors, Inc. to make such valuation. For its services in making such appraisal and any expenses incurred in connection therewith, Feldman Financial will receive a fee of $30,000 (plus an additional $5,000 for each appraisal update), plus out-of-pocket expenses which are not expected to exceed $3,000. We have agreed to indemnify Feldman Financial and its employees and affiliates against certain losses, including any losses in connection with claims under the federal securities laws, arising out of its services as appraiser, except where Feldman Financial’s liability results from its negligence or bad faith. In 2008, we paid Feldman Financial $47,500 in professional fees and $4,445 in expenses in connection with our terminated second-step conversion and offering.

Consistent with Office of Thrift Supervision appraisal guidelines, the independent appraisal applied three primary methodologies to estimate the pro forma market value of our common stock: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and estimated core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of a peer group of companies considered by Feldman Financial to be comparable to us, subject to valuation adjustments applied by Feldman Financial to account for differences between Home Federal Bancorp and the peer group. The peer group analysis conducted by Feldman Financial included a total of ten publicly-traded financial institutions with assets averaging $393.0 million and total equity as a percentage of total assets greater than 9.0%. The peer group is comprised of publicly-traded thrifts all selected based on asset size, market area and operating strategy. In preparing its appraisal, Feldman Financial placed the greatest emphasis on the price-to-book and price-to-assets approaches and a lesser emphasis on the price to earnings approach in estimating pro forma market value. Feldman Financial’s appraisal report is filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

The appraisal has been prepared by Feldman Financial in reliance upon the information contained in this prospectus, including the financial statements. Feldman Financial also considered the following factors, among others:

•	Home Federal Bancorp’s present and projected operating results and financial condition;

•	Economic and demographic conditions in Home Federal Bank’s existing market area;

•	Management of Home Federal Bancorp;

•	Home Federal Bancorp’s proposed dividend policy;

•	Aggregate size of the offering and liquidity of Home Federal Bancorp common stock;

•	Proposed management purchases of Home Federal Bancorp common stock and market for second step offerings;

•	Trading market for Home Federal Bancorp common stock and securities of comparable companies and general conditions in the market for such securities;

•	Recent acquisition activity;

•	Investor concerns and investment risk inherent in initial public offerings and second-step offerings; and

•	Effect of government regulations and regulatory reform.

Feldman Financial’s appraisal made a slight upward adjustment for earnings prospects and financial condition and a downward adjustment for market conditions. No adjustments were made for market area, management, dividend policy, liquidity of the issue, subscription interest, recent acquisition activity, new issue discount or the effect of government regulations and regulatory reform.

In determining the amount of the appraisal, Feldman Financial reviewed Home Federal Bancorp’s price/core earnings, price/book and price/assets ratios on a pro forma basis giving effect to the net conversion proceeds to the comparable ratios for a peer group consisting of ten thrift holding companies. The peer group included companies with:

•	assets averaging $393.0 million;

•	non-performing assets averaging 3.55% of total assets;

•	equity equal to 10.98% of assets; and

•	price/core earnings ratios equal to an average of 21.7x and ranging from 10.0x to 33.8x.

Feldman Financial’s independent valuation also utilized certain assumptions as to the pro forma earnings of Home Federal Bancorp after the conversion and offering. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds, and expenses related to the stock-based benefit plans of Home Federal Bancorp, including the employee stock ownership plan, the recognition and retention plan and the stock option plan. The employee stock ownership plan and recognition and retention plan are assumed to purchase 6.0% and 4.0%, respectively, of the shares of new Home Federal Bancorp common stock sold in the offering. The stock option plan is assumed to grant options to purchase the equivalent of 10.0% of the shares of new Home Federal Bancorp common stock sold in the offering. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

Feldman Financial prepared a valuation dated August 27, 2010. Feldman Financial has advised us that, as of August 27, 2010, the estimated pro forma market value, or valuation range, of our common stock, on a fully converted basis, which includes the shares to be sold in the offering and issued in the share exchange, ranged from a minimum of $25.0 million to a maximum of $33.8 million, with a midpoint of $29.4 million. The boards of directors of Home Federal Bancorp, Home Federal Bank have decided to offer the shares for a purchase price of $10.00 per share, a standard price for conversion offerings. Feldman Financial has advised us that, as of August 27, 2010, the exchange ratio ranged from a minimum of 0.7464 to a maximum of 1.0098, with a midpoint of 0.8781, shares of the new holding company’s common stock per share of currently issued Home Federal Bancorp common stock. The number of shares offered will be equal to the aggregate offering price divided by the purchase price per share. Based on the valuation range, the percentage of Home Federal Bancorp common stock owned by Home Federal Mutual Holding Company and the $10.00 per share purchase price, the minimum of the offering range is 1,593,750 shares, the midpoint of the offering range is 1,875,000 shares, the maximum of the offering range is 2,156,250 shares and 15% above the maximum of the offering range is 2,479,688 shares. Feldman Financial’s independent valuation will be updated before we complete our conversion and offering.

The following table presents a summary of selected pricing ratios for Home Federal Bancorp, for the peer group and for all fully converted publicly traded savings banks and savings associations. The figures for Home Federal Bancorp are from Feldman Financial’s appraisal report and they thus do not correspond exactly to the ratios presented in the “Pro Forma Data” section of this prospectus. Three measures that some investors use to analyze whether a stock might be a good investment are the ratio of the offering price to the issuer’s “book value” and “tangible book value” and the ratio of the offering price to the issuer’s earnings. Feldman Financial considered these ratios in preparing its appraisal, among other factors. Book value is the same as total equity and represents the difference in value between the issuer’s assets and liabilities. Tangible book value is equal to total equity minus intangible assets.

	Price to Earnings		Price to	Price to Tangible Book
	Multiple		Book Value Ratio	Value Ratio

Home Federal Bancorp (pro forma)
Minimum	41.7	x	53.9%	53.9%
Midpoint	50.0	x	60.3	60.3
Maximum	58.8	x	66.1	66.1
Maximum, as adjusted	66.7	x	72.0	72.0
Peer group companies as of August 27, 2010
Elmira Savings Bank, FSB	9.7	x	83.1%	126.7%
First Advantage Bancorp	67.0	x	66.0	66.0
First Capital, Inc.	17.9	x	87.5	99.0
GS Financial Corp.	NM		54.3	54.3
Louisiana Bancorp, Inc.	26.1	x	91.7	91.7
LSB Financial Corp.	18.1	x	44.0	44.0
Newport Bancorp, Inc.	34.6	x	84.8	84.8
North Central Bancshares, Inc.	13.8	x	53.6	53.6
Rome Bancorp, Inc.	16.5	x	102.2	102.2
Wayne Savings Bancshares, Inc.	9.9	x	63.3	66.9
Average	23.7	x	73.0	78.9
Median	17.9	x	74.5	75.9
All publicly traded institutions
Average	15.3	x	71.0%	79.2%
Median	13.7	x	71.3	77.0

(1)	Ratios are based on book value as of June 30, 2010 and share prices as of August 27, 2010.

Compared to the median pricing ratios of the peer group, at the midpoint of the offering range our common stock would be priced at a premium of 180.0% to the peer group on a price-to-earnings basis, a discount of 19.1% to the peer group on a price-to-book basis and a discount of 20.5% to the peer group on a price-to-tangible book basis. This means that, at the midpoint of the offering range, a share of our common stock would be more expensive than the peer group on an earnings basis and less expensive than the peer group on a book value and tangible book value basis.

Compared to the median pricing ratios of the peer group, at the minimum of the offering range our common stock would be priced at a discount of 27.6% to the peer group on a price-to-book basis and at a discount of 28.9% to the peer group on a price-to-tangible book basis. This means that, at the minimum of the offering range, a share of our common stock would be less expensive than the peer group on a book value and tangible book value basis.

Our board of directors reviewed Feldman Financial’s appraisal report, including the methodology and the assumptions used by Feldman Financial, and determined that the offering range was reasonable and adequate. Our board of directors also established the formula for determining the exchange ratio. Based upon such formula and the offering range, the exchange ratio ranged from a minimum of 0.7464 to a maximum of 1.0098 exchange shares for each share of Home Federal Bancorp common stock, with a midpoint of 0.8781. Based upon this exchange ratio, we expect to issue between 904,000 and 1.2 million exchange shares to the public shareholders of Home Federal Bancorp as of the completion of the conversion and offering. The estimated offering range and the exchange ratio may be amended with the approval of the Office of Thrift Supervision, if required, or if necessitated by subsequent developments in our financial condition or market conditions generally. In the event the appraisal is updated so that our common stock is below $15.9 million or above $24.8 million, the maximum of the offering range, as adjusted by 15%, such appraisal will be filed with the Securities and Exchange Commission by post-effective amendment.

In the event we receive orders for common stock in excess of $21.6 million, the maximum of the valuation, and up to $24.8 million, the maximum of the estimated valuation, as adjusted by 15%, we may be required by the Office of Thrift Supervision to accept all such orders. No assurances, however, can be made that we will receive orders for common stock in excess of the maximum of the offering range or that, if such orders are received, that all such orders will be accepted because the final valuation and number of shares to be issued are subject to the receipt of an updated appraisal from Feldman Financial which reflects such an increase in the valuation and the approval of such increase by the Office of Thrift Supervision.

Options to purchase Home Federal Bancorp common stock will be converted into and become options to purchase common stock of the new holding company. As of the date of this prospectus there were outstanding options to purchase 174,389 shares of Home Federal Bancorp common stock. The number of shares of the new holding company’s common stock to be received upon exercise of such options will be determined pursuant to the exchange ratio. The aggregate exercise price, duration, and vesting schedule of such options will not be affected. If such options are exercised prior to the consummation of the conversion and offering there will be an increase in the number of exchange shares issued to current shareholders and a decrease in the exchange ratio.

Feldman Financial’s valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our common stock. Feldman Financial did not independently verify the financial statements and other information provided by Home Federal Bank, Home Federal Bancorp and Home Federal Mutual Holding Company, nor did Feldman Financial value independently the assets or liabilities of Home Federal Bank or Home Federal Bancorp. The valuation considers Home Federal Bank, Home Federal Bancorp and Home Federal Mutual Holding Company as going concerns and should not be considered as an indication of the liquidation value of Home Federal Bank, Home Federal Bancorp and Home Federal Mutual Holding Company. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing new Home Federal Bancorp common stock or receiving exchange shares will thereafter be able to sell such shares at prices at or above the purchase price of $10.00 per share or in the range of the foregoing valuation of the pro forma market value thereof.

We will not make any sale of shares of the new holding company’s common stock or issue any exchange shares unless prior to such sale and exchange, Feldman Financial confirms that nothing of a material nature has occurred which, taking into account all relevant factors, would cause it to conclude that the aggregate purchase price of the stock is materially incompatible with the estimate of the pro forma market value of the new holding company’s common stock upon completion of the conversion and offering. Depending upon market or financial conditions, the total number of shares of common stock to be issued may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the purchase price of $10.00 per share is not below the minimum or more than 15% above the maximum of the offering range. In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the offering range or more than 15% above the maximum of such range. We may terminate the offering or, alternatively, we may establish a new offering range. If we establish a new offering range, we will notify subscribers and return the amount they have submitted with their stock orders, with interest calculated at Home Federal Bank’s passbook rate, or cancel their withdrawal authorization and we will allow subscribers to place new stock orders. Any change in the offering range must be approved by the Office of Thrift Supervision. We do not intend to seek any additional approvals from shareholders in connection with setting a new offering range and giving all subscribers the opportunity to place a new order. Any change in the number of shares of common stock will result in a corresponding change in the number of exchange shares, so that upon completion of the conversion and offering the exchange shares will represent approximately 36.2% of our total outstanding shares of common stock, exclusive of the effects of the exercise of outstanding stock options.

An increase in the number of shares of common stock as a result of an increase in the offering range would decrease both a subscriber’s ownership interest and our pro forma net earnings and stockholders’ equity on a per share basis while increasing pro forma net earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares of common stock would increase both a subscriber’s ownership interest and our pro forma net earnings and stockholders’ equity on a per share basis while decreasing pro forma net earnings and stockholders’ equity on an aggregate basis. See “Pro Forma Data.”

Limitations on Common Stock Purchases

The Plan of Conversion and Reorganization includes the following limitations on the number of shares of common stock which may be purchased:

(1) No less than 25 shares of common stock may be purchased, to the extent such shares are available;

(2) Each eligible account holder may purchase in the subscription offering up to the greater of (a) $500,000 (50,000 shares) of common stock or (b) 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposits of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders, in each case as of the close of business on the eligibility record date, June 30, 2009, subject to the overall limitations in clauses 7 and 8 below;

(3) The employee stock ownership plan may purchase in the aggregate up to 8.0% of the shares of common stock to be sold in the offering, including any additional shares issued in the event of an increase in the offering range;

(4) Each supplemental eligible account holder may purchase in the subscription offering up to the greater of (a) $500,000 (50,000 shares) of common stock or (b) 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders, in each case as of the close of business on the supplemental eligibility record date, September 30, 2010, subject to the overall limitations in clauses 7 and 8 below;

(5) Each other member, who was a depositor of Home Federal Bank as of the close of business on October 27, 2010 or was a borrower as of January 18, 2005 whose loan was outstanding as of the close of business on October 27, 2010, may purchase in the subscription offering up to $500,000 (50,000 shares) of common stock, subject to the overall limitations in clauses 7 and 8 below;

(6) Each person purchasing shares in the community offering or syndicated community offering may purchase up to $500,000 (50,000 shares) of common stock, subject to the overall limitations in clauses 7 and 8 below;

(7) Except for the employee stock ownership plan, the maximum number of shares of common stock purchased in all categories of the offering combined by any person, together with associates of and groups of persons acting in concert with such person, shall not exceed the lesser of $1.0 million (100,000 shares) of common stock or 5% of the common stock sold in the offering, for example $796,870 (79,687 shares) of common stock at the minimum of the offering range;

(8) In addition, the maximum number of shares of common stock that may be subscribed for or purchased in all categories of the offering by any public shareholder of Home Federal Bancorp, together with associates of and groups of persons acting in concert with such shareholder, when combined with any exchange shares to be received by the shareholder and his associates, may not exceed 5.0% of the total shares of common stock outstanding upon completion of the conversion and offering. However, existing shareholders will not be required to sell any shares of Home Federal Bancorp common stock or be limited from receiving any exchange shares or have to divest themselves of any exchange shares or shares as a result of this limitation.

(9) No more than 32% of the total number of shares sold in the offering may be purchased by directors and officers of Home Federal Bank and their associates in the aggregate, excluding purchases by the employee stock ownership plan.

We may, in our sole discretion decrease or increase the purchase or ownership limitations. If we decide to increase the purchase limitations, subscribers in the subscription offering who subscribed for the maximum amount and who indicated a desire to be resolicited on their stock order form will be given the opportunity to increase their subscriptions up to the then applicable limit. In the event of a resolicitation of such subscribers, wire transfer payments may be used, however, such persons will be prohibited from paying for additional shares with a personal check.

In the event that we increase the maximum purchase limitations to 5.0% of the shares of common stock sold in the offering, we may further increase the maximum purchase limitations to 9.99%, provided that orders for common stock exceeding 5.0% of the shares of common stock sold in the offering may not exceed in the aggregate 10.0% of the total shares of common stock sold in the offering.

In the event of an increase in the total number of shares of Home Federal Bancorp common stock due to an increase in the offering range of up to 15%, the additional shares will be allocated in the following order of priority in accordance with the Plan of Conversion and Reorganization:

•	to fill the employee stock ownership plan’s subscription of 6.0% of the adjusted maximum number of shares;

•	in the event that there is an oversubscription by eligible account holders, to fill unfulfilled subscriptions of eligible account holders;

•	in the event that there is an oversubscription by supplemental eligible account holders, to fill unfulfilled subscriptions of supplemental eligible account holders;

•	in the event that there is an oversubscription by other members, to fill unfulfilled subscriptions of other members; and

•	to fill unfulfilled subscriptions in the community offering.

The term “acting in concert” is defined in the Plan of Conversion and Reorganization to mean (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (2) a combination or pooling of voting or other interest in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships, the fact that persons reside at the same address or that such persons have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the Plan of Conversion and Reorganization, our directors are not deemed to be acting in concert solely by reason of their board membership.

The term “associate” of a person is defined to mean (a) any corporation or other organization, other than Home Federal Mutual Holding Company, Home Federal Bancorp or Home Federal Bank or a majority-owned subsidiary of Home Federal Bank or Home Federal Bancorp, of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any of our tax-qualified employee stock benefit plans in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of us or any of our subsidiaries. In addition, unless we determine otherwise, joint account relationships and common addresses will be taken into account in applying the overall purchase limitation. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address will be assumed to be associates of, and acting in concert with, each other. We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert. Furthermore, we have the right, in our sole discretion, to reject any order submitted by a person whose representations we believe to be false or who we believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent the terms and conditions of the Plan of Conversion and Reorganization.

Marketing Arrangements

To assist in the marketing of our common stock, we have retained Stifel, Nicolaus & Company, Incorporated, which is a broker-dealer registered with the Financial Industry Regulatory Authority. Stifel, Nicolaus & Company, Incorporated will assist us on a best efforts basis in the offering by:

•	acting as our financial advisor for the conversion and offering;

•	providing administrative services and managing the Stock Information Center;

•	educating our employees regarding the offering;

•	targeting our sales efforts, including assisting in the preparation of marketing materials; and

•	soliciting orders for common stock.

For these services, Stifel, Nicolaus & Company, Incorporated will receive an advisory and administrative fee of $30,000 and 1.0% of the dollar amount of all shares of common stock sold in the subscription and community offering. The sales fee will be reduced by the advisory and administrative fee. No sales fee will be payable to Stifel, Nicolaus & Company, Incorporated with respect to shares purchased by officers, directors and employees or their immediate families and shares purchased by our tax-qualified and non-qualified employee benefit plans. In the event that Stifel, Nicolaus & Company, Incorporated sells common stock through a group of broker-dealers in a syndicated community offering, it will be paid a fee equal to 1.0% of the dollar amount of total shares sold in the syndicated community offering, which fee along with the fee payable to selected dealers (which may include Stifel, Nicolaus & Company, Incorporated) shall not exceed 6.0% in the aggregate. Alternatively, in the event that Stifel, Nicolaus & Company, Incorporated sells common stock through a group of broker-dealers in a “stand-by” firm commitment underwritten public offering (for which Stifel, Nicolaus & Company, Incorporated will serve as sole book running manager), the underwriters will be paid a fee which shall not exceed 6.0% of the dollar amount of total shares sold in such offering. Stifel, Nicolaus & Company, Incorporated also will be reimbursed for allocable expenses in amounts not to exceed $30,000 for the subscription offering and community offering and not to exceed an additional $50,000 for the syndicated offering, and for attorney’s fees in an amount not to exceed $75,000.

In the event that we are required to resolicit subscribers for shares of our common stock in the subscription and community offerings, Stifel, Nicolaus & Company, Incorporated will be required to provide significant additional services in connection with the resolicitation (including repeating the services described above), and we may pay Stifel, Nicolaus & Company, Incorporated an additional fee for those services that will not exceed $30,000. Under such circumstances, with our consent, Stifel, Nicolaus & Company, Incorporated may be reimbursed for additional allowable expenses not to exceed $10,000 and additional reimbursable attorney’s fees not to exceed $20,000, provided that the aggregate of all reimbursable expenses and legal fees shall not exceed $185,000.

We will indemnify Stifel, Nicolaus & Company, Incorporated against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Home Federal Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. No sales activity will be conducted in a Home Federal Bank banking office. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Stifel, Nicolaus & Company, Incorporated. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

In addition, we have engaged Stifel, Nicolaus & Company, Incorporated to act as our records management agent in connection with the conversion and offering. In its role as records management agent, Stifel, Nicolaus & Company, Incorporated will coordinate with our data processing contacts and interface with the Stock Information Center to provide the records processing and the proxy and stock order services, including but not limited to: (1) consolidation of deposit and loan accounts and vote calculation; (2) preparation of information for order forms and proxy cards; (3) interfacing with our financial printer; (4) recording stock order information; and (5) tabulating proxy votes. For these services, Stifel, Nicolaus & Company, Incorporated will receive a fee of $15,000 and we will have made an advance payment of $5,000 with respect to this fee. This $15,000 fee may be increased by up to $5,000 if significant additional records management services are required to be performed by Stifel, Nicolaus & Company, Incorporated in connection with the conversion and offering. We will also reimburse Stifel, Nicolaus & Company, Incorporated for its reasonable out-of-pocket expenses associated with its acting as information agent in an amount not to exceed $5,000.

Stifel, Nicolaus & Company, Incorporated has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for common stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock to be sold in the conversion and offering. Stifel, Nicolaus & Company, Incorporated expresses no opinion as to the prices at which common stock to be issued may trade.

Lock-up Agreements

We and our directors and executive officers have agreed not to, directly or indirectly, offer, sell, transfer, pledge, assign, hypothecate or otherwise encumber any shares of our common stock or options, warrants or other securities exercisable, convertible or exchangeable for our common stock during the period commencing with the filing of the registration statement for the offering and conversion and ending 90 days after completion of the conversion and offering without the prior written consent of Stifel, Nicolaus & Company,

Incorporated. In addition, except for securities issued pursuant to existing employee benefit plans in accordance with past practices or securities issued in connection with a merger or acquisition by us, we have agreed not to issue, offer to sell or sell any shares of our common stock or options, warrants or other securities exercisable, convertible or exchangeable for our common stock without the prior written consent of Stifel, Nicolaus & Company, Incorporated for a period of 90 days after completion of the conversion and offering.

Prospectus Delivery

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver a prospectus any later than two days prior to that date. We are not obligated to deliver a prospectus or order form by means other than U.S. Mail. Execution of an order form will confirm receipt of delivery of a prospectus in accordance with Rule 15c2-8. Stock order forms will be distributed only if preceded or accompanied by a prospectus.

In the syndicated community offering or any “stand by” underwritten public offering, a prospectus in electronic format may be made available on the Internet sites or through other online services maintained by Stifel, Nicolaus & Company, Incorporated or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the syndicate member, prospective investors may be allowed to place orders online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Stifel, Nicolaus & Company, Incorporated or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Use of Order Forms.  In order to purchase shares of common stock in the subscription offering or community offering, you must submit a properly completed original stock order form and remit full payment. Incomplete stock order forms or stock order forms that are not signed are not required to be accepted. We are not required to accept stock orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received, not postmarked, prior to 2:00 p.m. Central time on December 7, 2010. We are not required to accept stock order forms that are not received by that time, are executed defectively or are received without submitting full payment or without appropriate deposit account withdrawal instructions. We are not required to notify purchasers of incomplete or improperly executed stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed stock order forms, but we do not represent that we will do so.

You may submit your stock order form and payment either (1) by mail using the stock order reply envelope provided; (2) by overnight delivery to our Stock Information Center at the address indicated on the order form; or (3) by hand-delivering your stock order form to Home Federal Bank’s main office, located at 624 Market Street, Shreveport, Louisiana. Please do not deliver stock order forms to our other offices or mail your stock order form to Home Federal Bank. Once tendered, a stock order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.

If you are ordering shares in the subscription offering, by signing the stock order form you are representing that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares.

By signing the stock order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Home Federal Bank or any federal or state government, and that you received a copy of this prospectus. However, signing the stock order form will not cause you to waive your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the Plan of Conversion and Reorganization and of the acceptability of stock order forms will be final.

Payment for Shares.  Payment for all shares of common stock will be required to accompany completed order forms for the purchase to be valid. Payment for shares may be made by:

•	Personal check, bank check or money order payable to “Home Federal Bancorp, Inc.”; or

•	Authorization of withdrawal from the types of Home Federal Bank deposit accounts permitted on the stock order form.

If you wish to pay by cash rather than by the above recommended methods, you must deliver your stock order form and payment in person to Home Federal Bank’s main office, located at 624 Market Street, Shreveport, Louisiana. You may not remit Home Federal Bank line of credit checks, and we will not accept third-party checks, including those payable to you and endorsed over to Home Federal Bancorp, Inc. Wire transfers will only be accepted in the event we increase the purchase limitation as described above. You may not designate on your stock order form a direct withdrawal from a Home Federal Bank retirement account. See “— Using Retirement Account Funds to Purchase Shares” below for information on using such funds. Additionally, you may not designate on your stock order form a direct withdrawal from Home Federal Bank deposit accounts with check-writing privileges. Please provide a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s).

Appropriate means for designating withdrawals from deposit accounts at Home Federal Bank are provided on the order forms. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the applicable contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock during the offering; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest calculated at Home Federal Bank’s passbook rate subsequent to the withdrawal.

If payment is made by personal check, funds must be available in the account. Payments made by check or money order will be immediately cashed and placed in a segregated account at Home Federal Bank and will earn interest calculated at Home Federal Bank’s passbook rate from the date payment is processed until the offering is completed, at which time a subscriber will be issued a check for interest earned.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by January 21, 2011, in which event if the offering is extended subscribers will be given the opportunity to confirm, modify or rescind their orders for a specified period of time.

Regulations prohibit Home Federal Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We may, in our sole discretion, permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the community offering at any time prior to the 48 hours before the completion of the offering. This payment may be made by wire transfer.

Using Retirement Account Funds to Purchase Shares.  A depositor interested in using funds in his or her individual retirement account(s) (IRAs) or any other retirement account at Home Federal Bank to purchase common stock must do so through a self-directed retirement account. Since Home Federal Bank cannot offer self-directed accounts, before placing a stock order, the depositor must make a transfer of funds from Home Federal Bank to a trustee (or custodian) offering a self-directed retirement account program (such as a brokerage firm). There will be no early withdrawal or Internal Revenue Service interest penalties for such transfers. The new trustee would hold the common stock in a self-directed account in the same manner as we now hold the depositor’s retirement funds. An annual administrative fee may be payable to the new trustee. Subscribers interested in using funds in a retirement account held at Home Federal Bank or elsewhere to purchase common stock should contact the Stock Information Center for assistance, preferably at least two weeks before the December 7, 2010 offering expiration date, because processing such transactions takes additional time. Whether or not you may use retirement funds for the purchase of shares in the offering depends on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

Termination of Offering.  We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest calculated at Home Federal Bank’s passbook rate from the date of processing the stock order form.

Persons in Non-qualified States or Foreign Countries

We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan of Conversion and Reorganization reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or resides in a state of the United States with respect to which:

•	the number of persons otherwise eligible to subscribe for shares under the Plan of Conversion and Reorganization who reside in such jurisdiction is small;

•	the granting of subscription rights or the offer or sale of shares of common stock to such persons would require any of us or our officers, directors or employees, under the laws of such jurisdiction, to register as a broker, dealer, salesman or selling agent or to register or otherwise qualify our securities for sale in such jurisdiction or to qualify a foreign corporation or file a consent to service of process in such jurisdiction; or

•	such registration, qualification or filing in our judgment would be impracticable or unduly burdensome for reasons of costs or otherwise.

Where the number of persons eligible to subscribe for shares in one state is small, we will base our decision as to whether or not to offer our common stock in such state on a number of factors, including but not limited to the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register us or our officers, directors or employees as brokers, dealers or salesmen.

Restrictions on Transfer of Subscription Rights and Shares

You may not transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of your subscription rights issued under the Plan of Conversion and Reorganization or the shares of common stock to be issued upon their exercise. Such rights may be exercised only by you and only your account. If you exercise your such subscription rights, you will be required to certify that you are purchasing shares in the subscription offering solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares or your right to subscribe for such shares. You may not add the names of others for joint stock registration on the stock order form who do not have subscription rights or who qualify in a lower subscription offering priority than you do. You may add only those who were eligible to purchase share of common stock in the subscription offering at your date of eligibility. Federal regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of common stock prior to the completion of the conversion and offering.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights.

Delivery and Exchange of Home Federal Bancorp Stock Certificates

The conversion of existing outstanding shares of Home Federal Bancorp common stock into the right to receive shares of the new holding company common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our exchange agent will send a transmittal form to each public shareholder of Home Federal Bancorp who holds stock certificates. The transmittal forms will contain instructions on how to exchange stock certificates of Home Federal Bancorp common stock for stock certificates of the new holding company common stock. We expect that stock certificates evidencing shares of the new holding company common stock will be distributed within five business days after the exchange agent receives properly executed transmittal forms, Home Federal Bancorp stock certificates and other required documents. Shares held by public shareholders in street name, such as in a brokerage account, will be exchanged automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.

No fractional shares of the new holding company common stock will be issued to any public shareholder of Home Federal Bancorp when the conversion is completed. For each fractional share that would otherwise be issued to a shareholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Home Federal Bancorp stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares in your account.

You should not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions.  After the conversion, shareholders will not receive shares of the new holding company common stock and will not be paid dividends on the shares of the new holding company common stock until existing certificates representing shares of Home Federal Bancorp common stock are surrendered for exchange in compliance with the terms of the transmittal form. When shareholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Home Federal Bancorp common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of the new holding company common stock into which those shares have been converted by virtue of the conversion.

If a certificate for Home Federal Bancorp common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the shareholder’s expense.

All shares of the new holding company common stock that we issue in exchange for existing shares of Home Federal Bancorp common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

Certain Restrictions on Purchase or Transfer of Shares after the Conversion and Offering

All shares of common stock purchased in connection with the conversion and offering by our directors or executive officers will be subject to a restriction that the shares not be sold for a period of one year following the conversion and offering, except in the event of the death of such director or executive officer or pursuant to a merger or similar transaction approved by the Office of Thrift Supervision. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and appropriate stop-transfer instructions will be issued to our transfer agent. Any shares of common stock issued within this one-year period as a stock dividend, stock split or otherwise with respect to such restricted stock will be subject to the same restrictions. Our directors and executive officers will also be subject to the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

Purchases of our common stock by our directors, executive officers and their associates during the three-year period following completion of the conversion and offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to the purchase of stock pursuant to any tax-qualified employee stock benefit plan, such as the employee stock ownership plan, or by any non-tax-qualified employee stock benefit plan, such as the 2005 Recognition and Retention Plan.

How You Can Obtain Additional Information — Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have questions regarding the offering or conversion, please contact our Stock Information Center. The toll-free phone number is 1-(877)-643-8196. The Stock Information Center’s hours of operation are Monday through Friday, from 10:00 a.m. to 4:00 p.m., Central time. The Stock Information Center will be closed weekends and bank holidays.

Liquidation Rights

Liquidation Prior to the Conversion.  In the unlikely event of a complete liquidation of Home Federal Mutual Holding Company or Home Federal Bancorp prior to the conversion, all claims of creditors of Home Federal Bancorp, including those of depositors of Home Federal Bank (to the extent of their deposit balances), would be paid first. Thereafter, if there were any assets of Home Federal Bancorp remaining, these assets would be distributed to shareholders, including Home Federal Mutual Holding Company. Then, if there were any assets of Home Federal Mutual Holding Company remaining, members of Home Federal Mutual Holding Company would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in Home Federal Bank immediately prior to liquidation.

Liquidation Following the Conversion.  In the unlikely event that new Home Federal Bancorp and Home Federal Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” maintained by Home Federal Bancorp pursuant to the plan of conversion to certain depositors, with any assets remaining thereafter distributed to Home Federal Bancorp as the holder of Home Federal Bank capital stock.

The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by new Home Federal Bancorp for the benefit of eligible account holders and supplemental eligible account holders in an amount equal to Home Federal Mutual Holding Company’s ownership interest in the stockholders’ equity of Home Federal Bancorp as of the date of its latest balance sheet contained in this prospectus. The Plan of Conversion and Reorganization also provides that new Home Federal Bancorp shall cause the establishment of a bank liquidation account.

The liquidation account established by new Home Federal Bancorp is designed to provide payments to depositors of their liquidation interests in the event of a liquidation of new Home Federal Bancorp and Home Federal Bank or of Home Federal Bank. Specifically, in the unlikely event that new Home Federal Bancorp and Home Federal Bank were to completely liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution to depositors as of June 30, 2009 and September 30, 2010 of the liquidation account maintained by new Home Federal Bancorp. In a liquidation of both entities, or of Home Federal Bank, when new Home Federal Bancorp has insufficient assets to fund the distribution due to eligible account holders and Home Federal Bank has positive net worth, Home Federal Bank will pay amounts necessary to fund new Home Federal Bancorp’s remaining obligations under the liquidation account. The Plan of Conversion and Reorganization also provides that if new Home Federal is sold or liquidated apart from a sale or liquidation of Home Federal Bank, then the rights of eligible account holders in the liquidation account maintained by new Home Federal Bancorp will be surrendered and treated as a liquidation account in Home Federal Bank. Depositors will have an equivalent interest in the bank liquidation account and the bank liquidation account will have the same rights and terms as the liquidation account.

Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Office of Thrift Supervision, new Home Federal Bancorp will eliminate or transfer the liquidation account and the interests in such account to Home Federal Bank and the liquidation account shall thereupon become the liquidation account of Home Federal Bank and not be subject in any manner or amount to new Home Federal Bancorp’s creditors.

Also, under the rules and regulations of the Office of Thrift Supervision, no post-conversion merger, consolidation, or similar combination or transaction with another depository institution in which new Home Federal Bancorp or Home Federal Bank is not the surviving institution would be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution.

Each eligible account holder and supplemental eligible account holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Home Federal Bank on June 30, 2009 or September 30, 2010, as applicable. Each eligible account holder and supplemental eligible account holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on June 30, 2009 or September 30, 2010 bears to the balance of all deposit accounts in Home Federal Bank on such date.

If, however, on any June 30 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on June 30, 2009 or September 30, 2010, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of eligible account holders and supplemental eligible account holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of eligible account holders and supplemental eligible account holders are satisfied would be distributed to new Home Federal Bancorp as the sole shareholder of Home Federal Bank.

Material Income Tax Consequences

We believe that the summary of the tax opinions presented below addresses all material federal income tax consequences that are generally applicable to us and the persons receiving subscription rights. One of the conditions to the completion of the conversion and offering is the receipt of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to Louisiana tax laws, to the effect that the conversion and offering will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to Home Federal Mutual Holding Company, Home Federal Bancorp, new Home Federal Bancorp, Home Federal Bank, or to account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. This condition may not be waived by us.

Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., has issued an opinion to Home Federal Mutual Holding Company, Home Federal Bancorp, new Home Federal Bancorp and Home Federal Bank to the effect that, for federal income tax purposes:

1. The conversion of Home Federal Mutual Holding Company to stock form will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

2. Home Federal Mutual Holding Company will not recognize any gain or loss as a result of its conversion to stock form. (Sections 361(a), 361(c) and 357(a) of the Internal Revenue Code.)

3. The basis of the assets of Home Federal Mutual Holding Company immediately following its conversion to stock form will be the same as the basis of such assets immediately prior to its conversion. (Section 362(b) of the Internal Revenue Code.)

4. The holding period of the assets of Home Federal Mutual Holding Company immediately following its conversion to stock form will include the holding period of those assets immediately prior to its conversion. (Section 1223(2) of the Internal Revenue Code.)

5. The merger of Home Federal Mutual Holding Company with and into Home Federal Bancorp with Home Federal Bancorp being the surviving institution (the mutual holding company merger), will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

6. The constructive exchange of the eligible account holders’ and supplemental eligible account holders’ liquidation interests in Home Federal Mutual Holding Company for liquidation interests in Home Federal Bancorp in the mutual holding company merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations. (Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54.)

7. Home Federal Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to Home Federal Bancorp and Home Federal Bancorp’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in Home Federal Bancorp or on the constructive distribution of such liquidation interests to Home Federal Mutual Holding Company’s members who remain depositors of Home Federal Bank. (Sections 361(a), 361(c), and 357(a) of the Internal Revenue Code.)

8. No gain or loss will be recognized by Home Federal Bancorp upon the receipt of the assets of Home Federal Mutual Holding Company in the mutual holding company merger in exchange for the constructive transfer to the members of Home Federal Mutual Holding Company of liquidation interests in Home Federal Bancorp. (Section 1032(a) of the Internal Revenue Code.)

9. Eligible account holders and supplemental eligible account holders will recognize no gain or loss upon the constructive receipt of liquidation interests in Home Federal Bancorp in exchange for their liquidation interests in Home Federal Mutual Holding Company. (Section 354(a) of the Internal Revenue Code.)

10. The basis of the assets of Home Federal Mutual Holding Company (other than the stock in Home Federal Bancorp which will be cancelled) to be received by Home Federal Bancorp will be the same as the basis of such assets in the hands of Home Federal Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Internal Revenue Code.)

11. The holding period of the assets of Home Federal Mutual Holding Company in the hands of Home Federal Bancorp will include the holding period of those assets in the hands of Home Federal Mutual Holding Company. (Section 1223(2) of the Internal Revenue Code.)

12. The merger of Home Federal Bancorp with and into new Home Federal Bancorp (the mid-tier holding company merger) will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

13. Home Federal Bancorp will not recognize any gain or loss on the transfer of its assets to new Home Federal Bancorp and new Home Federal Bancorp’s assumption of its liabilities in the mid-tier holding company merger, pursuant to which shares of new Home Federal Bancorp common stock will be received in exchange for shares of Home Federal Bancorp’s common stock, and eligible account holders and supplemental eligible account holders will receive liquidation interests in new Home Federal Bancorp in exchange for their liquidation interests in Home Federal Bancorp. (Sections 361(a), 361(c) and 357(a) of the Internal Revenue Code.)

14. No gain or loss will be recognized by new Home Federal Bancorp upon the receipt of the assets of Home Federal Bancorp in the mid-tier holding company merger. (Section 1032(a) of the Internal Revenue Code.)

15. The basis of the assets of Home Federal Bancorp (other than stock in Home Federal Bank) to be received by new Home Federal Bancorp will be the same as the basis of such assets in the hands of Home Federal Bancorp immediately prior to the transfer. (Section 362(b) of the Internal Revenue Code.)

16. The holding period of the assets of Home Federal Bancorp in the hands of new Home Federal Bancorp will include the holding period of those assets in the hands of Home Federal Bancorp. (Section 1223(2) of the Internal Revenue Code.)

17. Home Federal Bancorp shareholders will not recognize any gain or loss upon their exchange of Home Federal Bancorp common stock for new Home Federal Bancorp common stock, except for cash paid in lieu of fractional shares. (Section 354 of the Internal Revenue Code.)

18. The payment of cash to shareholders of Home Federal Bancorp in lieu of fractional shares of new Home Federal Bancorp common stock will be treated as though the fractional shares were distributed as part of the mid-tier holding company merger and then redeemed by new Home Federal Bancorp. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Internal Revenue Code, with the result that such shareholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574.)

19. Eligible account holders and supplemental eligible account holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in Home Federal Bancorp for the liquidation accounts in new Home Federal Bancorp. (Section 354 of the Internal Revenue Code.)

20. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase new Home Federal Bancorp common stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by eligible account holders, supplemental eligible account holders and other members upon distribution to them of nontransferable subscription rights to purchase shares of new Home Federal Bancorp common stock. (Section 356(a) of the Internal Revenue Code.) It is more likely than not that eligible account holders, supplemental eligible account holders and other members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B. 182.)

21. It is more likely than not that the fair market value of the benefit provided by the bank liquidation account supporting the payment of the liquidation account in the event new Home Federal Bancorp lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by eligible account holders and supplemental eligible account holders upon the constructive distribution to them of interests in the bank liquidation account as of the effective date of the conversion and reorganization. (Section 356(a) of the Internal Revenue Code.)

22. It is more likely than not that the basis of common stock purchased in the offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Internal Revenue Code.)

23. Each shareholder’s holding period in his or her new Home Federal Bancorp common stock received in the exchange will include the period during which the common stock surrendered was held, provided that the common stock surrendered is a capital asset in the hands of the shareholder on the date of the exchange. (Section 1223(1) of the Internal Revenue Code.)

24. The holding period of the common stock purchased pursuant to the exercise of subscriptions rights shall commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Internal Revenue Code.)

25. No gain or loss will be recognized by new Home Federal Bancorp on the receipt of money in exchange for common stock sold in the offering. (Section 1032 of the Internal Revenue Code.)

In reaching their conclusions under items 20 and 22 above, Elias, Matz, Tiernan & Herrick L.L.P. has noted that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipients with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering.

LaPorte Sehrt Romig & Hand has issued an opinion to Home Federal Mutual Holding Company, Home Federal Bancorp and Home Federal Bank to the effect that, more likely than not, the income tax consequences under Louisiana law of the conversion and offering are not materially different than for federal tax purposes.

We received a letter from Feldman Financial dated September 3, 2010, which letter is not binding on the Internal Revenue Service, stating their belief that the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase our common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock. In addition, no cash or property will be given to recipients of the subscription rights in lieu of such rights or to those recipients who fail to exercise such rights. Furthermore, the Internal Revenue Service was requested in 1993 in a private letter ruling to address the federal tax treatment of the receipt and exercise of nontransferable subscription rights in a standard conversion but declined to express any opinion. Elias, Matz, Tiernan & Herrick L.L.P. believes, due to the factors discussed in this paragraph, that it is more likely than not that the subscription rights have no value. If the nontransferable subscription rights to purchase common stock are subsequently found to have an ascertainable market value greater than zero, income may be recognized by various recipients of the nontransferable subscription rights (in certain cases, whether or not the rights are exercised) and Home Federal Bancorp may be taxed on the distribution of the nontransferable subscription rights under Section 311 of the Internal Revenue Code. In this event, the nontransferable subscription rights may be taxed partially or entirely at ordinary income tax rates.

Unlike private rulings, an opinion is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein. In the event of such disagreement, there can be no assurance that the Internal Revenue Service would not prevail in a judicial or administrative proceeding. If the Internal Revenue Service determines that the tax effects of the transactions contemplated by the Plan of Conversion and Reorganization are to be treated differently from those presented in the opinion, Home Federal Bancorp may be subject to adverse tax consequences as a result of the conversion and offering. Eligible subscribers are encouraged to consult with their own tax advisor as to the tax consequences in the event that such subscription rights are deemed to have an ascertainable value.

RIGHTS OF DISSENTING SHAREHOLDERS

Under federal law, dissenters’ rights of appraisal are available to holders of common stock in connection with the conversion and reorganization. The following discussion is not a complete statement of the law pertaining to dissenters’ rights under the regulations of the Office of Thrift Supervision, and is qualified in its entirety by the full text of Section 552.14 of the regulations of the Office of Thrift Supervision, which is referred to as Section 552.14 and is reprinted in its entirety as Appendix A to this proxy statement/prospectus. Any Home Federal Bancorp shareholder who desires to exercise his or her dissenters’ rights should review carefully Section 552.14 and is urged to consult a legal advisor before electing or attempting to exercise his or her rights. All references in Section 552.14 to a “stockholder” are to the record holder of shares of Home Federal Bancorp common stock as to which dissenters’ rights are asserted. Subject to the exceptions stated below, holders of Home Federal Bancorp common stock who comply with the applicable procedures summarized below will be entitled to exercise dissenters’ rights under Section 552.14.

A shareholder electing to exercise his or her rights to dissent from the Plan of Conversion and Reorganization is required to file with Home Federal Bancorp (addressed to DeNell W. Mitchell, Corporate Secretary, Home Federal Bancorp, Inc. of Louisiana, 624 Market Street, Shreveport, Louisiana 71101), prior to voting on the Plan of Conversion and Reorganization , a written statement identifying himself or herself and stating his or her intention to demand appraisal of, and payment for, his or her shares. This demand must be made in addition to, and separate from, any proxy or vote. A failure to vote on the proposal to approve the Plan of Conversion and Reorganization will not constitute a waiver of appraisal rights, but a vote for the Plan of Conversion and Reorganization will be deemed a waiver of such rights. A vote against the proposal will not be deemed to satisfy the requirement to file the written statement. However, if a shareholder returns a signed proxy but does not specify a vote against the Plan of Conversion and Reorganization, or a direction to abstain, the proxy, if not revoked prior to the annual meeting, will be voted for approval of the Plan of Conversion and Reorganization, which will have the effect of waiving that shareholder’s dissenters’ rights.

Within ten days after the consummation of the conversion and reorganization, the new holding company shall (i) give written notice of the effective date of the consummation of the conversion and reorganization by mail to any dissenting shareholder who has not voted in favor of the Plan of Conversion and Reorganization, (ii) make a written offer to each dissenting shareholder to pay for his or her shares at a specified price deemed by the new holding company to be fair value of such shares, and (iii) inform any dissenting shareholder that, within 60 days of the effective date of the consummation of the conversion and reorganization, the dissenting shareholder must file a petition with the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, if the shareholder and the new holding company do not agree as to the fair market value, and surrender the certificates representing the shares as to which the dissent applies.

If within 60 days of the effective date of the consummation of the conversion and reorganization the fair value is agreed upon between the new holding company and any dissenting shareholder, payment will be made within 90 days of the effective date of the consummation of the conversion and reorganization. If within such period, however, the new holding company and any dissenting shareholder do not agree as to the fair value of such shares, such shareholder may file a petition with the Office of Thrift Supervision demanding a determination of the fair market value of the stock. A copy of such petition must be sent by registered or certified mail to the new holding company. Any such shareholder who fails to file the petition within 60 days of the completion of the conversion and reorganization is deemed to have accepted the terms of the Plan of Conversion and Reorganization.

Each dissenting shareholder, within 60 days of the effective date of the consummation of the conversion and reorganization, must submit his or her certificates to the transfer agent for notation thereon that an appraisal and payment have been demanded. Any shareholder who fails to submit his or her certificates will not be entitled to appraisal rights and will be deemed to have accepted the terms of the Plan of Conversion and Reorganization.

Any shareholder who is demanding payment for his shares in accordance with Section 552.14 shall not thereafter be entitled to vote or exercise any rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of Section 552.14 and the right to maintain certain legal actions. The respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

COMPARISON OF SHAREHOLDERS’ RIGHTS

General.  As a result of the conversion and offering, current holders of Home Federal Bancorp common stock will become shareholders of a newly formed Louisiana corporation. The current Home Federal Bancorp is a federally chartered subsidiary holding company subject to the rules, regulations and orders of the Office of Thrift Supervision. The new holding company is a Louisiana corporation subject to the Louisiana Business Corporation Law. The current charter and bylaws of Home Federal Bancorp and the articles of incorporation and bylaws of the new holding company are substantially similar, except as described below.

Authorized Capital Stock.  The new holding company’s authorized capital stock consists of 40,000,000 shares of common stock and 10,000,000 shares of preferred stock. The current authorized capital stock of Home Federal Bancorp consists of 8,000,000 shares of common stock and 2,000,000 shares of preferred stock. The number of the new holding company’s authorized shares of stock is greater than what it will issue in the conversion and offering. This will provide the new holding company’s Board of Directors with greater flexibility in the future to effect, among other things, financings, other acquisitions, stock dividends, stock splits and employee stock options.

Issuance of Capital Stock.  Currently, pursuant to Office of Thrift Supervision laws and regulations, Home Federal Mutual Holding Company is required to own not less than a majority of the outstanding common stock of Home Federal Bancorp. There will be no such restriction applicable to the new holding company following consummation of the conversion and offering, as Home Federal Mutual Holding Company will cease to exist.

The new holding company’s Articles of Incorporation do not contain restrictions on the issuance of shares of capital stock to our directors, officers or controlling persons, whereas the current charter of Home Federal Bancorp restricts such issuance to general public offerings, or if qualifying shares, to directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting. Thus, we could adopt stock-related compensation plans such as stock option plans without shareholder approval and shares of our capital stock could be issued directly to directors or officers without shareholder approval. The Marketplace Rules of the Nasdaq Stock Market, however, generally require corporations with securities which are quoted on the Nasdaq Stock Market to obtain shareholder approval of most stock compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, shareholder approval of stock-related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax law treatment under current laws and regulations. We expect that our common stock will be listed on the Nasdaq Capital Market and plan to submit the stock compensation plans discussed herein to our shareholders for their approval.

Neither the current charter and bylaws of Home Federal Bancorp nor the new holding company’s articles of incorporation and bylaws provide for preemptive rights to shareholders in connection with the issuance of capital stock.

Shareholder Nominations and Proposals.  The current bylaws of Home Federal Bancorp provide that all nominations for election to the board of directors, other than those made by the board acting as the nominating committee thereof or a shareholder proposal, shall be made by a shareholder who has complied with the notice provisions in the bylaws. Written notice of a shareholder nomination or proposal must be delivered to the secretary of Home Federal Bancorp not later than five days prior to the date of the annual meeting of shareholders.

Home Federal Bancorp’s articles of incorporation provide that nominations for the board of directors may be made by a majority of the board of directors or a shareholder entitled to vote at the annual meeting. The new holding company’s articles of incorporation provide that only such business as shall have been properly brought before an annual meeting of shareholders shall be conducted at the annual meeting. To be properly brought before an annual meeting, business must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors, or otherwise properly brought before the meeting by a shareholder. For a shareholder nominee to be eligible for election to the Board or for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice in writing to our secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at the corporation’s principal executive offices not later than 120 days prior to the anniversary date of the mailing of proxy materials in connection with the immediately preceding annual meeting of shareholders. The notice requirements for shareholder nominations and proposals for new business are set forth in the articles of incorporation, which was filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this proxy statement/prospectus is a part. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents. With respect to the first annual meeting of shareholders, which is expected to be held in November 2011, the deadline for submitting such nominations or proposals will be June 30, 2011.

Mergers, Consolidations and Sales of Assets.  The Louisiana Business Corporation Law generally requires the approval of the Board of Directors and the affirmative vote of two-thirds of the voting power present in person or by proxy unless such transaction involves an “Interested Shareholder” as defined in the Louisiana Business Corporation Law.

Louisiana Corporate Law.  In addition to the provisions contained in our articles of incorporation, the Louisiana Business Corporation Law includes certain provisions applicable to Louisiana corporations, such as the new holding company, which may be deemed to have an anti-takeover effect, unless the corporation opts out of their applicability. Such provisions include (i) rights of shareholders to receive the fair value of their shares of stock following a control transaction from a controlling person or group and (ii) requirements relating to certain business combinations.

The Louisiana Business Corporation Law defines a “Business Combination” generally to include (a) any merger, consolidation or share exchange of the corporation with an “Interested Shareholder” or affiliate thereof, (b) any sale, lease, transfer or other disposition, other than in the ordinary course of business, of assets equal to 10% or more of the market value of the corporation’s outstanding stock or of the corporation’s net worth to any Interested Shareholder or affiliate thereof in any 12-month period, (c) the issuance or transfer by the corporation of equity securities of the corporation with an aggregate market value of 5% or more of the total market value of the corporation’s outstanding stock to any Interested Shareholder or affiliate thereof, except in certain circumstances, (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation in which anything other than cash will be received by an Interested Shareholder or affiliate thereof, or (e) any reclassification of the corporation’s stock or merger which increases by 5% or more the ownership interest of the Interested Shareholder or any affiliate thereof. “Interested Shareholder” includes any person who beneficially owns, directly or indirectly, 10% or more of the corporation’s outstanding voting stock, or any affiliate thereof who had such beneficial ownership during the preceding two years, excluding in each case the corporation, its subsidiaries and their benefit plans.

Under the Louisiana Business Corporation Law, a Business Combination must be approved by any vote otherwise required by law or the articles of incorporation, and by the affirmative vote of at least each of the following: (1) 80% of the total outstanding voting stock of the corporation; and (2) two-thirds of the outstanding voting stock held by persons other than the Interested Shareholder. However, the supermajority vote requirement shall not be applicable if the Business Combination meets certain minimum price requirements and other procedural safeguards, or if the transaction is approved by the Board of Directors prior to the time that the Interested Shareholder first became an Interested Shareholder.

The Louisiana Business Corporation Law authorizes the board of directors of Louisiana business corporations to create and issue (whether or not in connection with the issuance of any of its shares or other securities) rights and options granting to the holders thereof (1) the right to convert shares or obligations into shares of any class, or (2) the right or option to purchase shares of any class, in each case upon such terms and conditions as the new holding company may deem expedient.

Dissenters’ Rights of Appraisal.  Regulations of the Office of Thrift Supervision generally provide that a stockholder of a federally chartered holding company that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such company payment of the fair or appraised value of his or her stock in the company, subject to specified procedural requirements. This regulation also provides, however, that the stockholders of a federally chartered holding company with stock listed on a national securities exchange are not entitled to dissenters’ rights in connection with a merger involving such savings institution if the stockholder is required to accept only “qualified consideration” for his or her stock, which is defined to include cash, shares of stock of any institution or corporation which at the effective date of the merger will be listed on a national securities exchange or quoted on the Nasdaq Stock Market or any combination of such shares of stock and cash. This exception does not apply to Home Federal Bancorp because its stock is not listed on a national securities exchange which includes the Nasdaq Stock Market.

Pursuant to general Louisiana Business Corporate Law, a shareholder of a Louisiana corporation generally has the right to dissent from any merger or consolidation involving the corporation or sale of all or substantially all of the corporation’s assets. However, dissenters’ rights are not available for the shares of any class or series of a Louisiana corporation’s capital stock if such shares are listed on a national securities exchange such as the Nasdaq Stock Market.

Amendment of Governing Instruments.  No amendment of the current charter of Home Federal Bancorp may be made unless it is first proposed by the Board of Directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The new holding company’s articles of incorporation generally provide that no amendment of the articles of incorporation may be made unless it is first approved by its board of directors and thereafter approved by the holders of a majority of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required by the provisions of any series thereof, provided, however, any amendment which is inconsistent with Articles 5 (directors), 6 (preemptive rights), 7 (liability of directors and offices), 8 (meetings of shareholders, actions without a meeting), 9 (restrictions on offers and acquisitions) and 10 (amendments to the Articles of Incorporation) must be approved by the affirmative vote of the holders of not less than 75% of the voting power of the shares entitled to vote thereon.

The current bylaws of Home Federal Bancorp may be amended by a majority vote of the full board of directors or by a majority vote of the shares entitled to vote at any legal meeting. The new holding company’s bylaws may similarly be amended by the majority vote of the full board of directors at a regular or annual meeting of the board of directors or by a majority vote of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote the preferred stock as may be required by the provisions of any series thereof, provided, however, that the shareholder vote requirement for any amendment to the bylaws which is inconsistent with Articles II (shareholder meetings), IV (board of directors), VII (personal liability of directors) and XII (amendments) is the affirmative vote of the holders of not less than 75% of the voting power of the shares entitled to vote thereon.

RESTRICTIONS ON ACQUISITIONS OF HOME FEDERAL BANCORP (NEW) AND
HOME FEDERAL BANK AND RELATED ANTI-TAKEOVER PROVISIONS

Restrictions in Our Articles of Incorporation and Bylaws and Louisiana Law

Certain provisions of our articles of incorporation and bylaws and Louisiana law which deal with matters of corporate governance and rights of shareholders might be deemed to have a potential anti-takeover effect. Provisions in our articles of incorporation and bylaws provide, among other things,

•	that our board of directors is divided into classes with only one-third of our directors standing for reelection each year;

•	that no person shall directly or indirectly acquire or offer to acquire beneficial ownership of more than 10% of the issued and outstanding shares of any class of voting securities of Home Federal Bancorp;

•	that special meetings of shareholders may be called by shareholders who beneficially own at least 50% of the outstanding voting shares of Home Federal Bancorp;

•	that shareholders generally must provide us advance notice of shareholder proposals and director nominations and provide certain specified related information; and

•	the authority to issue shares of authorized but unissued common stock and preferred stock and to establish the terms of any one or more series of preferred stock, including voting rights, without additional shareholder approval.

Provisions of the Louisiana Business Corporation Law applicable to us as well as our articles of incorporation contain certain provisions which may be deemed to have an anti-takeover effect, including:

•	rights of shareholders to receive the fair value for their shares following a control transaction from a controlling person or group; and

•	a supermajority voting requirement for a business combination with an “interested shareholder” (defined generally as the beneficial owner of 10% or more of the corporation’s outstanding shares) unless certain minimum price and procedural safeguards are satisfied.

The provisions noted above as well as others discussed below may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual shareholders may consider to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market price. As a result, shareholders who might wish to participate in such a transaction may not have an opportunity to do so. The provisions may also render the removal of our board of directors or management more difficult. Furthermore, such provisions could render us being deemed less attractive to a potential acquiror and/or could result in our shareholders receiving a lesser amount of consideration for their shares of our common stock than otherwise could have been available either in the market generally and/or in a takeover.

A more detailed discussion of these and other provisions of our articles of incorporation and bylaws and the Louisiana Business Corporation Law is set forth below.

Board of Directors.  Our articles of incorporation and bylaws provide that our board of directors be divided into three classes of directors each and that the members of each class be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually. Holders of our common stock will not have cumulative voting in the election of directors.

Under our articles of incorporation, subject to the rights of the holders of any class or series of stock having preference over our common stock, any vacancy occurring in our board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the remaining directors, whether or not a quorum is present. Any director so chosen to fill a vacancy will hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

Our articles of incorporation also provide that, subject to the rights of the holder of any class or series of stock having preference over our common stock, any director may be removed by shareholders without cause by the affirmative vote of at least 75% of all outstanding shares entitled to vote in the election of directors, and may be removed with cause only upon the vote of at least a majority of the total votes eligible to be cast by shareholders. Cause for removal will be deemed to exist only if the director in question:

•	convicted of a felony or an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction; or

•	deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of duties to Home Federal Bancorp.

Limitation on Voting Rights.  Article 9.A of our articles of incorporation provides that no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of (i) more than 10% of the issued and outstanding shares of any class of an equity security of Home Federal Bancorp, or (ii) any securities convertible into, or exercisable for, any equity securities of Home Federal Bancorp if, assuming conversion or exercise by such person of all securities of which such person is the beneficial owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such person is not the beneficial owner), such person would be the beneficial owner of more than 10% of any class of an equity security of Home Federal Bancorp. The term “person” is broadly defined to prevent circumvention of this restriction.

The foregoing restrictions do not apply to (i) any offer with a view toward public resale made exclusively to Home Federal Bancorp by underwriters or a selling group acting on its behalf, (ii) any tax-qualified employee benefit plan or arrangement established by us and any trustee of such a plan or arrangement, and (iii) any other offer or acquisition approved in advance by the affirmative vote of two-thirds of our entire board of directors. In the event that shares are acquired in violation of Article 9.A, all shares beneficially owned by any person in excess of 10% shall be considered “Excess Shares” and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to shareholders for a vote, and the board of directors may cause such Excess Shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds of sale.

Indemnification and Limitation of Liability.  Article 7.A of our articles of incorporation provides that a director or officer of Home Federal Bancorp will not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director’s or officer’s liability for monetary damages may not be limited. This provision does not eliminate or limit the liability of our directors and officers for (a) any breach of the director’s or officer’s duty of loyalty to Home Federal Bancorp or our shareholders, (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) any unlawful dividend, stock repurchase or other distribution, payment or return of assets to shareholders, or (d) any transaction from which the director or officer derived an improper personal benefit. This provision may preclude shareholder derivative actions and may be construed to preclude other third-party claims against the directors and officers.

Our articles of incorporation also provide that Home Federal Bancorp shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of Home Federal Bancorp, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification is furnished to the full extent provided by law against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The indemnification provisions also permit us to pay reasonable expenses in advance of the final disposition of any action, suit or proceeding as authorized by our board of directors, provided that the indemnified person undertakes to repay us if it is ultimately determined that such person was not entitled to indemnification.

The rights of indemnification provided in our articles of incorporation are not exclusive of any other rights which may be available under our bylaws, any insurance or other agreement, by vote of shareholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise. In addition, the articles of incorporation authorize us to maintain insurance on behalf of any person who is or was our director, officer, employee or agent, whether or not we would have the power to provide indemnification to such person. By action of the board of directors, we may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with our officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in the provisions in the articles of incorporation and bylaws regarding indemnification. These provisions are designed to reduce, in appropriate cases, the risks incident to serving as a director, officer, employee or agent and to enable us to attract and retain the best personnel available.

Authorized Shares.  Article 4 of our articles of incorporation authorizes the issuance of 50,000,000 shares of stock, of which 10,000,000 shares shall be shares of serial preferred stock, and 40,000,000 shall be common stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion and offering to provide our board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the board of directors consistent with its fiduciary duty to deter future attempts to gain control of Home Federal Bancorp. The board of directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. We currently have no plans for the issuance of additional shares, other than the issuance of additional shares pursuant to stock benefit plans.

Special Meetings of Shareholders and Shareholder Nominations and Proposals.  Article 8.B of the articles of incorporation provides that special meetings of shareholders may only be called by (i) the President, (ii) a majority of the board of directors, and (iii) by persons who beneficially own an aggregate of at least 50% of the outstanding voting shares, except as may otherwise be provided by law. The articles of incorporation also provide that any action permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is given by the holders of all outstanding shares entitled to vote and filed with the secretary of Home Federal Bancorp.

Article 8.D of our articles of incorporation provides that only such business as shall have been properly brought before an annual meeting of shareholders shall be conducted at the annual meeting.

To be properly brought before an annual meeting, business must be specified in the notice of the meeting, or any supplement thereto, given by or at the direction of the board of directors, or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to Home Federal Bancorp’s secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at Home Federal Bancorp’s principal executive offices not later than 120 days prior to the anniversary date of the mailing of proxy materials by Home Federal Bancorp in connection with the immediately preceding annual meeting of shareholders, or, in the case of the first annual meeting of shareholders following the conversion and offering, by June 30, 2011. Home Federal Bancorp’s articles of incorporation also require that the notice must contain certain information in order to be considered. The board of directors may reject any shareholder proposal not made in accordance with the articles of incorporation. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with our articles of incorporation, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Article 5.F. of our articles of incorporation provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the board of directors, other than those made by the board or a committee thereof, shall be made by a shareholder who has complied with the notice provisions in such Article 5.F. Written notice of a shareholder nomination must include certain specified information and must be communicated to the attention of the secretary and either delivered to, or mailed and received at, Home Federal Bancorp’s principal executive offices not later than (a) with respect to an annual meeting of shareholders, 120 days prior to the anniversary date of the mailing of proxy materials by Home Federal Bancorp in connection with the immediately preceding annual meeting of shareholders, or in the case of the first annual meeting following the conversion and offering by June 30, 2011.

The procedures regarding shareholder proposals and nominations are intended to provide Home Federal Bancorp’s board of directors with the information deemed necessary to evaluate a shareholder proposal or nomination and other relevant information, such as existing shareholder support, as well as the time necessary to consider and evaluate such information in advance of the applicable meeting. The proposed procedures, however, will give incumbent directors advance notice of a business proposal or nomination. This may make it easier for the incumbent directors to defeat a shareholder proposal or nomination, even when certain shareholders view such proposal or nomination as in the best interests of Home Federal Bancorp or its shareholders.

Amendment of Articles of Incorporation and Bylaws.  Article 10 of our articles of incorporation generally provides that any amendment of the articles of incorporation must be first approved by a majority of the board of directors and then by the holders of a majority of the shares of Home Federal Bancorp entitled to vote in an election of directors, except that the approval of 75% of the shares entitled to vote in an election of directors is required for any amendment to Articles 5 (directors), 6 (preemptive rights), 7 (indemnification), 8 (meetings of shareholders and shareholder proposals), 9 (restrictions on acquisitions) and 10 (amendments).

Our bylaws may be amended by a majority of the board of directors or by the affirmative vote of a majority of the total shares entitled to vote in an election of directors, except that the affirmative vote of at least 75% of the total shares entitled to vote in an election of directors shall be required to amend, adopt, alter, change or repeal any provision inconsistent with certain specified provisions of the bylaws.

Louisiana Corporate Law

In addition to the provisions contained in our articles of incorporation, the Louisiana Business Corporation Law includes certain provisions applicable to Louisiana corporations, such as Home Federal Bancorp, which may be deemed to have an anti-takeover effect. Such provisions include (i) rights of shareholders to receive the fair value of their shares of stock following a control transaction from a controlling person or group and (ii) requirements relating to certain business combinations.

The Louisiana Business Corporation Law provides that any person who acquires “control shares” will be able to vote such shares only if the right to vote is approved by the affirmative vote of at least a majority of both (1) all the votes entitled to be cast by shareholders and (2) all the votes entitled to be cast by shareholders excluding “interested shares.” “Control shares” is defined to include shares that would entitle the holder thereof, assuming the shares had full voting rights, to exercise voting power within any of the following ranges (a) 20% or more but less than one-third of all voting power; (b) one-third or more but less than a majority of all voting powers; or (c) a majority or more of all voting power. Any acquisition that would result in the ownership of control shares in a higher range would require an additional vote of shareholders. “Interested Shares” includes control shares and any shares held by an officer or employee director of the corporation. If the control shares are provided full voting rights, all shareholders heave dissenters’ rights entitling them to receive the “fair cash value” of their shares, which shall not be less than the highest price paid per share to acquire the control shares.

The Louisiana Business Corporation Law defines a “Business Combination” generally to include (a) any merger, consolidation or share exchange of the corporation with an “Interested Shareholder” or affiliate thereof, (b) any sale, lease, transfer or other disposition, other than in the ordinary course of business, of assets equal to 10% or more of the market value of the corporation’s outstanding stock or of the corporation’s net worth to any Interested Shareholder or affiliate thereof in any 12-month period, (c) the issuance or transfer by the corporation of equity securities of the corporation with an aggregate market value of 5% or more of the total market value of the corporation’s outstanding stock to any Interested Shareholder or affiliate thereof, except in certain circumstances, (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation in which anything other than cash will be received by an Interested Shareholder or affiliate thereof, or (e) any reclassification of the corporation’s stock or merger which increases by 5% or more the ownership interest of the Interested Shareholder or any affiliate thereof. “Interested Shareholder” includes any person who beneficially owns, directly or indirectly, 10% or more of the corporation’s outstanding voting stock, or any affiliate thereof who had such beneficial ownership during the preceding two years, excluding in each case the corporation, its subsidiaries and their benefit plans.

Under the Louisiana Business Corporation Law, a business combination must be approved by any vote otherwise required by law or the articles of incorporation, and by the affirmative vote of at least each of the following: (1) 80% of the total outstanding voting stock of the corporation; and (2) two-thirds of the outstanding voting stock held by persons other than the Interested Shareholder. However, the supermajority vote requirement shall not be applicable if the Business Combination meets certain minimum price requirements and other procedural safeguards, or if the transaction is approved by the board of directors prior to the time that the Interested Shareholder first became an Interested Shareholder.

The Louisiana Business Corporation Law authorizes the board of directors of Louisiana business corporations to create and issue (whether or not in connection with the issuance of any of its shares or other securities) rights and options granting to the holders thereof (1) the right to convert shares or obligations into shares of any class, or (2) the right or option to purchase shares of any class, in each case upon such terms and conditions as Home Federal Bancorp may deem expedient.

Anti-Takeover Effects of the Articles of Incorporation and Bylaws and the Louisiana Business Corporation Law

The foregoing provisions of the articles of incorporation and bylaws of Home Federal Bancorp and Louisiana law could have the effect of discouraging an acquisition of Home Federal Bancorp or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions which might otherwise have a favorable effect on the price of our common stock.

The board of directors believes that the provisions described above are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by our board of directors. The board of directors believes that these provisions are in our best interests and the best interest of our shareholders. In the board of director’s judgment, the board of directors is in the best position to determine our true value and to negotiate more effectively for what may be in the best interests of shareholders. Accordingly, the board of directors believes that it is in our best interests and the best interest of our shareholders to encourage potential acquirors to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the board of directors’ view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of our stock and where the transaction is in the best interests of all shareholders.

Despite the board of directors’ belief as to the benefits to our shareholders of the foregoing provisions, these provisions also may have the effect of discouraging a future takeover attempt in which shareholders might receive a substantial premium for their shares over then current market prices and may tend to perpetuate existing management. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. The board of directors, however, has concluded that the potential benefits of these provisions outweigh their possible disadvantages.

Regulatory Restrictions

The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days’ prior written notice. The Home Owners’ Loan Act provides that no company may acquire “control” of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a thrift holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock, of a savings institution where certain enumerated “control factors” are also present in the acquisition. The Office of Thrift Supervision may prohibit an acquisition if (a) it would result in a monopoly or substantially lessen competition, (b) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (c) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person. The foregoing restrictions do not apply to the acquisition of a savings institution’s capital stock by one or more tax-qualified employee stock benefit plans, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of equity security of the savings institution.

During the conversion and offering and for three years following the conversion and offering, Office of Thrift Supervision regulations prohibit any person from acquiring, either directly or indirectly, or making an offer to acquire more than 10% of the stock of any converted savings institution, such as Home Federal Bank, without the prior written approval of the Office of Thrift Supervision, except for:

•	any offer with a view toward public resale made exclusively to the institution or to underwriters or a selling group acting on its behalf;

•	offers that if consummated would not result in the acquisition by such person during the preceding 12-month period of more than 1% of such stock;

•	offers in the aggregate for up to 24.9% by the employee stock ownership plan or other tax-qualified plans of Home Federal Bancorp or Home Federal Bank; and

•	an offer to acquire or acquisition of beneficial ownership of more than 10% of the common stock of the savings institution by a corporation whose ownership is or will be substantially the same as the ownership of the savings institution, provided that the offer or acquisition is made more than one year following the date of completion of the conversion and offering.

Such prohibition also is applicable to the acquisition of Home Federal Bancorp’s common stock. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to a vote of shareholders. The definition of beneficial ownership for this regulation extends to persons holding revocable or irrevocable proxies for an institution’s stock under circumstances that give rise to a conclusive or rebuttable determination of control under Office of Thrift Supervision regulations.

In addition to the foregoing, the Plan of Conversion and Reorganization prohibits any person, prior to the completion of the conversion and offering, from offering, or making an announcement of an intent to make an offer, to purchase subscription rights or common stock.

DESCRIPTION OF HOME FEDERAL BANCORP (NEW) CAPITAL STOCK

General

We are authorized to issue 50,000,000 shares of capital stock, of which 40,000,000 are shares of common stock, par value $.01 per share and 10,000,000 are shares of preferred stock, par value $.01 per share. We currently expect to issue in connection with the conversion and offering up to a maximum of 2,156,250 shares of common stock, including exchange shares issued to current shareholders of Home Federal Bancorp and no shares of preferred stock. Each share of our common stock issued in the conversion and offering will have the same relative rights as, and will be identical in all respects with, each other share of common stock issued in the conversion and offering. Upon payment of the purchase price of $10.00 per share for the common stock in accordance with the Plan of Conversion and Reorganization, all such stock will be duly authorized, fully paid and nonassessable based on the laws and regulations in effect as of the date of consummation of the conversion and offering.

Our common stock will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation.

Common Stock

Dividends.  We can pay dividends if, as and when declared by our board of directors, subject to compliance with limitations which are imposed by law. See “We Intend to Continue to Pay Quarterly Cash Dividends.” The holders of our common stock will be entitled to receive and share equally in such dividends as may be declared by our board of directors out of funds legally available therefor. If we issue preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights.  Upon completion of the conversion and offering, the holders of our common stock will possess exclusive voting rights in Home Federal Bancorp. They will elect our board of directors and act on such other matters as are required to be presented to them under Louisiana law or our articles of incorporation or as are otherwise presented to them by the board of directors. Except as discussed in “Restrictions on Acquisitions of Home Federal Bancorp (New) and Home Federal Bank and Related Anti-Takeover Provisions,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If we issue preferred stock, holders of the preferred stock may also possess voting rights.

Liquidation.  In the event of any liquidation, dissolution or winding up of Home Federal Bank, Home Federal Bancorp, as the sole holder of the bank’s capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Home Federal Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the special liquidation account to eligible account holders and supplemental eligible account holders (see “The Conversion and Offering — Liquidation Rights”), all assets of Home Federal Bank available for distribution. In the event of any liquidation, dissolution or winding up of Home Federal Bancorp, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, (including payments with respect to the liquidation account of Home Federal Bancorp) all of the assets of Home Federal Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of our common stock in the event of liquidation or dissolution.

Preemptive Rights.  Holders of our common stock will not be entitled to preemptive rights with respect to any shares which may be issued in the future. Our common stock is not subject to any required redemption.

Preferred Stock

None of the shares of our authorized preferred stock will be issued in the conversion and offering. Such stock may be issued with such preferences and designations as the board of directors may from time to time determine. Our board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Transfer Agent and Registrar and Exchange Agent

The transfer agent and registrar and exchange agent for the common stock of Home Federal Bancorp is Registrar and Transfer Company.

EXPERTS

The consolidated financial statements of Home Federal Bancorp, Inc. of Louisiana as of and for the years ended June 30, 2010 and 2009 have been audited by LaPorte Sehrt Romig & Hand, independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Feldman Financial has consented to the publication in this document of the summary of its report to Home Federal Bancorp, Home Federal Mutual Holding Company and Home Federal Bank setting forth its opinion as to the estimated pro forma market value of the common stock to be outstanding upon completion of the conversion and offering and its opinion with respect to subscription rights.

LEGAL AND TAX OPINIONS

The legality of the common stock and the federal income tax consequences of the conversion and offering has been passed upon for Home Federal Bancorp, Home Federal Mutual Holding Company and Home Federal

Bank by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., special counsel to Home Federal Bancorp, Home Federal Mutual Holding Company and Home Federal Bank. LaPorte Sehrt Romig & Hand has provided an opinion to us regarding the Louisiana income tax consequences of the conversion and offering to Home Federal Bancorp, Home Federal Mutual Holding Company and Home Federal Bank. Certain legal matters will be passed upon for Stifel, Nicolaus & Company, Incorporated by Kilpatrick Stockton LLP, Washington, D.C.

REGISTRATION REQUIREMENTS

In connection with the conversion and offering, Home Federal Bancorp will register its common stock with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934, and, upon such registration, Home Federal Bancorp and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% shareholders, the annual and periodic reporting requirements and certain other requirements of the Securities Exchange Act of 1934. Home Federal Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the conversion and offering.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Home Federal Bancorp has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 under the Securities Act of 1933 with respect to the shares of its common stock offered in this document. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the Registration Statement. Such information can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The public may obtain more information on the operations of the public reference room by calling 1-800-SEC-0330. The registration statement also is available through the Securities and Exchange Commission’s world wide web site on the Internet at http://www.sec.gov.

Home Federal Bancorp has filed an application with respect to the conversion and offering with the Office of Thrift Supervision. This prospectus omits certain information contained in that application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Western Regional Office of the Office of Thrift Supervision located at 225 East John Carpenter Freeway, Suite 500, Irving, Texas 75062.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2011 ANNUAL MEETING

Any proposal which a shareholder wishes to have included in the proxy solicitation materials to be used in connection with the next annual meeting of shareholders of Home Federal Bancorp, or the new holding company if the conversion and reorganization is completed, which is expected to be held in November 2011, must be received at our main office no later than July 18, 2011. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next annual meeting of shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

Shareholder proposals which are not submitted for inclusion in Home Federal Bancorp’s proxy materials pursuant to Rule 14a-8 may be brought before an annual meeting pursuant to Article II, Section 15 of Home Federal Bancorp’s bylaws. Notice of the proposal must be given in writing and delivered to, or mailed and received at, our principal executive offices five days before the date of the annual meeting. The notice must include the information required by Article II, Section 15 of our bylaws.

If the conversion and reorganization is completed, shareholder proposals which are not submitted for inclusion in the new holding company’s proxy materials pursuant to Rule 14a-8 may be brought before an annual meeting pursuant to the articles of incorporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the new holding company not later than 120 days prior to the anniversary date of the mailing of proxy materials in connection with the immediately preceding annual meeting of shareholders, or, in the case of the first annual meeting of shareholders following the conversion and reorganization, June 30, 2011. The notice must include the information required by Article 8, Section D of the articles of incorporation.

Home Federal Bancorp’s bylaws provide that all nominations for election to the Board of Directors, other than those made by the Board or a committee thereof, shall be made by a shareholder who has complied with the notice and information requirements contained in Article II, Section 14 of our bylaws. Written notice of a shareholder nomination generally must be communicated to the attention of the Secretary and either delivered to, or mailed and received at, our principal executive offices not later than, with respect to an annual meeting of shareholders, five days before the date of the annual meeting.

Following consummation of the conversion and reorganization, the articles of incorporation of the new holding company will govern the procedures for submission of shareholder nominations for directors. Written notice of a shareholder nomination generally will need to be communicated to the attention of the corporate secretary of the new holding company and either delivered to, or mailed and received at, our principal executive offices of the new holding company not later than, with respect to an annual meeting of shareholders, 120 days prior to the anniversary date of the mailing of proxy materials by us in connection with the immediately preceding annual meeting of shareholders or, in the case of the first annual meeting of shareholders following the conversion and reorganization, June 30, 2011. Shareholder nominations must include the information required by Article 5, Section F of the articles of incorporation.

ANNUAL REPORTS

Upon receipt of a written request, we will furnish to any shareholder a copy of the Form 10-K for the year ended June 30, 2010 and exhibits to the Annual Report on Form 10-K. Such written requests should be directed to Ms. DeNell W. Mitchell, Corporate Secretary, Home Federal Bancorp, Inc., 624 Market Street, Shreveport, Louisiana 71101.

OTHER MATTERS

Management is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement/prospectus. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

SHAREHOLDER COMMUNICATIONS

Shareholders who wish to communicate with the board of directors may do so by sending written communications addressed to the Board of Directors of Home Federal Bancorp, Inc., c/o DeNell W. Mitchell, Corporate Secretary, at 624 Market Street, Shreveport, Louisiana 71101. Ms. Mitchell will forward such communications to the director or directors to whom they are addressed.

All financial statement schedules are omitted because the required information either is not applicable or is shown in the financial statements or in the notes thereto.

The registrant, Home Federal Bancorp, Inc. of Louisiana, a Louisiana corporation, is in organization and has not yet commenced operations to date; accordingly, the financial statements of the registrant have been omitted because of their immateriality.

To the Board of Directors
Home Federal Bancorp, Inc.
of Louisiana and Subsidiary
Shreveport, Louisiana

Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated balance sheets of Home Federal Bancorp, Inc. of Louisiana (the Company) and its wholly-owned subsidiary Home Federal Bank (the Bank) as of June 30, 2010 and 2009, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Home Federal Bancorp, Inc. of Louisiana and Subsidiary, as of June 30, 2010 and 2009, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to examine management’s assessment of the effectiveness of Home Federal Bancorp, Inc. of Louisiana and Subsidiary’s internal control over financial reporting as of June 30, 2010, included in the Company’s 10-K filing with the Securities and Exchange Commission. Accordingly, we do not express an opinion thereon.

A Professional Accounting Corporation
Metairie, Louisiana
August 18, 2010

HOME FEDERAL BANCORP, INC. OF LOUISIANA AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
JUNE 30, 2010 AND 2009

	2010	2009
	(In thousands)

ASSETS
Cash and Cash Equivalents (Includes Interest-Bearing Deposits with Other Banks of $4,698 and $8,508 for 2010 and 2009, Respectively)	$8,837	$10,007
Securities Available-for-Sale	63,688	92,647
Securities Held-to-Maturity	2,138	2,184
Loans Held-for-Sale	13,403	1,277
Loans Receivable, Net	93,056	46,948
Accrued Interest Receivable	560	543
Premises and Equipment, Net	3,049	982
Other Assets	414	178

Total Assets	$185,145	$154,766

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits	$117,722	$86,146
Advances from Borrowers for Taxes and Insurance	205	137
Advances from Federal Home Loan Bank of Dallas	31,507	35,997
Other Accrued Expenses and Liabilities	1,425	1,082
Deferred Tax Liability	921	94

Total Liabilities	151,780	123,456

Commitments and Contingencies
Stockholders’ Equity
Preferred Stock — No Par Value; 2,000,000 Shares Authorized; None Issued and Outstanding
Common Stock — $.01 Par Value; 8,000,000 Shares Authorized; 3,558,958 Shares Issued; 3,348,237 Shares Outstanding at June 30, 2010 and 3,373,464 Shares Outstanding at June 30, 2009	14	14
Additional Paid-In Capital	13,655	13,608
Treasury Stock, at Cost — 210,721 Shares at June 30, 2010; 185,494 Shares at June 30, 2009	(2,094)	(1,887)
Unearned ESOP Stock	(826)	(883)
Unearned RRP Trust Stock	(145)	(269)
Retained Earnings	20,665	20,288
Accumulated Other Comprehensive Income	2,096	439

Total Stockholders’ Equity	33,365	31,310

Total Liabilities and Stockholders’ Equity	$185,145	$154,766

The accompanying notes are an integral part of these consolidated financial statements.

HOME FEDERAL BANCORP, INC. OF LOUISIANA AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JUNE 30, 2010 AND 2009

	2010	2009
	(In thousands, except per share data)

Interest Income
Loans, Including Fees	$5,218	$2,238
Mortgage-Backed Securities	3,874	5,221
Investment Securities	69	112
Other Interest-Earning Assets	8	25

Total Interest Income	9,169	7,596

Interest Expense
Deposits	2,238	2,463
Federal Home Loan Bank Borrowings	1,220	1,375

Total Interest Expense	3,458	3,838

Net Interest Income	5,711	3,758
Provision for Loan Losses	36	240

Net Interest Income after Provision for Loan Losses	5,675	3,518

Non-Interest Income
Gain on Sale of Loans	644	2
Gain on Sale of Securities	796	325
Other Income	55	36
Impairment Charge on Securities	(627)	—
Loss on Sale of Real Estate	(4)	—

Total Non-Interest Income	864	363

Non-Interest Expense
Compensation and Benefits	3,383	1,783
Occupancy and Equipment	406	230
Louisiana Shares Tax	150	150
Merger and Stock Issuance Costs	—	133
Other Expenses	1,257	817

Total Non-Interest Expense	5,196	3,113

Income Before Income Taxes	1,343	768
Provision for Income Tax Expense	673	253

Net Income	$670	$515

Earnings Per Share
Basic	$0.21	$0.16
Diluted	$0.21	$0.16

The accompanying notes are an integral part of these consolidated financial statements.

HOME FEDERAL BANCORP, INC. OF LOUISIANA AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE YEARS ENDED JUNE 30, 2010 AND 2009

	2010	2009
	(In thousands)

Net Income	$670	$515

Other Comprehensive Income, Net of Tax
Unrealized Holding Gains Arising During the Period	1,968	3,480
Reclassification Adjustment for Gains Included in Net Income	(311)	(407)

Total Other Comprehensive Income	1,657	3,073

Total Comprehensive Income	$2,327	$3,588

The accompanying notes are an integral part of these consolidated financial statements.

HOME FEDERAL BANCORP, INC. OF LOUISIANA AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED JUNE 30, 2010 AND 2009

					Accumulated
		Additional	Unearned		Other	Unearned		Total
	Common	Paid-In	ESOP	Retained	Comprehensive	RRP Trust	Treasury	Stockholders’
	Stock	Capital	Stock	Earnings	Income (Loss)	Stock	Stock	Equity
	(In thousands)

Balance — June 30, 2008	$14	$13,567	$(940)	$20,071	$(2,634)	$(395)	$(1,809)	$27,874
ESOP Compensation Earned	—	(16)	57	—	—	—	—	41
Distribution of RRP Trust Stock	—	—	—	—	—	126	—	126
Dividends Paid	—	—	—	(298)	—	—	—	(298)
Stock Options Vested	—	57	—	—	—	—	—	57
Acquisition of Treasury Stock	—	—	—	—	—	—	(78)	(78)
Net Income	—	—	—	515	—	—	—	515
Other Comprehensive Income, Net of Applicable Deferred Income Taxes	—	—	—	—	3,073	—	—	3,073

Balance — June 30, 2009	14	13,608	(883)	20,288	439	(269)	(1,887)	31,310
ESOP Compensation Earned	—	(10)	57	—	—	—	—	47
Distribution of RRP Trust Stock	—	—	—	—	—	124	—	124
Dividends Paid	—	—	—	(293)	—	—	—	(293)
Stock Options Vested	—	57	—	—	—	—	—	57
Acquisition of Treasury Stock	—	—	—	—	—	—	(207)	(207)
Net Income	—	—	—	670	—	—	—	670
Other Comprehensive Income, Net of Applicable Deferred Income Taxes	—	—	—	—	1,657	—	—	1,657

Balance — June 30, 2010	$14	$13,655	$(826)	$20,665	$2,096	$(145)	$(2,094)	$33,365

The accompanying notes are an integral part of these consolidated financial statements.

HOME FEDERAL BANCORP, INC. OF LOUISIANA AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2010 AND 2009

	2010	2009
	(In thousands)

Cash Flows from Operating Activities
Net Income	$670	$515
Adjustments to Reconcile Net Income to Net Cash (Used in) Provided by Operating Activities
Gain on Sale of Loans	(644)	(2)
Loss on Sale of Real Estate	4	—
Net Amortization and Accretion on Securities	(302)	(290)
Amortization of Deferred Loan Fees	(275)	(18)
Provision for Loan Losses	36	240
Depreciation of Premises and Equipment	126	71
Gain on Sale of Securities	(796)	(325)
ESOP Compensation Expense	47	41
Deferred Income Tax (Benefit)	(27)	203
Stock Option Expense	57	57
Recognition and Retention Plan Expense	118	125
Impairment Charge on Investments	627	—
Changes in Assets and Liabilities:
Origination and Purchase of Loans Held-for-Sale	(83,679)	(16,582)
Sale and Principal Repayments on Loans Held-for-Sale	72,198	16,159
Accrued Interest Receivable	(17)	8
Other Operating Assets	(249)	(125)
Other Operating Liabilities	348	229

Net Cash (Used in) Provided by Operating Activities	(11,758)	306

Cash Flows from Investing Activities
Loan Originations and Principal Collections, Net	(46,275)	(18,923)
Proceeds from Sale of Real Estate	174	—
Deferred Loan Fees Collected	419	25
Acquisition of Premises and Equipment	(2,371)	(172)
Activity in Available-for-Sale Securities:
Proceeds from Sales of Securities	17,466	19,373
Principal Payments on Mortgage-Backed Securities	14,474	13,842
Purchases	—	(24,269)
Activity in Held-to-Maturity Securities:
Principal Payments on Mortgage-Backed Securities	81	114
Purchases	(34)	(610)
Proceeds from Disposition of Foreclosed Real Estate	—	42

Net Cash Used in Investing Activities	(16,066)	(10,578)

Cash Flows from Financing Activities
Net Increase in Deposits	31,576	7,786
Proceeds from Advances from Federal Home Loan Bank	21,000	47,950
Repayment of Advances from Federal Home Loan Bank	(25,490)	(38,829)
Dividends Paid	(293)	(298)
Acquisition of Treasury Stock	(207)	(78)
Net Increase (Decrease) in Advances from Borrowers for Taxes and Insurance	68	(40)
Stock Purchase Deposit Escrow	—	4,556
Stock Purchase Deposit Escrow Refunded	—	(8,131)

Net Cash Provided by Financing Activities	26,654	12,916

Net (Decrease) Increase in Cash and Cash Equivalents	(1,170)	2,644
Cash and Cash Equivalents, Beginning of Year	10,007	7,363

Cash and Cash Equivalents, End of Year	$8,837	$10,007

Supplemental Disclosure of Cash Flow Information
Interest Paid on Deposits and Borrowed Funds	$3,501	$3,826
Income Taxes Paid	614	89
Market Value Adjustment for Gain on Securities Available-for-Sale	2,511	4,655

The accompanying notes are an integral part of these consolidated financial statements.

HOME FEDERAL BANCORP, INC. OF LOUISIANA AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	Summary of Significant Accounting Policies

Nature of Operations

On January 18, 2005, Home Federal Bank (the Bank), formerly known as Home Federal Savings and Loan Association, completed its reorganization to the mutual holding company form of organization and formed Home Federal Bancorp, Inc. of Louisiana (the Company) to serve as the stock holding company for the Bank. In connection with the reorganization, the Company sold 1,423,583 shares of its common stock in a subscription and community offering at a price of $10.00 per share. The Company also issued 60% of its outstanding common stock in the reorganization to Home Federal Mutual Holding Company of Louisiana, or 2,135,375 shares.

The Bank is a federally chartered, stock savings and loan association and is subject to federal regulation by the Federal Deposit Insurance Corporation and the Office of Thrift Supervision. The Bank provides financial services to individuals, corporate entities and other organizations through the origination of loans and the acceptance of deposits in the form of passbook savings, certificates of deposit, and demand deposit accounts. Services are provided by four offices, all of which are located in Shreveport, Louisiana.

The Bank is subject to competition from other financial institutions, and is also subject to the regulations of certain Federal and State agencies and undergoes periodic examinations by those regulatory authorities.

Basis of Presentation and Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Home Federal Bank. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheets and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the allowance for loan losses and deferred taxes.

Significant Group Concentrations of Credit Risk

Most of the Company’s activities are provided to customers of the Bank by four offices, all of which are located in the city of Shreveport, Louisiana. The area served by the Bank is primarily the Shreveport-Bossier City metropolitan area; however, loan and deposit customers are found dispersed in a wider geographical area covering much of northwest Louisiana.

Cash and Cash Equivalents

For purposes of the Consolidated Statements of Cash Flows, cash and cash equivalents include cash on hand, balances due from banks, and federal funds sold, all of which mature within ninety days.

Note 1.	Summary of Significant Accounting Policies (Continued)

At June 30, 2010 and 2009, cash and cash equivalents consisted of the following:

	2010	2009
	(In thousands)

Cash on Hand	$320	$406
Demand Deposits at Other Institutions	6,625	4,919
Federal Funds Sold	1,892	4,682

Total	$8,837	$10,007

Securities

Securities are being accounted for in accordance with FASB Accounting Standards Codification (“ASC”) 320, Investments — Debt and Equity Securities. ASC 320 requires the classification of securities into one of three categories: Trading, Available-for-Sale, or Held-to-Maturity. Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates this classification periodically.

Investments in non-marketable equity securities and debt securities, in which the Company has the positive intent and ability to hold to maturity, are classified as held-to-maturity and carried at cost, adjusted for amortization of the related premiums and accretion of discounts, using the interest method. Investments in debt securities that are not classified as held-to-maturity and marketable equity securities that have readily determinable fair values are classified as either trading or available-for-sale securities.

Securities that are acquired and held principally for the purpose of selling in the near term are classified as trading securities. Investments in securities not classified as trading or held-to-maturity are classified as available-for-sale. Trading account and available-for-sale securities are carried at fair value. Unrealized holding gains and losses on trading securities are included in earnings while net unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported in other comprehensive income.

The Company held no trading securities as of June 30, 2010 or 2009.

Purchase premiums and discounts are recognized in interest income using the interest method over the term of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Loans Held-for-Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Loans

Loans receivable are stated at unpaid principal balances, less allowances for loan losses and unamortized deferred loan fees. Net non-refundable fees (loan origination fees, commitment fees, discount points) and costs associated with lending activities are being deferred and subsequently amortized into income as an adjustment of yield on the related interest earning assets using the interest method over the contractual life of the loans. Interest income on contractual loans receivable is recognized on the accrual method. Unearned discounts are deferred and amortized on the interest method over the life of the loan.

Note 1.	Summary of Significant Accounting Policies (Continued)

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of the underlying collateral and prevailing economic conditions. The evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information or events, it is probable that the Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. When a loan is impaired, the measurement of such impairment is based upon the fair value of the collateral of the loan. If the fair value of the collateral is less than the recorded investment in the loan, the Bank will recognize the impairment by creating a valuation allowance with a corresponding charge against earnings.

An allowance is also established for uncollectible interest on loans classified as substandard. Substandard loans are those which are in excess of ninety days delinquent. The allowance is established by a charge to interest income equal to all interest previously accrued and income is subsequently recognized only to the extent that cash payments are received. When, in management’s judgment, the borrower’s ability to make periodic interest and principal payments is back to normal, the loan is returned to accrual status.

It should be understood that estimates of future loan losses involve an exercise of judgment. While it is possible that in particular periods, the Company may sustain losses, which are substantial relative to the allowance for loan losses, it is the judgment of management that the allowance for loan losses reflected in the accompanying statements of condition is adequate to absorb probable losses in the existing loan portfolio.

Off-Balance Sheet Credit Related Financial Instruments

In the ordinary course of business, the Bank has entered into commitments to extend credit. Such financial instruments are recorded when they are funded.

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure are held-for-sale and are carried at the lower of cost or current fair value minus estimated cost to sell as of the date of foreclosure. Cost is defined as the lower of the fair value of the property or the recorded investment in the loan. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell.

Premises and Equipment

Land is carried at cost. Buildings and equipment are carried at cost less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows:

Buildings and Improvements	10-40 Years
Furniture and Equipment	3-10 Years

Income Taxes

The Company and its wholly-owned subsidiary file a consolidated Federal income tax return on a fiscal year basis. Each entity will pay its pro-rata share of income taxes in accordance with a written tax-sharing agreement.

The Company accounts for income taxes on the asset and liability method. Deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying

Note 1.	Summary of Significant Accounting Policies (Continued)

amounts for financial reporting purposes, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the expected amount most likely to be realized. Realization of deferred tax assets is dependent upon the generation of a sufficient level of future taxable income and recoverable taxes paid in prior years. Current taxes are measured by applying the provisions of enacted tax laws to taxable income to determine the amount of taxes receivable or payable.

Effective July 1, 2008, the Company adopted the provisions of the Income Taxes Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740. ASC 740, prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on various related matters such as derecognition, interest, penalties and disclosures required. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

While the Bank is exempt from Louisiana income tax, it is subject to the Louisiana Ad Valorem Tax, commonly referred to as the Louisiana Shares Tax, which is based on stockholders’ equity and net income.

Earnings per Share

Earnings per share are computed based upon the weighted average number of common shares outstanding during the year.

Non-Direct Response Advertising

The Company expenses all advertising costs, except for direct-response advertising, as incurred. Non-direct response advertising costs were $136,000 and $35,000 for the years ended June 30, 2010 and 2009, respectively.

In the event the Company incurs expense for material direct-response advertising, it will be amortized over the estimated benefit period. Direct-response advertising consists of advertising whose primary purpose is to elicit sales to customers who could be shown to have responded specifically to the advertising and results in probable future benefits. For the years ended June 30, 2010 and 2009, the Company did not incur any amount of direct-response advertising.

Stock-Based Compensation

GAAP requires all share-based payments to employees, including grants of employee stock options, to be recognized as expense in the statement of operations based on their fair values. The amount of compensation is measured at the fair value of the options when granted, and this cost is expensed over the required service period, which is normally the vesting period of the options. This guidance applies to awards granted or modified after January 1, 2006, or any unvested awards outstanding prior to that date.

Reclassification

Certain financial statement balances included in the prior year financial statements have been reclassified to conform to the current year presentation.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the Consolidated Balance Sheets, such items, along with net income, are components of comprehensive income.

Note 1.	Summary of Significant Accounting Policies (Continued)

The components of other comprehensive income and related tax effects are as follows:

	2010	2009
	(In thousands)

Unrealized Holding Gains on Available-for-Sale Securities	$2,982	$5,271
Reclassification Adjustment for Gains Realized in Income	(471)	(616)

Net Unrealized Gains	2,511	4,655
Tax Effect	(854)	(1,582)

Net-of-Tax Amount	$1,657	$3,073

The components of accumulated other comprehensive income, included in Stockholders’ Equity, are as follows:

	2010	2009
	(In thousands)

Net Unrealized Gain on Securities Available-for-Sale	$3,176	$665
Tax Effect	(1,080)	(226)

Net-of-Tax Amount	$2,096	$439

Recent Accounting Pronouncements

In June 2009, the FASB replaced The Hierarchy of Generally Accepted Accounting Principles, with the FASB Accounting Standards Codificationtm (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification was effective for financial statements issued for periods ending after September 15, 2009.

In December 2007, the FASB issued guidance that establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. The guidance is effective for fiscal years beginning on or after December 15, 2008. There was no impact from adoption of this guidance, as the Company did not have an acquisition during the reporting period.

In March 2008, the FASB issued guidance that amended and expanded the disclosure requirements for derivative instruments and hedging activities. The guidance requires qualitative disclosure about objectives and strategies for using derivative and hedging instruments, quantitative disclosures about fair value amounts of the instruments and gains and losses on such instruments, as well as disclosures about credit-risk features in derivative agreements. The guidance was effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this guidance had no impact on the Company.

In June 2008, the FASB issued guidance which addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, included in the earnings allocation in computing earnings per common share (“EPS”) under the two-class method. Unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of EPS pursuant to the two-class method. This guidance was effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. All prior-period EPS data presented were required to be adjusted retroactively (including interim financial statements, summaries of earnings, and selected financial data) to conform to the provisions of this guidance. Since the Company’s unvested restricted stock awards do not contain nonforfeitable rights to dividends, they are not included under the scope of this pronouncement, and therefore, the adoption of this guidance had no impact on the Company.

Note 1.	Summary of Significant Accounting Policies (Continued)

In May 2009, the FASB issued new guidance which establishes general standards of accounting for and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This guidance was subsequently amended on February 24, 2010 to no longer require disclosure of the date through which an entity has evaluated subsequent events. This accounting standard was subsequently codified into ASC 855, Subsequent Events. The effect of the adoption was not material.

In April 2009, the FASB amended existing guidance for determining whether impairment is other-than-temporary for debt securities. The guidance requires an entity to assess whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of these criteria are met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) other-than-temporary impairment (“OTTI”) related to other factors, which is recognized in other comprehensive income and 2) OTTI related to credit loss, which must be recognized in the income statement. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. Additionally, disclosures about other-than-temporary impairments for debt and equity securities were expanded. This guidance was effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this guidance had no impact on the Company.

In August 2009, the FASB issues Accounting Standards Update (“ASU”) 2009-05, Fair Value Measurements and Disclosures, which updates ASC 820, Fair Value Measurements and Disclosures. The updated guidance affirms that the objective of fair value when the market for an asset is not active is the price that would be received to sell the asset in an orderly transaction and clarifies and includes additional factors for determining whether there has been a significant decrease in market activity for an asset when the market for that asset is not active. It also requires an entity to base its conclusion about whether a transaction was not orderly on the weight of the evidence. This guidance was effective October 1, 2009. The adoption of the new guidance had no impact on the Company.

In June 2009, the FASB issued an accounting standard which prescribes the information that a reporting entity must provide in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance and cash flows; and a transferor’s continuing involvement in transferred financial assets. This accounting standard was subsequently codified into ASC 860, Transfers and Servicing. This accounting standard removes the concept of a qualifying special-purpose entity from accounting standards and removes the exception from applying accounting standards to variable interest entities that are qualifying special-purpose entities. It also modifies the financial-components approach. This accounting standard is effective for fiscal years beginning after November 15, 2009. This pronouncement is not expected to have an impact on our consolidated financial position and results of operations.

In June 2009, the FASB issued an accounting standard that requires an enterprise to determine whether its variable interest or interests give it a controlling financial interest in a variable interest entity. This accounting standard was subsequently codified into ASC 810, Consolidation. The primary beneficiary of a variable interest entity is the enterprise that has both (1) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (2) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. The standard also requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. The standard is effective for fiscal years beginning after November 15, 2009. This pronouncement is not expected to have an impact on our consolidated financial position and results of operations.

The above pronouncements are not expected to have a significant impact on the consolidated financial statements of the Company.

Note 2.	Securities

The amortized cost and fair value of securities, with gross unrealized gains and losses, follows:

	June 30, 2010
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
		(In thousands)

Securities Available-for-Sale
Debt Securities
FHLMC Mortgage-Backed Certificates	$3,031	$175	$—	$3,206
FNMA Mortgage-Backed Certificates	55,828	2,980		58,808
GNMA Mortgage-Backed Certificates	115	1	1	115

Total Debt Securities	58,974	3,156	1	62,129
Equity Securities
210,350 Shares, AMF ARM Fund	1,538	21	—	1,559

Total Securities Available-for- Sale	$60,512	$3,177	$1	$63,688

Securities Held-to-Maturity
Debt Securities
GNMA Mortgage-Backed Certificates	$196	$22	$—	$218
FNMA Mortgage-Backed Certificates	75	2	—	77
FHLMC Mortgage-Backed Certificates	27	1	—	28

Total Debt Securities	298	25	—	323
Equity Securities (Non-Marketable)
18,402 Shares — Federal Home Loan Bank	1,840	—	—	1,840

Total Securities Held-to- Maturity	$2,138	$25	$—	$2,163

	June 30, 2009
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	(In thousands)

Securities Available-for-Sale
Debt Securities
FHLMC Mortgage-Backed Certificates	$14,237	$333	$10	$14,560
FNMA Mortgage-Backed Certificates	75,194	1,197	166	76,225
GNMA Mortgage-Backed Certificates	136	1	2	135

Total Debt Securities	89,567	1,531	178	90,920
Equity Securities
244,550 Shares, AMF ARM Fund	2,415	—	688	1,727

Total Securities Available-for- Sale	$91,982	$1,531	$866	$92,647

Securities Held-to-Maturity
Debt Securities
GNMA Mortgage-Backed Certificates	$260	$10	$—	$270
FNMA Mortgage-Backed Certificates	88	1	—	89
FHLMC Mortgage-Backed Certificates	30	—	—	30

Total Debt Securities	378	11	—	389
Equity Securities (Non-Marketable)
18,064 Shares — Federal Home Loan Bank	1,806	—	—	1,806

Total Securities Held-to- Maturity	$2,184	$11	$—	$2,195

Note 2.	Securities (Continued)

The amortized cost and fair value of debt securities by contractual maturity at June 30, 2010, follows:

	Available-for-Sale		Held-to-Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
		(In thousands)

Within One Year or Less	$—	$—	$8	$8
One through Five Years	—	—	5	5
After Five through Ten Years	723	738	120	128
Over Ten Years	58,251	61,391	165	182

Total	$58,974	$62,129	$298	$323

For the year ended June 30, 2010 and 2009, proceeds from the sale of securities available-for-sale amounted to $17.5 million and $19.4 million, respectively. Gross realized gains amounted to $796,000 and $325,000, respectively.

Information pertaining to securities with gross unrealized losses at June 30, 2010 and 2009, aggregated by investment category and length of time that individual securities have been in a continuous loss position follows:

June 30, 2010
	Less than Twelve Months		Over Twelve Months
	Gross		Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
(In thousands)

Securities Available-for-Sale
Debt Securities Mortgage-Backed Securities	$—	$—	$1	$89
Marketable Equity Securities	—	—	—	—

Total Securities Available-for-Sale	$—	$—	$1	$89

	June 30, 2009
	Less than Twelve Months		Over Twelve Months
	Gross		Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
	(In thousands)

Securities Available-for-Sale
Debt Securities Mortgage-Backed Securities	$10	$864	$168	$23,801
Marketable Equity Securities	—	—	688	1,727

Total Securities Available-for-Sale	$10	$864	$856	$25,528

The Company’s investment in equity securities consists primarily of shares of an adjustable rate mortgage loan mutual fund. During the year ended June 30, 2010, the Company made a determination that the impairment of this investment was other-than-temporary based upon conditions which indicated that a significant recovery in fair value of this investment would not occur. Accordingly, the Company recognized an impairment charge against earnings in the amount of $627,000.

The unrealized losses on the Company’s investment in mortgage-backed securities were caused by interest rate changes. The contractual cash flows of these investments are guaranteed by agencies of the U.S. government. Accordingly, it is expected that these securities would not be settled at a price less than the amortized cost of the Company’s investment. Because the decline in market value is attributable to changes in interest rates and not credit quality and because the Company has the ability and intent to hold these investments until a recovery of fair value, which may be maturity, the Company does not consider these investments to be other-than-temporarily impaired at June 30, 2010.

Note 2.	Securities (Continued)

At June 30, 2010, securities with a carrying value of $3.9 million were pledged to secure public deposits, and securities and mortgage loans with a carrying value of $35.0 million were pledged to secure FHLB advances.

Note 3.	Loans Receivable

Loans receivable at June 30, 2010 and 2009, are summarized as follows:

	2010	2009
	(In thousands)

Loans Secured by Mortgages on Real Estate
Secured by One-to-Four Family Residences	$36,257	$22,106
Commercial — Real Estate Secured	15,422	8,193
Secured by Other Properties	9,079	4,884

Total Mortgage Loans	60,758	35,183

Commercial Loans	25,689	6,590

Consumer Loans
Equity and Second Mortgage	2,963	4,914
Loans on Savings Accounts	285	359
Equity Lines of Credit	4,069	451
Automobile Loans	48	40

Total Consumer and Other Loans	7,365	5,764

Total Loans	93,812	47,537
Less: Allowance for Loan Losses	(489)	(466)
Unamortized Loan Fees	(267)	(123)

Net Loans Receivable	$93,056	$46,948

An analysis of the allowance for loan losses follows:

	2010	2009
	(In thousands)

Balance — Beginning of Year	$466	$235
Provision for Loan Losses	36	240
Loan Charge-Offs	(13)	(9)

Balance — End of Year	$489	$466

Fixed rate loans receivable as of June 30, 2010, are scheduled to mature and adjustable rate loans are scheduled to re-price as follows:

	Under	One	Six	Over
	One	to Five	to Ten	Ten
	Year	Years	Years	Years	Total

Loans Secured by One-to-Four Family Residential
Fixed Rate	$1,275	$16,947	$854	$8,286	$27,362
Adjustable Rate	—	84	404	8,407	8,895
Other Loans Secured by Real Estate
Fixed Rate	5,541	20,704	1,230	4,819	32,294
All Other Loans	9,142	15,694	425	—	25,261

Total	$15,958	$53,429	$2,913	$21,512	$93,812

Note 3.	Loans Receivable (Continued)

As of June 30, 2010 and 2009, there was no recorded investment in loans that are considered impaired under GAAP. The Bank has no commitments to loan additional funds to borrowers whose loans were previously in non-accrual status.

Note 4.	Accrued Interest Receivable

Accrued interest receivable at June 30, 2010 and 2009, consisted of the following:

	2010	2009
	(In thousands)

Accrued Interest on:
Mortgage Loans	$214	$156
Other Loans	109	26
Investments	2	1
Mortgage-Backed Securities	235	360

Total	$560	$543

Note 5.	Premises and Equipment

A summary of the cost and accumulated depreciation of premises and equipment follows:

	2010	2009
	(In thousands)

Land	$2,051	$727
Buildings	1,224	1,183
Equipment	791	725

	4,066	2,635
Accumulated Depreciation	(1,017)	(1,653)

Total	$3,049	$982

Depreciation expense charged against operations for the years ended June 30, 2010 and 2009, was $126,000 and $71,000, respectively.

The Bank leases property for three branch facilities. The Youree Branch lease, which expires November 30, 2018, requires monthly rental payments of $2,171. This lease has three ten-year option periods remaining with rental adjustment provisions. The Bellmead Branch lease has a term of five years ending on April 30, 2014; however, the Bank has a one-time option to terminate this lease after thirty-six months. Monthly rental payments during the initial thirty-six months are $3,443. The Mansfield Road Branch lease has a term of six years ending on May 31, 2016. Scheduled monthly rental payments are $2,982 for year one, $3,578 for year two, $3,876 for year three and $4,174 during years four through six. Total rent expense paid under the terms of these three leases for the years ended June 30, 2010 and 2009, amounted to $55,137 and $34,000, respectively. Rent expense for the year ended June 30, 2010, is net of sublease rental income in the amount of $25,419. Minimum future rentals to be received under one non-cancelable sublease, which expires

Note 5.	Premises and Equipment (Continued)

July 11, 2011, will be $24,000. Future minimum rental payments resulting from the non-cancelable term of these leases are as follows:

Year Ended June 30,	Amount

2011	$103,744
2012	103,719
2013	72,864
2014	76,144
2015	76,144
Thereafter	134,929

Total Minimum Future Rental Payments	$567,544

Note 6.	Deposits

Deposits at June 30, 2010 and 2009, are summarized as follows:

	Weighted	Weighted
	Average	Average
	Rate at	Rate at	2010		2009
	6/30/2010	6/30/2009	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Non-Interest Bearing	0.00%	0.00%	$9,890	8.40%	$2,222	2.58%
NOW Accounts	0.12%	0.19%	8,240	7.00	6,315	7.33
Money Market	1.19%	1.40%	20,436	17.36	8,752	10.16
Passbook Savings	0.42%	0.50%	5,266	4.47	6,056	7.03

			43,832	37.23	23,345	27.10
Certificates of Deposit	2.66%	3.43%	73,890	62.77	62,801	72.90

Total Deposits			$117,722	100.00%	$86,146	100.00%

The composition of certificates of deposit accounts by interest rate is as follows:

	2010		2009
	Amount	Percent	Amount	Percent
	(Dollars in thousands)

0.00% to 0.99%	$12	0.02%	$134	0.21%
1.00% to 1.99%	30,309	41.02	11,970	19.06
2.00% to 2.99%	16,734	22.65	13,030	20.75
3.00% to 3.99%	17,497	23.68	21,405	34.08
4.00% to 4.99%	7,865	10.64	12,990	20.69
5.00% to 5.99%	1,473	1.99	3,272	5.21

Total Deposits	$73,890	100.00%	$62,801	100.00%

Note 6.	Deposits (Continued)

Maturities of certificates of deposit accounts at June 30, 2010, are scheduled as follows:

			Weighted
			Average
Year Ending June 30,	Amount	Percent	Rate
	(Dollars in thousands)

2011	$38,369	51.93%	2.2%
2012	17,072	23.10	3.0%
2013	7,061	9.56	3.4%
2014	2,574	3.48	3.6%
2015	8,814	11.93	3.3%

Total	$73,890	100.00%

Interest expense on deposits for the years ended June 30, 2010 and 2009, was as follows:

	2010	2009
	(In thousands)

NOW and Money Market	$205	$59
Passbook Savings	23	26
Certificates of Deposit	2,010	2,378

Total	$2,238	$2,463

Generally, deposits in excess of $250,000 are not federally insured. At June 30, 2010, there were twenty-seven deposit accounts with balances in excess of $250,000 with an aggregate value of $18.0 million, of which $11.3 million would potentially be uninsured.

Note 7.	Advances from Federal Home Loan Bank of Dallas

Pursuant to collateral agreements with the Federal Home Loan Bank of Dallas (FHLB), advances are secured by a blanket floating lien on first mortgage loans. Total interest expense recognized amounted to $1.2 million and $1.4 million, for fiscal years 2010 and 2009, respectively.

Advances at June 30, 2010 and 2009, consisted of the following:

	Advance Total
Contract Rate	2010	2009
	(In thousands)

0.00% to 0.99%	$1,500	$—
1.00% to 1.99%	4,000	2,000
2.00% to 2.99%	4,203	5,462
3.00% to 3.99%	9,763	12,468
4.00% to 4.99%	7,910	9,654
5.00% to 5.99%	4,131	6,413

Total	$31,507	$35,997

Note 7.	Advances from Federal Home Loan Bank of Dallas (Continued)

Maturities of advances at June 30, 2010 are as follows for the year ended June 30th (in thousands):

Years Ended June 30,	Amount

2011	$9,616
2012	11,422
2013	5,907
2014	1,915
2015	236
Thereafter	2,411

Total	$31,507

Note 8.	Commitments

Construction Commitment

During fiscal 2010, the Bank entered into an agreement with a third-party for the construction of a modular building at the site of a future branch. The original amount of this commitment was $1,000,000. The amount that was outstanding at June 30, 2010 was $996,000. The branch is expected to be completed in November 2010.

Lease Commitments

As described in Note 5, the Bank leases property for three branch facilities. In addition to this lease, the Bank has an agreement with a third-party to provide on-line data processing services. The agreement, which expires January 31, 2015, contains a minimum monthly service charge of $4,000. At the end of this term, the agreement will automatically continue for successive periods of five years unless terminated upon written notice given at least twelve months prior to the end of the present term.

The future minimum commitments for the on-line processing services are as follows for the year ended June 30th (in thousands):

Years Ended June 30,	Amount

2011	$48
2012	48
2013	48
2014	48
2015	28

Total	$220

Employment Contracts

The Company and the Bank have employment contracts with certain key employees. These contracts provide for compensation and termination benefits. The future minimum commitments for employment contracts are as follows for the years ended June 30th (in thousands):

Years Ended June 30,	Amount

2011	$291
2012	291
2013	155

Total	$737

Note 9.	Income Taxes

The Company and its subsidiary file consolidated federal income tax returns. The current provision for federal and state income taxes is calculated on pretax accounting income adjusted by items considered to be permanent differences between book and taxable income. Income tax expense for the year ending June 30, 2010 and 2009, is summarized as follows:

	2010	2009
	(In thousands)

Federal
Current	$700	$50
Deferred	(27)	203

Total	$673	$253

The effective federal income tax rate for the years ended June 30, 2010 and 2009 was 50.11% and 32.75%, respectively, as compared to the statutory tax rate of 34.0% for both years. Reconciliations of income tax expense at the statutory rate to the Company’s effective rates are as follows:

	2010	2009
	(In thousands)

Computed at Expected Statutory Rate	$457	$261
Non-Deductible Capital Losses	214	—
Other	2	(8)

Provision for Income Tax Expense	$673	$253

At June 30, 2010 and 2009, temporary differences between the financial statement carrying amount and tax bases of assets that gave rise to deferred tax recognition were related to the effect of loan bad debt deduction differences for tax and book purposes, deferred stock option compensation and non-deductible capital losses. The deferred tax expense or benefit related to securities available-for-sale has no effect on the Bank’s income tax provision since it is charged or credited to the Bank’s other comprehensive income or loss equity component. At June 30, 2010, a valuation allowance had been established to eliminate the deferred tax benefit of capital losses due to the uncertainty as to whether the tax benefits would be realized in future periods.

The net deferred income tax liability consisted of the following components at June 30, 2010 and 2009:

	2010	2009
	(In thousands)

Deferred Tax Assets
Stock Option Compensation	$100	$80
Loans Receivable — Bad Debt Loss Allowance	60	52
Capital Losses	185	—

	345	132
Valuation Allowance	(185)	—

Net Deferred Tax Assets	160	132
Deferred Tax Liabilities
Market Value Adjustment to Available-for-Sale Securities	(1,081)	(226)

Net Deferred Tax Liabilities	$(921)	$(94)

In computing federal taxes on income under provisions of the Internal Revenue Code in years past, earnings appropriated by savings and loan associations to general reserves were deductible in arriving at taxable income if certain conditions were met. Bank retained earnings appropriated to the federal insurance reserve at June 30, 2010 and 2009, amounted to $4.0 million. Included were appropriations of net income of

Note 9.	Income Taxes (Continued)

prior years of $3.3 million, for which no provision for federal income taxes has been made. If this portion of the reserve is used for any purpose other than to absorb losses, a tax liability will be imposed upon the Bank at the then current federal income tax rate.

At June 30, 2010 and 2009, the Company did not have any tax positions which resulted in unrecognized tax benefits. In addition, the Company had no amount of interest and penalties recognized in the consolidated statements of operations for the years ended June 30, 2010 and 2009, respectively, nor any amount of interest and penalties recognized in the consolidated balance sheets as of June 30, 2010 and 2009, respectively. As of June 30, 2010 and 2009, the Company had no uncertain tax positions. As of June 30, 2010, the tax years that remain open for examination by tax jurisdictions include the years ended June 30, 2009, 2008 and 2007.

Note 10.	Other Non-Interest Income and Expense

Other non-interest income and expense amounts at June 30, 2010 and 2009, are summarized below:

	2010	2009
	(In thousands)

Other Non-Interest Income
Commissions and Other	$30	$18
Service Fees on NOW Accounts	14	14
Late Charges	11	4

Total Other Non-Interest Income	$55	$36

Other Non-Interest Expense
Legal Fees	$203	$131
Audit and Examination Fees	174	122
Advertising	136	35
Data Processing	112	77
NOW Account Expense	91	75
Office Supplies	86	42
Miscellaneous	78	63
Loan Expenses	67	6
Deposit Insurance Premiums	64	78
Telephone	63	48
Automobile Expense, Including Depreciation	46	32
Consulting Fees	43	27
Business Insurance and Bonds	37	34
Postage	30	23
Organization Dues and Publications	13	10
Registration Fees	7	11
Charitable Contributions	7	3

Total Other Non-Interest Expense	$1,257	$817

Note 11.	Retirement Plans

Effective November 15, 2004, the Bank adopted the Home Federal Savings and Loan Association Employees’ Savings and Profit Sharing Plan and Trust administered by the Pentegra Group. This plan complies with the requirements of Section 401(k) of the Internal Revenue Code. Those eligible for this defined contribution plan must have completed twelve months of full time service and attained age 21. Participating employees may make elective salary reduction contributions of up to $16,500 for 2009, of their eligible

Note 11.	Retirement Plans (Continued)

compensation. The Bank will contribute a basic “safe harbor” contribution of 3% of participant plan salary and will match 50% of the first 6% of plan salary elective deferrals. The Bank is also permitted to make discretionary contributions to be allocated to participant accounts. Pension costs, including administrative fees, attributable to the Bank’s 401(k) safe harbor plan for the years ended June 30, 2010 and 2009, were $102,000 and $54,000, respectively.

Note 12.	Employee Stock Ownership Plan

During fiscal 2005, the Company instituted an employee stock ownership plan. The Home Federal Savings and Loan Association Employee Stock Ownership Plan (ESOP) enables all eligible employees of the Bank to share in the growth of the Company through the acquisition of stock. Employees are generally eligible to participate in the ESOP after completion of one year of service and attaining the age of 21.

The ESOP purchased the statutory limit of eight percent of the shares sold in the initial public offering of the Company, excluding shares issued to Home Federal Mutual Holding Company of Louisiana (113,887 shares). This purchase was facilitated by a loan from the Company to the ESOP in the amount of $1.1 million. The loan is secured by a pledge of the ESOP shares. The shares pledged as collateral are reported as unearned ESOP shares in the Consolidated Balance Sheets. The corresponding note is being repaid in 80 quarterly debt service payments of $23,000 on the last business day of each quarter, beginning March 31, 2005, at the rate of 5.25%.

The Company may contribute to the ESOP, in the form of debt service, at the discretion of its board of directors. Cash dividends on the Company’s stock shall be used to either repay the loan, be distributed to the participants in the ESOP, or retained in the ESOP and reinvested in Company stock. Shares are released for allocation to ESOP participants based on principal and interest payments of the note. Compensation expense is recognized based on the number of shares allocated to ESOP participants each year and the average market price of the stock for the current year. Released ESOP shares become outstanding for earnings per share computations.

As compensation expense is incurred, the Unearned ESOP Shares account is reduced based on the original cost of the stock. The difference between the cost and the average market price of shares released for allocation is applied to Additional Paid-In Capital. ESOP compensation expense for the years ended June 30, 2010 and 2009, was $47,000 and $41,000, respectively.

The ESOP shares as of June 30, 2010, are as follows:

	2010	2009

Allocated Shares	28,472	19,930
Shares Released for Allocation	2,847	2,847
Unreleased Shares	82,568	91,110

Total ESOP Shares	113,887	113,887

Fair Value of Unreleased Shares (In Thousands)	$661	$615
Stock Price at June 30, 2010 and 2009, Respectively	$8.00	$6.75

Note 13.	Recognition and Retention Plan

On August 10, 2005, the shareholders of the Company approved the establishment of the Home Federal Bancorp, Inc. of Louisiana 2005 Recognition and Retention Plan and Trust Agreement (the Recognition Plan) as an incentive to retain personnel of experience and ability in key positions. The aggregate number of shares of the Company’s common stock subject to award under the Recognition Plan totaled 69,756. As shares were acquired for the Recognition Plan, the purchase price of these shares was recorded as a contra equity account. As the shares are distributed, the contra equity account is reduced.

Note 13.	Recognition and Retention Plan (Continued)

Recognition Plan shares are earned by recipients at a rate of 20% of the aggregate number of shares covered by the Recognition Plan award over five years. If the employment of an employee or service as a non-employee director is terminated prior to the fifth anniversary of the date of grant of Recognition Plan share award for any reason other than the recipient’s death, disability, or following a change in control of the Company, the recipient shall forfeit the right to any shares subject to the award that have not been earned.

The cost associated with the Recognition Plan is based on a share price of $9.85, which represents the market price of the Company’s stock on the date on which the Recognition Plan shares were granted. The cost is being recognized over five years. Compensation expense pertaining to the Recognition Plan was $118,000 and $125,000, for the years ended June 30, 2010 and 2009, respectively.

A summary of the changes in restricted stock follows:

	Unawarded Shares		Awarded Shares
	2010	2009	2010	2009

Balance — Beginning of Year	2,290	1,952	25,214	38,333
Purchased by Plan	—	—	—	—
Granted	—	—	—	—
Forfeited	793	338	(793)	(338)
Earned and Issued	—	—	(12,611)	(12,781)

Balance — End of Year	3,083	2,290	11,810	25,214

Note 14.	Stock Option Plan

On August 10, 2005, the shareholders of the Company approved the establishment of the Home Federal Bancorp, Inc. of Louisiana 2005 Stock Option Plan (the Option Plan) for the benefit of directors, officers, and other employees. The aggregate number of shares of common stock reserved for issuance under the Option Plan totaled 174,389. Both incentive stock options and non-qualified stock options may be granted under the plan.

On August 18, 2005, the Company granted 174,389 options to directors and employees. Under the Option Plan, the exercise price of each option cannot be less than the fair market value of the underlying common stock as of the date of the option grant, which was $9.85, and the maximum term is ten years. Incentive stock options and non-qualified stock options granted under the Option Plan become vested and exercisable at a rate of 20% per year over five years, commencing one year from the date of the grant, with an additional 20% vesting on each successive anniversary of the date the option was granted. The exercise price of the options is equal to the market price of the Company’s stock on the date of grant.

Note 14.	Stock Option Plan (Continued)

Following is a summary of the status of the Option Plan during the fiscal years ended June 30, 2010 and 2009:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contract	Intrinsic
	Shares	Price	Term	Value

Outstanding at June 30, 2009	158,134	$9.85
Granted	—
Exercised	—
Forfeited	(1,960)

Outstanding at June 30, 2010	156,174	$9.85	5.13	$—

Options Exercisable at June 30, 2010	126,507	$9.85	5.13	$—

Outstanding at June 30, 2008	169,762	$9.85
Granted	—
Exercised	—
Forfeited	(11,628)

Outstanding at June 30, 2009	158,134	$9.85	6.13	$—

Options Exercisable at June 30, 2009	105,858	$9.85	6.13	$—

The fair value of each option granted is estimated on the grant date using the Black-Scholes model. The following assumptions were made in estimating fair value:

Dividend Yield	2.0%
Expected Term	10 Years
Risk-Free Interest Rate	4.13%
Expected Life	10 Years
Expected Volatility	8.59%

A summary of the status of the Company’s nonvested options as of June 30, 2010, and changes during the year ended June 30, 2010, is as follows:

		Weighted
		Average
	Number of	Grant-Date
	Shares	Fair Value

Nonvested at June 30, 2009	52,276	$9.85
Granted	—	—
Vested	(20,649)	9.85
Forfeited	(1,960)	9.85

Nonvested at June 30, 2010	29,667	$9.85

The Company recognizes compensation expense during the vesting period based on the fair value of the option on the date of the grant. Compensation cost charged to operations was $57,000 in 2010 and 2009.

Note 15.	Off-Balance Sheet Activities

Credit Related Financial Instruments

The Bank is a party to credit related financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist primarily of

Note 15.	Off-Balance Sheet Activities (Continued)

commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Balance Sheets.

The Bank’s exposure to credit loss in the event of non-performance by the other party to loan commitments is represented by the contractual amount of the commitment. The Bank follows the same credit policies in making commitments as it does for on-balance sheet instruments.

At June 30, 2010 and 2009, the following financial instruments were outstanding whose contract amounts represent credit risk:

	Contract Amount
	2010	2009
	(In thousands)

Commitments to Grant Loans	$14,226	$6,935
Unfunded Commitments Under Lines of Credit	5,159	3,672

	$19,385	$10,607

Fixed Rate Loans (4.375% — 6.125)%	$19,385	$10,607
Variable Rate Loans	—	—

	$19,385	$10,607

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require a payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management’s credit evaluation of the counterparty.

No material gains or losses are anticipated as a result of these transactions.

Cash Deposits

The Company periodically maintains cash balances in financial institutions that are in excess of insured amounts. The Company has not experienced any losses and does not believe that significant credit risk exists as a result of this practice.

Regional Credit Concentration

A substantial portion of the Bank’s lending activity is with customers located within a 100 mile radius of the Shreveport, Louisiana metropolitan area, which includes areas of northwest Louisiana, northeast Texas and southwest Arkansas. Although concentrated within the region, the Bank has a diversified loan portfolio, which should preclude the Bank from being dependent upon the well being of any particular economic sector to ensure collectibility of any significant portion of its debtors’ loan contracts.

Other Credit Concentrations

The Bank has purchased, with recourse from the seller, a significant number of loans from third-party mortgage originators after determining that the loans have met the Bank’s underwriting standards. These loans are serviced by these entities. At June 30, 2010 and 2009, the balance of the loans outstanding being serviced by these entities was $8.9 million and $9.5 million, respectively. At June 30, 2010, the Bank had no outstanding commitments to purchase additional loans.

Interest Rate Floors and Caps

The Bank’s purchased loans described above, were purchased with interest rate floors and caps written into their agreement with the selling mortgage originator. Although the loans were originated with fixed-rates,

Note 15.	Off-Balance Sheet Activities (Continued)

the Bank receives an adjustable-rate of interest equal to the Federal Housing Finance Board rate, with rate floors and ceilings of approximately 5.0% and 8.0%, respectively, and which adjust semi-annually. At June 30, 2010, the Bank’s loan portfolio contained approximately $8.9 million of loans in which the loan contracts or servicing agreements possessed interest rate floors and caps.

Note 16.	Related Party Events

In the ordinary course of business, the Bank makes loans to its directors and officers. These loans are made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and do not involve more than normal credit risk or present other unfavorable features.

An analysis of the activity in loans made to such borrowers (both direct and indirect), including lines of credit, is summarized as follows for the years ended June 30th:

	2010	2009
	(In thousands)

Balance — Beginning of Year	$1,621	$430
Additions	73	1,329
Principal Payments	(202)	(138)

Balance — End of Year	$1,492	$1,621

Deposits from related parties held by the Bank at June 30, 2010 and 2009, amounted to $1.6 and $1.8 million, respectively.

Note 17.	Merger and Stock Issuance Costs

On December 31, 2007, the Company entered into an Agreement and Plan of Merger (the Agreement) with First Louisiana Bancshares, Inc. (First Louisiana) which provided for the merger of First Louisiana with and into the Company. In connection with the merger, the Company’s current mutual holding company, Home Federal Mutual Holding Company of Louisiana, which owns approximately 63.1% of the Company’s outstanding shares, was to be merged into the Company in order to consummate the conversion of the Company to a full stock form organization.

In order to facilitate the merger and conversion, the Company offered up to 1,840,000 shares of its common stock to the public. The costs associated with the stock issuance and conversion were capitalized with the intent to net these costs against the gross proceeds generated from the stock offering. In addition, certain direct costs associated with the acquisition of First Louisiana were capitalized with the intent that these direct costs would be included in the total cost of the acquisition. The Company was not able to sell the minimum number of shares required under the offering, and elected to terminate the offering. As a result, those costs that were capitalized pertaining to the stock issuance and conversion and with the planned merger with First Louisiana were written off and charged to expense in the consolidated statement of operations. The amount of merger, conversion and stock issuance costs recognized in the consolidated statement of operations for the year ended June 30, 2009 totaled $133,000.

Note 18.	Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly other discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital requirements that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Note 18.	Regulatory Matters (Continued)

The Bank is required to maintain minimum capital ratios under OTS regulatory guidelines in order to ensure capital adequacy. Management believes, as of June 30, 2010 and 2009, that the Bank met all OTS capital adequacy requirements to which it is subject.

As of June 30, 2010, the most recent notification from the OTS categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum capital ratios, which are different than those required to meet OTS capital adequacy requirements.

There are no conditions or events since that notification that management believes may have changed the Bank’s category. The Bank was also classified as well capitalized at June 30, 2009.

The Bank’s actual and required capital amounts and ratios for OTS regulatory capital adequacy purposes are presented below as of June 30, 2010 and 2009.

				Required for Capital
		Actual		Adequacy Purposes
		Amount	Ratio	Amount	Ratio
		(Dollars in thousands)

June 30, 2010
Core Capital	(1)	$29,989	16.47%	$5,462	3.00%
Tangible Capital	(1)	29,989	16.47%	2,731	1.50%
Total Risk-Based Capital	(2)	30,478	33.67%	7,241	8.00%
June 30, 2009
Core Capital	(1)	$29,163	18.93%	$4,623	3.00%
Tangible Capital	(1)	29,163	18.93%	2,311	1.50%
Total Risk-Based Capital	(2)	29,629	54.77%	4,328	8.00%

The Bank’s actual and required capital amounts and ratios to be well capitalized under prompt corrective action provisions are presented below as of June 30, 2010 and 2009.

				Required to be
		Actual		Well Capitalized
		Amount	Ratio	Amount	Ratio
		(Dollars in thousands)

June 30, 2010
Tier 1 Leverage Capital	(1)	$29,989	16.47%	$9,103	5.00%
Tier 1 Risk-Based Capital	(2)	29,989	33.13%	5,431	6.00%
Total Risk-Based Capital	(2)	30,478	33.67%	9,051	10.00%
June 30, 2009
Tier 1 Leverage Capital	(1)	$29,163	18.93%	$7,704	5.00%
Tier 1 Risk-Based Capital	(2)	29,163	53.91%	3,246	6.00%
Total Risk-Based Capital	(2)	29,629	54.77%	5,410	10.00%

(1)	Amounts and Ratios to Adjusted Total Assets

(2)	Amounts and Ratios to Total Risk-Weighted Assets

Note 18.	Regulatory Matters (Continued)

The actual and required capital amounts and ratios applicable to the Bank for the years ended June 30, 2010 and 2009, are presented in the following tables, including a reconciliation of capital under generally accepted accounting principles (GAAP) to such amounts reported for regulatory purposes.

			Minimum
			for Capital
	Actual		Adequacy Purposes
June 30, 2010	Ratio	Amount	Ratio	Amount
	(Dollars in thousands)

Total Equity, and Ratio to Total Assets	17.38%	$32,206

Investments in and Advances to Nonincludable Subsidiaries		(121)
Unrealized Gains on Securities Available-for-Sale		(2,096)

Tangible Capital, and Ratio to Adjusted Total Assets	16.47%	$29,989	1.5%	$2,731

Tier 1 (Core) Capital, and Ratio to Adjusted Total Assets	16.47%	$29,989	3.0%	$5,462

Tier 1 (Core) Capital, and Ratio to Risk-Weighted Assets	33.13%	$29,989

Allowance for Loan Losses		489
Equity Investment		—

Total Risk-Based Capital, and Ratio to Risk-Weighted Assets	33.67%	$30,478	8.0%	$7,241

Total Assets		$185,350

Adjusted Total Assets		$182,053

Risk-Weighted Assets		$90,514

			Minimum
			for Capital
	Actual		Adequacy Purposes
June 30, 2009	Ratio	Amount	Ratio	Amount
	(Dollars in thousands)

Total Equity, and Ratio to Total Assets	19.19%	$29,723

Investments in and Advances to Nonincludable Subsidiaries		(121)
Unrealized Gains on Securities Available-for-Sale		(439)

Tangible Capital, and Ratio to Adjusted Total Assets	18.93%	$29,163	1.5%	$2,311

Tier 1 (Core) Capital, and Ratio to Adjusted Total Assets	18.93%	$29,163	3.0%	$4,623

Tier 1 (Core) Capital, and Ratio to Risk-Weighted Assets	53.91%	$29,163

Allowance for Loan Losses		466
Equity Investment		—

Total Risk-Based Capital, and Ratio to Risk-Weighted Assets	54.77%	$29,629	8.0%	$4,328

Total Assets		$154,872

Adjusted Total Assets		$154,086

Risk-Weighted Assets		$54,095

Note 19.	Restrictions on Dividends

Federal and state banking regulations place certain restrictions on dividends paid by the Bank to the Company. The total amount of dividends which may be paid at any date is generally limited to the retained earnings of the Bank.

Note 20.	Fair Value of Financial Instruments

The following disclosure is made in accordance with the requirements of ASC 825, Financial Instruments. Financial instruments are defined as cash and contractual rights and obligations that require settlement, directly or indirectly, in cash. In cases where quoted market prices are not available, fair values have been estimated using the present value of future cash flows or other valuation techniques. The results of these techniques are highly sensitive to the assumptions used, such as those concerning appropriate discount rates and estimates of future cash flows, which require considerable judgment. Accordingly, estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current settlement of the underlying financial instruments.

ASC 825 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. These disclosures should not be interpreted as representing an aggregate measure of the underlying value of the Company.

The following methods and assumptions were used by the Bank in estimating fair values of financial instruments:

Cash and Cash Equivalents

The carrying amount approximates the fair value of cash and cash equivalents.

Securities to be Held-to-Maturity and Available-for-Sale

Fair values for investment securities, including mortgage-backed securities, are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying values of restricted or non-marketable equity securities approximate their fair values. The carrying amount of accrued investment income approximates its fair value.

Mortgage Loans Held-for-Sale

Because these loans are normally disposed of within ninety days of origination, their carrying value closely approximates the fair value of such loans.

Loans Receivable

For variable-rate loans that re-price frequently and with no significant changes in credit risk, fair value approximates the carrying value. Fair values for other loans are estimated using the discounted value of expected future cash flows. Interest rates used are those being offered currently for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest receivable approximates its fair value.

Deposit Liabilities

The fair values for demand deposit accounts are, by definition, equal to the amount payable on demand at the reporting date, that is, their carrying amounts. Fair values for other deposit accounts are estimated using the discounted value of expected future cash flows. The discount rate is estimated using the rates currently offered for deposits of similar maturities.

Advances from Federal Home Loan Bank

The carrying amount of short-term borrowings approximates their fair value. The fair value of long-term debt is estimated using discounted cash flow analyses based on current incremental borrowing rates for similar borrowing arrangements.

Note 20.	Fair Value of Financial Instruments (Continued)

Off-Balance Sheet Credit-Related Instruments

Fair values for outstanding mortgage loan commitments to lend are based on fees currently charged to enter into similar agreements, taking into account the remaining term of the agreements, customer credit quality, and changes in lending rates.

The fair value of interest rate floors and caps contained in some loan servicing agreements and variable rate mortgage loan contracts are considered immaterial within the context of fair value disclosure requirements. Accordingly, no fair value estimate is provided for these instruments.

At June 30, 2010 and 2009, the carrying amount and estimated fair values of the Bank’s financial instruments were as follows:

	2010		2009
	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value
	(In thousands)		(In thousands)

Financial Assets
Cash and Cash Equivalents	$8,837	$8,837	$10,007	$10,007
Securities Available-for-Sale	63,688	63,688	92,647	92,647
Securities to be Held-to-Maturity	2,138	2,163	2,184	2,195
Loans Held-for-Sale	13,403	13,403	1,277	1,277
Loans Receivable	93,056	109,322	46,948	50,461
Financial Liabilities
Deposits	117,722	120,460	86,146	88,314
Advances from FHLB	31,507	33,175	35,997	37,088
Off-Balance Sheet Items
Mortgage Loan Commitments	142	142	69	69

The estimated fair values presented above could be materially different than net realizable value and are only indicative of the individual financial instrument’s fair value. Accordingly, these estimates should not be considered an indication of the fair value of the Bank taken as a whole.

Note 21.	Fair Value Accounting

On July 1, 2008, the Company adopted ASC 820, Fair Value Measurements. ASC 820 establishes a framework for measuring fair value and expands disclosures about fair value measurements. This standard was issued to establish a uniform definition of fair value. The definition of fair value under ASC 820 is market-based as opposed to company-specific, and includes the following:

•	Defines fair value as the price that would be received to sell an asset or paid to transfer a liability, in either case, through an orderly transaction between market participants at a measurement date and establishes a framework for measuring fair value;

•	Establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date;

•	Nullifies the guidance in EITF 02-3, which required the deferral of profit at inception of a transaction involving a derivative financial instrument in the absence of observable data supporting the valuation technique;

•	Eliminates large position discounts for financial instruments quoted in active markets and requires consideration of the company’s creditworthiness when valuing liabilities; and

•	Expands disclosures about instrument that are measured at fair value.

Note 21.	Fair Value Accounting (Continued)

The standard establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy favors the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

•	Level 1 — Fair value is based upon quoted prices (unadjusted) for identical assets or liabilities in active markets in which the Company can participate.

•	Level 2 — Fair value is based upon (a) quoted prices for similar assets or liabilities in active markets; (b) quoted prices for identical or similar assets or liabilities in markets that are not active, that is, markets in which there are few transactions for the asset or liability, the prices are not current, or price quotations vary substantially either over time or among market makers, or in which little information is released publicly; (c) inputs other than quoted prices that are observable for the asset or liability or (d) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 — Fair value is based upon inputs that are unobservable for the asset or liability. These inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk). These inputs are developed based on the best information available in the circumstances, which include the Company’s own data. The Company’s own data used to develop unobservable inputs are adjusted if information indicates that market participants would use different assumptions.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Fair values of assets and liabilities measured on a recurring basis at June 30, 2010 and 2009 are as follows:

	Fair Value Measurements Using:
	Quoted Prices in
	Active Markets for	Significant Other
	Identical Assets	Observable Inputs
	(Level 1)	(Level 2)	Total
	(In thousands)

June 30, 2010
Available-for-Sale
Debt Securities
FHLMC	$—	$3,206	$3,206
FNMA	—	58,808	58,808
GNMA	—	115	115
Equity Securities
ARM Fund	1,559	—	1,559

Total	$1,559	$62,129	$63,688

Note 21.	Fair Value Accounting (Continued)

	Fair Value Measurements Using:
	Quoted Prices in
	Active Markets for	Significant Other
	Identical Assets	Observable Inputs
	(Level 1)	(Level 2)	Total
	(In thousands)

June 30, 2009
Available-for-Sale
Debt Securities
FHLMC	$—	$14,560	$14,560
FNMA	—	76,225	76,225
GNMA	—	135	135
Equity Securities
ARM Fund	1,727	—	1,727

Total	$1,727	$90,920	$92,647

The Company did not record any liability at fair market value for which measurement of the fair value was made on a recurring basis at June 30, 2010 or 2009.

Note 22.	Earnings Per Common Share

The following table presents the components of average outstanding common shares for the years ended June 30, 2010 and 2009:

	2010	2009
Average Common Shares Issued	3,558,958	3,558,958
Average Treasury Shares Held	(205,381)	(181,874)
Average Unearned ESOP Shares	(85,416)	(91,110)
Average Unearned RRP Trust Shares	(16,586)	(29,220)

Weighted Average Number of Common Shares Used in Basic EPS	3,251,575	3,256,754

Effect of Dilutive Securities Stock Options	—	—

Weighted Average Number of Common Shares and Dilutive Potential Common Shares Used in Dilutive EPS	3,251,575	3,256,754

Earnings per share are computed using the weighted average number of shares outstanding as prescribed in GAAP. For the years ended June 30, 2010 and 2009, there were outstanding options to purchase 156,640 and 167,753 shares, respectively, at $9.85 per share. For fiscal 2010 and 2009, the options were not included in the computation of diluted earnings per share because the options’ exercise price was greater than the average market value price of the common shares during the period.

Note 23.	Subsequent Events

In accordance with GAAP, management has evaluated subsequent events through the date that the financial statements were available to be issued. No events or transactions have occurred subsequent to the balance sheet date that would require recognition or disclosure in the financial statements, except as follows:

Conversion and Reorganization to Stock Holding Company

On July 8, 2010, the Company announced that the Company, the Bank and Home Federal Mutual Holding Company of Louisiana had adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”), which will result in the Company’s and the Bank’s reorganization from the two-tier mutual holding company structure to the stock holding company structure. Pursuant to the Plan of Conversion, (i) Home Federal Mutual

Note 23.	Subsequent Events (Continued)

Holding Company will convert to stock form and then merge with and into the Company, with the Company being the surviving entity, (ii) the Company will merge with and into a newly formed Louisiana corporation, Home Federal Bancorp, Inc. of Louisiana (the “New Holding Company”) with the New Holding Company being the survivor thereof , (iii) the shares of common stock of the Company held by persons other than Home Federal Mutual Holding Company will be converted into shares of common stock of the New Holding Company pursuant to an exchange ratio designed to preserve the percentage ownership interests of such persons, (iv) shares of common stock of the Company held by Home Federal Mutual Holding Company will be cancelled, (v) shares of the common stock of the Bank held by the Company shall be owned by the New Holding Company with the result that the Bank shall become the wholly owned subsidiary of the New Holding Company, and (vi) the New Holding Company will offer and sell shares of its common stock to depositors and certain borrowers of the Bank and others in the manner and subject to the priorities set forth in the Plan of Conversion.

In connection with the conversion, shares of the Company’s common stock currently owned by Home Federal Mutual Holding Company will be cancelled and new shares of common stock, representing the approximate 63.3% ownership interest of Home Federal Mutual Holding Company, will be offered for sale by the New Holding Company. Concurrent with the completion of the offering, the Company’s existing public shareholders will receive a specified number of shares of the New Holding Company’s common stock for each share of the Company’s common stock they own at the date, based on an exchange ratio to ensure that they will own approximately the same percentage of the New Holding Company’s common stock as they owned of the Company’s common stock immediately prior to the conversion.

At the time of the conversion, liquidation accounts will be established for the benefit of certain depositors and borrowers of the Bank by the New Holding Company and the Bank in an amount equal to the percentage ownership in the Company owned by Home Federal Mutual Holding Company multiplied by the Company’s shareholders’ equity as reflected in the latest statement of financial condition used in the final offering prospectus for the conversion plus the value of the net assets of Home Federal Mutual Holding Company as reflected in the latest statement of financial condition of Home Federal Mutual Holding Company prior to the effective date of the conversion. Neither the New Holding Company nor the Bank may declare or pay a cash dividend if the effect thereof would cause its equity to be reduced below either the amount required for the liquidation account or the regulatory capital requirements imposed by the Office of Thrift Supervision.

The transactions contemplated by the Plan of Conversion are subject to approval by the Company’s shareholders, members of Home Federal Mutual Holding Company and the Office of Thrift Supervision. If the conversion is completed, conversion costs will be netted against the offering proceeds. If the conversion is terminated, such costs will be expensed. As of August 18, 2010, the Company had incurred approximately $58,000 of conversion costs.

Note 24.	Parent Company Financial Statements

Financial information pertaining only to Home Federal Bancorp, Inc. of Louisiana as of June 30, 2010 and 2009, is as follows:

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Condensed Balance Sheets
June 30, 2010 and 2009

	2010	2009
	(In thousands)

Assets
Cash and Cash Equivalents	$888	$1,125
Investment in Subsidiary	32,207	29,723
Other Assets	270	462

Total Assets	$33,365	$31,310

Liabilities and Stockholders’ Equity
Other Liabilities	$—	$—
Stockholders’ Equity	33,365	31,310

Total Liabilities and Stockholders’ Equity	$33,365	$31,310

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Condensed Statements of Operations
For the Years Ended June 30, 2010 and 2009

	2010	2009
	(In thousands)

Equity in Undistributed Earnings of Subsidiary	$825	$701
Interest Income	50	52

Total Income	875	753

Operating Expenses	285	213
Conversion and Merger Expense	—	133

Total Expenses	285	346

Income Before Income Tax Benefit	590	407
Income Tax Benefit	(80)	(108)

Net Income	$670	$515

Note 24.	Parent Company Financial Statements (Continued)

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Condensed Statements of Cash Flows
For the Years Ended June 30, 2010 and 2009

	2010	2009
	(In thousands)

Operating Activities
Net Income	$670	$515
Adjustments to Reconcile Net Income to Net Cash Provided by (Used in) Operating Activities
Equity in Undistributed Earnings of Subsidiary	(825)	(701)
Decrease in Other Assets	192	30
Decrease in Other Liabilities	—	(103)

Net Cash Provided by (Used in) Operating Activities	37	(259)

Investing Activities
Net Cash Provided by Investing Activities	—	—

Financing Activities
Proceeds Received from Subsidiary on Stock Compensation Programs	226	225
Aquisition of Treasury Stock	(207)	(78)
Dividends Paid	(293)	(298)

Net Cash Used in Financing Activities	(274)	(151)

Decrease in Cash and Cash Equivalents	(237)	(410)
Cash and Cash Equivalents, Beginning of Year	1,125	1,535

Cash and Cash Equivalents, End of Year	$888	$1,125

Appendix A

TITLE 12 — BANKS AND BANKING
CHAPTER V — OFFICE OF THRIFT SUPERVISION, DEPARTMENT OF THE TREASURY

PART 552 FEDERAL STOCK ASSOCIATIONS INCORPORATION, ORGANIZATION, AND CONVERSION

Sec. 552.14 Dissenter and appraisal rights.

(a) Right to demand payment of fair or appraised value. Except as provided in paragraph (b) of this section, any stockholder of a Federal stock association combining in accordance with Sec. 552.13 of this part shall have the right to demand payment of the fair or appraised value of his stock: Provided, That such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

(b) Exceptions. No stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock’s fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers’ Automated Quotation System (“NASDAQ”) on the date of the meeting at which the combination was acted upon or stockholder action is not required for a combination made pursuant to Sec. 552.13(h)(2) of this part. “Qualified consideration” means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchange or quoted on NASDAQ, or any combination of such shares of stock and cash.

(c) Procedure

(1) Notice. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of management’s proxy solicitation for such meeting.

(2) Demand for appraisal and payment. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

(3) Notification of effective date and written offer. Within ten days after the effective date of the combination, the resulting association shall:

(i) Give written notice by mail to stockholders of constituent Federal stock associations who have complied with the provisions of paragraph (c)(2) of this section and have not voted in favor of the combination, of the effective date of the combination;

(ii) Make a written offer to each stockholder to pay for dissenting shares at a specified price deemed by the resulting association to be the fair value thereof; and

(iii) Inform them that, within sixty days of such date, the respective requirements of paragraphs (c)(5) and (c)(6) of this section (set out in the notice) must be satisfied.

The notice and offer shall be accompanied by a balance sheet and statement of income of the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

(4) Acceptance of offer. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment therefor shall be made within ninety days of the effective date of the combination.

A-1

(5) Petition to be filed if offer not accepted. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section do not agree as to the fair value, then any such stockholder may file a petition with the Office, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

(6) Stock certificates to be noted. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his or her stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

(7) Withdrawal of demand. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

(8) Valuation and payment. The Director shall, as he or she may elect, either appoint one or more independent persons or direct appropriate staff of the Office to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising from the accomplishment or expectation of the combination. Appropriate staff of the Office shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the resulting association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Director.

(9) Costs and expenses. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

(10) Voting and distribution. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): Provided, That if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distributions described above.

(11) Status. Shares of the resulting association into which shares of the stockholders demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

A-2

Dear Fellow Shareholder:
Home Federal Bancorp, Inc. of Louisiana is soliciting shareholder votes regarding the mutual-to-stock conversion of Home Federal Mutual Holding Company of Louisiana. Pursuant to a Plan of Conversion and Reorganization, our organization will convert from a partially public company to a fully public company by selling a minimum of 1,593,750 shares of common stock of a newly formed company, also named Home Federal Bancorp, Inc. of Louisiana, which will become the holding company for Home Federal Bank.
The Proxy Vote
We have received conditional regulatory approval to implement the Plan of Conversion and Reorganization. However, we must also receive the approval of our shareholders. Enclosed is a proxy statement/prospectus describing the proposals being presented at our annual meeting of shareholders. Please promptly vote the enclosed proxy card by telephone, via the Internet or by mail. Our Board of Directors urges you to vote “FOR” the approval of the Plan of Conversion and Reorganization and “FOR” the other matters being presented at the annual meeting.
The Exchange
At the conclusion of the conversion, your shares of Home Federal Bancorp common stock will be exchanged for shares of the new holding company’s common stock. The number of new shares that you receive will be based on an exchange ratio that is described in the proxy statement/prospectus. Shortly after the completion of the conversion, our exchange agent will send a transmittal form to each shareholder of Home Federal Bancorp who holds stock certificates. The transmittal form explains the procedure to follow to exchange your shares. Please do not deliver your certificate(s) before you receive the transmittal form. Shares of Home Federal Bancorp that are held in street name (e.g., in a brokerage account) will be converted automatically at the conclusion of the conversion and no action or documentation is required of you.
The Stock Offering
We are offering the shares of common stock of the new holding company for sale at $10.00 per share. The shares are being offered in a subscription offering to eligible depositors and certain borrowers of Home Federal Bank. If all shares are not subscribed for in the subscription offering, shares would be available in a community offering, with a preference given to natural persons, or trusts of natural persons, who reside in Caddo or Bossier Parishes, Louisiana, followed by shareholders of Home Federal Bancorp as of October 29, 2010. If you may be interested in purchasing shares of our common stock, contact our Stock Information Center by calling toll free at 1-877-643-8196 to receive a stock order form and prospectus. Please note that properly completed and signed stock order forms with full payment, must be received, not postmarked, by no later than 2:00 p.m., Central time, on December 7, 2010, unless extended.
We thank you for your support as a shareholder of Home Federal Bancorp.
Sincerely,
Daniel R. Herndon
Chairman, President and Chief Executive Officer
This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

REVOCABLE PROXY HOME FEDERAL BANCORP, INC. OF LOUISIANA ANNUAL MEETING OF SHAREHOLDERS DECEMBER 15, 2010 10:00 a.m. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOME FEDERAL BANCORP, INC. OF LOUISIANA FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 15, 2010 AND AT ANY ADJOURNMENT THEREOF. The undersigned hereby appoints the Board of Directors of Home Federal Bancorp, Inc. of Louisiana, or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of common stock of Home Federal Bancorp held of record by the undersigned on October 29, 2010 at the Annual Meeting of Shareholders to be held at Home Federal Bancorp’s main office, located at 624 Market Street, Shreveport, Louisiana on Wednesday, December 15, 2010, at 10:00 a.m., Central time, or at any adjournment thereof. THE SHARES OF COMMON STOCK OF HOME FEDERAL BANCORP, INC. OF LOUISIANA WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION, FOR EACH OF THE INFORMATIONAL PROPOSALS, FOR THE NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF HOME FEDERAL BANCORP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE PROPOSAL TO ADJOURN THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Home Federal Bancorp, Inc. of Louisiana called for December 15, 2010, and the attached Proxy Statement/Prospectus prior to the signing of this proxy. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE. (Continued, and to be marked, dated and signed, on the other side) ** FOLD AND DETACH HERE -W HOME FEDERAL BANCORP, INC. OF LOUISIANA — ANNUAL MEETING, DECEMBER 15, 2010 YOUR VOTE IS IMPORTANT! Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on December 15, 2010 The Proxy Statement/Prospectus is available on our website at www.hfbla.com under “Investor Relations.” You can vote in one of three ways: 1. Call toll free 1-866-860-0384 on a Touch-Tone Phone. There is NO CHARGE to you for this call. or 2. Via the Internet at https://www.proxyvotenow.com/hfbl and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS Driving Directions: . From I-20 East/West: Take the US-71/Spring Street Exit. Merge onto Spring Street. Turn left at 2 nd cross street onto Milam Street. Take the 1” left onto Market Street. End at 624 Market Street. 5771

REVOCABLE PROXY H0ME FEDERAL BANCORP, INC. Annual Meeting of Shareholders [2 1 as in this example OF LOUISIANA DECEMBER 15, 2010 For Against Abstain 2. The following Informational Proposals: For Against Abstain 1. Approval of a Plan of Conversion and Reorganization and 1 I 1 I 1 2A. Approval of a provision in the Articles of I I I I I the transactions contemplated thereby pursuant to which, Incorporation of the New Holding Company providing among other things, Home Federal Bancorp, Inc. of for the authorized capital stock of 40,000,000 shares [ Louisiana, a newly formed Louisiana corporation (the “New of common stock and 10,000,000 shares of serial Holding Company”), will offer for sale shares of its common stock, and shares of common preferred stock compared to 8,000,000 shares of common stock and 2,000,000 stock of Home Federal Bancorp currently held by public shareholders will be exchanged for shares of preferred stock in the charter of Home Federal Bancorp. shares of common stock of the New Holding Company upon the conversion of Home Federal 2B Approval of a provision in the Articles of For Against Abstain Mutual Holding Company, Home Federal Bank and Home Federal Bancorp from the mutual ‘ incorporation of the New Holding Company requiring IIIII holding company structure to the stock holding company form of organization. a super-majority shareholder approval of amendments to certain provisions in the Articles of [ Incorporation and Bylaws of the New Holding Company. For Against Abstain 2C. Approval of a provision in the Articles of I I I I I Incorporation of the New Holding Company to limit the voting rights of shares beneficially owned in excess of 10% of the outstanding voting securities of ,,,,_.. the New Holding Company. ,. Withhold For All For All Except 3. ELECTION of three directors for a three year term and one director for a two year term. NOMINEES for three year term expiring in 2013: ‘ ‘ ‘ ‘ ‘ (01) Walter! Colquitt III, (02) Daniel R. Herndon and (03) Scott D. Lawrence NOMINEE for two year term expiring in 2012: (04) Timothy W. Wilhite INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name or number in the space provided below. Please be sure to date and sign I ome ~~ this proxy Card in the box belOW. [ 4 PROP osal to ratify the appointment of LaPorte Sehrt For Against Abstain Romig & Hand as Home Federal Bancorp’s independent III registered public accounting firm for the fiscal year ending June 30. 2011. _ JIII For Against Abstain Sian above I 5 ‘ Ac f 0!jrnrnerit of tSle Annual Meeting, if necessary, to solicit i1i1iv = additional proxies in the event that there are not sufficient k. I ._ I votes at the Annual Meeting to approve the Plan of Bkt IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY Conversion and Reorganization. ! 1 ‘ ‘ I 1 TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW 1 — ‘ In their discretion, the Proxies are authorized to vote upon such other business as may FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL properly come before the meeting Ttle Boartl °’ Direc,ors recommends that you vote “FOR” approval of the Plan of Conversion and Reorganization, “FOR” each of the Informational Proposals “FOR” the nominees to the Board of Directors, “FOR” ratification of Home Federal Bancorp’s Shareholders Of record have three ways to VOte: indenpendent registered public accounting firm and “FOR” the adjournment ol the Annual Meeting, if necessary, to solicit additional proxies. 1. By Mail; or ., _ _ _ Please sign this Proxy exactly as your name (s) appear(s) on this proxy. When signing in a L. by lelepnone (USing a lOUCh- lone Phone); Or representative capacity, please give title. When shares are held jointly, only one holder need sign. 3. By Internet. A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 2 a.m., Central time, December 15, 2010. It is not necessary to return this proxy if you vote by telephone or Internet. Vote by Telephone Vote b V lnternet anytime prior to Call Toll-Free on a Touch-Tone Phone anytime prior to 2 Centra ti Decemb er 15, 2010 go to 2 a.m., Central time, December 15, 2010. ‘ ftd https /www.proxyvotenow.com/hfbl Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on December 15, 2010 The Proxy Statement/Prospectus is available on our website at www.hfbla.com under “Investor Relations.” Your vote is important!

Dear Participant in the Home Federal Bank Employees’ Savings and Profit Sharing Plan (the “401(k) Plan”) and Employee Stock Ownership Plan (“ESOP”):
As described in the enclosed proxy statement/prospectus, votes are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Shareholders of Home Federal Bancorp, Inc. We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of Home Federal Bancorp allocated to your account(s) in the Home Federal Bank 401(k) Plan and/or ESOP will be voted.
Home Federal Bancorp’s shareholders as of October 29, 2010, are being asked to vote on the Plan of Conversion and Reorganization pursuant to which our organization will convert from a partially public mutual holding company structure to a fully public stock holding company form of organization. In addition, shareholders will vote on the election of directors, ratification of the appointment of our independent registered public accounting firm and a proposal to solicit additional proxies in the event that there are not sufficient votes at the annual meeting to approve the Plan of Conversion and Reorganization.
Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval, the Plan of Conversion and Reorganization is also subject to approval by Home Federal Bancorp’s shareholders. NOT VOTING YOUR ENCLOSED PROXY/VOTING INSTRUCTION CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION AND REORGANIZATION.
Note that you may receive more than one Proxy/Voting Instruction Card, depending on whether you are a participant in both the 401(k) Plan and ESOP or also hold shares of Home Federal Bancorp common stock outside of the plans. Please vote all the Proxy/Voting Instruction Cards you receive — none are duplicates! To instruct the Trustees of the plan(s) to vote your allocated shares, please sign each Proxy/Voting Instruction Card and return the card(s) in the Proxy Reply Envelope provided.
Please note:
•	The proceeds resulting from the sale of stock will allow us to grow and to expand our services.

•	There will be no change in the directors, officers or employees of Home Federal Bank as a result of the conversion and reorganization.

•	Voting does not obligate you to purchase shares of common stock in our offering.
In order to be effective, your Voting Instruction Card must be received by our transfer agent, Registrar and Transfer Company, no later than December 8, 2010. Registrar and Transfer Company will tabulate the votes for the purpose of having those shares voted by the Trustees.
Sincerely,
Daniel R. Herndon
Chairman, President and Chief Executive Officer
This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

please mark votes REVOCABLE PROXY/VOTING INSTRUCTION CARD A AS IN THIS EXAMPLE HOME FEDERAL BANCORP, INC. OF LOUISIANA For Against Abstain THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF 1 Approval of a Plan of Conversion and Reorganization l I I I I OF THE BOARD OF DIRECTORS OF HOME FEDERAL BANCORP, INC. OF f nd the transactions contemplated thereby pursuant TO BE HELD ON DECEMBER 15, 2010 AND AT ANY ADJOURNMENT corporation (the “New Holding Company”), will offer for sale shares of its common THEREOF. stock, and shares of common stock of Home Federal Bancorp currently held by public shareholders will be exchanged for shares of common stock of the New Holding The undersigned hereby appoints the Board of Directors of Home Federal Company upon the conversion of Home Federal Mutual Holding Company, Home Federal Bancorp, Inc. of Louisiana, or any successors thereto, as proxies with full Bank and Home Federal Bancorp from the mutual holding company structure to the stock powers of substitution, and the trustees of the ESOP and 401 (k) Plan, as holding company form of organization. For Against Abstain applicable, to represent and vote, as designated below, all the shares of 2. The following Informational Proposals: common stock of Home Federal Bancorp held of record by, or allocated to the 2A — A PP roval of a Provision in the Articles of ESOP or 401 (k) Plan account of, the undersigned on October 29, 2010 at the Incorporation of the New Holding Company Annual Meeting of Shareholders to be held at Home Federal Bancorp’s main 7mmV17ZtXL ancf 10,000,000 shares of serai preferred office, located at 624 Market Street, Shreveport, Louisiana on Wednesday, stock compared to 8,000,000 shares of common stock and 2,000,000 shares of December 15, 2010, at 10:00 a.m., Central time, or at any adjournment thereof. preferred stock in the charter of Home Federal Bancorp. 2B. Approval of a provision in the Articles of For Against Abstain Incorporation of the New Holding Company i > i 1 . requiring a super-majority shareholder approval of amendments to certain provisions in the Articles of Incorporation and Bylaws of the New ‘ Holding Company. 2C. Approval of a provision in the Articles of p or Against Abstain Incorporation of the New Holding Company to limit the voting rights of shares beneficially owned in excess of 10% of the outstanding voting securities of the New Holding Company. I 1 I 1 I Please be sure to date and sign this I bite I 3. ELECTION of three directors for a three year term and proxy/voting instruction card in the box below. Ilt M’” T™ For hold” Excep I NOMINEES for three year term expiring in 2013: lL Walter T, Colquitt III, Daniel R. Herndon and Scott D. Lawrence NOMINEE for two year term expiring in 2012: Timothy W. Wilhite Sign above INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. HOME FEDERAL BANCORP, INC. OF LOUISIANA The above signed hereby acknowledges receipt of the Notice ol Annual Meeting of Shareholders For Against Abstai “ of Home Federal Bancorp, Inc. of Louisiana called for December 15, 2010, and the accompanying * wubAL to ratify the appointment ot Lapone , — r , , Proxy Statement/Prospectus prior to the signing of this proxy/voting instruction card. ?™ n ™ m ‘ 9 & . ™™ as u ™me Federal Bancorp s independent registered public accounting firm for the This card also constitutes your voting instructions for any shares held In the Employees’Savings fiscal year ending June 30, 2011. ‘ ‘ ‘ ‘ ‘ ‘ & Profit Sharing Plan (“401 (k) Plan”) and the Home Federal Bank ESOP and the undersigned hereby For Aqainst Abstain authorizes the respective trustees of such Plans to vote the shares allocated to the undersigned’s 5 Adjournment of th e Annual Meeting if necessary, to J- account(s) as provided herein. Shares held in the ESOP and 401 (k) Plan allocated to participants’ ‘ SO ii C j t additional proxies in the event that there are accounts will generally not be voted unless the proxy/voting instruction card is returned. With not sufficient votes at the Annual Meeting to approve respect to any other matter that properly comes before the meeting, the trustees are authorized to the Plan of Conversion and Reorganization. I I I I I vote the shares as directed by Home Federal Bancorp. In their discretion, the Proxies are authorized to vote upon such other business as may Please sign this proxy/voting instruction card exactly as your name(s) appear(s) on this properly come before the meeting. proxy/voting instruction card. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign. Tne Board °< Directors recommends that you vote “FOR” approval of the Plan of Conversion and Reorganization, “FOR” each of the Informational Proposals, “FOR” the PLEASE ACT PROMPTLY SIGN DATE & MAIL YOUR nominees to the Board of Directors, “FOR” ratification of Home Federal Bancorp’s DDnvvA/nTiMf- iMCTDiioTi’nM />i Dn TnnAV indenpendent registered public accounting firm and “FOR” the adjournment of the Annual rHUXY/VU I IIVHj INb I HUl IIUN IAHU IUUAY Meeting, if necessary, to solicit additional proxies. IP vnilR AnnRPqq mac; ou« NR r n pi pa op rnRRPPT THP THE SHARES OF COMMON STOCK OF HOME FEDERAL BANCORP, INC. OF LOUISIANA WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY/VOTING ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS INSTRUCTION CARD WILL BE VOTED FOR APPROVAL OF THE PLAN OF CONVERSION AND PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. REORGANIZATION, FOR EACH OF THE INFORMATIONAL PROPOSALS, FOR THE NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF HOME FEDERAL BANCORP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE PROPOSAL TO ADJOURN THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES AND OTHERWISE AT THE DISCRETION OF THE PROXIES/TRUSTEES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING AND YOUR VOTING INSTRUCTIONS PRIOR TO DECEMBER 8, 2010. Driving Directions: From I-20 East/West Take the US-71 /Spring Street Exit Merge onto Spring Street Turn left at 2” cross street onto Milam Street Take the 1” left onto Market Street End at 624 Market Street Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on December 15, 2010 The proxy statement/prospectus is available on our website at www.hfbla.com under “Investor Relations.” 1 o77i/7do2/75o3